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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-12
VISTA INFORMATION SOLUTIONS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
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	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
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TO THE STOCKHOLDERS OF VISTA INFORMATION SOLUTIONS, INC.
A MERGER PROPOSAL—YOUR VOTE IS VERY IMPORTANT!

    Vista Information Solutions, Inc. ("Vista"), Fidelity National Financial, Inc. ("Fidelity") and Chicago Title and Trust Company have entered into an agreement and plan of reorganization and merger that provides for (1) the merger of four wholly owned subsidiaries of Vista with International Data Management Corporation ("IDM"), Market Intelligence, Inc. ("MI"), Fidelity National Credit Service, Inc. ("FNCS"), Fidelity National Flood, Inc. ("FNF"), each a wholly owned subsidiary of Fidelity, and (2) the contribution by Fidelity of its 80% ownership interest in the capital stock of Fidelity National Tax Service, Inc. ("FNTS") to Vista in a share exchange. IDM, MI, FNCS, FNF and FNTS are collectively called the "Fidelity Subsidiaries". As a result of these combinations, the Fidelity Subsidiaries will become subsidiaries of Vista, and Fidelity will receive 120,480,283 (pre-split) shares of Vista common stock in exchange for its interest in the Fidelity Subsidiaries. Immediately after completion of the mergers and the share exchange, Fidelity will own approximately 77% of Vista's outstanding common stock, which does not include the 950,000 shares of Vista's common stock, convertible debt and Series F Preferred Stock that Fidelity already owns. Vista common stock is listed on The Nasdaq National Market under the trading symbol "VINF," and the closing sale price of the Vista common stock was $1.16 per share on June 25, 2001.

    Vista is requesting that its stockholders approve the adoption of the merger agreement and the approval of the mergers and the share exchange. As part of the approval of the mergers and the share exchange, Vista stockholders will approve the issuance of approximately an aggregate of 120,480,283 (pre-split) shares of Vista common stock in the mergers and the share exchange. The merger agreement also provides for the amendment and restatement of Vista's restated certificate of incorporation to:

  •
  effect a one-for-seven reverse stock split;
  •
  effect the conversion of Vista's Series A, Series A-1 and Series A-2 Preferred Stock into common stock;
  •
  retire Vista's Series R Preferred Stock;
  •
  increase the authorized number of shares of Vista common stock from 70 million to 200 million;
  •
  reduce the terms of Vista's directors from three years to one year; and
  •
  change Vista's name to "Fidelity National Information Solutions, Inc."

    Vista is also requesting that its stockholders elect Jay D. Seid and Thomas R. Gay to its board of directors to serve for a three year term in the event that the mergers and the share exchange are not completed.

    In addition, Vista is also requesting that you approve the adoption of the 2001 Stock Incentive Plan.

    The board of directors of Vista unanimously recommends that you vote in favor of each of the proposals as outlined above. Your vote is very important regardless of the number of shares you own. Whether or not you plan to attend the annual meeting, please take the time to vote by completing and mailing the enclosed proxy card to us as soon as possible to make sure that your shares are represented at the annual meeting.

    This proxy statement provides you with detailed information about the proposed mergers and the share exchange, a description of which begins on page  . You should also carefully read the section entitled "Risk Factors" beginning on page 25 for a discussion of specific risks that you should consider in determining how to vote on the proposed mergers and the share exchange.

    This proxy statement is dated June 30, 2001 and is first being mailed to stockholders of Vista on or about June 30, 2001.

    The date, time and place of the annual meeting is as follows:

      July 30, 2001, 10:00 a.m.
      Vista's Offices
      100 Washington Square
      Minneapolis, Minnesota 55401

    I strongly support the proposed transactions and join with our board of directors in recommending that you vote in favor of the proposals presented to you for approval.

                        Howard Latham
                        President and Chief Executive Officer
                        Vista Information Solutions, Inc.

VISTA INFORMATION SOLUTIONS, INC.

NOTICE OF ANNUAL MEETING

to be held on July 30, 2001

    The annual meeting of Vista Information Solutions, Inc. ("Vista") will be held at Vista's Offices, 100 Washington Square, Minneapolis, Minnesota 55401, on July 30, 2001, at 10:00 a.m., local time, for the following purposes:

  1.
  To obtain approval from the stockholders for the following items relating to the Agreement and Plan of Merger and Reorganization, dated as of April 12, 2001, by and among Vista, Fidelity National Financial, Inc. ("Fidelity") and Chicago Title and Trust Company ("Chicago Title"):

  •
  the adoption of the merger agreement, pursuant to which four wholly owned subsidiaries of Vista shall merge with International Data Management Corporation ("IDM"), Market Intelligence, Inc. ("MI"), Fidelity National Credit Service, Inc. ("FNCS"), Fidelity National Flood, Inc. ("FNF"), each a wholly owned subsidiary of Fidelity, and Fidelity shall contribute to Vista its 80% ownership interest in the capital stock of Fidelity National Tax Service, Inc. ("FNTS") to Vista in a share exchange;

  •
  in consideration for Fidelity's performance of its obligations under the merger agreement, the issuance by Vista to Fidelity of 120,480,283 (pre-split) shares of Vista common stock which will represent 77% of Vista's outstanding common stock, not including 950,000 shares of Vista common stock, convertible debt and Series F Preferred Stock that Fidelity already owns.

  •
  the amendment and restatement of Vista's restated certificate of incorporation to:
  •
  effect a one-for-seven reverse stock split;
  •
  effect the conversion of Vista's Series A, Series A-1 and Series A-2 Preferred Stock into common stock;
  •
  retire Vista's Series R Preferred Stock;
  •
  increase the authorized number of shares of Vista common stock from 70 million to 200 million;
  •
  change Vista's board of directors from a staggered board with directors serving a three-year term to a board in which all directors are elected annually; and
  •
  change Vista's name to Fidelity National Information Solutions, Inc.
  2.
  To elect Jay D. Seid and Thomas R. Gay to its board of directors to serve for a three year term in the event that the mergers and the share exchange are not completed.

  3.
  To approve and adopt the 2001 Stock Incentive Plan. Even if approved, this proposal will only take effect if the mergers and the share exchange are completed.

  4.
  To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

    The foregoing items of business are more fully described in the proxy statement that accompanies this notice.

    The board of directors has fixed the close of business on June 25, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at this annual meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors of Vista Information Solutions, Inc.
Neil A. Johnson Senior Vice President, Finance and Administration and Chief Financial Officer and Secretary
San Diego, California June 30, 2001

All stockholders are cordially invited to attend the annual meeting in person. Whether or not you expect to attend the annual meeting, please complete, date, sign, and return the enclosed proxy as promptly as possible in order to ensure your representation at the annual meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the annual meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the annual meeting, you must obtain from the record holder a proxy issued in your name.

WHO CAN HELP ANSWER YOUR QUESTIONS

    If you have additional questions about the mergers and the share exchange, you should contact:

Vista Information Solutions, Inc.
5060 Shoreham Place, #300
San Diego, California 92122
Attention: Neil A. Johnson
Phone Number: (858) 450-6100 (ext. 115)

Vista and the Vista logo are registered trademarks of Vista Information Solutions, Inc.

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE MERGER	1
SUMMARY OF THE MERGER	5
The Companies	5
Reasons for the Mergers and the Share Exchange	5
Completion and Effectiveness of the Mergers and the Share Exchange; Consideration	5
Reverse Stock Split	6
Conversion of Vista Preferred Stock	6
The Merger Agreement	6
Treatment of Vista Stock Options and Warrants	7
Board Composition and Management of the Combined Company	7
Fairness Opinion of Financial Advisor	7
Recommendations of the Board of Directors	7
Stockholder Approval	7
The Annual Meeting	8
Tax Consequences	8
Anticipated Accounting Treatment of the Mergers and the Share Exchange	8
Regulatory Filings and Approvals Required to Complete the Mergers and the Share Exchange	8
Rights of Dissenting Stockholders	8
Voting Agreement	8
FINANCIAL SUMMARY	9
Vista Selected Historical Financial Data	9
The Fidelity Subsidiaries' Selected Combined Financial Data	10
Unaudited Selected Pro Forma Combined Condensed Financial Information	13
Comparative Per Share Information	15
Market Price Data and Dividend Policy	16
THE VISTA ANNUAL MEETING	17
Voting Rights and Solicitation of Proxies	17
Purpose of the Vista Annual Meeting	17
Record Date and Outstanding Shares	18
Quorum; Abstentions; Broker Non-Votes	18
Voting of Proxies; Revocation of Proxies	18
Rights of Dissenting Stockholders	19
PROPOSAL NO. 1 — APPROVAL OF ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREUNDER	20
The Mergers and the Share Exchange	20
Background of the Mergers and the Share Exchange	20
Reasons for the Mergers and the Share Exchange	22
RISK FACTORS	25
Special Note Regarding Forward-Looking Statements	25
Risks Related to the Mergers and the Share Exchange	25
The combination will result in substantial dilution of the ownership interest of current Vista stockholders.	25
Failure of the mergers and the share exchange to achieve beneficial synergies could harm the business and operating results of the combined company.	25
The combined company's reported financial results will suffer as a result of purchase accounting treatment and the impact of amortization of goodwill and other intangibles relating to the combination.	26

The financial results of the combined company could suffer as a result of the costs of the combination and liabilities assumed by Vista in the mergers and the share exchange.	26
If the mergers and the share exchange are challenged by governmental authorities, the combination may not occur or may occur on terms imposed by the governmental authorities, which terms may not be favorable to Vista.	26
Failure to complete the mergers and the share exchange could cause Vista's stock price to decline and could harm Vista's business and operating results.	27
Risks related to the combined company's business following the mergers and the share exchange	28
If the combined company's new product introductions are not successful, its operating results will suffer.	28
The combined company's quarterly results could fluctuate significantly which could cause the combined company's stock price to decline.	28
The real estate transaction and information services market is highly competitive and intense competition could negatively impact the combined company's business.	28
The loss of any key personnel could harm the combined company's business.	29
If the combined company is unable to protect its intellectual property, its business will suffer.	29
The combined company's technology may be subject to infringement claims which could harm its business.	29
OPINION OF VISTA'S FINANCIAL ADVISOR	30
INTERESTS OF CERTAIN VISTA PERSONS IN THE MERGERS AND THE SHARE EXCHANGE	33
TREATMENT OF VISTA STOCK OPTIONS AND WARRANTS	34
EXISTING BUSINESS RELATIONSHIPS BETWEEN VISTA AND FIDELITY	34
COMPLETION AND EFFECTIVENESS OF THE MERGERS AND THE SHARE EXCHANGE; CONSIDERATION	35
REVERSE STOCK SPLIT	35
CONVERSION OF VISTA PREFERRED STOCK	35
MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGERS AND THE SHARE EXCHANGE	35
ANTICIPATED ACCOUNTING TREATMENT OF THE MERGERS AND THE SHARE EXCHANGE	36
REGULATORY FILINGS AND APPROVALS REQUIRED TO COMPLETE THE MERGERS AND THE SHARE EXCHANGE	36
RESTRICTIONS ON RESALE OF VISTA COMMON STOCK	37
LISTING OF VISTA COMMON STOCK	37
STOCKHOLDERS' RIGHTS PLAN	37
BOARD COMPOSITION AND MANAGEMENT OF THE COMBINED COMPANY	37
DESCRIPTION OF VISTA'S BUSINESS	40
VISTA'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	49
DESCRIPTION OF THE BUSINESS OF THE FIDELITY SUBSIDIARIES	56
COMBINED FIDELITY SUBSIDIARIES' MANAGEMENT'S DISCUSSION AND ANALYSIS AND RESULTS OF OPERATIONS	61
MANAGEMENT OF THE FIDELITY SUBSIDIARIES	64
RELATED PARTY TRANSACTIONS OF THE FIDELITY SUBSIDIARIES	64
FIDELITY SUBSIDIARIES' STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS	65

UNAUDITED SELECTED PRO FORMA COMBINED FINANCIAL INFORMATION	66
THE MERGER AGREEMENT	71
The Voting Agreement	77
AMENDMENT OF THE VISTA CERTIFICATE OF INCORPORATION	79
Vote Required and Board of Directors' Recommendation	80
PROPOSAL NO. 2 — ELECTION OF DIRECTORS	81
Vote Required and Board of Directors' Recommendation	81
PROPOSAL NO. 3 — APPROVAL OF ADOPTION OF THE VISTA 2001 STOCK INCENTIVE PLAN	82
Vote Required and Board of Directors' Recommendation	86
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERSHIP AND MANAGEMENT	87
EXECUTIVE COMPENSATION AND OTHER BENEFITS	92
Summary Compensation Table	92
Option Grants in Last Fiscal Year	93
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values	94
MANAGEMENT OF VISTA	95
Board Meetings and Committees	97
Compensation of Directors	97
Compensation Committee Interlocks and Insider Participation in Compensation Decisions	98
Section 16(a) Beneficial Ownership Reporting Compliance	98
Employment Contracts and Termination of Employment and Change-in-Control Agreements	98
Report of the Compensation Committee on Executive Compensation	100
Report of the Audit Committee	102
Comparison of Stockholder Return	103
Principal Accounting Firm Fees	104
STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT VISTA ANNUAL MEETING	105
WHERE YOU CAN FIND MORE INFORMATION	105
TRANSACTION OF OTHER BUSINESS	105
INDEX TO FINANCIAL STATEMENTS	F-1
ANNEX A — AGREEMENT AND PLAN OF REORGANIZATION AND MERGER	A-1
ANNEX B — OPINION OF FIRST UNION SECURITIES, INC.	B-1
ANNEX C — AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF VISTA INFORMATION SOLUTIONS INC.	C-1
ANNEX D — CHARTER OF VISTA'S AUDIT COMMITTEE	D-1

QUESTIONS AND ANSWERS ABOUT THE MERGER

  Q1:  What are the proposed transactions?

    A:  In general terms, the proposed transactions involve the separate mergers of each of four wholly owned subsidiaries of Vista with each of four of the Fidelity Subsidiaries, and the contribution by Fidelity to Vista of its 80% ownership interest in the capital stock of the remaining Fidelity Subsidiary in a share exchange. Fidelity will receive an aggregate of 120,480,283 (pre-split) shares of Vista common stock in exchange for the shares of the Fidelity Subsidiaries stock it owns. As a result of these transactions, the Fidelity Subsidiaries will become subsidiaries of Vista, and Fidelity will own approximately 77% of Vista's outstanding common stock, which does not include the 950,000 shares of Vista's common stock, convertible debt and Series F Preferred Stock that Fidelity already owns. The current holders of Vista common stock and preferred stock (other than Series F Preferred Stock) will hold the remaining 23% of the outstanding Vista common stock immediately after the closing of the transactions.

  Q2:  What am I being asked to vote upon?

    A:  Vista stockholders are being asked to approve the adoption of the merger agreement and approve the mergers and the share exchange. Approval of the adoption of the merger agreement will include approval of all transactions contemplated thereby, including, without limitation:

  •
  the issuance of approximately 120,480,283 (pre-split) shares of Vista common stock in the mergers and the share exchange.
  •
  the amendment and restatement of Vista's restated certificate of incorporation:
  •
  to effect a one-for-seven reverse stock split;
  •
  to effect the conversion of Vista's Series A, Series A-1 and Series A-2 Preferred Stock into common stock;
  •
  to retire Vista's Series R Preferred Stock;
  •
  to increase the authorized number of shares of common stock from 70 million to 200 million to allow for the issuance of the shares of Vista common stock to Fidelity and to allow for a sufficient reserve of authorized shares following the mergers and the share exchange;
  •
  to change the terms of service of Vista's board of directors from a series of staggered three-year terms to a board in which all directors are elected annually; and
  •
  to change Vista's name to Fidelity National Information Solutions, Inc.

    (The amendment and restatement of the restated certificate of incorporation will take effect only if the mergers and the share exchange are completed.)

    In the event the mergers and the share exchange are not completed, you are asked to vote upon the election of Jay D. Seid and Thomas R. Gay as directors to serve for three year terms.

    In addition, you are being asked to approve two further proposals to adopt the 2001 Stock Incentive Plan. If approved, these proposals will take effect only if the mergers and the share exchange are completed.

  Q3:  Why are we proposing the merger?

    A:  Vista's board of directors believes that the combination of Vista with the Fidelity Subsidiaries will create a stronger, more fully developed and financially stable information systems company, by:

  •
  allowing the combined company to leverage the complementary products, sales channels, partners, technology, logistics and critical skills of each company;

  •
  creating significant opportunities for cost reduction through the integration of the two businesses' operations and the elimination of redundant overhead expenses, data acquisition costs, and duplicate sales, marketing and administrative functions; and

  •
  providing Vista with a materially stronger balance sheet than Vista has on a stand alone basis.

    A discussion of additional reasons for the mergers and the share exchange appears on pages 22 to 24.

  Q4:  Why does the merger agreement provide for the amendment of Vista's restated certificates of incorporation?

    A:  If the merger agreement and its underlying transactions are approved, Vista's certificate of incorporation will be amended to effect a one-for-seven reverse stock split. Vista's restated certificate of incorporation will also be amended to increase the authorized number of shares of its common stock because Vista will be issuing approximately 120,480,283 shares of common stock (prior to the reverse split) in connection with the mergers and the share exchange. Vista currently has approximately 70 million shares available for issuance. The increase in the authorized number of shares to 200 million will ensure that sufficient shares are available to be issued in connection with the mergers and the share exchange, and that an adequate number of shares of common stock will be available for future issuances under Vista's equity compensation plans, and in the event the Vista board of directors determines that it is necessary or appropriate to issue additional shares in connection with a stock dividend, the raising of additional capital, acquisition of other businesses, establishment of strategic relationships with corporate partners, or for other corporate purposes.

    Additionally, Vista's restated certificate of incorporation will be amended to: effect the conversion of Vista's Series A, Series A-1 and Series A-2 Preferred Stock into common stock; change the terms of service of Vista's board of directors from a series of staggered three-year terms to a board in which all directors are elected annually and to change Vista's corporate name to Fidelity National Information Solutions, Inc.

    This amended and restated certificate of incorporation will take effect only if the mergers and the share exchange are completed.

  Q5:  What will I receive in the merger?

    A:  Because Vista is acquiring the Fidelity subsidiaries, individual Vista stockholders will not receive any consideration as a result of the mergers and the share exchange. Vista stockholders will remain stockholders of the combined company although their ownership interests will be diluted by the shares issued to Fidelity.

  Q6:  How does my board of directors recommend that I vote on the proposals?

    A:  The Vista board of directors unanimously recommends that you vote FOR all of the proposals submitted by the Vista board.

  Q7:  What vote is required to approve the proposals?

    A:  Proposal No. 1, the proposal for the adoption of the merger agreement, approval of the mergers and the share exchange, the issuance of 120,480,283 (pre-split) shares of Vista common stock to Fidelity and the amendment and restatement of Vista's restated certificate of incorporation, will require the affirmative vote of holders of at least: (i) 75% of the shares of Series A Preferred Stock, Series A-1 Preferred Stock and Series A-2 Preferred Stock, voting together as a single class; (ii) a majority of shares of Series A-1 Preferred Stock voting separately as a class; (iii) a majority of the shares of Series A-2 Preferred Stock voting separately as a class; (iv) a majority of the shares of Series F Preferred Stock voting separately as a class and (v) a majority of the shares of common stock voting separately as a class, entitled to vote at the annual meeting.

    If you abstain or do not instruct your broker how to vote, your abstention or broker non-vote will have the same effect as a vote against the mergers and the share exchange proposal.

    Proposal No. 2, the proposal to elect directors to Vista's board, will require the affirmative vote of: (i) a majority of the shares of common stock, Series A-1 Preferred Stock and Series A-2 Preferred Stock, voting together as a single class; (ii) a majority of the shares of common stock and Series A Preferred Stock voting together as a single class; and (iii) a majority of the shares of Series F Preferred Stock voting separately as a class, entitled to vote at the annual meeting at which a quorum is present, either in person or by proxy, is required for approval of this proposal. Accordingly, abstentions or "broker non-votes" as to the election of directors will not affect the election of the candidates receiving the plurality of votes.

    Proposal No. 3, the proposal to adopt the 2001 Stock Incentive Plan, will require the affirmative vote of: (i) a majority of the shares of common stock, Series A-1 Preferred Stock and Series A-2 Preferred Stock, voting together as a single class; (ii) a majority of the shares of common stock and Series A Preferred Stock, voting together as a single class; (iii) a majority of the shares of Series F Preferred Stock voting separately as a class, entitled to vote at the annual meeting at which a quorum is present, either in person or by proxy, is required for approval of this proposal. Abstentions will have the same effect as a negative vote, whereas broker non-votes will not count as a vote either for or against either of these two proposals.

  Q8:  What do I need to do now?

    A:  After you read and consider the information in this document, mail your signed proxy card in the enclosed return envelope as soon as possible, so that your shares may be represented at the annual meeting. You should return your proxy card whether or not you plan to attend the meeting. If you do attend the meeting, you may revoke your proxy at any time before it is voted and vote in person if you wish.

  Q9:  What do I do if I want to change my vote after I have sent in my proxy card?

    A:  You can change your vote at any time before your proxy is voted at the annual meeting. You can do this in one of three ways. First, you can send a written notice stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy card at a later date. If you choose either of these methods, you must submit your notice of revocation or your new proxy card to Vista so that it is received before the annual meeting. Finally, you can attend the annual meeting and vote in person. Simply attending the annual meeting, however, will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote.

  Q10:  If my shares are held in "street name" by my broker, will my broker vote my shares for me?

    A:  Your broker will vote your shares only if you provide instructions on how to vote. If you do not provide your broker with instructions on how to vote, your broker's non-votes will have the same effect as votes against approval of the mergers and the share exchange. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares.

  Q11:  What constitutes a quorum at the annual stockholders' meeting?

    A:  A quorum is a majority of the outstanding shares entitled to vote which are present or represented by proxy at the annual meeting. A quorum must exist for the transaction of business at the annual meeting. If you submit a properly executed proxy card, even if you abstain from voting, your shares will be considered part of the quorum. Broker non-votes, which are shares held by a broker or nominee that are represented at the annual meeting, but with respect to which the broker or nominee is not empowered to vote on a proposal, are also included in determining the presence of a quorum.

  Q12:  If the mergers and the share exchange transactions are approved and completed, what do I do with my stock certificate?

    Nothing now. As soon as practicable after the filing of the Amended and Restated Certificate of Incorporation, which effects the 1 for 7 reverse stock split, stockholders will be notified and provided the opportunity (but shall not be obligated) to surrender their certificates to an exchange agent in exchange for certificates representing post-split common stock. Stockholders will not received certificates for shares of post-split common stock unless and until the certificates representing their shares of pre-split common stock are surrendered and they provide such evidence of ownership of such shares as the combined company or the exchange agent may require. Stockholders should not forward their certificates to the exchange agent until they have received notice from the combined company that the reverse split has become effective. Beginning on the reverse split effective date, each certificate representing shares of the combined company's pre-split common stock will be deemed for all purposes to evidence ownership of the appropriate number of shares of post-split common stock.

  Q13:  Who can I call with questions?

    A:  If you have any questions about the mergers, the share exchange or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, you should contact:

  Vista Information Solutions, Inc.
  5060 Shoreham Place, #300
  San Diego, California 92122
  Attn: Neil A. Johnson
  Phone Number: (858) 450-6100, ext. 115

SUMMARY OF THE MERGER

    This summary highlights selected information from this document and may not contain all of the information that is important to you. Even though we have highlighted what we believe is the most important information, we encourage you to read the entire proxy statement for a complete understanding of the proposed business combination between Vista and certain subsidiaries of Fidelity.

THE COMPANIES

Description of Vista's Business (Page 40)

    Vista provides MLS organizations with system integration solutions and provides information for making real-estate decisions to consumers, real estate professionals, environmental engineers, mortgage bankers and the insurance, banking and legal industries throughout the United States and Canada.

    Vista's principal executive offices are located at 5060 Shoreham Place, #300, San Diego, California 92122. Vista's telephone number is (858) 450-6100.

Description of the Business of the Fidelity Subsidiaries (Page 56)

    The Fidelity Subsidiaries provide real estate information services including:

  •
  Web-based property valuation;
  •
  real estate tax information, property tax payment disbursement and delinquency, monitoring and tracking services;
  •
  flood determination and life-of-loan flood zone monitoring services;
  •
  credit reporting services; and
  •
  other residential and commercial real estate information services, and document management support services for complex litigation.

    The principal executive offices of the Fidelity Subsidiaries are located at 4050 Calle Real, Santa Barbara, California, 93110. The Fidelity Subsidiaries maintain branch offices throughout the United States. The telephone number for the principal executive offices is (805) 696-7000.

REASONS FOR THE MERGERS AND THE SHARE EXCHANGE (PAGE 22)

    The Vista board approved the mergers and the share exchange based on a number of factors, including, among other things, its belief that the combination of Vista and the Fidelity Subsidiaries will create a stronger, more financially stable and fully-developed industry participant, with enhanced prospects for continued viability, by:

  •
  allowing the combined company to leverage the complementary products, sales channels, partners, technology, logistics and critical skills, and information distribution of each company;
  •
  creating significant opportunities for cost reduction through the integration of the two businesses' operations and the elimination of redundant overhead expenses, data acquisition costs and duplicate sales, marketing, and administrative functions; and
  •
  providing Vista with a materially stronger balance sheet and financial position than Vista has on a stand alone basis.

COMPLETION AND EFFECTIVENESS OF THE MERGERS AND THE SHARE EXCHANGE; CONSIDERATION (PAGE 35)

    At the closing of the mergers and the share exchange, four wholly owned subsidiaries of Vista will merge with each of four Fidelity Subsidiaries resulting in these Fidelity Subsidiaries being wholly owned by Vista. At the closing of the share exchange, Fidelity will exchange 80% ownership interest in the capital stock of FNTS for shares of Vista's common stock, resulting in Vista becoming the controlling stockholder of FNTS. In exchange for the Fidelity Subsidiaries, Fidelity shall receive an aggregate of approximately 120,480,283 (pre-split) shares of Vista common stock.

REVERSE STOCK SPLIT (PAGE 35)

    On or prior to the closing date of the mergers and the share exchange and subject to the approval of its stockholders, Vista will amend and restate its restated certificate of incorporation in order to effect a one-for-seven reverse stock split. The purpose of the reverse stock split will be to reduce the number of shares of Vista's common stock outstanding after completion of the mergers and the share exchange and to correspondingly increase the price per share of Vista's common stock.

CONVERSION OF VISTA PREFERRED STOCK (PAGE 35)

    The holders of all of the issued and outstanding shares of Vista's Series A, A-1 and A-2 Preferred Stock have entered into a conversion agreement which obligates them, immediately prior to the closing date of the mergers and the share exchange, to surrender their shares of such stock to Vista in exchange for Vista's issuance to them of an aggregate of 10,000,000 shares of Vista common stock (which number of shares is prior to the reverse stock split). This conversion will only occur if the mergers and the share exchange are completed or will be completed immediately after such conversion.

    This transaction will not affect Vista's Series F Preferred Stock, which is now held by Fidelity.

THE MERGER AGREEMENT (PAGE 71)

    The merger agreement is attached as Annex A to this proxy statement. We encourage you to read the merger agreement, as it is the legal document that governs the mergers and the share exchange.

    The Mergers and the Share Exchange (page 71). In the mergers and the share exchange, Fidelity will exchange its stock holdings in the Fidelity Subsidiaries for an aggregate of 120,480,283 (pre-split) shares of Vista common stock. The Vista common stock that Fidelity will receive as a result of the mergers and the share exchange will be unregistered securities.

    Conditions to the Merger (page 75). The completion of the mergers and the share exchange depends upon the satisfaction of a number of conditions, including:

  •
  approval of the merger agreement and the transactions it contemplates by the stockholders of Vista;
  •
  expiration or early termination of the waiting period applicable to the completion of the merger under the Hart-Scott-Rodino Act;
  •
  conversion of Vista's Series A, A-1 and A-2 Preferred Stock into common stock; and
  •
  receipt by each of Vista and Fidelity of an opinion of counsel.

    No Solicitation (page 74). Subject to certain exceptions, Vista may not solicit or support any proposal for a merger or similar transaction involving any third party, participate in negotiations or discussions concerning any proposed acquisition by a third party, provide any non-public information to any third party relating to any proposed acquisition, or approve or recommend any proposed acquisition by a third party.

    Termination (page 75). Either Vista or Fidelity can terminate the merger agreement if the mergers and the share exchange is not completed by September 30, 2001 (or December 31, 2001 if certain conditions are completed), and in various other circumstances.

    Termination Fee and Expenses (page 76). In general, all fees and expenses incurred in connection with the merger agreement and the transactions it contemplates shall be paid by the party incurring such expenses, whether or not the mergers and the share exchange are completed.

    Vista and Fidelity each have agreed that if the merger agreement is terminated under certain circumstances, Vista will pay to Fidelity a termination fee of $3 million or Fidelity will pay to Vista a termination fee of $5 million.

TREATMENT OF VISTA STOCK OPTIONS AND WARRANTS (PAGE 34)

    The number and exercise price of Vista's outstanding stock options and warrants will be adjusted by the reverse stock split.

BOARD COMPOSITION AND MANAGEMENT OF THE COMBINED COMPANY (Page 37)

    Upon the closing of the mergers and the share exchange:

  •
  Vista's board of directors will be reduced from eight to seven directors;
  •
  four existing directors, Robert Boscamp, Thomas R. Gay, Patrick A. Rivelli, and Jay D. Seid will resign; and
  •
  Willie D. Davis, William P. Foley, Bradley Inman, Patrick F. Stone, and Cary Thompson will be appointed to the Vista board.

    Immediately after the closing, the Vista board will be Willie D. Davis, William P. Foley, Richard Freeman, Earl Gallegos, Bradley Inman, Patrick F. Stone and Cary Thompson.

FAIRNESS OPINION OF FINANCIAL ADVISOR (page 30)

    In deciding to approve the mergers and the share exchange, the Vista board of directors considered the opinion of its financial advisor, First Union Securities, Inc., that, as of the date of its opinion and subject to the considerations and limitations set forth in its opinion, the mergers and the share exchange consideration was fair, from a financial point of view, to Vista. The full text of this opinion is attached as Annex B to this proxy statement. Vista urges its stockholders to read the opinion of First Union Securities, Inc. carefully and in its entirety.

RECOMMENDATIONS OF THE BOARD OF DIRECTORS (page 80)

    The Vista board of directors believes that the proposed mergers and the share exchange are fair to, advisable, and in the best interest of Vista and its stockholders, has unanimously voted to approve the terms and provisions of the merger agreement, and unanimously recommends that you vote FOR the adoption of the merger agreement and approval of the mergers and the share exchange.

    In addition, the board of directors recommends that you vote FOR the nominees named in Proposal No. 2 relating to the election of directors nominated by Vista, acknowledging that upon the closing of the mergers and the share exchange: Robert Boscomp, Thomas R. Gay, Patrick A. Rivelli and Jay D. Seid will resign in order to create vacancies for the directors to be appointed by Fidelity.

STOCKHOLDER APPROVAL (page 80)

    The affirmative vote of: (i) 75% of the shares of Series A Preferred Stock, Series A-1 Preferred Stock and Series A-2 Preferred Stock, voting together as a single class; (ii) a majority of the shares of Series A-1 Preferred Stock voting separately as a class; (iii) a majority of the shares of Series A-2 Preferred Stock voting separately as a class; (iv) a majority of the shares of Series F Preferred Stock voting separately as a class; and (v) a majority of the shares of common stock voting separately as a class, entitled to vote at the annual meeting is required for approval of the adoption of the merger agreement and approval of the mergers and the share exchange.

THE ANNUAL MEETING (page 17)

    The annual meeting of Vista will be held on July 30, 2001, at 10:00 a.m., local time, at Vista's offices at 100 Washington Square, Minneapolis, Minnesota 55401.

TAX CONSEQUENCES (page 35)

    The mergers and the share exchange will not require the stockholders of Vista to exchange their shares for shares of another entity. As such, the mergers and the share exchange are anticipated to have an effect on existing Vista stockholders for United States federal income tax purposes.

ANTICIPATED ACCOUNTING TREATMENT OF THE MERGERS AND THE SHARE EXCHANGE (page 36)

    The mergers and the share exchange will be accounted for under the purchase method of accounting. Although Vista will be acquiring the Fidelity Subsidiaries, after the transaction, Fidelity will hold a majority of the voting interests in the combined company. Accordingly, for accounting purposes, the acquisition will be a "reverse acquisition" and Fidelity will be the "accounting acquiror." As Fidelity will be the accounting acquiror, its accounts will be recorded at historical costs and the assets and liabilities of Vista will be recorded at their estimated fair market value as of the closing date.

REGULATORY FILINGS AND APPROVALS REQUIRED TO COMPLETE THE MERGERS AND THE SHARE EXCHANGE (page 36)

    Each of Vista and Fidelity have filed the notifications required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, or the HSR Act, in connection with the mergers and the share exchange. The waiting period under the HSR Act expired on June 1, 2001.

RIGHTS OF DISSENTING STOCKHOLDERS (page 19)

    Vista stockholders do not have dissenters' rights with respect to the transactions contemplated by the merger agreement.

VOTING AGREEMENT (page 77)

    Fidelity, Vista, each executive officer and director of Vista and the venture capital affiliates of two of the directors of Vista have entered into a voting agreement pursuant to which they agree that at the annual meeting and for any other actions requiring stockholder consent they will cause all securities owned by them to be voted in favor of the adoption of the merger agreement and the other transactions contemplated by the merger agreement.

FINANCIAL SUMMARY

Vista Selected Historical Financial Data
(in thousands)

    We are providing the following selected historical financial information that is derived from the financial statements included elsewhere in this proxy statement to help you in analyzing the financial aspects of the mergers and the share exchange. This information is only a summary and you should read it in conjunction with Vista's historical financial statements (and related notes) contained in the reports that are contained herein. The financial statements as of and for the periods ended December 31, 1996 and 1997 are not included in this proxy statement.

    The following information should be read in conjunction with "Vista's Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this proxy statement.

	For the Three Months Ended March 31		For the Year Ended December 31,
	2000	2001	1996	1997	1998	1999	2000
Statement of Operations Data:
Revenue	$22,151	$18,768	$15,299	$19,448	$25,117	$27,496	$85,663
Total expenses	22,126	19,712	16,259	19,690	25,500	39,338	87,201
Total depreciation and amortization	2,408	2,473	4,975	5,559	2,809	3,592	9,712
Net loss	(2,383)	(3,417)	(5,935)	(5,801)	(3,192)	(15,434)	(11,250)
Balance Sheet Data:
Total assets	74,414	60,278	9,892	9,909	21,383	77,652	64,622
Total debt	26,008	26,833	5,576	3,945	5,319	25,728	25,988
Total equity	31,801	20,456	1,257	3,871	12,163	34,073	23,882

The Fidelity Subsidiaries' Selected Combined Financial Data

    The combined financial information presented herein (the "Combined Fidelity Subsidiaries") includes the historical financial information of the operations of International Data Management Corporation ("IDM"), Market Intelligence, Chicago Title Flood Services, Inc. (Chicago Title's flood services business), and Chicago Title Credit Services, Inc. (Chicago Title's credit services business) (the "Chicago Companies") and Fidelity National Flood, Inc., Fidelity National Credit Service, Inc., and Fidelity National Tax Services, Inc. and the Chicago Companies from and after March 2000 and IDM from and after January 2001, their respective dates of acquisition (the "Fidelity Companies"). The Chicago Companies and IDM information exclude the pro forma impact of purchase accounting adjustments associated with Fidelity's acquisition of the related companies prior to their respective acquisitions on March 20, 2000 and January 3, 2001, respectively.

    The historical financial information of the Fidelity Companies are presented as a part of the Selected Combined Financial Data of the Combined Fidelity Subsidiaries. The Combined Fidelity Subsidiaries information being presented provides a more meaningful presentation of the business being acquired due to the numerous acquisitions made by Fidelity.

    The unaudited balance sheet and income statement data for IDM, Chicago Companies and Fidelity Companies for 1996 and 1997 include only those operations owned and operated by the respective entities during the periods presented. The financial statements as of and for these periods are not included in this proxy statement. IDM's balance sheet data at December 31, 1999 and 2000 and income statement data for each of the years in the three-year period ended December 31, 2000 have been derived from IDM's financial statements and notes thereto, which statements have been audited by KPMG LLP, independent auditors, and are included elsewhere in this proxy statement. Chicago Companies' balance sheet data at December 31, 1999 and income statement data for each of the years in the two-year period ended December 31, 1999 and the three months ended March 31, 2000 have been derived from Chicago Companies' financial statements and notes thereto, which statements have been audited by KPMG LLP, independent auditors, and are included elsewhere in this proxy statement. Fidelity Companies' balance sheet data at December 31, 1999 and 2000 and income statement data for each of the years in the three-year period ended December 31, 2000 have been derived from Fidelity Companies' financial statements and notes thereto, which statements have been audited by KPMG LLP, independent auditors, and are included elsewhere in this proxy statement. The following information should be read in conjunction with "Combined Fidelity Subsidiaries' Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this proxy statement.

(in thousands)

	IDM Year ended December 31, 1996	Chicago Companies Year ended December 31, 1996	Fidelity Companies Year ended December 31, 1996	Combined Fidelity Subsidiaries Year ended December 31, 1996
Statement of Operations Data:
Total revenue	$1,973	$26,289	$3,189	$31,451
Total expenses	1,565	23,356	3,618	28,539
Amortization of cost in excess of net assets acquired	—	820	29	849
Net income (loss)	407	1,033	(249)	1,191
Distributions	190	—	—	190
Balance Sheet Data:
Total assets	$563	$29,298	$6,116	$35,977
Due from (to) affiliates	—	1,711	(2,067)	(356)
Total debt	20	2,744	—	2,764
Total equity	538	22,647	3,307	26,492
	IDM Year ended December 31, 1997	Chicago Companies Year ended December 31, 1997	Fidelity Companies Year ended December 31, 1997	Combined Fidelity Subsidiaries Year ended December 31, 1997
Statement of Operations Data:
Total revenue	$2,835	$41,821	$12,423	$57,079
Total expenses	2,502	35,243	13,999	51,744
Amortization of cost in excess of net assets acquired	—	820	207	1,027
Net income (loss)	329	3,169	(1,067)	2,431
Distributions	250	5,000	—	5,250
Balance Sheet Data:
Total assets	$701	$29,961	$17,628	$48,290
Due from (to) affiliates	—	1,166	(2,705)	(1,539)
Total debt	16	2,444	40	2,500
Total equity	617	20,885	11,215	32,717
	IDM Year ended December 31, 1998	Chicago Companies Year ended December 31, 1998	Fidelity Companies Year ended December 31, 1998	Combined Fidelity Subsidiaries Year ended December 31, 1998
Statement of Operations Data:
Total revenue	$3,311	$61,291	$40,488	$105,090
Total expenses	2,908	49,115	36,544	88,567
Amortization of cost in excess of net assets acquired	—	826	683	1,509
Net income	240	6,468	1,665	8,373
Distributions	213	5,300	0	5,513
Balance Sheet Data:
Total assets	$1,283	$31,027	$24,470	$56,780
Due from (to) affiliates	—	4,164	(2,500)	1,664
Total debt	11	1,145	31	1,187
Total equity	862	21,639	10,834	33,335

(in thousands)

	IDM Year ended December 31, 1999	Chicago Companies Year ended December 31, 1999	Fidelity Companies Year ended December 31, 1999	Combined Fidelity Subsidiaries Year ended December 31, 1999
Statement of Operations Data:
Total revenue	$3,914	$68,112	$39,358	$111,384
Total expenses	2,647	60,929	38,585	102,161
Amortization of cost in excess of net assets acquired	—	933	683	1,616
Net income (loss)	759	3,331	(221)	3,869
Distributions	385	3,000	—	3,385
Balance Sheet Data:
Total assets	$2,067	$32,957	$21,091	$56,115
Due from (to) affiliates	—	7,897	(1,183)	6,714
Total debt	7	1,145	—	1,152
Total equity	1,784	23,322	10,613	35,719
	IDM Year ended December 31, 2000	Chicago Companies Three months ended March 31, 2000	Fidelity Companies Year ended December 31, 2000	Combined Fidelity Subsidiaries Year ended December 31, 2000
Statement of Operations Data:
Total revenue	$6,171	$18,270	$88,641	$113,082
Total expenses	6,012	15,945	83,145	105,102
Amortization of cost in excess of net assets acquired	—	259	2,496	2,755
Net income	95	1,129	647	1,871
Distributions	635	—	2,500	3,135
Balance Sheet Data:
Total assets	$1,818	$—	$69,472	$71,290
Due to affiliates	—	—	5,749	5,749
Total debt	2	—	1,145	1,147
Total equity	1,346	—	52,305	53,651

Unaudited Selected Pro Forma Combined Condensed Financial Information

    The following unaudited pro forma combined condensed financial information is based upon historical financial statements of the Fidelity Companies, the Chicago Companies, International Data Management Corporation and Vista, and has been prepared to illustrate the effects of (i) the Chicago acquisition by Fidelity in March 2000, (ii) the IDM acquisition by Fidelity in January 2001, (iii) the reverse acquisition purchase accounting of Vista by the Fidelity Subsidiaries, as accounting acquiror, (iv) the conversion of the Series A, A-1 and A-2 preferred stock into common stock, and (v) the one-for-seven reverse stock split. For a more detailed description of the purchase method of accounting, see "Anticipated Treatment of the Mergers and the Share Exchange," included elsewhere in this proxy statement. The information provided for the Fidelity Subsidiaries has been derived from the Fidelity Subsidiaries' historical financial statements. The information provided for Vista has been derived from Vista's historical financial statements and has been reclassified to conform with the presentation used by the Fidelity Subsidiaries.

    The unaudited pro forma combined condensed balance sheet as of March 31, 2001 gives effect to the mergers and the share exchange, the conversion of the preferred stock and the one-for-seven reverse stock split as if these transactions were consummated on March 31, 2001. The unaudited pro forma combined condensed income statement for the year ended December 31, 2000 gives effect to the Chicago acquisition, the IDM acquisition, the mergers and the share exchange, the conversion of the preferred stock and the reverse stock split as if these transactions had been completed as of January 1, 2000. The unaudited pro forma combined condensed income statement for the three months ended March 31, 2001 gives effect to the mergers and the share exchange, the conversion of the preferred stock and the reverse stock split as if these transactions had been completed as of January 1, 2000.

    The unaudited pro forma combined condensed financial information is provided for comparative purposes only and is not indicative of the results of operations or financial position of the combined companies that would have occurred had these transactions been consummated at the beginning of the periods presented or on the date indicated, nor is it indicative of future operating results or financial position. The unaudited pro forma adjustments are based upon currently available information and upon certain assumptions that management believes are reasonable under the circumstances. The allocation of the purchase price is preliminary. Vista has not yet had an opportunity to obtain appraisals or other relevant information related to the valuation of assets and liabilities. The unaudited pro forma combined condensed financial information and related notes thereto should be read in conjunction with Vista's consolidated financial statements and the financial statements of Fidelity Companies, Chicago Companies and International Data Management Corporation included elsewhere in this Proxy Statement. See the "Unaudited Selected Pro Forma Combined Condensed Financial Information" starting on page 66.

	Year Ended December 31, 2000	Three Months Ended March 31, 2001
	(in thousands, except per share data)
Pro forma statements of operations data:
Total revenue	$198,745	$50,960
Earnings before amortization of cost in excess of net assets acquired	1,686	791
Amortization of costs in excess of net assets acquired	10,764	2,691
Net loss before preferred stock dividend and cumulative effect of change in accounting principle	(9,238)	(2,088)
Basic and diluted loss per common share before preferred stock dividend and cumulative effect of change in accounting principle	$(0.41)	$(0.09)

March 31, 2001
(in thousands)
Pro forma balance sheet data:
Total cash	$4,236
Working capital	11,556
Total assets	165,997
Total stockholder's equity	107,185

    These pro forma statements include substantial non-recurring costs related to the integration of the Chicago Companies with the Fidelity Companies and to the discontinued operations of Vista Cyberhome.com in 2000 and Vista's flood operations in April 2001.

    Management has identified certain expense savings, which it believe will be achieved through the integration of the two businesses' operations and the elimination of redundant overhead expenses, data acquisition costs and duplicate sales, marketing and administration functions. No adjustment has been included in the unaudited pro forma combined condensed financial statements for these anticipated expense savings.

    The Financial Accounting Standards Board ("FASB") is currently revising the accounting rules for business combinations, including the accounting treatment for goodwill. Disclosures by the FASB of the tentative changes to accounting rules of business combinations and goodwill have indicated that it plans to eliminate the amortization of goodwill, replacing periodic amortization with an initial benchmark assessment based on a yet-to-be-finalized methodology of fair valuing the net tangible assets and the related net worth of each discernible reporting unit of a company to which goodwill has been allocated, and determined whether the recorded goodwill balance is recoverable. Under the proposed accounting rules, no periodic goodwill amortization would be required, however, if the goodwill asset is determined to be impaired through either the benchmark assessment or an ongoing remeasurement, an immediate charge to earnings would be recorded for the amount of goodwill determined to be impaired.

COMPARATIVE PER SHARE INFORMATION

    Set forth below is the net income and book value per common share data for Vista on a historical basis and on a combined pro forma basis. The Vista combined pro forma data was derived by combining the historical consolidated financial information of Vista and the Fidelity Subsidiaries applying pro forma accounting adjustments.

    The information in the table below should be read in conjunction with the respective audited and unaudited consolidated financial statements and related notes of Vista and the Fidelity Subsidiaries included elsewhere in this proxy statement.

	Year Ended December 31, 2000	Quarter Ended March 31, 2001
Vista—Historical:
Net loss per share after preferred stock dividends and cumulative effect of change in accounting principle	$(0.48)	$(0.13)
Book value per common share	$0.93	$0.79
Vista Combined with the Fidelity Subsidiaries per Vista Share—Pro Forma:
Net loss per share before preferred stock dividends and cumulative effect of change in accounting principle	$(0.41)	$(0.09)
Book value per common share	—	$4.81

MARKET PRICE DATA AND DIVIDEND POLICY

    Vista common stock has been trading on The Nasdaq National Market under the symbol "VINF" since March 19, 1999. Prior to March 19, 1999, Vista's common stock was traded on the Nasdaq Small Cap Market. This table sets forth, for the calendar quarters indicated, the range of high and low per share sales prices for Vista common stock as reported by Nasdaq.

	VINF
	High	Low
2001
Second Quarter through June 6	$1.160	$0.594
First Quarter	1.937	0.563

2000
Fourth Quarter	$2.250	$0.344
Third Quarter	2.344	1.000
Second Quarter	4.000	1.500
First Quarter	6.125	3.375

1999
Fourth Quarter	$5.125	$2.625
Third Quarter	11.625	2.781
Second Quarter	14.750	7.875
First Quarter	10.500	7.125

    On June 25, 2001, the latest practicable date before the mailing of this proxy statement, the last sale price of Vista common stock as reported on The Nasdaq National Market was $1.16 per share. On April 11, 2001, the last business day prior to public announcement of the merger, the last sale price of Vista common stock as reported on The Nasdaq National Market was $0.92 per share.

    Following the mergers and the share exchange, Vista will submit to The Nasdaq National Market an application for its common stock to continue to be quoted on The Nasdaq National Market.

    Vista has never paid cash dividends on its common stock.

THE VISTA ANNUAL MEETING

    The accompanying proxy is solicited by the board of directors of Vista for use at the annual meeting to be held on July 30, 2001, at 10:00 a.m., local time, or at any adjournment thereof. The meeting will be held in Vista's Offices, 100 Washington Square, Minneapolis, Minnesota 55401. Vista's principal executive offices are located at 5060 Shoreham Place, #300, San Diego, California 92122. Vista's telephone number is (858) 450-6100.

    These proxy solicitation materials were mailed on or about June 30, 2001 to all stockholders entitled to vote at the meeting.

VOTING RIGHTS AND SOLICITATION OF PROXIES

    This solicitation of proxies is made on behalf of the board of directors of Vista and the cost thereof will be borne by Vista. The board of directors may use the services of Vista's directors, officers, and others to solicit proxies, personally or by telephone and may arrange with brokerage houses and other custodians, nominees, and fiduciaries to forward solicitation materials to the beneficial owners of the stock held of record by such persons and Vista may reimburse them for the fees and reasonable out-of-pocket expenses incurred in doing so.

    Except as otherwise provided in Section 10.3 of the merger agreement, regardless of whether Vista and Fidelity consummate the mergers and the share exchange, each of Vista and Fidelity will pay its own costs and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement.

    On June 19, 2001, Vista had outstanding 25,987,619 shares of common stock and 785,064 shares of preferred stock. Each stockholder of record at the close of business on June 25, 2001, is entitled to one vote for each share held or, with respect to holders of shares of preferred stock, shares of common stock into which such shares could be converted. Vista's bylaws provide that a majority of all shares entitled to vote, whether present in person or by proxy, will constitute a quorum for the transaction of business at the meeting.

PURPOSE OF THE VISTA ANNUAL MEETING

    The purpose of the Vista annual meeting is to vote upon proposals for:

  •
  the approval of the merger agreement;
  •
  the approval of the issuance of shares of Vista common stock in the mergers and the share exchange;
  •
  the amendment of Vista's restated certificate of incorporation to:
  •
  effect a one-for-seven reverse stock split;
  •
  effect the conversion of Vista's Series A, Series A-1 and Series A-2 Preferred Stock into common stock;
  •
  retire Vista's Series R Preferred Stock;
  •
  increase the authorized number of shares of Vista common stock from 70 million to 200 million;
  •
  change Vista's board of directors from a staggered board with directors serving a three-year term to a board in which all directors are elected annually; and
  •
  change Vista's name to Fidelity National Information Solutions, Inc.
  •
  elect two directors to serve for a three year term in the event that the mergers and the share exchange are not completed; and
  •
  adopt Vista's 2001 Stock Incentive Plan.

    The amendment and restatement of Vista's restated certificate of incorporation would take effect only if the mergers and the share exchange are completed.

    In addition, Vista is requesting that its stockholders approve the election of Jay D. Seid and Thomas R. Gay Vista's board of directors, with such directors to serve for a three year term in the event that the mergers, the share exchange and the related transactions are not completed.

    Finally, as a separate proposal, Vista is requesting that its stockholders approve the adoption of the 2001 Stock Incentive Plan with an initial share reserve of 23,100,000 (pre-split) shares.

    The approval by Vista's stockholders of these two additional proposals is not required in order for the mergers and the share exchange proposal described above to be approved. If approved, these proposals will take effect only if the mergers and the share exchange are completed.

RECORD DATE AND OUTSTANDING SHARES

    The close of business on June 25, 2001 has been fixed by the Vista board of directors as the record date for determination of the stockholders of Vista entitled to notice of, and to vote at, the annual meeting or any postponement or adjournment of the Vista annual meeting. The holders of record of Vista common stock and preferred stock at the close of business on the record date are entitled to notice of, and to vote at, the Vista annual meeting. As of the record date, there were approximately 465 stockholders of record holding an aggregate of approximately 25,987,619 shares of Vista common stock and 785,064 shares of preferred stock. See "Security Ownership of Certain Beneficial Owners and Management" on page 87.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

    The presence, in person or by proxy duly authorized, of the holders of a majority of the outstanding voting shares of Vista common stock and preferred stock will constitute a quorum for the transaction of business at the annual meeting and any continuation or adjournment thereof. Broker non-votes (i.e. shares held by brokers or nominees which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular purpose) and abstentions will be counted in determining whether a quorum is present at the annual meeting. Abstentions and broker non-votes will have the same effect as a negative vote on Proposal No. 1 to adopt the merger agreement, approve the mergers and the share exchange, issue the shares of Vista common stock and amend and restate the restated certificate of incorporation. Abstentions and broker non-votes will not be counted in determining the number of votes necessary for approval of Proposal No. 2, and thus will have no effect on this proposal. Abstentions will have the same effect as a negative vote on Proposal No. 3.

VOTING OF PROXIES; REVOCATION OF PROXIES

    The proxy accompanying this proxy statement is solicited on behalf of the Vista board of directors for use at the annual meeting. Please complete, date, and sign the accompanying proxy and promptly return it in the enclosed envelope or otherwise mail it to Vista or its solicitor. All properly signed proxies that Vista receives prior to the vote at the annual meeting and that are not revoked will be voted at the annual meeting according to the instructions indicated on the proxies or, if no direction is indicated, will be voted:

  •
  FOR approval of the merger agreement, including approval of the issuance of shares under the merger agreement and the amendment and restatement of Vista's certificate of incorporation;

  •
  FOR approval of the nominees for the Vista board of directors named in Proposal No. 2; and

  •
  FOR the adoption of the 2001 Stock Incentive Plan.

    You may revoke your proxy at any time before it is exercised at the annual meeting by taking any of the following actions:

  •
  delivering a written notice to the secretary of Vista by any means, including facsimile, bearing a date later than the date of the proxy, stating that the proxy is revoked;

  •
  signing and delivering, prior to the vote at the annual meeting, a proxy relating to the same shares and bearing a later date; or

  •
  attending the annual meeting and voting in person, although attendance at the annual meeting will not, by itself, revoke a proxy. Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to vote at the annual meeting, you must bring to the annual meeting a proxy from the broker, bank, or other nominee confirming your beneficial ownership of the shares and granting you the authority to vote those shares held of record by the broker, bank or nominee.

    Vista's board of directors does not know of any matter that is not referred to in this proxy statement to be presented for action at the annual meeting. If any other matters are properly brought before the annual meeting, the persons named in the proxies will have discretion to vote on such matters in accordance with their best judgment.

RIGHTS OF DISSENTING STOCKHOLDERS

    Vista stockholders do not have appraisal or dissenters' rights with respect to the transactions contemplated by the merger agreement or the other items submitted for stockholder approval.

PROPOSAL NO. 1

APPROVAL OF ADOPTION OF THE MERGER AGREEMENT
AND THE TRANSACTIONS CONTEMPLATED THEREUNDER

THE MERGERS AND THE SHARE EXCHANGE

    This section of the proxy statement describes the proposed mergers and the share exchange. While Vista believes that the description in this section covers the material terms of the mergers, the share exchange and the related transactions, this summary may not contain all of the information that is important to you. You should carefully read this entire document and the other documents Vista has referred to in this proxy statement for a more complete understanding of the mergers and the share exchange.

BACKGROUND OF THE MERGERS AND THE SHARE EXCHANGE

    Since early 2000, the board of directors and executive officers of Vista have explored several potential opportunities with a variety of parties in an effort to provide Vista with the necessary working capital and financial resources to support its near term and longer term obligations, including financing research and development activities and repayment of its approximately $25 million of indebtedness to its lenders and to Moore Corporation ("Moore") for the obligations incurred in connection with the December 1999 acquisition of the assets of the Data Management Services Division of Moore. These discussions included potential sales of various divisions or business lines of Vista, joint ventures, and strategic partnership relationships. During this period, Vista executed six confidentiality agreements and held preliminary discussions with numerous public and private companies. Although the discussions with these parties frequently lasted up to several months, none resulted in a proposal that would resolve Vista's capital requirements. In particular, from August 2000 through November 2000, Vista discussed a joint venture arrangement that would have involved formation of a jointly owned business to focus on delivering an integrated suite of products, services and tools to homebuyers and homeowners. While Vista was able to reach agreement with the other party to the joint venture, the discussions with creditors and other third parties to the joint venture transaction highlighted Vista's impending liquidity needs and the likely failure of the joint venture relationship to address Vista's capital requirements for payment of its existing indebtedness prior to the May 2002 maturity date.

    In early November 2000, Mr. Howard Latham, Vista's COO, was approached by Mr. Brent Bickett, a Senior Vice President of Corporate Finance of Fidelity, to suggest that Vista consider a business combination between Vista and some of the business units of Fidelity.

    On November 28, 2000 Mr. Latham met with Mr. William Foley, the Chairman and Chief Executive Officer of Fidelity, and Mr. Bickett to further discuss the potential business combination.

    On December 7, 2000 Mr. Bickett met in San Diego with Mr. Latham, Mr. Thomas Gay, Vista's Chairman of the Board, and Mr. Neil Johnson, Vista's Chief Financial Officer, to continue their discussions regarding the potential business combination.

    Thereafter, Mr. Latham, Mr. Johnson, Mr. Foley and Mr. Bickett and representatives of First Union Securities and U.S. Bancorp Piper Jaffray ("Piper Jaffray") met on or about December 20, 2000 to outline the broad terms of the potential transaction. This meeting was followed by a meeting on January 3 and 4, 2001 in Minneapolis, Minnesota to review the business lines of both Vista and Fidelity by functional area and to evaluate the potential synergies of a business combination.

    On January 8, 2001 Mr. Latham informed Vista's potential joint venture partner of a pending proposal that could materially change Vista. On January 12, 2001, Vista notified its potential joint venture partner that Vista had commenced discussions with another party with respect to a business combination. Vista also advised the potential joint venture partner that it would be interested in receiving any proposals from that entity that would address Vista's needs more fully than were likely to be obtained from the prospective joint venture.

    In January 2001, Vista and Fidelity commenced preliminary due diligence investigations of the other party. On January 9, Vista and its financial advisor, First Union Securities, received a summary term sheet from Piper Jaffray, financial advisor to Fidelity. On January 10, Mr. Latham and Mr. Johnson of Vista met with Mr. Foley, Mr. Bickett and other Fidelity officers in Santa Barbara, California to review various terms of the potential transaction and strategic issues.

    On January 12, 2001, the board of directors of Vista met by conference call to discuss the potential transaction with Fidelity. The Vista board provided Vista management personnel and First Union representatives with guidance on various issues relating to the potential transaction. Vista personnel and representatives of First Union continued to discuss the potential transaction with Fidelity and its financial advisors through the remainder of January.

    On January 22, 2001, Mr. Foley addressed the Vista board to answer questions about the Fidelity proposal.

    During the week of January 22, 2001, Mr. Latham and Mr. Johnson, along with representatives of First Union Securities, and Piper Jaffray visited each of the Fidelity companies being contemplated to be included in the transaction.

    On January 29, 2001 and January 30, 2001, Vista's board of directors met to consider the various available alternatives. Representatives of Gray Cary Ware & Freidenrich LLP discussed the board's fiduciary duties in considering a business combination and the board, assisted by First Union, evaluated the alternatives that had been presented, including the Fidelity transaction and a proposal from another party to acquire the RE/Commercial division. In addition, at this meeting a representative of an alternate bidder addressed the board by conference call with respect to a proposal that was contemplated to be presented and the potential benefits that could be obtained through that transaction. At this meeting, the board of directors appointed Mr. Thomas Gay, Mr. Jay Seid and Mr. Earl Gallegos as a special committee to assist the board in evaluation and negotiation of the various alternatives presented to Vista. During the next two weeks, Vista management personnel, members of the special committee, and Vista's financial and legal advisors continued to negotiate various provisions of the proposed letter of intent with Fidelity and its advisors, and had other conversations with the other parties about the terms of these potential proposals.

    On February 7, 2001, Vista received a proposal from an alternate bidder for an acquisition of all of the shares of Vista for cash. This proposal was subject to various contingencies, including due diligence. The board of directors met on February 7, 2001 to consider this alternate proposal as well as the transaction proposed by Fidelity. At this meeting representatives of Gray Cary Ware & Freidenrich LLP again discussed the board's fiduciary duties, and representatives of First Union presented the board with its financial analyses related to the potential transactions and the alternatives available to the board, including proceeding with none of the potential transactions. The Vista board considered the proposed transaction with Fidelity to be the most favorable of the potential alternatives that were available and directed management and First Union to advise the other bidder of this conclusion. On February 8, 2001, the other bidder advised Vista that it was withdrawing its offer. Vista and its representatives continued to negotiate the terms of the letter of intent with Fidelity. On February 11, 2001, the other bidder submitted a new offer to acquire all of the capital stock of Vista at a price which involved a combination of cash and/or contingent payments, again subject to several contingencies. On February 13, 2001, the board again met to consider the Fidelity proposal and the competing offer. The board received a report from First Union as to its financial analysis of the two proposals. After considering the relative merits, contingencies and risks of the two offers and the potential benefits to the Vista stockholders, the board unanimously agreed to approve the execution of a letter of intent with Fidelity and Fidelity's acquisition of the shares and note issued by Vista that were then held by Moore. On the evening of February 13, 2001, the competing offer of February 11, 2001 was withdrawn.

    On February 13, 2001, Fidelity and Vista entered into a letter of intent with respect to the transaction. The letter of intent stated that Vista could only consider competing offers during the next thirty days if Vista's board of directors believed (after receiving advice from its advisors) that the proposal represented a more favorable transaction to Vista's stockholders and that the board would be required to discuss such proposal or provide information to the party making that proposal in order to comply with the board's fiduciary duty to Vista's stockholders. On February 14, 2001, Fidelity and Vista issued a joint press release announcing the execution of the letter of intent. After this announcement Vista did not receive any additional offers from third parties regarding alternative transactions. From February 14, 2001 through early April, the parties continued their due diligence investigation. During this period, counsel for Fidelity prepared drafts of the definitive documents and the parties and their financial and legal advisors conducted numerous telephone conferences to resolve the various issues associated with the definitive agreements, as well as to negotiate revisions to Vista's existing credit facility and debt instruments (including the subordinated note recently acquired by Fidelity from Moore). The special committee met many times during this period to review the terms of the potential transaction. In addition, Vista personnel and members of the special committee negotiated with the holders of the Series A, Series A-1 and Series A-2 Preferred Stock of Vista to obtain their agreement to convert those shares into shares of common stock immediately before the closing of the transactions with Fidelity.

    On April 10, 2001, the Vista board of directors met at the offices of Gray Cary Ware & Freidenrich LLP to consider the potential transaction. At this meeting, Mr. Latham and other members of management reviewed the transaction with the board, including the reasons for the proposed transaction. Representatives of Gray Cary Ware & Freidenrich LLP again discussed the board's fiduciary duties in considering a business combination and further discussed the terms of the merger agreement and related documents. Representatives of First Union presented to the board of directors a summary of its analysis of the strategic rationale for and financial analyses related to the proposed transaction. In addition, First Union delivered its opinion that the transaction pursuant to the merger agreement was fair, from a financial point of view. Upon completing its deliberations, the board of directors of Vista unanimously approved the merger agreement, the related agreements and the transactions contemplated by those agreements, declared them advisable and resolved to recommend that Vista's stockholders approve the merger agreement and the related transactions.

    After negotiation of the final terms of the merger agreement and related agreements, representatives of Fidelity and representatives of Vista executed the agreements on April 12, 2001. In addition, Fidelity, Vista, the directors and executive officers of Vista and certain of their affiliates entered into a voting agreement pursuant to which they agreed to vote their shares of Vista in favor of adoption of the merger agreement and the related transactions. On the morning of April 16 (the next day following execution of the merger agreement on which the U.S. stock markets were open), Fidelity and Vista issued a joint press release announcing the execution of the definitive agreements for the acquisition of the Fidelity business units by Vista.

REASONS FOR THE MERGERS AND THE SHARE EXCHANGE

General

    The board of directors of Vista, at a meeting held on April 10, 2001, unanimously approved the merger agreement, unanimously found the mergers and the share exchange to be fair to, advisable, and in the best interests of, Vista and its stockholders, and unanimously resolved to recommend that the stockholders of Vista adopt and approve the merger agreement, the mergers and the share exchange.

    In reaching its decision, the Vista board consulted with its senior management and financial and legal advisors, and considered a number of factors. In view of the complexity and wide variety of information and factors, both positive and negative, considered by the board, the directors did not find it practical to qualify, rank or otherwise assign any relative or specific weights to the factors it considered. In addition, the board did not reach any specific conclusion with respect to each of the factors it considered, or any aspect of any particular factor. Instead, the board conducted an overall analysis of the factors it considered. In considering those factors, individual members of the board may have given different weights to different factors. The board considered all of those factors as a whole and believed that those factors supported its decision.

    In evaluating this transaction, the Vista board was aware of several issues that Vista needed to address, including:

  •
  the existing debt of over $25 million that would become payable in full in May 2002 was limiting the ability of Vista to invest in its businesses and pursue opportunities for growth;
  •
  the lack of sustainable financial success had caused Vista's stock price to fall to a point where equity financing was not a feasible alternative; and
  •
  Vista's low stock price and deteriorating balance sheet would eventually jeopardize its listing on the Nasdaq National Market.

    The Vista board believed that the combination of Vista and the Fidelity Subsidiaries would create a stronger, more fully developed industry participant, with enhanced prospects for continued viability, by:

  •
  removing the capital constraints that had been inhibiting Vista's performance;
  •
  realizing potential synergies relating to complementary products and expense reductions; and
  •
  increasing visibility of the combined company in the public markets and with institutional investors.

    The Vista board also recognized the risks inherent in the transaction, including:

  •
  the risk that the combined company may not be able to realize, fully or at all, the potential benefits of the combination;
  •
  the possibility that even if the proposed transaction is approved by the stockholders of Vista, it may not be completed;
  •
  the possibility that potential disruption to existing and prospective relationships could result from the announcement or completion of the mergers and the share exchange;
  •
  the risk of market confusion and potential delay or loss of orders;
  •
  the risk of potential management and employee disruption, including the departure of key management, technical and sales personnel of Vista or the Fidelity Subsidiaries before or after the mergers and the share exchange;
  •
  the adverse impact to the net income of the combined company that will arise due to the non-cash charges for the amortization of goodwill and other intangibles resulting from the impact of purchase accounting on the mergers and the share exchange;
  •
  the substantial charges to be incurred in connection with the mergers and the share exchange, including transaction expenses, the costs of integrating the two businesses, and employee retention and severance costs; and
  •
  the other risks described under "Risk Factors" beginning on page 25.

    The Vista board determined that the potential benefits of the transaction outweighed these potential risks.

    In the course of their separate deliberations, the Vista board also considered the following factors:

  •
  historical information concerning the businesses, operations, financial condition, results of operations, technology, management, competitive positions, and prospects of Vista and the Fidelity Subsidiaries as stand-alone businesses, including results of operations during their most recent fiscal periods;
  •
  the current and historical economic and market condition and industry environment in the real estate information business, including market prices, volatility and trading data for Vista common stock;
  •
  the analyses presented by their respective financial advisors;
  •
  the expected accounting treatment of the transactions;
  •
  the impact of the transactions on customers; and
  •
  the results of the mutual due diligence process.

    The Vista board determined that the provisions of the merger agreement, including the allocation of ownership of the combined company, the parties' representations, warranties and covenants, and the conditions to their respective obligations, were the reasonable product of vigorous arms-length negotiation. The Vista board also considered the provisions of the merger agreement that prohibit solicitation of third-party bids and the acceptance, approval or recommendation of any unsolicited third-party bid, and the provisions which require the payment of a termination fee by one or other of the two companies upon certain termination events. The Vista board concluded that the provisions of the relevant documents reasonably protected the interests of Vista's stockholders and did not present any significant impediments to proceeding with the mergers and the share exchange considering all of the circumstances.

RISK FACTORS

    You should carefully consider the risks described below regarding the mergers and the share exchange and Vista's business as combined with the Fidelity Subsidiaries following the mergers and the share exchange, together with all of the other information included in this proxy statement, before making a decision about voting on the proposals submitted for your consideration.

Special Note Regarding Forward-Looking Statements

    Some of the information in this proxy statement, including the risk factors in this section, the "Vista's Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Combined Fidelity Subsidiaries' Management Discussion and Analysis of Financial Condition and Results of Operations" contains forward-looking statements that involve risks and uncertainties. These statements relate to, among other things, consummation of the mergers and the share exchange, future financial and operating results of the combined company and benefits of the pending mergers and the share exchange. In many cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue," or the negative of these terms and other comparable terminology. Additionally, statements concerning future matters such as the features, benefits and advantages of Vista's products, the development of new products, enhancements or technologies, business and sales strategies, competition and facilities needs and other statements regarding matters that are not historical are forward-looking statements. These statements are only predictions. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including the risks factors described below, elsewhere in this proxy statement and in Vista's periodic filings with the Securities and Exchange Commission incorporated herein by reference. Vista is not under any obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise. Before making a decision regarding the mergers and the share exchange, you should be aware that the occurrence of the events described in these risk factors could harm Vista's business, operating results, and financial condition.

    You should carefully consider the risks described below regarding the mergers and the share exchange, together with all of the other information included in this proxy statement, before making a decision about voting on the proposals submitted for your consideration.

Risks Related to the Mergers and the Share Exchange

The combination will result in substantial dilution of the ownership interest of current Vista stockholders.

    Immediately following the mergers and the share exchange, the current stockholders of Vista will own 23% of the outstanding common stock of Vista on a nondiluted basis. This represents substantial dilution of the ownership interest of the current Vista stockholders.

Failure of the mergers and the share exchange to achieve beneficial synergies could harm the business and operating results of the combined company.

    Vista and Fidelity expect that the combination of Vista and the Fidelity Subsidiaries will result in beneficial synergies for the combined company. Achieving these anticipated synergies and the potential benefits underlying their reasons for entering into the mergers and the share exchange will depend on a number of factors, some of which include:

  •
  customers of Vista and the Fidelity Subsidiaries not deferring purchasing decisions as a result of the mergers and the share exchange;

  •
  retention of key management, marketing and technical personnel after the mergers and the share exchange;
  •
  the ability of the combined company to increase sales of its products; and
  •
  competitive conditions in the real estate information services industry.

    Neither Vista nor Fidelity can assure you that the anticipated beneficial synergies will be achieved. The failure to achieve anticipated synergies could harm the business, financial condition and operating results of the combined company.

The combined company's reported financial results will suffer as a result of purchase accounting treatment and the impact of amortization of goodwill and other intangibles relating to the combination.

    The mergers and the share exchange will be accounted for under the purchase method of accounting. Although Vista will be acquiring the Fidelity Subsidiaries, after the transaction, Fidelity will hold a majority of the voting interests in the combined company. Accordingly, for accounting purposes, the acquisition will be a "reverse acquisition" and Fidelity will be the "accounting acquiror." As Fidelity will be the accounting acquiror, its accounts will be recorded at historical costs and the assets and liabilities of Vista will be recorded at their estimated fair market value as of the closing date.

    Intangible assets, including goodwill, will be generally amortized over a 3 to 15 year period. A pending pronouncement from the Financial Accounting Standards Board may affect the accounting for goodwill in the future.

The financial results of the combined company could suffer as a result of the costs of the combination and liabilities assumed by Vista in the mergers and the share exchange.

    Vista and Fidelity expect to incur one-time and other charges, including direct transaction expenses, of between $3 million and $4 million in connection with the mergers and the share exchange. If the benefits of the business combination do not exceed the costs associated with it, including any dilution to Vista stockholders resulting from the issuance of shares of Vista common stock in the mergers and the share exchange, the combined company's financial results, including earnings per share, could suffer, and the market price of Vista common stock could decline. In addition, the combination of the Fidelity Subsidiaries into Vista or subsidiaries of Vista, will result in Vista assuming on a consolidated basis all of the liabilities of the Fidelity Subsidiaries at the time of such combination. Claims asserted against the Fidelity Subsidiaries after the mergers and the share exchange could negatively impact Vista's operating results.

If the mergers and the share exchange are challenged by governmental authorities, the combination may not occur or may occur on terms imposed by the governmental authorities, which terms may not be favorable to Vista.

    Before the combination may be completed, various approvals must be obtained from or notifications submitted to governmental authorities in the United States. These governmental entities may attempt to prevent the combination from occurring or attempt to condition their approval of the combination, or of the transfer to Vista of certain intellectual property, on the imposition of certain regulatory conditions that may have the effect of imposing additional costs on Vista or of limiting the combined company's revenues. The imposition of regulatory conditions may make it more difficult for the combined company to achieve some of the anticipated beneficial synergies of the combination.

Failure to complete the mergers and the share exchange could cause Vista's stock price to decline and could harm Vista's business and operating results.

    The merger agreement contains conditions which Vista and/or Fidelity must meet in order to consummate the combination. In addition, the merger agreement may be terminated by either Vista or Fidelity under certain circumstances. If the combination is not completed for any reason, Vista may be subject to a number of risks, including the following:

  •
  depending on the reasons for termination, Vista may be required to pay $3,000,000 to Fidelity;
  •
  the market price of Vista common stock may decline to the extent that the current market price reflects a market assumption that the mergers and the share exchange will be completed;
  •
  many costs related to the mergers and the share exchange, such as legal, accounting, financial advisor and financial printing fees, have to be paid regardless of whether the combination is completed; and
  •
  there may be substantial disruption to the businesses of Vista and distraction of its workforce and management team.

    In addition, in response to the announcement of the mergers and the share exchange, customers or suppliers of Vista and/or the Fidelity Subsidiaries may delay or defer product purchase or other decisions. Any delay or deferral in product purchase or other decisions by customers or suppliers could harm the business of the relevant company, regardless of whether the combination is completed. Similarly, current and prospective employees of Vista and/or the Fidelity Subsidiaries may experience uncertainty about their future roles with Vista until the combination is completed. As a result, the ability of Vista and/or the Fidelity Subsidiaries to attract and retain key management, sales, marketing and technical personnel could suffer.

Risks Related to the Combined Company's Business Following the Mergers and the Share Exchange

    In addition to the risk factors related to the mergers and the share exchange set forth above, after the combination, the combined company will be subject to the following risks:

If the combined company's new product introductions are not successful, its operating results will suffer.

    To remain a significant competitor in real estate information services market, the combined company will need to offer a broader range of products to its customers. Accordingly, the combined company will need to develop new products that address additional market segments and emerging technologies to remain competitive in the industry. Neither Vista nor Fidelity can assure you that the combined company will be successful in these efforts.

The combined company's quarterly results could fluctuate significantly which could cause the combined company's stock price to decline.

    Vista's quarterly operating results have fluctuated significantly in the past and the combined company's quarterly operating results may fluctuate significantly in the future. The combined company's future performance will depend on many factors, including:

  •
  the average unit selling price of its products;
  •
  changes in product or customer mix;
  •
  existing competitors introducing better products earlier or at more competitive prices than the combined company does;
  •
  new competitors entering its market;
  •
  the availability of adequate capital resources;
  •
  increases in software development and product design expenditures, particularly as a percentage of revenue, required to maintain its competitive position;
  •
  its ability to implement changes in the combined company's strategy;
  •
  level of activity in the real estate market which is affected by interest rate fluctuations, seasonal factors
  •
  key personnel changes; and
  •
  other general economic and competitive factors.

    Many of Vista's and the Fidelity Subsidiaries' expenses are relatively fixed and difficult to reduce or modify. As a result, the fixed nature of the combined company's operating expenses will magnify any adverse effect of a decrease in revenue on its operating results. As a result of these and other factors, Vista believes that period to period comparisons of its historical results of operations and the Fidelity Subsidiaries' operations are not a good predictor of the combined company's future performance. If the combined company's future operating results are below the expectations of stock market analysts, Vista's stock price may decline.

The real estate transaction and information services market is highly competitive and intense competition could negatively impact the combined company's business.

    The real estate transaction and information services market is intensely competitive. Many of the combined company's competitors historically have had a number of significant advantages, including:

  •
  larger market shares;
  •
  preferred vendor status with customers and established relationships;
  •
  extensive name recognition and marketing power; and
  •
  significantly greater financial and technical resources.

    The combined company's competitors also may:

  •
  consolidate or establish strategic relationships to lower their product costs or to otherwise compete more effectively against it;
  •
  lower their product prices to gain market share; or
  •
  bundle their products with other products to increase demand for their products.

    In addition, new competitors could emerge and rapidly capture market share. If the combined company fails to compete successfully against current or future competitors, its business, financial condition and operating results may suffer.

The loss of any key personnel could harm the combined company's business.

    The combined company's success depends upon the continued contributions of key employees of Vista and the Fidelity Subsidiaries, many of whom would be extremely difficult to replace. If the combined company is unable to retain existing employees of Vista and the Fidelity Subsidiaries or to hire and integrate new employees, the combined company's business, financial condition and operating results could suffer. In addition, companies whose employees accept positions with competitors often claim that the competitors have engaged in unfair hiring practices. The combined company may be the subject of such claims in the future as it seeks to hire qualified personnel and could incur substantial costs defending itself against those claims.

If the combined company is unable to protect its intellectual property, its business will suffer.

    Vista and the Fidelity Subsidiaries rely on trade secret, copyright and trademark laws, as well as the terms of their respective contracts to protect their proprietary rights. The combined company may have to litigate to protect trade secrets or know-how owned by it or to determine the enforceability, scope and validity of its proprietary rights and the proprietary rights of others. Enforcing or defending the combined company's proprietary rights could be expensive and might not bring it timely and effective relief.

    The combined company may have to obtain licenses of other parties' intellectual property and pay royalties. If the combined company is unable to obtain such licenses, it may have to stop production of its products or alter its products. In addition, the laws of certain countries in which it sells its products, including Canada, may not protect the combined company's products and intellectual property rights to the same extent as the laws of the United States. The combined company's protective measures in these countries may be inadequate to protect its proprietary rights. Any failure to enforce and protect the combined company's intellectual property rights could harm its business, financial condition and operating results.

The combined company's technology may be subject to infringement claims which could harm its business.

    The combined company may become subject to litigation regarding infringement claims alleged by third parties. Even if the combined company has valid defenses to such claims, the results of any litigation are inherently uncertain. Vista cannot assure you that it will be able to successfully defend itself against any such lawsuit. A favorable outcome by a third party could result in the issuance of an injunction against Vista and its products and/or the payment of monetary damages equal to a reasonable royalty or the third party's lost profits. In the case of a finding of a willful infringement, Vista also could be required to pay treble damages and the third party's attorney's fees. Accordingly, a litigation outcome favorable to a third party could harm the combined company's business, financial condition and operating results.

OPINION OF VISTA'S FINANCIAL ADVISOR

    Vista retained First Union to act as financial advisor to Vista with respect to any sale, merger, consolidation, recapitalization, or reorganization involving Vista. On April 10, 2001, First Union rendered an oral opinion, later confirmed by delivery of a written opinion dated April 12, 2001, to the Vista board of directors to the effect that, as of that date, the consideration to be received by Vista in connection with the mergers and the share exchange was fair, from a financial point of view.

    The full text of the First Union opinion, which describes, among other things, the assumptions made, matters considered, and qualifications and limitations on the review undertaken by First Union is attached as Annex B to this proxy statement and is incorporated in this proxy statement by reference. First Union's opinion is directed to the Vista board and addresses only the fairness, from a financial point of view, of the consideration to be received as a result of the mergers and the share exchange. The opinion does not address any other aspect of the mergers and the share exchange, or any related transaction, nor does it constitute a recommendation to any stockholder as to how to vote at the Vista annual meeting. YOU ARE URGED TO, AND SHOULD, READ FIRST UNION'S OPINION CAREFULLY AND IN ITS ENTIRETY.

    In arriving at its opinion, First Union, among other things:

  •
  reviewed the merger agreement, including the financial terms of the mergers and the share exchange;
  •
  reviewed certain historical business, financial and other information regarding Vista and the Fidelity Subsidiaries that was publicly available or furnished to First Union by members of management of Vista or the Fidelity Subsidiaries;
  •
  reviewed certain financial forecasts and other data provided to First Union by members of management of Vista and the Fidelity Subsidiaries relating to each of their respective businesses;
  •
  conducted discussions with members of management of Vista and the Fidelity Subsidiaries with respect to the business, financial, and other information, including the business prospects and financial forecasts, pertaining to, and the effects of the mergers and the share exchange on Vista and the Fidelity Subsidiaries;
  •
  reviewed the current and historical market prices and trading activity of Vista common stock;
  •
  reviewed the potential accretive/dilutive effect of the consolidation on Vista's earnings and earnings before interest, taxes, depreciation and amortization;
  •
  compared the financial position and operating results of Vista and the Fidelity Subsidiaries with those of publicly traded companies First Union deemed relevant; and
  •
  conducted such other financial studies, analyses and investigations that First Union deemed appropriate.

    In rendering its April 12, 2001 opinion, First Union assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise reviewed and discussed with it. With respect to the financial projections furnished to or discussed with First Union by Vista and the Fidelity Subsidiaries, First Union assumed that they had been reasonably prepared and reflected the best current management estimates of the future financial performance of Vista and the Fidelity Subsidiaries, as the case may be.

    First Union's opinion relates to the relative values of Vista and the Fidelity Subsidiaries and does not express any opinion as to the price at which the Vista common stock will trade subsequent to the completion of the mergers and the share exchange. First Union did not make and was not provided with an independent evaluation or appraisal of the assets and liabilities of Vista or the Fidelity Subsidiaries, nor did it make any physical inspection of the properties or assets of Vista or the Fidelity Subsidiaries.

    First Union was not requested to, and did not solicit interest from third parties in order to evaluate alternative transactions involving Vista.

    In performing its analysis, First Union made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of First Union, Vista, and the Fidelity Subsidiaries. Any estimates contained in the analyses performed by First Union are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. First Union's analyses were prepared solely as a part of its analysis of the fairness, from a financial point of view, of the consideration to be received by Vista as a result of the mergers and the share exchange, and were provided to the Vista board of directors in that connection.

    The following is a summary of the material financial analyses presented by First Union to the Vista board on April 10, 2001, in connection with the rendering of its opinion on that date and is not a complete description of the analyses underlying the First Union opinion or presentation. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, First Union did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. First Union believes that its analyses and the summary of its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on the information presented below, without considering all analyses and factors or the benefit of a comprehensive description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion.

    First Union used comparable public company analysis to derive the ranges of implied enterprise value of the Fidelity Subsidiaries. In addition, First Union prepared a contribution analysis using historical and expected future financial performance of Vista and the Fidelity Subsidiaries. First Union also performed a pro forma analysis to evaluate the potential accretive/dilutive effect of the consolidation on the earnings and EBITDA of Vista. Comparison to selected transactions was not utilized because of the lack of recent relevant transactions available. Discounted cash flow analysis was not utilized because of the limited financial projections provided. The Fidelity Subsidiaries only provided First Union with summary financial projections for calendar year 2001.

Comparable Public Company Analysis

    First Union reviewed publicly available financial, operating, and stock market information for the following other publicly traded companies:

  •
  Acxiom Corporation
  •
  CoStar Group, Inc.
  •
  Equifax, Inc.
  •
  Factual Data Corporation
  •
  Fair, Isaac & Company
  •
  InfoUSA, Inc.

    First Union considered these companies to be reasonably similar to the Fidelity Subsidiaries, as they participate in business segments that are similar to those of the Fidelity Subsidiaries. For each of these comparable companies, First Union calculated, among other things, the multiples, based on trading information as of April 9, 2001, of:

  •
  Market price to revenue for both the latest twelve month period ("LTM") for which information was publicly available and calendar year 2001; and
  •
  Market price to EBITDA for the LTM period for which information was publicly available and calendar year 2001.

    The range of price to LTM revenue multiples calculated by First Union for companies comparable to the Fidelity Subsidiaries, was 1.5x to 3.7x, with a median value of 2.5x. The range of price to EBITDA multiples calculated by First Union for companies comparable to the Fidelity Subsidiaries, was 5.0x to 13.2x with a median value of 8.9x.

    The range of price to calendar year 2001 revenue multiples calculated by First Union for companies comparable to the Fidelity Subsidiaries, was 1.2x to 2.4x, with a median value of 2.2x. The range of price to EBITDA multiples calculated by First Union for companies comparable to the Fidelity Subsidiaries, was 4.1x to 9.7x with a median value of 8.2x.

    First Union analyzed the multiples of the comparable companies based on implied enterprise value to revenue and EBITDA for the 12 months ended March 31, 2001 (or the closest date publicly available) and the 2001 calendar year and determined the appropriate multiple range to value the Fidelity Subsidiaries was 2.1x to 2.4x revenue and 7.9x to 9.2x EBITDA. The selected multiple ranges are a range of 15% around the median of the trailing and forward multiple of the selected comparable companies. The multiples were compared to estimated 2001 performance of the Fidelity Subsidiaries as a proxy for the "run-rate" financial performance of the Fidelity Subsidiaries.

    With regard to the comparable public company analysis summarized above, First Union selected comparable public companies on the basis of various factors, including the size of the public company and the similarity of the line of business. However, no public company utilized as a comparison is identical to the Fidelity Subsidiaries. As a result, these analyses are not purely mathematical, but also involve complex considerations and judgements concerning the differences in financial and operating characteristics of the comparable companies and other factors. These factors could affect the transaction or public trading value of the comparable companies to which the Fidelity Subsidiaries are being compared.

    First Union performed a contribution analysis based on historical and projected revenue and EBITDA results for Vista and the Fidelity Subsidiaries as well and the tangible assets and tangible equity of Vista and the Fidelity Subsidiaries as of December 31, 2000. The analysis showed that, excluding the potential impact of synergies, the Fidelity Subsidiaries would have represented 88% of the EBITDA and 56% of the revenue of the combined entity for pro forma 2000, 87% of the EBITDA and 65% of the revenue of the combined entity for pro forma 2001, and 39% of the tangible assets and 81% of the tangible equity of the combined entity as of December 31, 2000.

    First Union analyzed certain pro forma effects resulting from the consolidation, including among other things, the impact of the consolidation on the projected earnings and EBITDA per share of Vista for the year 2001 based on limited projections provided to First Union by Vista and the Fidelity Subsidiaries. The analysis performed indicated that, on a pro forma first year basis, the consolidation would be accretive to Vista's estimated earnings and EBITDA per share for the year 2001.

    The actual operating and financial results achieved by the pro forma combined company may vary from the projected results and such variations may be material.

    Vista retained First Union based on its experience and expertise. First Union is an internationally recognized investment banking and advisory firm. As part of its investment banking business, First Union is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, tender offers, divestitures, leveraged buyouts and private placements of debt and equity securities.

    In the ordinary course of its business, First Union and its affiliates may actively trade the equity securities of Vista and Fidelity for their own account and/or the accounts of their respective customers, and, accordingly, may at any time hold long or short positions in these securities. First Union may provide financial advisory, investment banking or other services to Vista or the Fidelity Subsidiaries in the future and receive fees for those services.

    Pursuant to a letter agreement between Vista and First Union, dated as of May 31, 2000 and amended February 1, 2001, Vista paid to First Union an advisory fee of $25,000 on the date of the execution of the letter agreement and on a quarterly basis thereafter and an opinion fee in the amount of $350,000 on the delivery of the fairness opinion. In addition, Vista has also agreed to pay First Union a success fee on closing of the consolidation in an amount equal to $1.1 million, less the foregoing amounts.

    Vista has also agreed to reimburse First Union for its reasonable travel and other out-of-pocket expenses incurred in connection with its engagement, including the reasonable fees and disbursement of its counsel. In addition, Vista will indemnify First Union against liabilities and expenses related to or arising out of its engagement including the liabilities under the federal securities laws.

    The consideration to be received by the Vista stockholders as a result of the mergers and the share exchange was determined by arms-length negotiations between Fidelity and Vista, in consultation with their respective financial advisors and other representatives, and was not established by those financial advisors.

INTERESTS OF CERTAIN VISTA PERSONS IN THE MERGERS AND THE SHARE EXCHANGE

    Pursuant to the terms of his Executive Employment Agreement, Mr. Howard Latham, Vista's Chief Executive Officer, will receive a severance package consisting of one year of his base salary, continuation of his benefits for one year, outplacement support of up to $15,000 and accelerated vesting of his stock options if his employment is terminated by Vista within one year following a "change of control." In addition, each of the other executive officers of Vista is a party to a Change in Control Severance Agreement that provides the individual with a severance package consisting of between 6 and 12 months of base salary, continued health benefits, and a prorated portion of any bonuses based on achievement of the targets met through the date of termination if the individual's employment is involuntarily terminated after May 1, 2001 or twelve months after a "change of control," other than for cause. The transactions with Fidelity will constitute a change of control pursuant to the terms of these agreements and will result in payment of the severance packages to these individuals if their employment is terminated within the stated periods. The transactions with Fidelity will also cause all options granted under Vista's 1995 Stock Option Plan to become fully vested.

    The holders of Series A, Series A-1 and Series A-2 Preferred, including Century Capital Partners, L.P. and Century Capital Partners II, L.P., which are affiliates of director Richard Freeman, have agreed to convert their shares of Series A, Series A-1, and Series A-2 Preferred Stock to common stock immediately before the closing of the transactions with Fidelity. These conversions provide for an adjustment to the conversion price to $2.20 per share and an agreement by Fidelity to vote its shares in favor of electing the designees of the preferred stockholders to the Vista board of directors for the next two years. Mr. Richard Freeman and Mr. Earl Gallegos are the initial designees.

TREATMENT OF VISTA STOCK OPTIONS AND WARRANTS

    The number and exercise prices of shares of common stock to be issued pursuant to the exercise or conversion of Vista's outstanding stock options and warrants will be adjusted by the reverse stock split.

EXISTING BUSINESS RELATIONSHIPS BETWEEN VISTA AND FIDELITY

    Fidelity is currently the holder of 2,500 shares of Vista's Series F Preferred stock which may be converted into Vista's common stock at a conversion price of $6.37 per share.

    On February 15, 2001, Fidelity purchased Vista's outstanding $18.7 million subordinated, secured convertible debt from Moore (the "Moore Note"). In connection with this purchase, Fidelity also acquired 950,000 shares of Vista's common stock from Moore.

    Concurrently with the execution of the merger agreement on April 12, 2001, Fidelity and Vista entered into a loan agreement pursuant to which Vista may borrow from Fidelity up to $5.0 million (the "Bridge Loan Agreement"). Borrowings under the note bear interest at 9% per annum. Amounts outstanding under the loan must be paid on or before October 3, 2002, subject to earlier payment in the event of subsequent financing or termination of the merger agreement. Vista is required to use the proceeds of this loan for capital expenditures, research and development, expansion of its marketing program, costs associated with closing the mergers and the share exchange and general working capital. The loan is unsecured. As of June 6, 2001, Vista had borrowed $1.2 million from Fidelity under this Agreement.

    Also on April 12, 2001, Fidelity, Vista, and Vista's wholly owned subsidiary Vista DMS, Inc., entered into an agreement regarding the Moore Note, wherein Fidelity agreed as the holder of the Moore Note, effective on April 12, 2001, to:

  •
  suspend Vista's compliance with certain covenants in the Moore Note until the earlier of the date of the closing of the mergers and the share exchange and September 30, 2001;
  •
  extend the maturity date to July 1, 2002; and
  •
  not convert the principal into Vista common stock until the earliest to occur of (a) an event of default; (b) the second anniversary of the date of the closing of the mergers and the share exchange; and (c) the date on which the 30 day trailing average price of Vista common stock equaled or exceeded $3.72.

    Fidelity, Vista and Vista DMS also agreed to amend the Moore Note, effective upon the closing of the mergers and the share exchange, to:

  •
  extend the maturity date by five years to May 3, 2007; and
  •
  to reduce the initial conversion price from $5.44 to $3.72.

    On April 13, 2001 Fidelity assumed Vista's flood business in exchange for a monthly minimum sales fee to Vista.

Fidelity, Micro General and Vista

    The information technology employees of the Fidelity Subsidiaries were transferred to Micro General Corporation, a majority owned subsidiary of Fidelity, on June 1, 2001. Prior to the consummation of the mergers and the share exchange, Vista and Micro General will enter into an agreement pursuant to which Micro General will offer to Vista certain of the technological support services it currently provides to the Fidelity Subsidiaries. We also anticipate that upon the consummation of the mergers and the share exchange, Fidelity and Vista will enter into an agreement pursuant to which Fidelity will provide certain administrative services for Vista, including accounting, legal, investor relations and human resources support. The terms and conditions of this arrangement, including the fee payable to Fidelity for these services, will be negotiated between Fidelity and Vista prior to the closing. At present, Fidelity provides these services to the Fidelity Subsidiaries on an intra-company basis at cost.

COMPLETION AND EFFECTIVENESS OF THE MERGERS AND THE SHARE EXCHANGE; CONSIDERATION

    Mergers.  At the closing of the mergers, four wholly owned subsidiaries of Vista shall merge with each of IDM, MI, FNCS, FNF, each a wholly owned subsidiary of Fidelity, with IDM, MI, FNCS and FNF being the surviving corporations and becoming wholly owned subsidiaries of Vista.

    Share Exchange.  Fidelity shall contribute to Vista its 80% ownership interest in the capital stock of FNTS to Vista in a share exchange.

    Consideration.  In consideration for the mergers and the share exchange, Vista shall issue to Fidelity 120,480,283 (pre-split) shares of Vista common stock which will represent 77% of Vista's outstanding common stock, exclusive of Vista options, warrants, convertible debt and Series F Preferred Stock, so that Fidelity will be the controlling stockholder of Vista.

REVERSE STOCK SPLIT

    On or prior to the closing date of the mergers and the share exchange and subject to the approval of its stockholders, Vista will amend and restate its restated certificate of incorporation in order to effect a one-for-seven reverse stock split. The purpose of the reverse stock split will be to reduce the number of shares of Vista's common stock outstanding after completion of the mergers and the share exchange and to increase the share price of Vista's common stock.

CONVERSION OF VISTA PREFERRED STOCK

    The holders of all of the issued and outstanding shares of Vista's Series A, A-1 and A-2 Preferred Stock have entered into a conversion agreement which obligates them, on or prior to the closing date of the mergers and the share exchange, to surrender their shares of such stock to Vista in exchange for Vista's issuance to them an aggregate of 10,000,000 (pre-split) shares of Vista common stock. This conversion will only occur if the mergers and the share exchange are completed. As part of this agreement, Fidelity has agreed to vote its shares in favor of electing Earl Gallegos and Richard Freeman to the Vista board of directors for the next two years.

    The shares of Vista's Series F Preferred Stock will remain outstanding.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGERS AND THE SHARE EXCHANGE

    The following discussion does not deal with all U.S. federal income tax consequences that may result from the mergers and the share exchange and does not deal with all U.S. federal income tax considerations that may be relevant to particular stockholders in light of their particular circumstances, such as stockholders, if any, who are dealers in securities, banks, insurance companies, tax-exempt organizations, or are foreign persons, stockholders who acquired their stock through stock option or stock purchase programs or in other compensatory transactions, or who hold their stock as part of an integrated investment (including a "straddle") comprised of shares of stock and one or more other positions, or stockholders who have entered into a constructive sale of their stock under the recently enacted constructive sale provisions of the Internal Revenue Code of 1986, as amended (the "Code").

    The following discussion does not address the tax consequences of transactions effectuated prior to, at the time of, or after the mergers and the share exchange (whether or not such transactions are in connection with the mergers and the share exchange), including, without limitation, the exercise of options, warrants or similar rights to purchase stock, or the exchange, assumption or substitution of options, warrants or similar rights to purchase Fidelity stock for rights to purchase Vista common stock. The discussion below assumes that the amount received in the mergers and the share exchange with respect to each share of the Fidelity Subsidiaries common stock is approximately equal to the fair market value thereof. No foreign, state or local tax considerations are addressed herein. This discussion is based on legal authorities in existence as of the date hereof. No assurances can be given that future legislation, regulations, administrative pronouncements or court decisions will not significantly change the law and materially affect the conclusions expressed herein. Any such change, even though made after consummation of the mergers and the share exchange, could be applied retroactively. No ruling from the Internal Revenue Service ("IRS") will be requested concerning the federal income tax consequences of the mergers and the share exchange.

    The tax discussion set forth below is included for general information only. It is not intended to be, nor should it be construed to be, legal or tax advice to any particular stockholder.

    Stockholders are advised and are expected to consult with their own legal and tax advisors regarding the federal income tax consequences of the mergers and the share exchange in light of their particular circumstances, and any other consequences to them of the mergers and the share exchange under state, local and foreign tax laws.

Consequences to Vista Stockholders

    Vista stockholders should not recognize any gain or loss as a result of the mergers and the share exchange.

Consequences to Vista

    Vista should not recognize any gain or loss as a result of the mergers and the share exchange. However, certain of Vista's tax attributes, such as its net operating losses, will likely be subject to limitation as a result of the change in ownership of Vista occurring as a result of the mergers and the share exchange.

ANTICIPATED ACCOUNTING TREATMENT OF THE MERGERS AND THE SHARE EXCHANGE

    The mergers and the share exchange will be accounted for under the purchase method of accounting. Although Vista will be acquiring the Fidelity Subsidiaries, after the transaction, Fidelity will hold a majority of the voting interests in the combined company. Accordingly, for accounting purposes, the acquisition will be a "reverse acquisition" and Fidelity will be the "accounting acquiror." As Fidelity will be the accounting acquiror, its accounts will be recorded at historical costs and the assets and liabilities of Vista will be recorded at their estimated fair market value as of the closing date.

    Intangible assets, including goodwill, will be generally amoritized over a 3 to 15 year period. A pending pronouncement from the FASB may affect the accounting for goodwill in the future.

REGULATORY FILINGS AND APPROVALS REQUIRED TO COMPLETE THE MERGERS AND THE SHARE EXCHANGE

    The mergers and the share exchange transaction is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, which prevents specified transactions from being completed until required information and materials are furnished to the Antitrust Division of the Department of Justice and the Federal Trade Commission and specified waiting periods are terminated or expire. Vista and Fidelity filed on May 2, 2001 the required information and materials to notify the Department of Justice and the Federal Trade Commission of the mergers and the share exchange. The waiting period expired on June 1, 2001.

    The Federal Trade Commission may challenge the mergers and the share exchange on antitrust grounds, either before or after expiration of the waiting period. Additionally, at any time before or after the completion of the mergers and the share exchange, any state could take action under the antitrust laws as it deems necessary or desirable in the public interest, or other persons could take action under the antitrust laws, including seeking to enjoin the mergers and the share exchange. We cannot assure you that a challenge to the mergers and the share exchange will not be made or that, if a challenge is made, we will prevail.

RESTRICTIONS ON RESALE OF VISTA COMMON STOCK

    The shares of Vista common stock to be issued to Fidelity in the mergers and the share exchange will not be registered under the Securities Act of 1933 and will not initially be freely transferable under the Securities Act. The shares will be transferable after one year, subject to certain conditions (including volume limitations) described in Rule 144 under the Securities Act.

LISTING OF VISTA COMMON STOCK

    Vista common stock is currently listed on The Nasdaq National Market under the symbol, "VINF." Vista will submit to The Nasdaq National Market an application for the listing of the shares to be issued to Fidelity and for Vista's common stock to continue to be quoted on the Nasdaq National Market. As part of this application, Vista will request that its ticker symbol be changed to "FNIS."

STOCKHOLDERS' RIGHTS PLAN

    Vista has a stockholders' rights plan that allows the Vista board to resist hostile takeover attempts. The rights plan allows stockholders to purchase a fraction of a share of preferred stock for each common share held in the event of certain changes in Vista's ownership. The Vista board of directors has determined that the stockholders' rights plan will not be triggered by the transactions with Fidelity described by the merger agreement. In addition, Vista's board has further decided that it will terminate the stockholders' rights plan effective upon the closing of the mergers and the share exchange.

BOARD COMPOSITION AND MANAGEMENT OF THE COMBINED COMPANY

    Upon the closing of the mergers and the share exchange:

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  The authorized number of Vista's board of directors will be reduced from eight to seven directors;
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  four existing directors, Robert Boscamp, Thomas R. Gay, Patrick A. Rivelli and Jay D. Seid will resign;
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  Willie D. Davis, William P. Foley, Bradley Inman, Patrick F. Stone, and Cary Thompson will be appointed to the Vista board; and
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  Immediately after the closing, the Vista board will be comprised of Willie D. Davis, William P. Foley, Richard Freeman, Earl Gallegos, Bradley Inman, Patrick F. Stone and Cary Thompson.

As part of the agreement with the holders of the Series A, Series A-1 and Series A-2 Preferred Stock for the conversion of those shares into common stock immediately prior to closing of the mergers and the share exchange, Fidelity has agreed to vote its shares in favor of electing the designees of the Preferred Stockholders to the Vista board of directors for the next two years. Earl Gallegos and Richard Freeman are the initial designees.

    The following people will comprise the board and senior management of the combined company:

    Willie D. Davis, age 66, has served as the President and a director of All-Pro Broadcasting, Inc., a holding company that operates several radio stations, since 1976. Mr. Davis currently also serves on the board of directors of Checkers Drive-In Restaurants, Inc., Sara Lee Corporation, K-Mart Corporation, Dow Chemical Company, Metro-Goldwyn-Mayer Inc., MGM MIRAGE, Alliance Bank, Johnson Controls, WICOR, Inc., Bassett Furniture Industries, Incorporated and Strong Fund.

    William P. Foley, age 56, has served as the Chairman of the Board and Chief Executive Officer of Fidelity since its formation in 1984. Mr. Foley also served as President of Fidelity from its formation in 1984 until December 1994. Mr. Foley is also currently serving as Chairman of the Board of CKE Restaurants, Inc., Checkers Drive-In Restaurants, Inc. and Santa Barbara Restaurant Group, Inc. Additionally, he is Co-Chairman of the Board of Directors of Micro General Corporation, and a director of American National Financial, Inc., Fresh Foods, Inc. and Miravant Medical Technologies, Inc. Mr. Foley will serve as Chairman of the Board and CEO of the combined company.

    Richard J. Freeman, age 48, has served as a director of Vista since October 1996. Mr. Freeman is Managing Director of Century Capital Management Inc. For the past 27 years, Mr. Freeman had held various investment management positions with Kemper Financial Services, First Chicago Corp, Metropolitan Life Insurance Company and the State of Michigan Insurance Bureau and Treasury Department.

    Earl Gallegos, age 42, has served as a director of Vista since January 1998. Mr. Gallegos is the founder and principal of Earl Gallegos Management, a consulting firm specializing in the development and implementation of data processing systems and insurance operations. Prior to 1995, Mr. Gallegos held various management positions, including Vice President of Operations within The Pacific Rim Assurance Company.

    Bradley Inman, age 48, will serve as a director of Vista after the closing of the mergers and the share exchange. In April 1999, he helped found HomeGain.com, an online service that provides resources to assist residential home sellers, and has served as the Chief Executive Office and a director of HomeGain since its formation. Mr. Inman also has owned and operated Inman News Features, a real estate news service which delivers real estate stories to newspapers and Web sites, since 1983. Since June 2000, he has served as a director of Micro General Corporation. Mr. Inman also serves as a director of BRIDGE Housing Corp., a leading nonprofit housing developer. Mr. Inman serves as the chairman of the MSN HomeAdvisor Advisory Group, a free comprehensive guide to finding homes and loans on the internet.

    Patrick F. Stone, age 53, has served as the President of Fidelity since March 2000, and as Fidelity's Chief Operating Officer from March 1997. From May 1995 through March 1997 he was an Executive Vice President of Fidelity and President of Fidelity National Title Insurance Company and four other underwriter subsidiaries of Fidelity. From February 1989 to May 1995 he was President of Fidelity National Title Company of Oregon. He is Co-Chairman of the Board of Micro General Corporation.

    Eric D. Swenson, age 42, will serve as the President, Chief Operating Officer of the combined company after the closing of the mergers and the share exchange. He is currently an Executive Vice President of Fidelity and has served in that capacity since March 2000. Prior to the Chicago Title merger, Mr. Swenson served as Senior Vice President and Managing Director, Southern California of Chicago Title Corporation. Mr. Swenson initially joined Chicago Title Corporation in 1995.

    Cary H. Thompson, age 44, will serve as a director of Vista after the closing of the mergers and the share exchange. Mr. Thompson is a Senior Managing Director with Bear Stearns & Co., Inc., and head of that firm's Los Angeles investment banking office. Since 1992, Mr. Thompson has served as a director of Fidelity National Financial, Inc. From 1996 to 1999, he served as Chief Executive Officer of Aames Financial Corporation, and continues to serve on Aames' board of directors. He also serves on the board of directors of SonicWall, Inc.

    Vista anticipates that the remaining management structure of the combined company will be determined prior to the closing of the mergers and the share exchange transaction.

DESCRIPTION OF VISTA'S BUSINESS

    VISTA Information Solutions, Inc. provides information for making real-estate decisions to professionals and consumers throughout the United States and Canada. Effective December 17, 1999, Vista acquired the assets of Moore Data Management Services. Subsequently, in 2000, Vista reorganized into three operating segments: RE/Commercial, RE/Professional (which includes Data Services and Software Services), and Computer Directed Services—Print. RE/Commercial provides environmental risk information to lenders, engineers and consultants, and insurance risk information to property and casualty insurance underwriters. RE/Professional-Data Services provides disclosure and public record information to the real estate industry. RE/Professional-Software Services provides software solutions, and data management services to the real estate industry. Computer Directed Services—Print provides specialized printing services for large databases.

    Vista was originally known as DataMap, Inc. ("DMI") and was founded in 1975 to develop geographic-demographic analysis tools and data for businesses. Vista focused its initial selling efforts for its database services on the insurance industry through a joint services arrangement with the Insurance Services Office, Inc. ("ISO"). In 1995, Vista changed its name from DataMap, Inc. to VISTA Information Solutions, Inc. after acquiring, through a wholly owned subsidiary, VISTA Environmental Information, Inc. ("VISTA Environmental"). Since 1995 Vista has expanded its information assets and marketing channels through a series of acquisitions discussed below.

    Vista was incorporated under the laws of the State of Minnesota in 1975. On March 27, 1998 Vista was reincorporated in the State of Delaware concurrent with a one-for-two reverse stock split, pursuant to which each two outstanding shares of its common stock were converted into one share of common stock. In connection with the re-incorporation, the par value of its common and preferred stock was changed to $0.001 per share. All references to common shares (prices, conversion rates and common stock equivalents) have been restated to retroactively reflect the effect of the reverse split.

    Vista has engaged in several acquisitions and mergers intended to improve its competitiveness in its core markets. In November 1997, Vista acquired substantially all assets of EnviroCheck, Ltd., a provider of digitized federal environmental documents and high-detail environmental reports. In April 1998, Vista acquired ENSITE Corporation of Denver, a provider of detailed environmental information to engineers and financial institutions. In July 1998 and January 1999, Vista acquired 80% and then the remaining 20%, respectively, of E/Risk Information Services ("E/Risk"), a leading provider of property disclosure reports in California. In October 1998, Vista acquired substantially all the assets of Environmental Information Services, Inc., a provider of environmental research reports. In January 1999, Vista acquired GeoSure, LP, which provides environmental risk and due diligence information services and is a party to a 99-year license agreement with the Sanborn Company to distribute Sanborn® fire insurance maps. GeoSure, LP also owns all shares of National Research Center, LLC, a provider of flood determination information, and a majority interest in National Research Center Insurance Services, Inc., a provider of flood insurance services. In March 1999, Vista acquired EcoSearch Environmental Resources, Inc., a national provider of environmental information services. In December 1999, Vista acquired certain assets of Moore Corporation Limited and its subsidiary, Moore North America, Inc. known as Moore Data Management Services ("DMS") which is a provider of software and management services to the real estate industry in the U.S. and Canada.

    Vista's executive office is located at 5060 Shoreham Place, #300, San Diego, CA 92122, (858) 450-6100.

  Overview

    Vista is a provider of various types of real-estate information. Through a series of acquisitions and research and development efforts Vista has developed a variety of geographic databases of software tools related to real estate decisions. Each of these databases or tools currently serves existing markets with identified revenue streams. Vista intends to integrate many of these databases into its two spatial database management systems known as VISTACheck ® 4. At the same time Vista is integrating its software services for the real estate professional into one platform known as RE/Xplorer. To facilitate this integration, Vista has been organized into three operating segments: RE/Commercial, RE/Professional (which includes Data Services and Software Services), and Computer Directed Services—Print. RE/Commercial provides environmental risk information to banks, engineers and consultants and insurance risk information to property and casualty insurance underwriters. RE/Professional-Data Services provides disclosure and public record information to the real estate industry. RE/Professional-Software Services provides software solutions, and data management services to the real estate industry. Computer Directed Services—Print provides specialized printing services for large databases.

1.  RE/Commercial.

    RE/Commercial consists of two product lines: Environmental Risk and Due Diligence Information Services and the Geographic Underwriting System® (GUS)

  i.
  Environmental Risk and Due Diligence Information Services

    Industry Focus.  The need for environmental risk information originated with the enactment of the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA), which imposes strict liability for the full cost of cleanup of environmentally contaminated property regardless of responsibility for the contamination or fault. The Superfund Amendments and Reauthorization Act of 1986 (SARA) established an "Innocent Landowner" defense, which eliminated liability, provided certain due diligence was performed before acquisition. One step in the process of satisfying the Innocent Landowners Defense requires routine, timely and complete searching of government records for notice of environmental risk. As a result of this legislation and additional enactments of state and federal environmental laws, banks, corporations, attorneys, insurance companies and environmental engineering firms have been and are continuing to seek efficient means to gather environmental information. The consulting engineering market segment has been serving bankers, developers, corporations and others by providing Phase I and Phase II site assessments and many other types of remediation and compliance review services. During 1993, the industry and its clientele adopted new standards, ASTME-1527 and ASTME-1528, which provided clear guidelines for environmental due diligence in commercial real estate transactions. These guidelines require a search of government environmental records to check the known risks associated with a property. The need for this information has greatly increased since the 1970's and 1980's as a number of judicial, statutory, regulatory and economic factors have encouraged participants in the real estate markets (including owners, operators, lenders and insurers) to demand such information to avoid potentially catastrophic environmental cleanup liability.

    In addition to using environmental information to establish the Innocent Landowners Defense, the economic impact of environmental problems on properties and companies arises in a number of other contexts, all having potentially adverse effects on the finances of real estate owners and other parties involved in real estate transactions. Banks are monitored by the FDIC as to the impact of environmental risk on property values and the subsequent effect this has on the value of collateral and on the banks' financial stability. Also, federal securities laws require disclosure regarding the material effects of compliance with federal, state and local environmental laws and pending legal proceedings, and may require discussion of the impact of such compliance.

    Vista has developed a national database containing the location of potential environmental threats and provides detailed information about these sites. This database consists of approximately 3.5 million facilities and properties gathered from more than 600 public sources. On an annual basis, Vista processes approximately 60 million environmental records from such sources, with more than 50,000 facilities or properties added or deleted each month. Vista has developed this database using its proprietary geographic information systems capabilities, and Vista has also created on-line distribution channels.

  Products.

    Real Estate Reports.  These reports provide lenders and engineers with quick, accurate and low cost assessment of known environmental risks on and around the location in question. Real Estate reports are consistent with the ASTME-1527 standards and are used as a supplement to the "Phase I" site assessment process or provide a preliminary screening of properties for potential environmental risks.

    Site Specific Detail Reports.  These reports provide detailed information about registered environmental sites such as leaking underground storage tanks and toxic spills. Engineers often use these reports to support their efforts in environmental due diligence activity.

    Government Detail Reports.  Other information that may restrict land use by real estate developers, utility companies and others can be ordered from us. Examples of this information include wetland areas, flood plains, historic landmarks, and historic districts. NEPAscreen is a report that provides information needed by land developers to comply with the National Environmental Policy Act requirement to review several different topics to determine if this information could impact the potential liability or collateral value of a property.

    Compliance Reports.  Compliance reports provide extensive information about operational compliance with all the major pieces of environmental legislation including the Clean Air Act, Clean Water Act, Resource Conservation and Recovery Act of 1976, Occupational Safety and Health Act of 1970, Toxic Substances Control Act and several others. Compliance reports can be prepared for a specific facility or an entire company including all its facilities. Clients may order these reports to audit their own facilities, for vendor audits or for acquisition analysis and due diligence. Companies can also compare their environmental records with those of competitors, or other companies in the same geographic area. These reports normally include comparisons of compliance records, remediation requirements, Superfund responsibility, toxic release reporting and waste minimization efforts. Major companies seeking ISO 14000 certification can use these products to establish a baseline from which to measure future operational improvements. Others can use it for setting internal goals and management incentives, or for demonstrating superior performance to regulators, investors and other constituencies.

    Historical Reference Products. A complete line of historical map products is available to support ASTM requirements for determining historical use of a property. These include Sanborn® fire insurance maps, historical topographical maps, county-planning maps, property chain-of-title, city directories and others.

    Customer Base.  Vista's customer base for Environmental Risk and Due Diligence Information Services includes environmental consulting engineers, civil engineers, appraisers, financial institutions, law firms, real estate finance companies, insurance companies and major corporations nationwide. Vista's services have many endorsements by the American Bankers Association, many state banking associations and several engineering trade associations.

    Sales, Marketing and Distribution Channels.  Vista markets its Environmental Risk and Due Diligence Information Services through direct sales and affiliate relationships. Vista has approximately 26 direct sales representatives servicing customers across the country, including a sales group located in San Diego, CA, and a sales group located in Indianapolis, IN. These sales representatives target the banking, corporate and engineering markets. The sales force is supplemented by approximately eight affiliated membership organizations that market Vista's products by offering discounts to members and providing direct links from their Web sites. The majority of these products are ordered and distributed through Vista's primary Web site, VISTACheck ®.Customers can also order and receive environmental reports through traditional fax and delivery services.

    Competition.  Vista believes that the principal competitive factors in the environmental information services business are price, accuracy and completeness of data, readability of reports and the speed and ease of delivery. While Vista competes on the basis of each of these factors, its management believes that its primary competitive strengths in the environmental information services business are the accuracy and completeness of Vista's data, the readability of its reports and the speed and ease of delivery particularly through StarView and VISTACheck .

    Vista is aware of only one other firm, Environmental Data Resources, Inc. ("EDR'), with national environmental database service. In addition to EDR, there are other smaller regional and local companies, who are focused on a single state or regional market, compete with Vista in this area. These smaller firms often originate out of an environmental engineering background, focus on a city, state or small region and have strengths in understanding the local available data sources. However, there is one company known as New England Data Map of First Search that is gaining increasing national exposure.

  ii.
  Geographic Underwriting System

    Industry Focus.  Vista has developed a proprietary service known as the Geographic Underwriting System® which delivers address-based hazard and classification information to property/casualty insurance underwriters. GUS provides insurance underwriters and loss control groups of insurance companies with on-line or batch access to a series of reports presenting specific classification and hazard information about the property to be insured. Vista's geo-demographic information databases, technological understanding and techniques of geographic information processing provide the basis for these services. Additional insurance information layers can be added to GUS due to the application's modular design.

    Vista believes that the implementation of the GUS service can improve a property/casualty insurer's underwriting process by reducing the number of misclassifications due to human error, reducing the amount of personnel time involved in the underwriting process, and providing an objective measure which will support the insurer in defending rate determinations before state insurance commissioners and consumer groups. In addition, GUS services provide a total package of risk information that Vista believes is not otherwise presently available on-line or in an easily accessible electronic format.

    Vista's GUS services are the subject of an exclusive arrangement with ISO, the leading supplier of statistical, actuarial, and underwriting information for and about the property/casualty insurance industry. ISO provides advisory services to more than 1,500 participating insurers and their agents which collectively write approximately 80 percent of all property and casualty insurance in the United States. In October 1992, Vista and ISO entered into a 15-year mutually exclusive contract with a five-year extension option to offer a national system to electronically provide geographically based information to insurers (the "ISO Agreement"). The GUS project links Vista's geographic information systems technology with ISO's insurance underwriting and other insurance information. Under the provisions of the ISO Agreement, Vista provides its GUS software and support, and ISO provides contract administration and marketing of the product to Vista's customer base. Generally, Vista shares project revenues equally with ISO. Both companies also equally share the incremental costs of GUS project development through the term of the ISO Agreement, which include cost incurred to date in connection with the development of the Public Protection Classification Layer (see "Products", below).

    Products.  The single product line of GUS can be further classified into its various database layers, which are used by insurers to assess the risks of different types of insurance policies:

    Public Protection Classification ("PPC").  PPC reports provide the following information to the insurance company: (i) ISO standard protection classification; (ii) fire district name; (iii) name of and distance to nearest fire station (measured in tenths of miles); (iv) water supply type; and (v) revision dates for all data and confidence factors for measured distances;

    Auto.  GUS's Auto Layer provides the following information: (i) ISO territory classifications; (ii) drive distances for up to two work addresses; and (iii) revision dates for all data and confidence factors.

    Wind.  GUS's Wind Layer provides the following information: (i) ISO extended coverage zone (residential and commercial); (ii) ISO extended territory code (residential and commercial); (iii) wind pool eligibility; (iv) distance to nearest large body of water and ocean or gulf; (v) five historical wind storm events closest to the insured property, date of occurrence and measured wind speed; and (vi) revision dates for all data and confidence factors for measured distances.

    Crime.  GUS's Crime Layer provides the following information: (i) composite crime rating factor; (ii) arson rating; (iii) motor vehicle theft rating; (iv) robbery rating; (v) aggravated assault rating; (vi) burglary rating; (vii) personal crime index; (viii) property crime index; and (ix) revision dates for all data.

    Brushfire.  Vista also provides an information layer that identifies California property that is located in brush fire zones.

    Customer Base and Sales and Marketing.  GUS is currently being marketed to the insurance industry exclusively through the ISO Agreement. Under the ISO Agreement, a national sales force employed by ISO is responsible for sales of the GUS services to members of ISO. Vista supports ISO's sales efforts by providing sales and technical training presentations for ISO personnel, assisting ISO field sales representatives in preparing proposals, participating in joint field sales calls and sharing resources with ISO at industry trade shows and conferences.

    Vista estimates that the selling and implementation cycle for GUS service to a typical insurance company takes approximately six to nine months. Implementation of GUS requires an insurance company to make a commitment to alter its current way of doing business. For example, a majority of insurance companies do not currently collect employment addresses on auto policy applications, therefore making it difficult to calculate drive distances.

    Competition.  Given the exclusive nature of the ISO Agreement, Vista believes that it does not have any direct competitors for sales through ISO utilizing the GUS software. Certain of the GUS layers, or sub files, do have competitors; however, Vista does not believe that there are any competitors that presently offer an on-line hazard and risk data service comparable to that offered by GUS. However, competing services may be developed and marketed in the future. In addition, customers may choose to develop a competing offering in house.

2.  RE/Professional

    RE/Professional Software Services consists of two primary product lines: MLS Systems and Access Software, and Agent Productivity and Office Management Software.

  i.
  MLS Systems and Access Software

    Industry Focus.  Multiple Listings Services ("MLS") are repositories of property-related information with the most important component being listings of properties available for sale in the geographic region served by the MLS organization. Listings are formatted descriptions (including photos) of the listed property with an asking price. The MLS itself is a cooperative of the member brokerages and agents in a region, who compete for the business of listing and selling homes, yet cooperate in sharing the information on availability and sale prices in order to earn commissions. MLS systems are an essential utility in helping agents conduct their day-to-day business and are the foundation for advanced transaction management services that have the potential to increase the efficiency and lower the cost of the real estate transaction.

    Vista provides MLS organizations with systems integration solutions, which combine computer hardware, internally developed and licensed software, telecommunications, security, customer support and maintenance to provide immediate and reliable access to and updating of the property listings database that represents the "shelf stock" of the real estate profession. Additionally, Vista integrates public records; local and national school databases and other pertinent property-related information into the MLS system for additional fees. From the MLS listing database, agents access the data that is necessary to perform their primary function as intermediary between the buyers and sellers of real estate.

  Products.

    MLS Systems.  RE/Xplorer™, Compass® and Maestro™ are Vista's product offerings that provide management of MLS property listing data. These systems provide reliable management of data using advanced database technology, fast access to pre-defined and customized information and access to supplemental information such as special tax zones and school districts. Vista also provides central hosting of these systems on its networks to provide additional reliability and security.

    Access Software.  ListingsManager™, ListingsManager Pro™, PC Access, PC Access Flyer, MacView® and MacCom are Vista's products that provide access to MLS system data. Users can browse and query listing data using Internet or dial up connections and integrate with their office email and fax systems. Users can also produce flyers, slide shows and other promotional material using these products.

    Sales and Marketing.  Vista employs direct salespeople located in cities in the U.S. and Canada who sell MLS systems and access software to MLS's and real estate agents. Generally these sales take the form of multi-year contracts that often include MLS system software, data management, central hosting, hardware and access software as components of a single contract.

    Competition.  Vista believes that the principal competitive factors that influence the choice of providers of systems and access software by MLS organizations and agents are reliability, ease of use, customer service, integration with supplemental data and price. Vista also believes that it competes effectively in all of these areas in its target markets.

    Vista is aware of other companies, such as Geac/Interealty, MarketLinx, Homeseekers and Realty Plus OnLine, which compete for the MLS business.

  ii.
  Agent Productivity and Office Management Software

    In addition to listing access software, Vista provides software tools to real estate agents designed to enhance sales productivity, customer service and office operations.

    Product. On-Line Agent™ provides comprehensive scheduling, planning and contact management tools for real estate agents. Listing data can be accessed directly and incorporated into the agent's marketing and sales activities. On-Line Agent also features marketing tools to target direct mail activities and produce flyers, slide shows and other promotional material. On-Line Agent is private labeled to REMAX, Realty Executives, Century21 and Royal Lepage.

    On-Line Office provides sophisticated back office management to the small and mid size brokers. It has been customized for the operations of REMAX, Century21 and Realty Executives.

    Sales and Marketing.  The primary sales force for agent productivity software is telesales and selected resellers throughout North America. In addition, there is one direct sales person that provides services to larger clients. Vista also produces customized versions of private label Agent Productivity Software that have been tailored to meet the needs of specific real estate brokers. Vista markets these customized versions directly to those companies.

    Competition.  Vista is aware of one significant competitor that markets productivity software specifically to the real estate industry. There are other smaller real estate-specific competitors as well. Several generic contact management and sales force automation software applications exist such as Goldmine and ACT, which compete with On-Line Agent.

    RE/Professional—Data Services consists of two primary product lines: Property Disclosure and Public Record Information. Vista Property Disclosure was formed in 1998 to provide natural hazard disclosure reports to home sellers in California as required by law. Vista also provides other disclosure reports such as special taxation areas ("Mello-Roos").

  i.
  Property Disclosure

    Industry Focus.  In 1998, legislation became effective in California which requires sellers and their agents to disclose to a prospective buyer whether the property for sale is located in one of six "natural hazard zones" and to make this disclosure on a statutory form known as the Natural Hazard Disclosure Statement ("NHD"). The six zones are:

      1)  A flood hazard zone as designated by the Federal Emergency Management Agency ("FEMA");

      2)  An area of potential flooding after a dam failure (also known as a "dam inundation area");

      3)  A high fire hazard severity zone;

      4)  A wild land fire area (also known as "state fire responsibility area" or "SRA");

      5)  An earthquake fault zone; and

      6)  A seismic hazard zone.

    Products.  In 1998, Vista developed a geographic database and software to provide NHD reports and formed a division known as Property Disclosure Information Services. This division marketed one information product, known as a Home Disclosure Report, to title companies, real estate brokers and home sellers. In July 1998 and January 1999,Vista acquired E/Risk Information Services ("E/Risk"), the leading provider of NHD reports in California. E/Risk's premier product, the Total Disclosure Package ("TDP"), provides all required state and local hazard disclosures, Mello-Roos disclosure, and a required booklet, which includes supplemental information regarding lead-based paint, earthquake preparedness and environmental risks.

    Property Disclosure products are sold primarily as a requirement for commercial and residential property transactions. While the seller is required to provide this information, Vista markets these products primarily to real estate brokers and developers, title companies, escrow companies and MLS organizations. Typically, a seller's real estate agent will recommend a vendor to the seller and order the report to be included in an escrow account.

    Sales and Marketing.  Vista markets its Property Disclosure reports through a staff of direct sales representatives who maintain relationships with real estate professionals and title companies. Vista also has agreements with certain title companies to purchase or refer purchases of Property Disclosure reports. In addition to Vista's direct selling efforts,Vista markets its reports by providing free sample reports to home sellers, participation in trade shows and other industry activities and through banner advertising on related or complementing Web sites. In 2000, through Vista's relationships with multiple listings services, facilitated agreements for the automated order and delivery of property disclosure reports upon listing of a property.

    Competition.  Other than Vista, there are three large competitors and numerous small competitors providing property disclosure reports and services in California. JCP Geologists, Property ID, and LGS, Inc. are larger competitors providing statewide property disclosure data. Other smaller competitors primarily serve small regions and provide manually produced disclosure reports. Vista believes that convenience, accuracy and price are the primary competitive factors in the property disclosure business. Vista further believes that it has significant competitive advantages with respect to convenience and accuracy because of Vista's online database and Internet order and delivery platform.

  ii.
  Public Records

    Industry Focus.  Vista operates its public record business in both the United States and Canada. In the US, the majority of Vista's business is linked directly to its MLS contracts. The information, tax records, assessments, property characteristics, etc., are considered by many MLS's as a critical service element to its realtor members. Vista collects the information on its own as well as purchasing it from several vendors. In Canada public records information is predominately collected and provided in the province of Ontario. Known as TEELA data, it is supplied to some MLS's, but there is a large focus on selling the information to other vertical markets, such as lawyers, home improvement firms, appraisers, and many other sectors that use the information in a variety of ways. The information is now available by subscription over the Internet on the TEELApoint system.

    Sales and Marketing.  In the US, public records are sold by the MLS direct sales force as part of an MLS contract. In Canada it is sold by the MLS direct sales force and separate sales and telemarketing staff to markets other than MLS's. These staff employees direct marketing techniques and trade shows to sell and market TEELA data.

    Competition.  First American Real Estate Information is Vista's dominant competitor in the US. It has consolidated the industry by acquiring many competitors. Dataquick and Landata are two other significant competitors, with many small to medium competitors with a local focus. While price is a factor in competing for the business, timeliness and accuracy are more important. In the province of Ontario, Vista is the largest provider of public records information.

3.  Computer Directed Services—Print

    Industry Focus.  Vista performs independent third party printing work known as Computer Directed Services—Print ("CDS"). CDS specializes in converting database information from non-real estate sources, preparing and printing this data to commercial print standards. Examples of typical CDS sales include large directories, statistic books and automobile parts manuals.

    Sales and Marketing.  Vista sells its CDS services through approximately 6 account representatives who specialize in the individual markets its serves. Selling efforts are directed at an established customer base as well as potential new customers.

    Competition.  Vista believes that the principal competitive factors that influence the choice of printers are quality of work, speed of production and cost. While Vista competes on all of these factors, it believes its primary competitive strengths to be speed, due to its advanced pre-press technology and quality, as an ISO 9000 certified operation.

Employees

    At December 31, 2000, Vista had 692 full time employees including 374 employees in operations, 67 employees in sales and marketing, 201 employees in research and development and 50 employees in finance and administration.

    Certain employees in Vista's Canadian operations are represented by a labor union. Vista has never been subject to any form of work stoppage or strike and have not experienced any labor difficulties. Vista's management believes that its employee relations are good.

Patents, Copyrights and Trademarks

    Vista's business is dependent upon its ability to gather, manipulate and report publicly available data through the use of proprietary techniques. Although Vista's management believes that its business is not significantly dependent upon patent protection, it has investigated possible patent protection for several of the software techniques used in the development of its geographic databases.

    Vista intends to continue renewing registered trademarks and service marks to their fullest extent, or until such time as Vista determines that they are no longer necessary or of value. Vista uses numerous unregistered or pending trademarks and service marks.

Financial Information About Foreign and Domestic Operations and Export Sales.

    Vista's operations are conducted within the United States and Canada. Approximately 18% of Vista's revenues are generated in Canada.

VISTA'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    The following discussion and analysis provides information that Vista's management believes is relevant to an assessment and understanding of Vista's results of operations and financial condition. This discussion should be read in conjunction with the financial statements and footnotes, which appear elsewhere in this proxy statement.

General History

    VISTA provides information for making real-estate decisions to professionals and consumers throughout the United States and Canada. Through a series of acquisitions and its own research and development efforts, Vista has developed a variety of geographic databases and software tools related to real estate decisions. Vista intends to integrate many of these databases into its spatial database management system known as VISTACheck ® 4. The purpose of integrating these databases is to provide a comprehensive set of tools to assist customers with real estate decisions and to provide homeowners' access to providers of related home services. To facilitate this integration, Vista has been organized into three operating segments: RE/Commercial, RE/Professional (which includes Data Services and Software Services), and Computer Directed Services—Print. RE/Commercial provides environmental risk information to lenders, engineers and consultants, and insurance risk information to property and casualty insurance underwriters. RE/Professional-Data Services provides disclosure and public record information to the real estate industry. RE/Professional-Software Services provides software solutions, and data management services to the real estate industry. CDS—Print provides specialized printing services for large databases.

    Note 2 to the audited financial statements found herein provide information about Vista's acquisitions. In particular, the Data Management Services ("DMS") acquisition in December 1999, affects the inter-period comparability of the 2000, 1999 and 1998 operating results.

Results of Operations

Comparison of the Three Months Ended March 31, 2001 to the Three Months Ended March 31, 2000

    Revenue.  Total revenues decreased 15 percent from $22.2 million in 2000 to $18.8 million in 2001. RE/Commercial revenues decreased 12% from $5.2 million in 2000 to $4.6 million in 2001. This is primarily due to a decrease in billings in the Environmental division and a reduction in contracts in the Geographical Underwriting System ("GUS") division. RE/Professional revenues decreased 19 percent from $15.1 million in 2000 to $12.3 million in 2001, primarily due to a decrease in Full Service Multiple Listing Service ("MLS") contracts and pricing as Internet based MLS systems are being deployed. In addition, MLS printing had an anticipated decrease in revenues due to a lower need for paper based MLS catalogs. Broker/Agent revenues also decreased due to lower shipments in 2001. CDS—Print revenues increased 10 percent from $1.7 million in 2000 to $1.9 million in 2001.

    Gross Margin.  Total gross margin decreased 16 percent from $9.1 million in 2000 to $7.6 million in 2001. Gross margin as a percent of revenue remained at 41 percent in 2000 and 2001 resulting from a lower gross margin on the decline in revenue offset by cost reductions effected and a higher gross margin in the CDS—Print operations. RE/Commercial gross margin decreased 20 percent from $4.0 million in 2000 to $3.2 million in 2001, which is consistent to the decreases in revenues by the Environmental and GUS divisions. RE/Professional gross margin decreased 15 percent from $4.7 million in 2000 to $4.0 million in 2001 which is consistent with its decreases in revenues. CDS—Print gross margin decreased 12 percent from $.41 million in 2000 to $.36 million in 2001.

    Selling, General and Administrative.  Total selling, general and administrative expenses decreased 9 percent from $7.2 million in 2000 to $6.6 million in 2001 reflecting cost reductions effected in the fourth quarter of 2000. RE/Commercial selling, general and administrative expenses decreased 8 percent from $1.7 million in 2000 to $1.6 million in 2001. This is primarily due to savings from integration of operations and a reduction in headcount. RE/Professional selling, general and administrative expenses decreased 7 percent from $2.1 million in 2000 to $1.9 million in 2001 primarily due to the reduction of headcount in broker agent operations. CDS—Print selling, general and administrative expenses decreased 8 percent from $.18 million in 2000 to $.17 million in 2001.

    Research and Development.  Total research and development expenses increased 18 percent from $1.1 million in 2000 to $1.3 million in 2001. RE/Commercial research and development expenses decreased 3 percent from $.76 million in 2000 to $.74 million in 2001, primarily due to headcount reductions. Research and Development expenses increased on Vistacheck 4.0 development. RE/Professional research and development expenses increased 68 percent from $.32 million in 2000 to $.54 million in 2001, primarily due to an increase in development costs for the product "RE/Xplorer"2.0. Vistacheck 4.0 and RE/Xplorer 2.0 will replace legacy platforms with decreased support costs and expanded customer features and benefits upon completion and deployment.

    Depreciation and Amortization.  Depreciation and amortization expense increased 3 percent from $2.4 million in 2000 to $2.5 million in 2001. The increase is due to additional amortization from acquisitions and additional depreciation from equipment purchases made throughout 2000.

    Income Taxes.  The Company has recorded a valuation allowance against its entire net deferred tax asset and, accordingly, recorded no benefit for income taxes for the three months ended March 31, 2001 and 2000.

    Pro forma Results of Acquired Business.  The results of operations discussed in this section include approximately 14 days of revenue and expenses from the acquired DMS business for the year ended December 31, 1999. Although these revenues and expenses are not a substantial portion of Vista's total results for 1999, they do, on a proforma basis, represent the greater part of revenues and expenses for 1999. To provide a better understanding of Vista's 2000 and 1999 results and to assist in making comparisons for future periods, the following table depicts unaudited proforma operating results as if the acquisition had occurred on January 1, 1999:

	Year Ended December 31, (in thousands)
	1999			2000
	Vista	DMS	Total	Vista	DMS	Total
Revenue	$25,119	$63,265	$88,384	$24,156	$61,507	$85,663
Gross margin	19,555	18,452	38,007	17,470	16,204	33,674
Operating expenses	32,476	18,418	50,894	21,426	20,736	42,162

Operating income (loss)	$(12,921)	$34	$(12,887)	$(3,956)	$(4,532)	$(8,488)

    The following selected financial data relates to the actual results of Vista for the years ended December 31, 1998, 1999 and 2000. Readers should refer to the consolidated financial statements, commencing on page F-1.

    Comparison of the Year Ended December 31, 2000 to the Year Ended December 31, 1999.

    Revenue.  Total revenues increased 212 percent from $27.5 million in 1999 to $85.7 million in 2000. This increase is primarily due to the inclusion of $61.5 million of revenues from DMS in 2000, which, except for CDS—Print, are included in the RE/Professional business segment. RE/Commercial revenues decreased 6 percent from $21.4 million in 1999 to $20.0 million in 2000. This is primarily due to a decrease in billings in the Environmental division and a reduction in contracts in the GUS division. RE/Professional revenues increased 907 percent from $5.7 million in 1999 to $57.8 million in 2000, primarily due to the DMS acquisition in December 1999. For CDS—Print (also part of the DMS acquisition), revenues increased 2,122 percent from $.3 million in 1999 to $7.2 million in 2000.

    Gross Margin.  Total gross margin increased 73 percent from $19.4 million in 1999 to $33.7 million in 2000. Gross margins as a percent of revenue decreased from 71 percent of revenue in 1999 to 39 percent of revenue in 2000. The changes in gross margins are due to the purchase of DMS in 1999. RE/Commercial gross margin decreased 9 percent from $16.5 million in 1999 to 15.0 million in 2000, primarily due to the decreases in revenues by the Environmental and GUS divisions. RE/Professional gross margin increased 537 percent from $2.8 million in 1999 to $18.0 million in 2000, primarily due to the DMS acquisition in December 1999. For CDS—Print (also a part of the DMS acquisition), gross margin increased 2,154 percent from $.05 million in 1999 to $1.2 million in 2000.

    Selling, General and Administrative Expenses.  Total selling, general and administrative expenses increased 49 percent from $18.3 million in 1999 to $27.2 million in 2000. The increase is primarily due to DMS selling, general and administrative expenses of $11.3 million in 2000. RE/Commercial selling, general and administrative expenses decreased 33 percent from $9.4 million in 1999 to $6.3 million in 2000. This is primarily due to integration charges realized in 1999 as a result of the GeoSure, LP acquisition. In addition, selling, general and administrative expenses for RE/Commercial were lower in 2000 due to office closings in New York and related reductions in headcount. RE/Professional selling, general and administrative expenses increased 217 percent from $2.6 million in 1999 to $8.2 million in 2000, primarily due to the DMS acquisition in December 1999. For CDS—Print (also part of the DMS acquisition), selling, general and administrative expenses increased 2,146 percent from $.03 million in 1999 to $.6 million in 2000.

    Research and Development Expenses.  Total research and development expenses increased 56 percent from $3.3 million in 1999 to $5.2 million in 2000. This increase is primarily due to DMS research and development expenses of $2.1 million in 2000. RE/Commercial research and development expenses decreased 8 percent from $2.8 million in 1999 to $2.6 million in 2000, primarily due to headcount reductions in Vista's research and development departments. RE/Professional research and development expenses increased 655 percent from $.3 million in 1999 to $2.4 million in 2000, primarily due to the DMS acquisition in December 1999.

    Depreciation and Amortization.  Total depreciation and amortization increased 171 percent from $3.6 million in 1999 to $9.7 million in 2000. This increase is primarily due to the amortization of goodwill from the purchase of DMS in 1999, which increased from $1.8 million in 1999 to $5.4 million in 2000, and the increase in depreciation from the purchased DMS assets from $1.8 million in 1999 to $4.3 million in 2000.

    Impairment of Intangible Assets.  Vista evaluates the recoverability of long-lived assets held for use by measuring the carrying amount of the assets against the estimated undiscounted future cash flows associated with them, whenever circumstances indicate such valuation is warranted. At the time such evaluations indicate that future undiscounted cash flows are not sufficient to recover the carrying values of such assets, the assets are adjusted to their fair values.

    In August 1999, Vista engaged an outside consulting firm to conduct an analysis of the value of certain intangible assets. The fair values of acquired technology and goodwill related to the acquisitions of E/Risk, Environmental Information Services and National Research Center were determined to be less than their respective carrying values. Accordingly, Vista recorded a one-time, pre-tax charge of approximately $7.0 million during 1999 to reduce these assets to their appropriate fair values.

    Interest Expense.  Interest expense increased 22 percent from $2.6 million in 1999 to $3.2 million in 2000. In December 1999, Vista issued a secured convertible note and a $7.5 million working capital note to the Moore Corporation Limited in connection with the acquisition of DMS. The working capital note was repaid in full on May 3, 2000 by borrowings under Vista's bank credit facility. Interest expense was attributable to the secured credit line and secured convertible note, which includes amortization of the market valuation discount on the secured convertible note.

    Income Taxes.  Vista has recorded a valuation allowance against its entire net deferred tax asset and, accordingly, recorded no provision for income taxes for the year ended December 31, 2000 and 1999.

    Inflation.  Vista's management believes that inflation has not had a material effect on Vista's results of operations or financial condition.

Comparison of the Year Ended December 31, 1999 to the Year Ended December 31, 1998

    Product Line Revenue and Gross Margin.  Although Vista reported its entire operating results in one segment, management has made a distinction in the following discussion between three principal product lines: Environmental Risk and Due Diligence Information Services ("Environmental"), the Geographic Underwriting System ("GUS") and Property Disclosure Information Services ("Disclosure"), as well as results from the acquired DMS business line.

    Revenue.  Total revenues increased 9 percent from $25.1 million in 1998, to $27.5 million in 1999. This increase is due primarily to the inclusion of $2.4 million of revenue from DMS in 1999. Environmental revenues decreased 5 percent from $16.8 million in 1998 to $15.9 million in 1999. The primary reason for this reduction was that GeoSure's annualized revenue for 1999 was $1.2 million lower than its 1998 reported results. Management believes that this decline has stabilized, though no assurances can be made that the aforementioned decline will not continue. GUS revenues decreased 9 percent from $4.5 million in 1998 to $4.1 million in 1999. In the second quarter of 1999, Vista settled an arbitration with ISO over certain disputed GUS revenues. As a result, Vista discontinued recording revenue that was the subject of this arbitration, resulting in lower revenues for 1999. Revenue from Disclosure increased 135 percent from $1.6 million in 1998 to $3.7 million in 1999. This increase is due to the inclusion of a full year of E/Risk results in 1999 compared to five months in 1998 combined with increased selling efforts in 1999.

    Gross Margin.  Gross margins increased 2 percent from $19 million in 1998 to $19.4 million in 1999. Gross margins as a percent of revenue decreased from 76 percent of revenue in 1998 to 71 percent of revenue in 1999.

    Selling, General and Administrative Expenses.  Selling, general and administrative expenses increased 13 percent from $16.2 million in 1998, to $18.3 million in 1999.

    Depreciation and Amortization.  Depreciation and amortization increased 27 percent from $2.8 million for 1998 to $3.6 million for 1999. This increase is primarily due to purchases of computer equipment in 1999.

    Impairment of Intangible Assets.  Vista evaluates the recoverability of long-lived assets held for use by measuring the carrying amount of the assets against the estimated undiscounted future cash flows associated with them, whenever circumstances indicate such valuation is warranted. At the time such evaluations indicate that future undiscounted cash flows are not sufficient to recover the carrying values of such assets, the assets are adjusted to their fair values.

    In August 1999, Vista engaged an outside consulting firm to conduct an analysis of the value of certain intangible assets. The fair values of acquired technology and goodwill related to the acquisitions of E/Risk, Environmental Information Services and National Research Center were determined to be less than their respective carrying values. Accordingly, Vista recorded a one-time, pre-tax charge of approximately $7.0 million to adjust these assets to their appropriate fair values.

    Interest Expense.  Interest expense increased 313 percent from $617 thousand in 1998, to $2.6 million in 1999. This increase was primarily due to amortization of the note discount of $1.6 million related to IBJ Whitehall notes payable, as discussed below. The increase was also due to interest on a note payable to State Street Bank that had been assumed in the GeoSure merger, and interest and fees related to a factoring agreement with Silicon Valley Bank.

    Inflation.  Vista's management believes that inflation has not had a material effect on Vista's results of operations or financial condition.

Liquidity and Capital Resources

    As reflected in Vista's statements of cash flows, Vista's operations historically have not generated sufficient cash flows to meet the on-going cash needs of Vista. If cash flows from operations are not sufficient to meet cash needs during 2001, Vista may need to raise additional debt or equity financing to meet its operating capital needs. Factors impacting this forward-looking statement are the levels of Vista's overall revenues and overhead expenses, and changes in Vista's accounts receivable turnover. On April 12, 2001 Vista signed a definitive agreement to combine with five real estate related business units of Fidelity National Financial. Under the proposed terms, Fidelity National Financial will contribute the assets and operations of its Tax, Credit, Flood, Appraisal and Property Records businesses in exchange for stock. Also with the signing of the definitive agreement, the Senior, secured credit facility with PNC Bank was amended. In connection with this transaction, Vista intends to restructure its capital stock, including the conversion of the Series A, A-1 and A-2 Preferred Stock into common stock of Vista and the implementation of a reverse stock split to reduce the number of common shares outstanding. Additionally, the parties expect to refinance Vista's existing bank facility. On February 15, 2001 Fidelity National Financial also purchased Vista's outstanding $18.7 million subordinated, secured convertible debt from Moore.

    Net cash provided by operating activities.  Because Vista's overall income performance was decreased due to lower revenue, net cash used by operating activities was $1.7 million during the first three months of 2001 compared to net cash provided of $.005 million during the same period in 2000. In 2001, Cash was used to accommodate Research and Development to increase CDS—Print paper inventory for pending production, installing systems capacity for customers and to reduce trade obligations and other liabilities. Net cash provided by operating activities was $530 thousand compared to $535 thousand for the twelve months ended December 31, 2000 and 1999. Cash was provided primarily by net decreases in Accounts and Lease Receivables offset by decreases in Accounts Payable and Accrued Expenses.

    Net cash used in investing activities.  Net cash used in investing activities was $.27 million during the first three months of 2001 compared to $.68 million in the same period 2000. This resulted from an increase in intangibles relating to acquisition charges in 2000 offset by decreases in deposits and other assets in 2001. Vista also continued its investment in computers, software and other technological equipment to support the requirements of its current operating systems and business needs. Net cash used in investing activities for 2000 was $2.1 million compared to $21.4 million for 1999. The decrease results from 1999 cash payments of $20.8 million related to acquisition activity. Vista has also continued its investment in computers, software and other technological equipment over the last twelve months to accommodate the requirements of newer operating systems and software development tools.

    Net cash provided by (used in) financing activities.  Net cash provided by financing activities was $.23 million in the first three months of 2001 compared to net cash used of $.26 million during the same period in 2000. Cash was provided primarily by increased borrowings on the PNC credit line offset by decreases in equipment lease obligations and currency translations in 2001. Net cash used in financing activities was $1.8 million in 2000 compared to $25.5 million provided by financing activities during 1999. In December 1999, Vista received $20.6 million related to a private placement of 4 million shares of Vista's common stock and 680,000 shares of Vista's Series A-1 and A-2 Preferred Stock as discussed below. In September 1999 Vista also received $5 million from an existing investor for the issuance of Vista's Series A Preferred Stock. These increases were offset by a net decrease in debt from the payment of the working capital note, repaid from the proceeds of the senior secured credit line with PNC Bank. Cash was also used to reduce the senior secured credit line during 2000.

Financing Activities

    In June 1999, Vista entered into an agreement with IBJ Whitehall Bank & Trust Company ("IBJW") for a term loan, a revolving credit facility and an acquisition facility. The term loan, in the amount of $3.5 million, was to be paid in full on December 31, 2004. Proceeds from the term loan were used to retire an existing loan obligation and to repay bank debt. The revolving credit facility, not to exceed $3.5 million, was also to be paid in full on December 31, 2004. Proceeds from the revolving credit facility were used to repay the remainder of the principal and accrued interest under a previous bank credit facility and to provide working capital. The acquisition facility, not to exceed $3 million, intended to provide capital for permitted acquisitions, was not used. Interest charges on these facilities were 3.25 percent above the Eurodollar loan rate and were subject to adjustments based on the financial condition of Vista. Warrants for the purchase of Vista's common stock were issued to IBJW in connection with this credit facility and were recorded as a note discount. In December 1999, Vista used funds from a private equity placement to retire this loan and terminated the agreement. The unamortized portion of the note discount was expensed in 1999.

    In September 1999, Vista sold 102,564 shares of Series A Convertible Preferred Stock to an existing investor at an aggregate price of $5 million. Proceeds from the sale were used to repay a portion of the principal balance of the IBJW loan and to provide working capital for Vista.

    In December 1999, Vista sold 380,000 shares of Series A-1 Convertible Preferred Stock to several investors at an aggregate price of $9.5 million and sold 300,000 shares of Series A-2 Preferred Stock to an existing investor at an aggregate price of $7.5 million.

    The Series A, A-1 and A-2 Preferred Stock are convertible into 8,825,525 shares of Vista's common stock as of December 31, 2000.

    In December 1999, Vista sold 4 million shares of its common stock to a group of investors at an aggregate price of $10 million.

    As consideration in the acquisition of the assets of DMS, Vista issued an $18.7 Secured convertible note to the seller, Moore North America, Inc. The note bears interest at an annual rate of 6.8 percent, payable quarterly, and is due in full July 1, 2002, as amended. $17.1 million of this Note is convertible into 3,143,382 shares of Vista's common stock at the holder's option. The Secured Convertible Note contains covenants that require that Vista, among other things, maintain certain ratios and financial requirements on a quarterly basis, comply with certain reporting requirements, and to obtain approval on events such as incurring senior debt, paying cash dividends, or repurchasing stock. In addition, the Secured Convertible Note contains a default provision that if all or any part of the principal or interest on the Secured Convertible Note or the Working Capital Note, as discussed below, is not paid when it becomes due, then the Secured Convertible Note becomes due and payable. On February 15, 2001 Fidelity purchased the Senior Convertible Note from Moore North America, Inc. as part of its intent to combine assets and operations of its real estate related services business with Vista. Vista is in compliance with all covenants and has performed all obligations required under the terms of the Senior Convertible Note.

    Vista also issued a $7.5 million Secured Working Capital Term Note to Moore North America, Inc. as consideration in the acquisition of the assets of DMS pursuant to which Moore agreed to loan Vista the proceeds from the collection of certain retained receivables. This note bore interest at a rate equal to the prime rate plus one percent. As of May 3, 2000 the Working Capital Note had been paid in full with the proceeds from the financing from PNC bank, as discussed below. Vista was in compliance with all covenants and performed all obligations required under the terms of the Working Capital Note through May 3, 2000.

    On May 3, 2000, Vista entered into a credit agreement with PNC Bank to borrow up to $10 million. Borrowing availability under this agreement is based on the amount of eligible accounts receivable and cash flow from lease receivables. Borrowings bear interest at a rate equal to the Prime Rate plus 1.0% and are due to be repaid on the earlier of the maturity date of the Secured Convertible Note or April 17, 2003. A portion of the proceeds from this loan have been used to retire the Working Capital Note from Moore discussed above. Vista is in compliance with all covenants and has performed all obligations required under the terms of the credit agreement as of December 31, 2000, pursuant to the amended agreement.

Quantitative and Qualitative Disclosure About Market Risk

    Vista believes that the interest rate risk related to any of its assets is not significant. Vista does not maintain available cash resources in interest sensitive instruments and we attempt to manage any risks associated with its accounts receivable through periodic reviews and establishment of appropriate allowances as part of its internal controls and policies.

    Interest changes will directly affect Vista's borrowing costs, since its bank indebtedness bears interest at a rate related to the prime rate. If interest rates were to change by 10% from the rates in effect on March 31, 2001, that hypothetical change would not have a significant effect on the costs we incur in Vista's business. However, Vista's financial performance will be affected more significantly by the pace of economic activity (and particularly real estate related transactions) which changes in part through the effect of prevailing interest rates.

DESCRIPTION OF THE BUSINESS OF THE FIDELITY SUBSIDIARIES

General

    The Fidelity Subsidiaries consist of five real estate information-related services:

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  Web-based property valuation;
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  real estate tax information, property tax payment disbursement and delinquency, monitoring and tracking services;
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  flood determination and life-of-loan flood zone monitoring services;
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  credit reporting services; and
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  other residential and commercial real estate information services, and document management support services for complex litigation.

Product Lines

    Residential Real Property Valuation Services.  Assessing the value of the real property that will secure a loan is one of the key components of a mortgage lending decision. Loan servicers routinely re-evaluate loans and loan portfolios to manage risk and loss due to loan defaults. In addition, property valuation services are used by investors to assess the value of a loan portfolio in connection with sales of mortgages in mortgage securitization transactions and other transactions in the secondary market for real property mortgages. Historically, lenders and investors required a comprehensive property appraisal as part of their loan origination requirements or mortgage investment decisions. Such appraisals traditionally involved labor-intensive inspections of the real property in question and of comparable properties in the same and similar neighborhoods.

    In recent years, the increasing availability of reliable information related to real estate and real estate transactions has encouraged lenders and other real estate professionals to use alternatives to traditional appraisals. Depending on the nature of the loan and the amount of reliable information available about a property, a lender may not require a full appraisal. For example, a lender may not require a full appraisal be conducted for a second mortgage. The Fidelity Subsidiaries' residential real property valuation business line offers its customers a broad range of services which allow them to match their risk of loss with alternative forms of property evaluations, depending upon their needs and regulatory requirements, providing residential real property valuation and collateral evaluation services for loan originators, mortgage brokers and loan servicers through its nationwide network of more than 15,000 licensed real estate professionals and appraisers.

    Residential Real Property Tax Services.  Many residential loan investors and primary mortgage insurers require that servicers of loans that do not meet certain loan-to-value ratio requirements maintain escrow accounts into which borrowers must deposit monthly payments against pending property tax obligations. The servicer then pays the taxes on or before the due date. In order to properly manage these escrow accounts and ensure that the taxes are timely paid, residential loan servicers need property tax monitoring services. In addition, property tax service companies can help lenders ensure that borrowers pay their real estate taxes on a timely basis even if an escrow account is not a requirement of the loan. The Fidelity Subsidiaries' residential real property tax services business line provides these property tax services and tax data to financial institutions. The Fidelity Subsidiaries procure property tax data from county property recording offices, and formats the data so that it can be processed by a financial institution customer's automated loan servicing system. Using an automated escrow reporting and payment system, a financial institution can make timely payment of property taxes on those loans for which the institution is required to provide property tax escrow accounts. The Fidelity Subsidiaries' automated system allows an institution to significantly reduce the time and costs associated with the manual processing of tax payments.

    Flood Zone Determination and Life-of-Loan Monitoring Services.  Congress passed the Flood Disaster Protection Act of 1973 and the National Flood Insurance Reform Act of 1994 in response to catastrophic losses suffered in the wake of major flooding disasters. Under these laws and the related regulations, all federally-insured or regulated lenders must:

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  determine whether a structure on the property offered as security for a loan is or will be located in a special flood hazard area;
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  document the method of determining flood hazard status;
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  require that flood insurance to the appropriate dollar limit is obtained; and
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  during the term of the loan, ensure that flood insurance is maintained or added if the lender becomes aware that the property involved subsequently becomes part of a special flood hazard area.

    In response to this legislation, affected lenders must either provide these services in connection with their loan origination and servicing activities or outsource these required services to third parties. To help financial institutions comply with these federal requirements, the Fidelity Subsidiaries' flood services business offers two services: basic flood zone determination certification and life-of-loan flood zone determination services.

    At the time of loan origination, the lender or loan broker will contact the Fidelity Subsidiaries and request a determination as to whether a particular address is located in a special flood hazard area. The Fidelity Subsidiaries process this request through a proprietary, automated system that accesses and interprets Federal Emergency Management Agency, or FEMA, flood maps, then certifies the status of the property to the lender or loan broker. The certification is provided on a "real-time" basis through the Internet or a computer desktop application.

    In addition to the flood zone determination certification service, the Fidelity Subsidiaries offer a "life-of-loan" flood zone determination contract that monitors certificates for any changes, such as FEMA flood map revisions. This monitoring service is designed to enable financial institutions to comply with the federal regulations mandating life of loan flood zone monitoring.

    In addition to the two main flood-related services, the Fidelity Subsidiaries also offer other real estate information services to lenders, such as providing disclosures enabling mortgage originators to comply with the Home Mortgage Disclosure Act and census tract data and performing loan portfolio reviews for flood zone regulatory compliance.

    Credit Reporting and Information Services.  Consumer credit information is critical to the mortgage lending industry because a lender's decision to make a loan is often based upon a consumer's credit history. In evaluating the credit quality of a borrower, the loan originator uses the credit risk score of that borrower. The credit risk score is a statistical credit score generated by models developed by a third party and made available to mortgage lenders through three national credit bureaus. The models were derived by analyzing data on consumers in order to establish patterns that are believed to be indicative of the borrower's probability of defaulting on a loan. The credit risk score is based on a borrower's historical credit data, including:

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  payment history;
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  delinquencies on accounts;
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  levels of outstanding indebtedness;
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  length of credit history;
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  types of credit; and
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  bankruptcy experience.

    The extent to which a lender will rely on credit information and seek to verify the information from a credit report depends upon the lender's risk tolerance and the nature of the loan product.

    The Fidelity Subsidiaries' credit service business provides credit-reporting services to commercial banks, mortgage companies and consumer lenders. Its products include a merged credit report that contains credit history data on individual or joint credit applicants acquired from a three credit bureau combination of Experian, Trans Union and Equifax databases for national coverage. The Fidelity Subsidiaries can consolidate and organize information from these credit bureaus and deliver a concise report to its customer. The Fidelity Subsidiaries also offer a residential mortgage credit report that meets Federal National Mortgage Association, Federal Home Loan Mortgage Corporation, Federal Housing Administration and Veterans Administration guidelines. The Fidelity Subsidiaries also offer products which provide credit information for people with little or no credit history and credit information with respect to self-employed borrowers.

    Other Real Estate Information and Document Management Support Services.  Official real property records are filed locally in the county in which the related real property is located. Many of these local recording offices keep only paper or microfiche records, and few have the ability to provide real property records in an electronic format. The Fidelity Subsidiaries' real estate information business has worked with Lexis-Nexis Group, a division of Reed Elsevier, Inc., to build Lexis-Nexis's nationwide real estate information database, providing the real estate industry with access to these property records in electronic format for a variety of applications. The real estate information business gathers property records in paper format from county recording offices and contracts with a company located in the Philippines to convert the records into electronic format.

    The Lexis-Nexis database currently includes eight years of historical residential and commercial real estate transaction data including ownership information, property characteristics, and assessment and tax information for each covered county. The coverage is national and includes information from 1,100 assessment counties and 600 recorder's counties in 44 states, representing about 75% of the total residential properties in the United States. The real estate information business's agreement with Lexis-Nexis provides it with non-exclusive rights to provide on-line reports related to real estate information and comparable real property sales information to end-users, such as home buyers and sellers, real estate brokers, lenders and title insurance companies. The agreement is in effect through December 31, 2005.

    The real estate information business's data formatting capability also provides document management support services for complex litigation. Large, complex litigation matters involve the review, analysis and classification of documentary evidence in quantities that can overwhelm even the largest law firms. The ability to quickly and accurately identify and locate documents that may be responsive to a discovery request or are essential for research or trial preparation can be critical to a law firm's ability to present and defend its case. Companies that offer document management support services have become an essential participant in the litigation process.

    The real estate information business provides imaging, document production and data conversion services for major law firms and corporate in-house legal departments. Using these services, its clients can:

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  search, locate, and view documents regarding a particular witness or issue;
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  identify documents by date, type, author or subject matter; and
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  organize documentary evidence produced in the discovery phase of a lawsuit and respond to document production requests.

  Competition

    Residential real property valuation businesses compete based upon product quality and reliability, customer service, price and the ability to offer diverse services designed to meet a broad range of customer needs. Leading competitors include including First American Real Estate Services, TransUnion and LSI. Management believes that its residential real property valuation business's primary competitive advantage is its prompt delivery of valuation assessments and related information through Web-based applications.

    Tax services businesses compete based primarily on price and service. The Fidelity Subsidiaries' tax services automated systems enable it to compete on the basis of both of these factors. The Fidelity Subsidiaries' leading competitors in the tax services industry are Transamerica Tax Service, First American Tax Service, Lenders Real Estate Tax Service and ZC Sterling Tax Service. Together, Transamerica and First American control more than 75% of the market. The Fidelity Subsidiaries have a market share of approximately 8% in the tax services market and management believes that its primary opportunity to increase market share is in the area of "sub-prime" lending, or lending to borrowers with riskier credit profiles. Because the fee the Fidelity Subsidiaries charge for the tax service is paid in full at the closing of the related real property loan transaction, and the average life of a sub-prime mortgage loan is shorter than the average life of traditional prime mortgage loans, management believes the sub-prime market offers it the opportunity to earn higher margins on its tax service contracts than it would on prime mortgage loans.

    The Fidelity Subsidiaries' flood services compete with over 140 flood zone determination providers in the United States. The Fidelity Subsidiaries currently control approximately 17-18% of the flood zone determination market and is the second largest provider in the United States. Competition in flood services is primarily based on price, speed of service, technology, overall efficiency and the extent of the performance guarantee offered to the customer.

    The Fidelity Subsidiaries' credit services face three significant national competitors in the credit services industry: First American Credco, Equifax and Factual Data. Other competitors include small, regional credit service providers. Competition is based primarily on price and service through the application of technology. The Fidelity Subsidiaries have the capability to provide credit data directly to the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation during the loan origination process, which management believes gives it a significant competitive advantage and will help it to increase its market share.

    Lexis Nexis and the real estate information business compete with the databases maintained by First American Real Estate Information and Dataquick. Competition is based primarily on the database's breadth of geographic coverage, data content and data quality and on customer service. The main bases for competition in this industry are accuracy, speed of delivery and cost.

  Seasonality

    The business cycle of the residential real property valuation services, flood services and credit services business lines have historically been closely aligned with the home equity credit market. Volumes increase in the early spring, followed by a slower summer season, a relatively busy fall and a significantly slower winter. Fluctuations in tax services' revenues usually result from changes in mortgage interest rates, rather than from seasonal trends. Revenues increase during periods of relatively low interest rates due to higher refinance volumes and decline during periods of relatively high interest rates. The real estate information and document management support services business does not experience seasonal fluctuations in revenue.

  Customers

    The principal customers for the Fidelity Subsidiaries' product lines are mortgage lenders and originators, residential loan servicers, and other real estate professionals. Except for the relationship between the real estate information business and Lexis-Nexis, none of the Fidelity Subsidiaries' product lines experience material customer concentration. All of the product lines benefit from cross-selling by Fidelity affiliates.

  Employees

    At December 31, 2000, the Fidelity Subsidiaries had approximately 864 full time employees. The Fidelity Subsidiaries' employees are not parties to collective bargaining arrangements. Management believes its relations with its employees are good.

  Government Regulation

    The Fidelity Subsidiaries are subject to the Gramm-Leach-Bliley Act governing the collection, use and sharing of nonpublic information about consumers. The rules became effective November 13, 2000, but enforcement has been delayed until July 1, 2001. The rules require disclosure of privacy policies to consumers and, in some circumstances, allow consumers to prevent disclosure of certain personal information to nonaffiliated third parties. The privacy provisions of the Gramm-Leach-Bliley Act will affect how consumer information is transmitted through diversified financial services companies and conveyed to outside vendors. The rules also govern the use of the personal information by the outside vendors.

    The impact of the Gramm-Leach-Bliley Act on each of the Fidelity Subsidiaries will vary depending on the relationship between the Fidelity Subsidiary and consumers. The Fidelity Subsidiaries will be required to maintain the privacy of any protected personal information they receive from financial institutions. It is not possible at this time to assess fully the impact of the privacy provisions on any of the Fidelity Subsidiaries.

    Pursuant to federal law, real estate appraisers are subject to regulation by state boards. These state boards generally require that persons who perform appraisal services be licensed or certified or work under the supervision of a licensed or certified appraiser. There is currently a dispute in several states as to whether certain of the valuation services performed by the residential real property valuation services business constitute "appraisals" as defined by the various states' regulations. If these valuation services are determined to constitute appraisals, the states' boards will have the authority to regulate the provision of valuation services such as those performed by this business.

    Last year, as part of a settlement of a legal dispute between the residential real property valuation services business and the Oregon Appraiser Licensing and Certification Board, the Oregon Board agreed that the business would be permitted to perform evaluations in Oregon in accordance with certain federal laws. We cannot guarantee a similar outcome if similar real property valuation practices were challenged in any other jurisdiction.

    Through the credit services business line, the Fidelity Subsidiaries distribute consumer and business credit information, and certain of these activities and services are subject to regulation under various federal laws, including the Fair Credit Reporting Act, and similar state laws. The Fidelity Subsidiaries' current compliance costs with respect to these laws are not material, and management does not believe that additional regulations will be imposed that will have a material adverse effect on the credit services business. However, additional or modified federal, state or local data use regulations may impose increased compliance costs on the Fidelity Subsidiaries' credit operations.

Legal Proceedings

    There are currently no pending or threatened litigation matters related to the operations of the Fidelity Subsidiaries that, if adversely determined, could have a material adverse effect on the business, operations, property or financial or other condition of any of the Fidelity Subsidiaries.

COMBINED FIDELITY SUBSIDIARIES' MANAGEMENT'S DISCUSSION AND ANALYSIS
AND RESULTS OF OPERATIONS

    The following discussion is intended to provide information to facilitate your understanding and assessment of significant changes and trends to the financial condition and results of operations of the Fidelity Subsidiaries. This discussion should be read in conjunction with Selected Combined Financial Data of the Fidelity Subsidiaries and with the audited financial statements of the Fidelity Companies, the Chicago Companies and International Data Management Corporation and notes thereto, which are included elsewhere in this proxy statement. The results of operations for the Fidelity Subsidiaries include all charges incurred in operating the Fidelity Subsidiaries as if they were operated on a stand-alone basis without support from Fidelity. All such charges, including rent, depreciation, officers salaries, advertising, utilities, accounting and legal costs, have been specifically identified and charged to the various operations. No general or non-specific allocations have been made. The presentation of the audited financial statements is further discussed below.

Regarding the Fidelity Subsidiaries, Former Chicago Title Subsidiaries and IDM

    On March 20, 2000, Fidelity acquired Chicago Title Corporation in a merger transaction. Subsequent to the Chicago Title merger, Fidelity combined its flood services and credit services businesses with the flood services and credit services business of Chicago Title that it acquired in the merger. Fidelity also acquired Market Intelligence, Inc., in the Chicago Title merger. Fidelity acquired International Data Management Corporation, or IDM, on January 3, 2001. The accompanying financial statements of IDM include the results of operations for each of the years in the three year period ended December 31, 2000, all prior to its acquisition by Fidelity. To present you with the most meaningful description of the historical financial results of the Combined Fidelity Subsidiaries, the following discussion combines the results of the entities that constitute the Combined Fidelity Subsidiaries for the periods presented.

    Included elsewhere in this proxy statement are the audited financial statements of the Fidelity Subsidiaries and the notes thereto. The audited financial statements for the "Chicago Companies" include the financial results of Market Intelligence, Chicago Title Flood Services, Inc. (Chicago Title's flood services operations), and Chicago Title Credit Services, Inc. (Chicago Title's credit services operations), for the two year period ended December 31, 1999 and the three month period ended March 31, 2000. The audited financial statements for the "Fidelity Companies" include the financial results for Fidelity National Flood, Inc., Fidelity National Credit Service, Inc., and Fidelity National Tax Services, Inc., for each of the years in the three year period ended December 31, 2000, and the financial results for the Chicago Companies from and after March 31, 2000, the closest month-end to the date of the Chicago Title merger.

Comparison of Years Ended December 31, 1998, 1999 and 2000

    The comparison of the years ended December 31, 1998, 1999 and 2000 are based on the aggregated historical results of all of the Fidelity Subsidiaries. The combined historical results do not include the effects of purchase accounting adjustments, primarily the amortization of cost in excess of net assets acquired prior to the Chicago Title merger in March 2000 and the IDM acquisition in January 2001. See Selected Consolidated Financial Information for a reconciliation of how the financial information for each of the years in the three-year period ended December 31, 2000 was derived.

    Overview.  The following table presents combined financial data for the years indicated:

	Year Ended December 31,
	1998	1999	2000
	(in thousands)
Total revenue	$105,090	$111,384	$113,082

Total expenses	$90,076	$103,777	$107,857

Net earnings	$8,373	$3,869	$1,871

    Revenue.  Fluctuations in revenues from real estate related services generally track closely with the level of real estate activity. Real estate sales are directly affected by changes in the cost of financing purchases of real estate—i.e., mortgage interest rates. Other macroeconomic factors affecting real estate activity include, but are not limited to, demand for housing, employment levels, family income levels and general economic conditions.

    Total revenue for the Fidelity Subsidiaries in fiscal 1999 of $111.4 million reflects a $6.3 million, or 6.0%, increase from fiscal 1998 revenue of $105.1 million. The increase in revenue in 1999 over 1998 is primarily the result of expansion into new geographic markets and the continued strength in the Fidelity Subsidiaries' core real estate related service operations, offset in part by increases in interest rates beginning in the second half of 1999 which resulted in lower transaction volume during the latter part of 1999, in addition to price reductions offered by the Fidelity Subsidiaries on some products in response to competitive pressures.

    Total revenue for the Fidelity Subsidiaries in fiscal 2000 increased $1.7 million, or 1.5%, to $113.1 million from $111.4 million in fiscal 1999. The increase was primarily the result of the launch of new Internet products, expansion in sales and marketing of document management support services for complex litigation, and the Fidelity Subsidiaries' continuing efforts to increase their customer base. The increase in revenue in 2000 was partially offset by steady interest rate increases, which began in the second half of 1999 and continued through most of 2000, and by continued price reductions by the Fidelity Subsidiaries in response to competitive pressures.

    Expenses.  Operating expenses consist primarily of personnel costs and other operating expenses. Personnel costs include base salaries, commissions and bonuses paid to employees, and is one of the Fidelity Subsidiaries' most significant operating expenses. These costs generally fluctuate with sales volume. Personnel costs totaled $35.2 million, $38.6 million and $40.2 million for the years ended December 31, 1998, 1999 and 2000, respectively. As a percentage of revenues, personnel costs have increased marginally over the three year period ended December 31, 2000, totaling 33.5%, 34.6% and 35.6% for 1998, 1999 and 2000, respectively. The increase in 1999 over 1998 is primarily the result of adjusting the number of employees to the revenue levels. The increase in 2000 is primarily attributable to bonuses paid by IDM to its employees in anticipation of its acquisition by Fidelity and to increased costs for employee benefits provided to former Chicago Title employees resulting from the Chicago Title merger. The Fidelity Subsidiaries have undertaken significant measures to maintain appropriate personnel levels and costs relative to the volume of business while maintaining customer service standards and quality controls. Management of the Fidelity Subsidiaries continues to monitor prevailing market conditions and will adjust personnel costs in accordance with activity.

    Other operating expenses consist primarily of information access fees, facilities expenses, commissions to non-employees, postage and courier services, computer services (including personnel costs associated with information technology support), professional services, advertising expenses, general insurance, depreciation expense, interest expense and trade receivable allowances. Other operating expenses totaled $53.4 million, $63.6 million, and $64.9 million in 1998, 1999, and 2000 respectively. As a percentage of total revenue, other operating expenses were 50.8%, 57.1%, and 57.4% in 1998, 1999, and 2000, respectively. The increase in other operating expenses as a percentage of total revenues in 1999 over 1998 is primarily due to increases in the cost of information access fees and commissions combined with the decrease in sales prices due to price compression within the market. Other operating expenses as a percentage of revenue in 2000 were relatively consistent with the rate established in 1999.

    Amortization of cost in excess of net assets acquired was $1.5 million in 1998, $1.6 million in 1999 and $2.8 million in 2000, reflecting the additional amortization of the cost in excess of net assets acquired attributable to the Chicago Title merger in March 2000.

    Income tax expense as a percentage of earnings before income taxes for 1998, 1999 and 2000 was 44.2%, 49.1% and 64.2%, respectively. The increase in income tax expense as a percentage of earnings before income taxes is attributable to the impact of non-deductible expenses and the non-deductibility of cost in excess of net assets acquired, particularly recorded pursuant to the Chicago Title merger in March 2000.

Discussion of Fidelity Companies for Years Ending December 31, 1998, 1999 and 2000

    The historical results of the operations of the Fidelity Companies for 1999 and 2000 are not comparable due to the Fidelity acquisition of the Chicago Companies in March 2000.

    Total revenues for 1999 reflect a decrease of 2.8% compared with 1998 due primarily to decline in the level of real estate activity or a result of an increase in interest rates in the latter half of 1999. Total expenses for 1999 reflect a increase of 15.3% compared with 1998 primarily due to increase in the cost of information access fees and commissions.

Liquidity and Capital Resources

    The Fidelity Subsidiaries' primary cash requirements include personnel, operating expenses, taxes and capital expenditures for property and equipment and software. Historically, these cash requirements have been funded primarily from operating cash flows. Management believes that all anticipated cash requirements for current operations will be met from internally generated funds. Management regularly monitors the Fidelity Subsidiaries' short-and long-term liquidity requirements to match cash inflows with cash requirements. Management forecasts the Fidelity Subsidiaries' daily cash needs and periodically reviews short-and long-term projected sources and uses of funds, as well as the assumptions underlying the projections.

Quantitative and Qualitative Disclosure About Market Risk

    Management of the Fidelity Subsidiaries believes that the interest rate risk related to any of the Fidelity Subsidiaries' assets is not significant. The Fidelity Subsidiaries do not maintain available cash resources in interest sensitive instruments and attempt to manage any risks associated with accounts receivable through periodic reviews and establishment of appropriate allowances as part of internal controls and policies.

MANAGEMENT OF THE FIDELITY SUBSIDIARIES

    Management of the Fidelity Subsidiaries has been performed by the executive management of Fidelity itself, and, except as discussed under the heading "Board Composition and Management of the Combined Company," the identities of the Fidelity Subsidiary management at the operational level is not material.

RELATED PARTY TRANSACTIONS OF THE FIDELITY SUBSIDIARIES

Fidelity and the Fidelity Subsidiaries

    On March 20, 2000, Fidelity acquired Chicago Title Corporation in a merger transaction. Subsequent to the Chicago Title merger, Fidelity combined its flood services and credit services businesses with the flood services and credit services business of Chicago Title that it acquired in the merger. Fidelity also acquired MI, in the Chicago Title merger.

    Each of FNCS, FNF and MI engage in business transactions with Fidelity and Fidelity's other subsidiaries. During fiscal year 2000, FNCS, FNF and MI received an aggregate of $1.4 million in payments related to those transactions and paid to Fidelity an aggregate of $0.6 million. At December 31, 2000, the Fidelity Subsidiaries were owed an aggregate of $5.7 million by affiliated Fidelity companies. These related primarily to cost reimbursement and tax allocation agreements and advances to such affiliates.

    Through the acquisition of Chicago Credit, Fidelity holds a related party note payable to Chicago Title & Trust Company, itself a subsidiary of Fidelity, in the amount of $1.1 million. The note originated in 1995 and bears interest at the prime rate plus one percent with principal and interest due on August 11, 2002.

    Each of MI, Chicago Flood Services and Chicago Credit Services engaged in business transactions with Chicago Title and Trust Company and certain of Chicago Title's other subsidiaries. During the three- month period ended March 31, 2000, the closest month-end to the date of Fidelity's merger with Chicago Title, MI, Chicago Flood Services, and Chicago Credit Services paid approximately $920,000 to related parties, and received commissions from related parties of approximately $1.9 million. The amount due from affiliated Chicago companies at March 31, 2000 was $5.0 million. These items primarily relate to amounts due under cost reimbursement and tax allocation agreements and advances from affiliated Chicago companies. Chicago Title Corporation and Chicago Title and Trust are reimbursed for expenses in the ordinary course of business, including expenses related to use of facilities and certain personnel related expenses.

IDM

    In September 2000, IDM entered into a lease for office space with its then-sole shareholder for $60,000 annually. The sole shareholder was a private individual who sold IDM to Fidelity in January 2001. Prior to September 2000, the lease expense was borne by the sole shareholder.

    IDM entered into several transactions with IDM-Manila, a Philippines company partially owned by the former owner of IDM. IDM-Manila converts data into requested formats as instructed by IDM. Additionally, IDM contracts with IDM-Manila to maintain the Lexis-Nexis database. During 2000, IDM paid to IDM-Manila approximately $1.6 million for data entry. The fee is based on the numbers of records converted.

FIDELITY SUBSIDIARIES' STOCK OWNERSHIP OF MANAGEMENT
AND CERTAIN BENEFICIAL OWNERS

    As of the date hereof, Fidelity owns all of the outstanding capital stock of IDM and 160,000 shares of the Series A Preferred Stock, no par value, of Fidelity Tax, which preferred shares represent an 80.0% equity ownership of Fidelity Tax. Chicago Title and Trust Company, itself a wholly owned subsidiary of Fidelity, owns all of the outstanding capital stock of Fidelity Flood, Fidelity Credit and Market Intelligence. Following the closing of the mergers and the share exchange, Vista will own all of the outstanding capital stock of IDM, Fidelity Flood, Fidelity Credit and Market Intelligence.

    The outstanding capital stock of Fidelity Tax not owned by Fidelity consists of an aggregate of 40,000 shares of common stock, no par value, representing a 20.0% ownership interest in Fidelity Tax. Those shares are held in varying amounts among William F. McCreary, Sr., Trustee of The McCreary Family Trust, Christopher M. McCreary, William F. McCreary, Jr., Dean P. McCreary, Mark R. Johnson and Alan H. Martin, and those individuals or trusts will continue to own their shares of Fidelity Tax common stock following the closing of the share exchange. The Series A Preferred Stock of Fidelity Tax is entitled to dividend and liquidation preferences and weighted average dilution protection against issuances of Fidelity Tax capital stock at a price less than the issue price of the Series A Preferred Stock. The Series A Preferred Stock votes with the Fidelity Tax common stock on an "as-converted" basis.

UNAUDITED SELECTED PRO FORMA COMBINED FINANCIAL INFORMATION

    The following unaudited pro forma combined condensed financial information is based upon historical financial statements of the Fidelity Companies, the Chicago Companies, International Data Management Corporation and Vista, and has been prepared to illustrate the effects of (i) the Chicago acquisition by Fidelity in March 2000, (ii) the IDM acquisition by Fidelity in January 2001, (iii) the reverse acquisition purchase accounting of Vista by the Fidelity Subsidiaries, as accounting acquiror, (iv) the conversion of the Series A, A-1 and A-2 preferred stock into common stock, and (v) the one-for-seven reverse stock split. For a more detailed description of the purchase method of accounting, see "Anticipated Treatment of the Mergers and the Share Exchange," included elsewhere in this Proxy Statement. The information provided for the Fidelity Subsidiaries has been derived from the Fidelity Subsidiaries' historical financial statements. The information provided for Vista has been derived from Vista's historical financial statements and has been reclassified to conform with the presentation used by the Fidelity Subsidiaries.

    The unaudited pro forma combined condensed balance sheet as of March 31, 2001 gives effect to the mergers and the share exchange, the conversion of the preferred and the one-for-seven reverse stock split as if these transactions were consummated on March 31, 2001. The unaudited pro forma combined condensed income statement for the year ended December 31, 2000 gives effect to the Chicago acquisition, the IDM acquisition, the mergers and the share exchange, the conversion of the preferred stock and the reverse stock split as if these transactions had been completed as of January 1, 2000. The unaudited pro forma combined condensed income statement for the three months ended March 31, 2001 gives effect to the mergers and the share exchange, the conversion of the preferred stock and the reverse stock split as if these transactions had been completed as of January 1, 2001.

    The unaudited pro forma combined condensed financial information is provided for comparative purposes only and is not indicative of the results of operations or financial position of the combined companies that would have occurred had these transactions been consummated at the beginning of the periods presented or on the date indicated, nor is it indicative of future operating results or financial position. The unaudited pro forma adjustments are based upon currently available information and upon certain assumptions that management believes are reasonable under the circumstances. The allocation of the purchase price is preliminary. Vista has not yet had an opportunity to obtain appraisals or other relevant information related to the valuation of assets and liabilities. The unaudited pro forma combined condensed financial information and related notes thereto should be read in conjunction with Vista's consolidated financial statements and the financial statements of Fidelity Companies, Chicago Companies and International Data Management Corporation included elsewhere in this Proxy Statement.

 PRO FORMA COMBINED CONDENSED BALANCE SHEET
(in thousands)

	As of March 31, 2001
	Fidelity Companies	Vista	Combined	Pro forma Adjustments			Combined Pro Forma
Assets
Cash	$5,920	$263	$6,183		$(1,947)	H,I	$4,236
Accounts receivable, net	18,711	8,400	27,111				27,111
Inventories	—	1,154	1,154				1,154
Prepaid expenses and other current assets	803	4,370	5,173				5,173

Total current assets	25,434	14,187	39,621		(1,947)		37,674
Fixed Assets and software, net	10,163	8,627	18,790				18,790
Deferred tax asset	3,082	—	3,082				3,082
Intercompany receivable	434	—	434		(434)	I	—
Cost in excess of net assets acquired, net	52,655	21,014	73,669		13,704	H	87,373
Other intangibles, net	158	12,022	12,180		2,000	H	14,180
Other assets	470	4,428	4,898				4,898

TOTAL ASSETS	$92,396	$60,278	$152,674		$13,323		$165,997

Liabilities & Equity
Accounts payable	$5,123	$4,171	$9,294	$			$9,294
Current maturities of capital lease obligations	—	855	855				855
Notes payable	79		79				79
Deferred revenue	7,092	4,043	11,135				11,135
Income taxes payable	331	—	331				331
Other current liabilities	—	4,424	4,424				4,424

Total current liabilities	12,625	13,493	26,118				26,118
Related party payable	—	—	—		1,635	K	1,635
Intercompany note payable	1,145	—	1,145		(1,145)	I	—
Secured Revolving Credit Line	—	7,680	7,680				7,680
Secured, Subordinated convertible note	—	17,999	17,999				17,999
Capital lease obligations	—	299	299				299
Deferred revenue	2,577	351	2,928				2,928
Other liabilities	990	—	990				990
Minority Interests	1,163	—	1,163				1,163
Preferred stock	3,520	—	3,520		(3,520)	E	—
Preferred Stock Vista Series A Convertible	—	1	1		(1)	G	—
Common stock	111	26	137		(115)	E,F,G,J	22
Additional paid in capital	73,627	91,442	165,069		(54,544)	E,H,J	110,525
Accumulated other comprehensive loss	—	(450)	(450)		450	H	—
Accumulated deficit	(3,362)	(70,563)	(73,925)		70,563	E,H	(3,362)

	73,896	20,456	94,352		12,833		107,185

TOTAL LIABILITIES & EQUITY	$92,396	$60,278	$152,674		$13,323		$165,997

PRO FORMA COMBINED CONDENSED INCOME STATEMENT
(in thousands, except per share data)

	Pro Forma For the Year Ended December 31, 2000
	Combined Fidelity Subsidiaries	Proforma Adjustments			Combined Fidelity Subsidiaries	Vista	Combined	Pro forma Adjustments			Combined Pro Forma
Revenues
Total revenue	$113,082	$			$113,082	$85,663	$198,745	$			$198,745

Expenses
Personnel costs	40,210				40,210	41,241	81,451				81,451
Other operating expenses	64,873		174	B	65,047	47,024	112,071		333	H	112,404
Interest expense	19				19	3,185	3,204				3,204

Total expenses	105,102		174		105,276	91,450	196,726		333		197,059

Earnings before amortization of cost in excess of net assets acquired	7,980		(174)		7,806	(5,787)	2,019		(333)		1,686
Amortization of cost in excess of net assets acquired	2,755		1,721	B, C	4,476	5,374	9,850		914	H	10,764

Earnings before income taxes	5,225		(1,895)		3,330	(11,161)	(7,831)		(1,247)		(9,078)
Income tax expense	3,354		(584)	D	2,770	89	2,859		(2,699)	D	160

Net earnings (loss) before preferred stock dividend and cumulative effect of change in accounting principle	$1,871		$(1,311)		$560	$(11,250)	$(10,690)		$1,452		$(9,238)

Basic and diluted loss per common share before preferred stock dividend and cumulative effect of change in accounting principle						$(0.44)					$(0.41)

Weighted average common shares outstanding						25,406					22,269

PRO FORMA COMBINED CONDENSED INCOME STATEMENT
(in thousands, except per share data)

	For the Three Months Ended March 31, 2001
	Fidelity Companies	Vista	Combined	Pro forma Adjustments			Combined Pro Forma
Revenues
Total revenue	$32,192	$18,768	$50,960	$			$50,960

Expenses
Personnel costs	10,875	12,051	22,926				22,926
Other operating expenses	18,452	7,886	26,338		83	H	26,421
Interest expense	1	821	822				822

Total expenses	29,328	20,758	50,086		83		50,169

Earnings before amortization of cost in excess of net assets acquired	2,864	(1,990)	874		(83)		791
Amortization of cost in excess of net assets acquired	1,056	1,407	2,463		228	H	2,691

Pretax earnings	1,808	(3,397)	(1,589)		(311)		(1,900)
Income tax expense	1,017	20	1,037		(849	)D	188

Net earnings (loss) before preferred stock dividend and cumulative effect of change in accounting principle	$791	$(3,417)	$(2,626)		$538		(2,088)

Basic and diluted loss per common share before preferred dividend and cumulative effect of change in accounting principle		$(0.13)					$(0.09)

Weighted average common shares outstanding		25,926					22,344

A
These pro forma statements include substantial costs related to the integration of the Chicago Companies with the Fidelity Companies and to the discontinued operations of Vista Cyberhomes.com in 2000 and Vista's flood operations in April 2001.

  Management has identified certain expense savings, which it believes will be achieved through the integration of the two businesses' operations and the elimination of redundant overhead expenses, data acquisition costs and duplicate sales, marketing and administrative functions. No adjustment has been included in the unaudited pro forma combined condensed financial statements for these anticipated expense savings.

  The FASB is currently revising the accounting rules for business combinations, including the accounting treatment of goodwill. Disclosures by the FASB of the tentative changes to accounting for business combinations and goodwill have indicated that it plans to eliminate the amortization of goodwill, replacing periodic amortization with an initial benchmark assessment based on a yet-to-be-finalized methodology of fair valuing the net tangible assets and the related net worth of each discernible reporting unit of a company to which goodwill has been allocated, and determining whether the recorded goodwill balance is recoverable. Under the proposed accounting rules, no periodic goodwill amortization would be required, however, if the goodwill asset is determined to be impaired through either the benchmark assessment or an ongoing remeasurement, an immediate charge to earnings would be recorded for the amount of goodwill determined to be impaired.

B
Reflects the purchase accounting adjustments associated with the acquisition of the Chicago entities in March of 2000, including the amortization of cost in excess of net assets acquired of approximately $26.2 million on a straight line basis over 15 years of $436,000 for the three months ended March 31, 2000. Also includes incremental depreciation and amortization in the amount of $174,000 for the three months ended March 31, 2000.

C
Reflects the purchase accounting adjustments associated with the acquisition of IDM, primarily the amortization of cost in excess of net assets acquired of approximately $19.3 million on a straight line basis over 15 years of $1.3 million for 2000.

D
Tax expense is reduced to the statutory rate of 40% multiplied by pre tax earnings adjusted for nondeductible amortization of costs in excess of net assets acquired.

E
Adjusts the capital structure to reflect the outstanding common stock of Vista and the accumulated deficit of the Fidelity Companies.

F
Reflects the issuance of 120.5 million shares to Fidelity in exchange for the contribution of Combined Fidelity.

G
Reflects the conversion of 782,564 preferred series A, A-1 and A-2 shares into 10.0 million common shares.

H
Reflects the valuation of Vista under reverse purchase accounting of $33.3 million, based upon 36.0 million outstanding shares of Vista valued at $0.925 per share, which represents the average quoted market price of Vista's stock during the time the merger agreement was signed and announced. Additionally, the anticipated costs incurred by Fidelity in connection with the mergers and the share exchange of $1.2 million are deducted from cash. The excess purchase price of $15.7 million over the net book value of $18.8 million, is allocated to identifiable intangibles in the amount of $2.0 million with the remainder to cost in excess of net assets acquired in the amount of $13.7 million. The identifiable intangibles are amortized on a straight line basis over 6 years resulting in amortization expense of $333,000 and $83,000 for the year ended December 31, 2000 and the three months ended March 31, 2001, respectively. Cost in excess of net assets acquired are amortized on a straight line basis over 15 years resulting in amortization expense for the year ended December 31, 2000 and the three months ended March 31, 2001 is $914,000 and $228,000 respectively.

I
All intercompany balances will be settled prior to acquisition.

J
Reflects the effect of the proposed one-for-seven reverse stock split anticipated to be concurrent with the close of this transaction. (26.0 million currently outstanding shares plus 10.0 million shares issued in connection with the conversion of the preferred plus 120.5 million shares issued to Fidelity in connection with the mergers and the share exchange yields 156.4 million shares before the one-for-seven reverse stock split which results in post-merger shares of 22.3 million shares of $.001 par value common stock).

K
Reflects borrowings under Bridge Loan Agreement to pay for Vista's anticipated merger related costs of $1.6 million.

THE MERGER AGREEMENT

    The following is a summary of the material provisions of the merger agreement between Vista and Fidelity dated as of April 12, 2001. This summary may not contain all of the information that is important to the stockholders of Vista and Fidelity and this descriptions is qualified in its entirety by reference to the merger agreement attached as Annex A hereto, which you are urged to read carefully and in is entirety.

The Mergers and the Share Exchange

    At the closing of the transactions contemplated by the merger agreement, four wholly owned subsidiaries of Vista will individually merge with International Data Management Corporation, Market Intelligence, Inc., Fidelity National Credit Service, Inc., and Fidelity National Flood, Inc., which will be the surviving corporations and, as a result of the mergers and the share exchange, become wholly owned subsidiaries of Vista. In addition, Fidelity will contribute its 80% ownership interest in the capital stock of Fidelity National Tax Service, Inc. to Vista in a share exchange. As consideration for the mergers and the share exchange, Vista will issue to Fidelity 120,480,283 (pre-split) shares of unregistered Vista common stock bringing Fidelity's total ownership of Vista to 77% of Vista's outstanding common stock, which does not include the 950,000 shares of Vista's common stock, convertible debt and Series F Preferred Stock that Fidelity already owns.

Date of Closing

    The merger agreement provides that the mergers and the share exchange will close on or prior to the thirtieth calendar day following the satisfaction or waiver of each of the conditions to the mergers and the share exchange, including the approval and adoption of the merger agreement and the approval of the share issuance in the mergers and the share exchange, and the amendment to Vista's certificate of incorporation by the stockholders of Vista.

Management of Vista

    The merger agreement provides that, upon the closing of the mergers and the share exchange, Vista's board of directors shall consist of two directors to be designated by Vista and five directors to be designated by Fidelity, two of whom must qualify as "independent" directors within the meaning of Nasdaq rules.

Effects of the Mergers and the Share Exchange

    Upon completion of the mergers and the share exchange, (1) Vista will own the aggregate shares of the common stock of the Fidelity Subsidiaries contributed by Fidelity and Chicago Title, and (2) Fidelity and Chicago Title, collectively, will own 121,430,283 (pre-split) shares of Vista common stock without including any shares issuable upon conversion of the Moore Note or the shares of Series F Preferred Stock.

Representations and Warranties

    Vista and Fidelity made a number of mutual, customary representations and warranties in the merger agreement regarding aspects of their respective businesses, financial condition, structure and other facts pertinent to the mergers and the share exchange. Fidelity's representations relating to business or commercial matters generally concern only the Fidelity Subsidiaries. The representations of Vista to Fidelity and of Fidelity to Vista cover the following topics, among others, as they relate to Vista and its subsidiaries, on the one hand, and Fidelity and the Fidelity Subsidiaries, on the other hand:

  •
  corporate power and organization;

  •
  subsidiaries;
  •
  capital structure;
  •
  authority to enter into the merger agreement;
  •
  required consents or approvals and violations of any instruments or law;
  •
  the absence of conflicts under Vista's charter documents, applicable laws or obligations to third parties;
  •
  taxes and tax returns;
  •
  authorization of the transactions;
  •
  certificate of incorporation and bylaws;
  •
  capitalization;
  •
  financial statements and filings and reports with the SEC;
  •
  title to properties;
  •
  real property;
  •
  leases;
  •
  zoning;
  •
  fixed assets;
  •
  intellectual property;
  •
  licenses and permits;
  •
  insurance;
  •
  the absence of material changes or events in business since December 31, 2000;
  •
  compliance with contracts;
  •
  compliance with applicable laws;
  •
  employee matters;
  •
  the absence of litigation;
  •
  environmental laws, claims and other obligations;
  •
  employee benefit plans;
  •
  bank accounts;
  •
  proxy statement information;
  •
  accuracy of the representations and warranties; and
  •
  brokers and finders fees.

    In addition, Fidelity made certain unilateral representations and warranties to Vista relating to the following topics:

  •
  Fidelity's ability to purchase the shares pursuant to exemptions from applicable securities laws registration requirements; and
  •
  transactions with affiliates.

    Further, Vista made certain unilateral representations and warranties to Fidelity and the Fidelity subsidiaries relating to the following topics:

  •
  trading status of Vista on Nasdaq;
  •
  applicability of Vista's stockholder rights plan; and

  •
  the applicability to Vista of certain portions of the California General Corporation Code.

Conduct of Business Before Completion of the Mergers and the Share Exchange

    The parties agreed that until the earlier of the completion of the mergers and the share exchange or the termination of the merger agreement or unless the other party consents in writing, Vista and its subsidiaries on the one hand, and the Fidelity Subsidiaries, on the other hand, will:

  •
  conduct its business in the ordinary course and use commercially reasonable efforts to:
  •
  preserve intact its present business organization;
  •
  maintain in effect all material licenses, approvals and authorizations required to carry on its business; and
  •
  preserve existing relationships with key employees, key agents, and material customers, lenders and suppliers;
  •
  not amend its charter documents;
  •
  not take any action that would prevent or materially impair its ability to complete the transactions contemplated by the merger agreement;
  •
  not, on the part of Vista, take or fail to take any action that would cause Vista to be in material noncompliance with the requirements of applicable securities laws;
  •
  not split, combine or reclassify any shares of its capital stock, declare, set aside or pay any distribution in respect of its capital stock, or redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any of its securities except for Vista's filing of the amended charter;
  •
  not issue, deliver or sell, or authorize the issuance, delivery or sale of, any of its capital stock or any securities convertible into its capital stock, except for, in the case of Vista, conversion of Vista securities existing on the date of the merger agreement or, upon written notice to Fidelity, matching contributions of Vista common stock made by Vista to its employees under its 401(k) plan;
  •
  not incur any capital expenditures, except for certain exceptions, including those expenditures incurred in the ordinary course of business or which are not in excess of $100,000;
  •
  not acquire any assets of, or equity interest in, any person or entity without the prior written approval of Vista or Fidelity, as applicable, except for certain exceptions, including the acquisition of assets in the ordinary course of business;
  •
  not encumber or dispose of any of its assets, other than in the ordinary course of business and certain other exceptions;
  •
  not incur any indebtedness or guarantee any such indebtedness in excess of $100,000 in the aggregate, except as contemplated by the Bridge Loan Agreement between Fidelity and Vista;
  •
  not amend, modify or terminate any material contract or otherwise waive, release or assign any of the respective company's material rights, claims or benefits thereunder;
  •
  not increase the amount of compensation due to any director or executive officer or increase or materially modify any of its employee benefits, except under certain exceptions;
  •
  not change any of its accounting methods;
  •
  not make any tax election or enter into any settlement of any tax liability that is material to its business, other than in the ordinary course of business;
  •
  not pay, discharge or settle any claim or obligation, except under certain exceptions;

  •
  not take any action that would cause any of its representations and warranties in the merger agreement to become untrue in any material respect; or
  •
  not agree to take any of the actions listed in this paragraph.

No Solicitation

    The merger agreement provides that Vista will not, directly or indirectly, through any officer, director, employee, representative, affiliate or agent solicit, initiate, knowingly encourage, or take any action knowingly to facilitate, any inquiries or the making of any proposal or offer (including any proposal or offer to its stockholders) that constitutes, or may reasonably be expected to lead to any of the following situations involving Vista:

  •
  any merger, consolidation, share exchange, business combination or other similar transaction;
  •
  any sale, lease, exchange, transfer or other disposition of a material portion the assets of Vista;
  •
  a tender offer or exchange offer for 50% or more of the outstanding voting securities of Vista; or
  •
  any solicitation in opposition to approval by Vista's stockholders of the merger agreement and the transactions contemplated therein.

    Vista also agreed not to:

  •
  enter into, maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Vista acquisition proposal; or
  •
  authorize or permit any of the officers, directors or employees of Vista, or any representative retained by Vista, to take any such actions.

    Vista shall notify Fidelity promptly if any Vista acquisition proposal, or any inquiry or contact with any person with respect thereto, is made.

    Vista immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to a Vista acquisition proposal. However, Vista's board of directors shall not be prohibited from furnishing information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited Vista acquisition proposal if, and only to the extent that:

  •
  Vista's board of directors, after consultation with outside legal counsel, determines in good faith that such action is required for it to comply with its fiduciary duties; and
  •
  prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, Vista obtains from such person or entity an executed confidentiality agreement on terms no less favorable to Vista than those contained in the merger agreement.

    Vista agrees to promptly notify Fidelity of the commencement of any significant discussions or negotiations relating to a proposed Vista acquisition proposal.

Meeting of Stockholders

    Vista agreed to convene a meeting of its stockholders, to be held as promptly as reasonably practicable after the execution of the merger agreement, for the purpose of voting on a proposal to approve the mergers, the share exchange and the amendment to Vistas' certificate of incorporation and other specified matters relating to the consummation of the mergers and the share exchange. Subject to the limitations set forth above in the section entitled "No Solicitation," Vista agreed to use its commercially reasonable best efforts to solicit from its stockholders proxies in favor of their respective merger and share exchange proposals and to take all other action necessary or advisable to secure the vote required to approve such proposals.

    Subject to the limitations set forth above in the section entitled "No Solicitation," Vista's board of directors must recommend that Vista stockholders vote in favor of the mergers and the share exchange proposals. Vista must include a statement of this recommendation in this proxy statement and Vista's board of directors must not withdraw or modify its recommendation.

Conditions

    The respective obligations of Vista and Fidelity to effect the mergers and the share exchange are subject to a number of conditions, including the following:

  •
  all required consents by governmental entities and third parties shall have been obtained;
  •
  the merger agreement and the transactions it contemplates shall have been approved and adopted by the stockholders of Vista;
  •
  subject to certain exceptions, the accuracy of the representations and warranties, as of the closing, of the other party set forth in the merger agreement;
  •
  all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 shall have expired or been terminated and clearance shall have been obtained under any applicable comparable laws of foreign countries;
  •
  Fidelity shall have received a written opinion from Gray Cary Ware & Freidenrich, counsel to Vista, and Vista shall have received an opinion of Stradling Yocca Carlson & Rauth, counsel to Fidelity and the Fidelity Subsidiaries;
  •
  Vista shall have received the resignations of its directors, except those named as continuing directors of Vista;
  •
  all outstanding shares of Vista's Series A, A-1, and A-2 Preferred stock shall have been surrendered and converted into 10,000,000 (pre-split) shares of Vista's common stock;
  •
  Vista shall not have received notice from Nasdaq indicating that Vista's common stock may be suspended from trading or de-listed following the closing date of the mergers and the share exchange;
  •
  each director of Vista (or affiliate of such directors) holding shares of Vista's capital stock shall have executed and delivered to Fidelity a lock-up agreement; and
  •
  subject to certain exceptions, the performance of all obligations of the other party required to be performed under the merger agreement.

    Any of the conditions in the merger agreement may be waived by the party benefited thereby, except those conditions imposed by law, and the consent of the lenders of Fidelity under its senior credit facility.

Termination

    The merger agreement may be terminated at any time prior to the completion of the mergers and the share exchange, whether before or after approval of the matters presented in connection with the mergers and the share exchange by the stockholders of Vista is obtained:

  •
  by the mutual written consent of Vista and Fidelity;
  •
  by either Vista or Fidelity, after September 30, 2001, if, by that date, certain of the conditions set forth in the merger agreement have not been satisfied. The September 30, 2001 deadline may be extended by Vista or Fidelity until December 31, 2001 in the event that, as of September 30, 2001, all conditions to the mergers and the share exchange unrelated to these certain conditions have been satisfied. However, the deadline may not be extended by any party whose failure to perform any obligation under the merger agreement caused or resulted in the failure of those certain conditions;
  •
  by either Fidelity or Vista, if, at the Vista stockholders meeting the approval of Vista's stockholders is not obtained;

  •
  by either Vista or Fidelity if the other party's breach of a representation, warranty, covenant or agreement would cause certain conditions set forth in the merger agreement not to be satisfied and either such condition is incapable of being satisfied by the applicable date, or the breach is not cured within 10 days of delivering notice of such breach;
  •
  by Fidelity, if the Vista board of directors, except as otherwise permitted by the merger agreement, withdraws or changes its recommendation to approve the mergers and the share exchange or shall have recommended a Vista acquisition proposal to the stockholders; or
  •
  by Vista, if in the context of a Vista acquisition proposal, its board of directors, after consultation with outside legal counsel, determines that failure to terminate the merger agreement would conflict with its duties to its stockholders and in good faith withdraws or changes its recommendation that Vista's stockholders approve the transactions under the merger agreement; provided, however, that Vista shall have provided Fidelity with five business days prior written notice of its board's decision, which written notice must describe in reasonable detail the material terms of the Vista acquisition proposal.

Termination Fees and Expenses

    Except as described below, whether or not the mergers and the share exchange are consummated, all fees, costs and expenses incurred in connection with the merger agreement and the transactions contemplated thereby shall be paid by the party incurring such expenses, except that if the mergers and the share exchange are consummated, Vista shall pay applicable taxes related to the mergers and the share exchange. Further, if the merger agreement is terminated by either Fidelity or Vista because of a failure to obtain the approval of Vista's stockholders in the absence of any offer or proposal for, or indication of interest in, a Vista acquisition proposal, Vista will pay to Fidelity all of Fidelity's transaction expenses within three business days after submission of an invoice for such expenses. Such transaction expenses include any and all fees, expenses or other payables incurred by Fidelity in connection with the transactions under the merger agreement, such as in-house accounting, investment banking, mergers and acquisitions advisory, tax and attorney and other legal personnel.

    If the merger agreement is terminated for any of the following reasons, Vista will be required to pay Fidelity a termination fee of $3 million, plus any amount payable to Fidelity under the Bridge Loan Agreement made by Fidelity to Vista, no later than 180 business days after the termination of the merger agreement:

  •
  Vista fails to satisfy certain closing conditions;
  •
  the fairness opinion delivered by Vista's financial advisor to the Vista board of directors has been amended or modified without the prior approval of Vista's board of directors;
  •
  Vista breaches any representation, warranty, covenant or agreement set forth in the merger agreement which would cause certain conditions set forth in the merger agreement not to be satisfied and either such condition was incapable of being satisfied by September 30, 2001 (or December 31, 2001, if applicable), or the breach was not cured within 10 days of delivering notice of the breach;
  •
  Vista's board of directors withdraws, modifies or changes its recommendation of the merger agreement or the mergers and the share exchange to Vista's stockholders in a manner adverse to Fidelity;
  •
  Vista's board of directors recommends to Vista's stockholders a Vista acquisition proposal; or
  •
  in the context of a Vista acquisition proposal, Vista's board of directors, after consultation with outside legal counsel, has determined that failure to terminate the merger agreement would conflict with its duties to its stockholders and in good faith withdraws or changes its recommendation that Vista's stockholders approve the transactions under the merger agreement.

    If the merger agreement is terminated for any of the following reasons, Fidelity will be required to pay Vista a termination fee of $5 million no later than 180 business days after the termination of the merger agreement:

  •
  Fidelity fails to satisfy certain closing conditions;
  •
  the fairness opinion delivered by Fidelity's financial advisor to the Fidelity board of directors has been amended or modified without the prior approval of Fidelity's board of directors; or
  •
  Fidelity breaches any representation, warranty, covenant or agreement set forth in the merger agreement which would cause certain conditions set forth in the merger agreement not to be satisfied and either such condition was incapable of being satisfied by September 30, 2001 (or December 31, 2001, if applicable), or the breach was not cured within 10 days of delivering notice of the breach.

Amendment and Waiver

    The merger agreement, and any provision therein, may be amended, waived, modified or discharged only by a written agreement, signed by the party against whom enforcement is sought, agreeing to such amendment, waiver, change or discharge.

VOTING AGREEMENT

    The following describes the material terms of a voting agreement between Fidelity, Vista, each executive officer and director of Vista and the venture capital affiliates of two of the directors of Vista. The voting agreement was entered into to induce Fidelity and Vista to enter into the merger agreement.

Voting of Shares

    From the date of the voting agreement through the earlier of the date when the merger agreement is terminated or the mergers and the share exchange become effective, the parties to the voting agreements each agree that, at the annual meeting and for any other actions requiring stockholder consent:

  •
  it will cause all securities owned by it to be voted in favor of the adoption of the merger agreement and the other transactions contemplated by the merger agreement;
  •
  it will cause all securities owned by it to be voted against any action or agreement likely to result in a breach by Vista of any term in the merger agreement; and
  •
  it will cause all securities owned by it to be voted against any competing acquisition proposal.

Irrevocable Proxy

    The parties also agreed to appoint Howard Latham or Neil Johnson as their proxy, to vote all of each party's securities at the Vista stockholder's meeting. Such proxy is irrevocable until the earlier of the closing of mergers and the share exchange or December 31, 2001.

Restrictions on Transfer of Securities and Voting Rights

    The parties also agree that during the same period each party will not:

  •
  offer for sale, sell, tender, tender, pledge, encumber, assign or otherwise dispose of any of the securities owned by it or enter into any agreement to offer for sale, sell, tender, tender, pledge, encumber, assign or otherwise dispose of any of the securities owned by it;
  •
  grant any assignment or other disposition of the securities owned by it; or

  •
  take any action that would make any representation or warranty of such party contained in the agreement untrue or incorrect or prevent such party from performing any of its obligations under the voting agreement.

Termination

    The voting agreements and the accompanying proxies, and all obligations of the parties thereunder, shall terminate immediately, without any further action being required, upon the earlier of the date which the merger agreement is terminated or the mergers and the share exchange become effective.

AMENDMENT OF THE VISTA CERTIFICATE OF INCORPORATION

Background

    Under Delaware law, Vista may only issue shares of common stock to the extent such shares have been authorized for issuance under Vista's certificate of incorporation. The certificate of incorporation currently authorizes the issuance by Vista up to 70,000,000 shares of common stock. However, as of June 19, 2001, 25,987,619 shares of Vista common stock were issued and outstanding, 3,000,000 shares of common stock were reserved for issuance under Vista's Stock Option Plan and upon conversion of outstanding shares of Vista's Preferred Stock. Approximately 120,480,283 (pre-split) shares of common stock are proposed to be issued to Fidelity pursuant to the mergers and the share exchange. As a result, without an increase in shares, Vista would not have sufficient shares available in order to issue the required number of shares in the mergers and the share exchange. The merger agreement provides for the amendment of Vista's certificate of incorporation to increase the number of shares of common stock authorized for issuance to 200 million shares.

    The amended and restated certificate of incorporation is attached to this proxy statement as Annex C.

Purpose and Effect of the Amendment

    The purpose of the proposed amendment to the certificate of incorporation pursuant to the merger agreement is to authorize additional shares of common stock which will be available for issuance in the mergers and the share exchange, for a reserve for issuance upon exercise of stock options assumed in the mergers, and also in the event the board of directors determines that it is necessary or appropriate to issue additional shares in connection with a stock dividend, additional equity incentives to employees and officers, or for other corporate purposes. The availability of additional shares of common stock is particularly important in the event that Vista needs to undertake any of the foregoing actions on an expedited basis and wishes to avoid the time and expense of seeking stockholder approval in connection with the contemplated issuance of common stock. Vista has no present agreement or arrangement to issue any of the additional authorized shares other than in connection with the mergers and the share exchange and the exercise of options assumed in the mergers.

    The increase in authorized common stock will not have any immediate effect on the rights of existing stockholders except the effects of the mergers and the share exchange described in this section. However, the board will have the authority to issue common stock without requiring future stockholder approval of such issuances, except as may be required by applicable law. To the extent that additional shares are issued in the future, they may decrease the existing stockholders' percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing stockholders.

    The increase in the authorized number of shares of common stock and the subsequent issuance of shares could have the effect of delaying or preventing a change in control of Vista without further action by the stockholders. Shares of authorized and unissued common stock could, within the limits imposed by applicable law, be issued in one or more transactions which make a change in control of Vista more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of Vista. The board of directors is not currently aware of any attempt to acquire Vista. While it may be deemed to have potential anti-takeover effects, the proposed amendment to increase the authorized common stock is not prompted by any specific effort or takeover threat currently perceived by management.

    In addition to the increase in the authorized shares of common stock, in connection with the mergers and the share exchange, Vista has proposed to amend its restated certificate of incorporation to effect the following:

  •
  a one-for-seven reverse stock split;
  •
  the conversion of Vista's Series A, Series A-1 and Series A-2 Preferred Stock into common stock;
  •
  the retirement of Vista's Series R Preferred Stock;
  •
  the transition of Vista's board of directors from a staggered board with directors serving a three year term to a board in which all directors are elected annually;
  •
  the change of Vista's name to Fidelity National Information Solutions, Inc.

Vote Required and Board of Directors' Recommendation

    The affirmative vote of: (i) 75% of the shares of Series A Preferred Stock, Series A-1 Preferred Stock and Series A-2 Preferred Stock, voting together as a single class; (ii) a majority of the shares of Series A-1 Preferred Stock voting separately as a class; (iii) a majority of the shares of Series A-2 Preferred Stock voting separately as a class; (iv) a majority of the shares of Series F Preferred Stock voting separately as a class; and (v) a majority of the shares of common stock voting separately as a class, entitled to vote at the Vista annual meeting is required for approval of the adoption of the merger agreement and approval of the mergers and the share exchange.

    The Vista board of directors has unanimously determined that the terms of the mergers and the share exchange are fair to, advisable, and in the best interests of Vista and the Vista stockholders. Accordingly, the Vista board of directors unanimously recommends that Vista stockholders vote FOR the proposal to adopt the merger agreement and approve the mergers and the share exchange. Approval of the proposal to adopt the merger agreement will constitute approval of all transactions contemplated by the merger agreement, including, without limitation, the issuance of shares in the mergers and the share exchange and the amendment and restatement of Vista's restated certificate of incorporation to effect a one-for-seven reverse stock split, to effect the conversion of Vista's Series A, Series A-1 and Series A-2 Preferred Stock into common stock, to increase the authorized number of shares of Vista common stock from 70 million to 200 million and to change Vista's corporate name to Fidelity National Information Solutions, Inc.

PROPOSAL NO. 2
ELECTION OF DIRECTORS

    The board of directors fixes, from time to time, the number of authorized directors pursuant to Vista's bylaws. The number of board members is currently set at eight and there are currently six directors with two vacancies. Vista's Certificate of Incorporation provides that the directors shall be divided into three classes, with the classes of directors serving for staggered, three-year terms. If the mergers and the share exchange transaction is not completed, the two directors to be elected at the annual meeting are to hold office until the annual meeting to be held in 2004 and until their successors have been duly elected and qualified. If the mergers and the share exchange transaction is completed, then the Vista board will be comprised of Willie D. Davis, William P. Foley, Richard Freeman, Earl Gallegos, Bradley Inman, Patrick F. Stone, and Cary Thompson. Unless otherwise instructed, the proxy holders will vote the proxies received by them for Vista's two nominees named below, who are presently directors of Vista. In the event that any nominee of Vista is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who shall be designated by the present board of directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of the nominees listed below, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

    The following table sets forth the name and age of the nominees.

Nominees for Election as Directors Serving for Three-Year Terms Expiring in 2004:

Name	Description of Principal Occupation During the Past Five Years	Age	Director Since
Jay D. Seid	Mr. Seid has served as a director of Vista since 1995. Mr. Seid was the Chairman of the Board of Vista from October 1996 through August 2000. Since December 1992, Mr. Seid has served as Managing Director of Bachow & Associates, Inc., an investment company.	40	1995
Thomas R. Gay	Mr. Gay has served as a director since February 1995. He served as President and Chief Executive Officer of Vista from the merger with VISTA Environmental in February 1995 until August 2000, and thereafter has served as Chairman of the Board.	54	1995

Vote Required and Board of Directors' Recommendation

    The affirmative vote of: (i) a majority of the shares of common stock, Series A-1 Preferred Stock and Series A-2 Preferred Stock, voting together as a single class, (ii) a majority of the shares of common stock and Series A Preferred Stock, voting together as a single class, and (iii) a majority of the shares of Series F Preferred Stock voting separately as a class, entitled to vote at the annual meeting at which a quorum is present, either in person or by proxy, is required for approval of this proposal. The holders of shares of preferred stock are entitled to the number of votes equal to the number of shares of common stock into which their respective shares of preferred stock are convertible upon the record date. Abstentions and broker non-votes have no effect on the vote.

    The board unanimously recommends a vote "FOR" the nominees named above.

PROPOSAL NO. 3
APPROVAL OF ADOPTION OF THE VISTA 2001 STOCK INCENTIVE PLAN

Summary of the Provision of the Vista 2001 Stock Incentive Plan

    The board of directors of Vista has adopted, subject to stockholder approval, Vista's 2001 Stock Incentive Plan.

    The following description of the principal features of the 2001 Plan is qualified in its entirety by reference to the text of the 2001 Plan.

    The 2001 Plan authorizes up to 23,100,000 (pre-split) shares of common stock, plus an additional 2,310,000 (pre-split) shares of common stock on the date of each annual meeting of Vista, for issuance under the terms of the 2001 Plan. The authorized number of shares is subject to adjustment in the event of stock splits, stock dividends or certain other similar changes in the capital structure of Vista.

    The 2001 Plan provides for grants of "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), nonqualified stock options, rights to purchase shares of common stock ("Purchase Rights"), and Deferred Shares. Incentive stock options, nonqualified stock options and Purchase Rights may be granted to employees of Vista and its subsidiaries and affiliates. Nonqualified stock options, Purchase Rights, and Deferred Shares may be granted to employees of Vista and its subsidiaries and affiliates, non-employee directors and officers, consultants, customers, suppliers, and other service providers.

    The board of directors, or a committee consisting of two or more outside members of the board of directors, will administer the 2001 Plan (the "Administrator"). The Administrator will have the full power and authority to interpret the 2001 Plan, select the recipients of options, Purchase Rights, and Deferred Shares, determine and authorize the type, terms and conditions of, including vesting provisions, and the number of shares subject to, grants under the 2001 Plan, and adopt, amend and rescind rules relating to the 2001 Plan.

    The term of incentive stock options may not exceed 10 years from the date of grant (5 years in the case of an incentive stock option granted to a person who owns more than 10% of the combined voting power of all classes of stock of Vista). The option exercise price for each share granted pursuant to an incentive stock option may not be less than 100% of the fair market value of a share of common stock at the time such option is granted (110% of fair market value in the case of an incentive stock option granted to a person who owns more than 10% of the combined voting power of all classes of stock of Vista); provided that the Administrator in its discretion may permit a participant to buy down the exercise price of an option in accordance with the terms of any bonus deferral program maintained by Vista. There is no minimum purchase price for shares of common stock purchased pursuant to a Purchase Right, and any such purchase price shall be determined by the Administrator.

    The maximum number of shares for which options or Purchase Rights may be granted to any one person is the total number of shares that are then available for grants under the Plan, and in no event shall the aggregate number of shares subject to incentive stock options exceed 23,100,000 (pre-split). The aggregate fair market value of the common stock (determined as of the date of grant) with respect to which incentive stock options granted under the 2001 Plan or any other stock option plan of Vista become exercisable for the first time by any optionee during any calendar year may not exceed $100,000.

    The option price of an incentive stock option or nonqualified stock option is payable in full upon exercise, and the purchase price of stock purchased pursuant to a Purchase Right must be paid in full upon the acceptance of the Purchase Right. Payment of the option price upon exercise of a stock option or for shares purchased pursuant to a Purchase Right may be made in cash, by certified or bank check, wire transfer, by the delivery of shares of common stock (valued at their fair market value as of the date of the exercise of an option or Purchase Right), by the optionee's or purchaser's promissory note in a form and on terms acceptable to the Administrator, by the cancellation of indebtedness of Vista to the optionee or purchaser, by the waiver of compensation due or accrued to the optionee or purchaser for services rendered, or any combination of these methods. The option price for options granted under the 2001 Plan may be made in several additional ways: by a "same day sale" commitment from the optionee and a broker-dealer that is a member of the National Association of Securities Dealers, Inc. ("NASD Dealer") whereby the optionee irrevocably elects to exercise his or her option and to sell a portion of the shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to Vista, by a "margin" commitment from the optionee and an NASD Dealer whereby the optionee irrevocably elects to exercise his or her option and to pledge the shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the exercise price directly to Vista, or where the Committee provides written approval after investigating the associated financial accounting consequences, by payment on a cashless basis, by stating in the exercise notice the number of shares of common stock the optionee elects to purchase pursuant to such exercise (in which case the optionee shall receive a number of shares of common stock equal to the number the optionee would have received upon such exercise for cash less such number of shares of common stock as shall then have a Fair Market Value in the aggregate equal to the Exercise Price due in respect of such exercise), or by any combination of the foregoing methods of payment.

    Under the Plan, the Administrator has the discretion to implement a program for Deferred Share Awards as part of a deferred compensation program for employees, directors, and consultants. Cash dividends that are declared on these Awards are converted into an equal amount of Deferred Shares at the end of each calendar year. Deferred Shares accumulate for distribution at the time and in the manner selected by the participant for distribution of the common stock subject to his or her Award. If a participant does not select a distribution method, then the common stock subject to the Deferred Share Award will be distributed in five annual installments beginning on the January 1 immediately following the participant's termination of service with Vista. Until transferred to a participant, the Administrator will control voting of any shares of common stock that are outstanding and subject to these Awards. The Administrator is, however, permitted to approve hardship distributions. A participant may not assign his or her claim to Deferred Shares and associated earning during his or her lifetime. A participant's right to Deferred Shares and associated earning shall at all times constitute an unsecured promise of Vista to pay benefits as they come due. Neither the participant nor his or her beneficiary will have any claim against, or rights in, any specific assets of Vista.

    Except as otherwise provided by the Administrator, neither options, Purchase Rights, or Deferred Shares granted under the 2001 Plan may be transferred other than by will or by the laws of descent and distribution. Shares purchased pursuant to Purchase Rights generally shall be restricted for a period of time, during which such shares may be repurchased by Vista, and therefore these shares may not be sold, assigned, pledged or transferred until such time as Vista no longer has the right to reacquire any such shares. In the event that the outstanding shares of common stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of Vista by reason of merger, consolidation or reorganization in which Vista is the surviving corporation, or of a recapitalization, stock split, combination of shares, reclassification, reincorporation, stock dividend (in excess of 2%) or other change in the corporate structure of Vista while the 2001 Plan is in effect, appropriate adjustments shall be made by the board of directors to the aggregate number and kind of shares subject to the 2001 Plan, and the number and kind of shares and the price per share subject to outstanding incentive options, nonqualified options and restricted shares in order to preserve, but not to increase, the benefits to persons then holding incentive options, nonqualified options or restricted shares.

    In the event of a Change of Control (as defined below) of Vista the time period relating to the exercise or realization of all outstanding options, Purchase Rights, and Deferred Shares shall automatically accelerate immediately prior to the consummation of such Change of Control. For purposes of the 2001 Plan, "Change in Control" means (i) the acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of the beneficial ownership of securities of Vista possessing more than fifty percent (50%) of the total combined voting power of all outstanding securities of Vista; (ii) a merger or consolidation in which Vista is not the surviving entity, except for a transaction in which the holders of the outstanding voting securities of Vista immediately prior to such merger or consolidation hold, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the surviving entity immediately after such merger or consolidation; (iii) a reverse merger in which Vista is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of Vista are transferred to or acquired by a person or persons different from the persons holding those securities immediately prior to such merger; (iv) the sale, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of Vista; or (v) the approval by the stockholders of a plan or proposal for the liquidation or dissolution of Vista. The board of directors may alter, amend, suspend or terminate the 2001 Plan at any time. However, any changes which affect or impair the rights of any person who holds an outstanding stock option, Purchase Right or Deferred Share may not be effected without such person's consent. Unless sooner terminated by the board of directors, the 2001 Plan will terminate ten years from the date of the adoption of the 2001 Plan. It is not possible to determine who may be selected to receive options, Purchase Rights, or Deferred Shares, nor is it possible to determine the number of options, Purchase Rights, or Deferred Shares that may be granted to any individual under the 2001 Plan. Such selections and determinations shall be made by the Administrator of the 2001 Plan.

Summary of the Federal Income Tax Consequences

    The federal income tax discussion set forth below is intended for general information only. State and local income tax consequences are not discussed, and may vary from locality to locality.

    Incentive Stock Options.  An employee will not realize taxable income on an incentive stock option when that option is granted or when that option is exercised; however, the amount by which the fair market value of the stock at the time of exercise exceeds the option price generally will be included in the employee's alternative minimum taxable income on the date of exercise. If stock received on exercise of an incentive stock option is disposed of in the same year the option was exercised, and the amount realized is less than the stock's fair market value at the time of exercise, the amount includable in alternative minimum taxable income will be the amount realized upon the sale or exchange of the stock, less the taxpayer's basis in the stock. Gain or loss realized by an optionee on the sale of the stock issued upon exercise of an incentive stock options is taxable as long-term capital gain or loss, and no tax deduction is available to Vista, unless the optionee disposes of the stock in a "disqualifying disposition." A disqualifying disposition of the stock includes any sale, exchange, gift or other transfer of the stock within two years after the date of grant of the option or within one year after the date of exercise, except that it does not include transfers pursuant to certain tax-free reorganizations and exchanges, transfers between spouses or incident to divorce, transfers into the name of the optionee and another person as joint tenants, transfers from a decedent to an estate, transfers by will or inheritance upon the optionee's death, or a mere pledge or hypothecation of the stock. Upon a disqualifying disposition of the stock, the optionee will realize ordinary income in an amount equal to the difference between the option exercise price and the lesser of (i) the fair market value of the stock on the date of exercise, or (ii) the amount realized on a sale or exchange of the stock. Subject to Section 162(m) of the Code (which limits the deductibility of compensation in excess of $1,000,000 for certain executive officers), Vista will be entitled to a deduction equal to the amount of ordinary income recognized by the optionee, provided certain reporting requirements are met. Additionally, if the amount realized on a sale or exchange of the stock is greater than or less than the fair market value of the stock on the date of exercise, the difference will be taxed as capital gain or loss.

    Nonqualified Stock Options. A participant will not realize taxable income on a nonqualified stock option when that option is granted, nor will Vista be entitled to take any deduction. Upon the exercise of a nonqualified stock option, the optionee will realize ordinary income in an amount equal to the difference between the option exercise price and the fair market value of the stock on the date of exercise. Subject to Section 162(m) of the Code, Vista will be entitled to a deduction on the date of exercise equal to the amount of ordinary income recognized by the optionee, provided certain reporting requirements are met. An optionee's basis in the stock for purposes of determining gain or loss on any subsequent disposition of the stock generally will be the fair market value of the stock on the date of exercise of the nonqualified stock option.

    Purchase Rights. A participant will not realize taxable income on the receipt of restricted stock pursuant to a Purchase Right until the expiration of any repurchase rights retained by Vista with respect to such stock, unless the participant makes an election under Section 83(b) of the Code to be taxed on the date of receipt. If no repurchase rights are retained, or if a Section 83(b) election is made, the participant will recognize ordinary income on the date of receipt in an amount equal to the difference between the price paid for the stock and the fair market value of such stock on the date of receipt. If repurchase rights are retained by Vista and no Section 83(b) election is made, the participant will recognize ordinary income on each date that Vista's repurchase rights lapse as to any shares of stock (i.e. on each date that any shares of stock vest) in an amount equal to the difference between the purchase price paid for such shares and the fair market value of such shares on the date that they vest. Subject to Section 162(m) of the Code, Vista will be entitled to a deduction on each date that the participant recognizes ordinary income equal to the amount of ordinary income recognized by the participant on such date, provided certain reporting requirements are met. A participant's basis in the stock for purposes of determining gain or loss on any subsequent disposition of the stock generally will be the purchase price paid for the stock plus any ordinary income recognized on receipt or vesting of the stock.

    Deferred Shares.  Under the 2001 Plan, the Administrator may permit select Participants to receive stock options in lieu of all or part of a bonus otherwise payable in cash. The Participants may then apply the deferred bonus to reduce the exercise price for these stock options according to a formula that the Administrator establishes in its discretion. In addition, whenever Vista transfers common stock associated with a Deferred Share Award, the holder will recognize ordinary income equal to the fair market value of the property transferred. Upon the transfer of common stock associated with a Deferred Share Award, Vista will be entitled to a deduction, subject to Section 162(m) of the Code, equal to the amount of ordinary income recognized by the holder.

Income Tax Withholding

    The 2001 Plan grants Vista the power to withhold, or require a participant to remit to Vista, an amount sufficient to satisfy Federal, state and local tax withholding requirements with respect to any options exercised or restricted stock issued under the 2001 Plan. To the extent permissible under applicable tax, securities, and other laws, the Administrator may, in its sole discretion, permit a participant to satisfy an obligation to pay any such tax, in whole or in part, up to an amount determined on the basis of the highest marginal tax rate applicable to such participant, by (i) directing Vista to apply shares of common stock to which the participant is entitled as a result of the exercise of an option or as a result of the lapse of restrictions on restricted stock, or (ii) delivering to Vista shares of common stock owned by the participant.

Vote Required and Board of Directors' Recommendation

    The affirmative vote of: (i) a majority of the shares of common stock, Series A-1 Preferred Stock and Series A-2 Preferred Stock, voting together as a single class, (ii) a majority of the shares of common stock and Series A Preferred Stock, voting together as a single class, and (iii) a majority of the shares of Series F Preferred Stock, voting separately as a class, entitled to vote at the annual meeting at which a quorum is present, either in person or by proxy, is required for approval of this proposal. The holders of shares of preferred stock are entitled to the number of votes equal to the number of shares of common stock into which their respective shares of preferred stock are convertible upon the record date.

    The board unanimously recommends a vote "FOR" approval of the adoption of the 2001 Stock Incentive Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Common Stock and Common Stock Equivalents

    The following table sets forth information regarding the beneficial ownership of common stock and common stock equivalents of Vista as of April 26, 2001 (a) by each stockholder who is known by Vista to be the beneficial owner of more than 5% of the outstanding common stock and common stock equivalents or the combined total voting power of all classes of capital stock of Vista on a fully diluted, as converted basis, (b) by each director and nominee, (c) by the Chief Executive Officer and the other four most highly compensated executive officers serving on December 31, 2000 (the "Named Executive Officers"), and (d) by all executive officers and directors of Vista as a group.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)		Percent of Class(3)
Richard J. Freeman Century Capital Management One Liberty Square Boston, MA 02109	7,670,110	(4)	23.7%
Century Capital Partners, L. P. and Century Capital
Capital Partners II, L.P Century Capital Management One Liberty Square Boston, MA 02109	7,670,110	(5)	23.7%
Fidelity National Financial, Inc 4050 Calle Real Santa Barbara, CA 93110	4,485,847	(6)	15.4%
HCC Investments, Inc 824 Market Street Suite 900 Wilmington, DE 19801	2,000,000	(7)	7.1%
Thomas R. Gay	1,296,827	(8)	4.9%
Patrick A. Rivelli Three Forest Plaza, Suite 1300 12221 Merit Dr. Dallas, TX 75251	857,633	(9)	3.3%
Jay D. Seid 3 Bala Plaza East Suite 502 Bala Cynwyd, PA 19004	497,586		1.9%
Howard L. Latham	112,500	(10)	*
Neil A. Johnson	100,000	(10)	*
Scott Clyde	38,333	(10)	*
Jeffrey F. Woodward	38,333	(10)	*
Robert Boscamp 7403 W. Boston Chandler, AZ 85226	25,000	(11)	*
Earl Gallegos 4785 Nomad Drive Woodland Hills, CA 91364	15,000	(12)	*
All current directors and executive officers as a group (15 persons)	17,108,002	(13)	45.0%

*Less than l%.

(1)
Unless otherwise noted, the address for each beneficial owner is c/o Vista Information Solutions, Inc., 5060 Shoreham Place, #300, San Diego, California 92122.

(2)
Unless otherwise noted, all of the shares shown are held by individuals or entities possessing sole voting and investment power with respect to such shares. These numbers include shares deemed beneficially owned by virtue of the right of a person to acquire them within 60 days, whether by the exercise of options or warrants, the conversion of Preferred Stock into common stock, or in any other manner.

(3)
The "Percent of Class" is calculated by dividing the "Amount and Nature of Beneficial Ownership" by the sum of (i) the total outstanding shares of common stock of Vista and (ii) shares of common stock that such person has the right to acquire within 60 days, whether by the exercise of options or warrants, the conversion of Preferred Stock into common stock, or in any other manner.

(4)
Includes 7,670,110 shares of common stock beneficially owned by Century Capital Partners, L. P. and Century Capital Partners II, L.P. Mr. Freeman disclaims beneficial ownership of such shares, except to the extent of his interests therein. Mr. Freeman is a Managing Director of Century Capital Partners, L. P. and shares investment power with respect to the shares held.

(5)
Includes 1,317,134 shares of common stock owned by Century Capital Partners, L. P., 25,000 shares Century Capital Partners, L. P. has the right to acquire upon the exercise of options, 80,477 shares Century Capital Partners, L. P. has the right to acquire upon the exercise of warrants and 250,000 shares Century Capital Partners, L. P. has the right to acquire upon conversion of 6,048.387 shares of Series A, A-1 and A-2 Preferred.

(6)
Includes 950,000 shares of common stock of Vista, 3,143,382 shares of common stock issuable upon conversion of a $18.7 million note, and 392,465 shares of common stock issuable upon conversion of the Series F Preferred Stock.

(7)
Includes 1,250,000 shares of common stock that HCC Investments, Inc. has the right to acquire upon conversion of 125,000 shares of Series A-1 Preferred Stock. HCC Investments, Inc. also has beneficial ownership of 750,000 shares of common stock that the following trusts have the right to acquire upon conversion of 75,000 shares of Series A-1 Preferred Stock:

Trust Name	Series A-1 Preferred Stock
Hillman Fisher Childrens' Trust	10,720
Hillman Simonds Childrens' Trust	10,720
Hillman, Henry L. Jr. Childrens' Trust	10,720
Hillman, Henry L. Trust U/A	32,120
Hillman, William Talbott Childrens' Trust	10,720
(8)
Includes 329,769 shares of common stock that Mr. Gay has the right to acquire upon the exercise of options and 68,893 shares of common stock that Mr. Gay has the right to acquire upon the exercise of warrants.

(9)
Includes 10,980 shares of common stock held by Mr. Rivelli. Also includes 846,653 shares of common stock beneficially owned by Sunwestern Managers, Inc. Mr. Rivelli and James Silcock are the general partners of Sunwestern Investment Fund III, Sunwestern Cayman 1988 Partners and Mapleleaf Capital, Ltd., and are equal shareholders of Sunwestern Managers, Inc., the attorney in fact for Sunwestern Investment Fund III, Sunwestern Cayman 1988 Partners and Mapleleaf Capital, Ltd., having the power to vote and direct the voting of the shares held. Pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, Mr. Rivelli may be deemed to share beneficial ownership with respect to the shares held by and for Sunwestern Investment Fund III, Sunwestern

  Cayman 1988 Partners and Mapleleaf Capital, Ltd.; however, Mr. Rivelli disclaims beneficial ownership except to the extent of his pecuniary interest therein.

(10)
Includes rights to acquire shares of common stock of Vista upon the exercise of options.

(11)
Includes 17,500 shares of common stock that Mr. Boscamp has the right to acquire upon exercise of options.

(12)
Includes 15,000 shares of common stock that Mr. Gallegos has the right to acquire upon the exercise of stock options.

(13)
Includes shares referred to in notes (4) through (12) above in addition to 259,999 shares of common stock issuable upon exercise of options by current officers and executives of Vista.

Series A Preferred

    The following table sets forth information regarding the beneficial ownership of Vista's Series A Preferred as of April 26, 2001 (a) by each stockholder who is known by Vista to be the beneficial owner of more than 5% of the outstanding Series A Preferred, (b) by each director and nominee, (c) by the Named Executive Officers, and (d) by all executive officers and directors of Vista as a group.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)		Percent of Class
Century Capital Partners II, L. P. Century Capital Management One Liberty Square Boston, MA 02109	102,564		100%
Richard J. Freeman Century Capital Management One Liberty Square Boston, MA 02109	102,564	(3)	100%
All current directors and executive officers as a group (15 persons)	102,564	(3)	100%

(1)
Unless listed in this table, no director or Named Executive Officer has any beneficial ownership of shares of Series A Preferred.

(2)
Unless otherwise noted, all of the shares shown are held by individuals or entities possessing sole voting and investment power with respect to such shares. These numbers include shares deemed beneficially owned by virtue of the right of a person to acquire them within 60 days, whether by the exercise of options or warrants, or in any other manner.

(3)
Includes 102,564 shares of Series A Preferred beneficially owned by Century Capital Partners, L.P. Mr. Freeman is a Managing Director of Century Capital Partners, L.P. and shares investment power with respect to the shares held; however, Mr. Freeman disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

Series A-1 Preferred

    The following table sets forth information regarding the beneficial ownership of Vista's Series A-1 Preferred as of April 26, 2001 (a) by each stockholder who is known by Vista to be the beneficial owner of more than 5% of the outstanding Series A-1 Preferred, (b) by each director and nominee, (c) by the Named Executive Officers, and (d) by all executive officers and directors of Vista as a group.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)		Percent of Class
Century Capital Partners II, L. P. Century Capital Management One Liberty Square Boston, MA 02109	100,000		26.3%
Richard J. Freeman Century Capital Management One Liberty Square Boston, MA 02109	100,000	(3)	26.3%
HCC Investments, Inc. 824 Market Street, Suite 900 Wilmington, DE 19801	200,000	(4)	52.6%
Western International Insurance Company P.O. Box 1369 Bank of America Building Grand Cayman, Cayman Islands	80,000		21.1%
Henry L. Hillman Trust U/A 1800 Grant Building Pittsburgh, PA 15219	32,120		8.5%
All current directors and executive officers as a group (15 persons)	100,000	(3)	26.3%

(1)
Unless listed in this table, no director or Named Executive Officer has any beneficial ownership of shares of Series A-1 Preferred.

(2)
Unless otherwise noted, all of the shares shown are held by individuals or entities possessing sole voting and investment power with respect to such shares. These numbers include shares deemed beneficially owned by virtue of the right of a person to acquire them within 60 days, whether by the exercise of options or warrants, or in any other manner.

(3)
Includes 100,000 shares of Series A-1 Preferred beneficially owned by Century Capital Partners II, L.P. Mr. Freeman is a Managing Director of Century Capital Partners II, L.P. and shares investment power with respect to the shares held; however, Mr. Freeman disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(4)
Includes 75,000 shares of Series A-1 Preferred Stock owned by the following trusts:

Trust Name	Series A-1 Preferred Stock
Hillman Fisher Childrens' Trust	10,720
Hillman Simonds Childrens' Trust	10,720
Hillman, Henry L. Jr. Childrens' Trust	10,720
Hillman, Henry L. Trust U/A	32,120
Hillman, William Talbott Childrens' Trust	10,720

    HCC Investments, Inc. has investment power with respect to the shares held by these trusts.

Series A-2 Preferred

    The following table sets forth information regarding the beneficial ownership of Vista's Series A-2 Preferred as of April 26, 2001 (a) by each stockholder who is known by Vista to be the beneficial owner of more than 5% of the outstanding Series A-2 Preferred, (b) by each director and nominee, (c) by the Named Executive Officers, and (d) by all executive officers and directors of Vista as a group.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)		Percent of Class
Century Capital Partners II, L. P. Century Capital Management One Liberty Squaree Boston, MA 02109	325,000		100%
Richard J. Freeman Century Capital Management One Liberty Square Boston, MA 02109	325,000	(3)	100%
All current directors and executive officers as a group (15 persons)	325,000	(3)	100%

(1)
Unless listed in this table, no director or Named Executive Officer has any beneficial ownership of shares of Series A-2 Preferred.

(2)
Unless otherwise noted, all of the shares shown are held by individuals or entities possessing sole voting and investment power with respect to such shares. These numbers include shares deemed beneficially owned by virtue of the right of a person to acquire them within 60 days, whether by the exercise of options or warrants, or in any other manner.

(3)
Includes 325,000 shares of Series A-2 Preferred beneficially owned by Century Capital Partners II, L.P. Mr. Freeman is a Managing Director of Century Capital Partners II, L.P. and shares investment power with respect to the shares held; however, Mr. Freeman disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

Series F Preferred

    The following table sets forth information regarding the beneficial ownership of Vista's Series F Preferred as of April 26, 2001 (a) by each stockholder who is known by Vista to be the beneficial owner of more than 5% of the outstanding Series F Preferred, (b) by each director and nominee, (c) by the Named Executive Officers, and (d) by all executive officers and directors of Vista as a group.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class
Fidelity National Financial, Inc 4050 Calle Real Santa Barbara, CA 93110	2,500	100.0%

(1)
No director or Named Executive Officer beneficially owns shares of Series F Preferred.

(2)
Unless otherwise noted, all of the shares shown are held by individuals or entities possessing sole voting and investment power with respect to such shares. These numbers include shares deemed beneficially owned by virtue of the right of a person to acquire them within 60 days, whether by the exercise of options or warrants, or in any other manner.

EXECUTIVE COMPENSATION AND OTHER BENEFITS

    The following table sets forth the cash and non-cash compensation paid or earned (i) during the fiscal years ended December 31, 2000, 1999 and 1998 to the Chief Executive Officer and four other most highly compensated executive officers of Vista for the fiscal year ended December 31, 2000.

SUMMARY COMPENSATION TABLE

Long Term Compensation
Awards
Annual Compensation
Name and Principal Position				Securities Underlying Options	All Other Compensation
	Year	Salary	Bonus
Thomas R. Gay(1) Chairman, President and Chief Executive Officer	2000 1999 1998	$259,992 259,992 241,244	— — —	200,000 100,000	$12,000 12,000 12,000	(2) (2) (2)
Howard L. Latham(3) Sr. VP and Chief Operating Officer	2000 1999 1998	$181,249 —	— —	240,00 40,000 —	$3,000 — —	(4)
Neil A. Johnson(5) Sr. VP, Finance and Administration, CFO	2000 1999 1998	$200,021 91,676 —	$45,838 — —	110,000 100,000 —	— — —
Scott Clyde(6) VP, Marketing and Internet Strategy	2000 1999 1998	$160,000 126,667	$20,000 — —	10,000 70,000 —	— — —
Jeffrey F. Woodward(7) Sr. VP & GM RE/Commercial	2000 1999 1998	$150,000 149,167	— — —	40,000 70,000 —	— — —

(1)
Mr. Gay became Chairman of the Board of Directors of Vista in September 2000, has subsequently relinquished the positions of President and Chief Executive Officer.

(2)
Includes an annual car allowance of $6,000 and country club membership dues of $6,000.

(3)
Joined Vista as part of the acquisition of Moore Data Management Services (DMS) in December 1999. Mr. Latham was elected Chief Operating Officer of Vista in July 2000 and became Chief Executive Officer in January 2001.

(4)
Includes an annual car allowance of $3,000.

(5)
Joined Vista in July 1999.

(6)
Joined Vista in March 1999.

(7)
Joined Vista as part of the acquisition of GeoSure, LP in January 1999.

OPTION GRANTS IN LAST FISCAL YEAR

Stock Options Granted in Fiscal 2000

    The following table sets forth information with respect to grants of stock options during the last fiscal year to the persons named in the Summary Compensation Table.

Individual Grants
Potential Realizable Value at Assumed Annual Rates of Stock Appreciation for Option Term (3)
	Number of Securities Underlying Options Granted(1)	% of Total Options Granted to Employees in Fiscal Year
Exercise or Base Price Per Share(2)
Name					Expiration Date
							5%	10%
Thomas R. Gay	—	$—		—	$			$—
Howard L. Latham	10,000 30,000 200,000	.80 2.40 16.03	% % %	4.00 3.00 2.13		3/17/10 4/25/10 6/30/10	25,156 56,601 267,909	63,750 143,437 678,934
Neil A. Johnson	10,000 100,000	.80 8.02	% %	4.00 1.56		3/17/10 9/26/10	25,156 98,108	63,750 248,624
Scott Clyde	10,000.80%			4.00		3/17/10	25,156	63,750
Jeffrey F. Woodward	10,000 30,000	.80 2.40	% %	4.00 1.47		3/17/10 9/22/10	25,156 27,734	63,750 70,284

(1)
Options granted are generally exercisable 12 months after the date of grant with the remainder becoming exercisable over the remaining 36 months.

(2)
All options were granted at market value on the date of grant.

(3)
Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, based on the Securities and Exchange Commission rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall market conditions and the option holders' continued employment through the vesting period.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

    The following table sets forth information with respect to option exercises and fiscal year-end option values for the persons named in the Summary Compensation Table.

			Number of Shares Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End(1)
Name	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Thomas R. Gay	—	$—	329,729	200,000	$63,090	$0.00
Howard L. Latham	—	—	10,000	270,000	0.00	0.00
Neil A. Johnson	—	—	100,000	110,000	0.00	0.00
Scott Clyde	—	—	38,333	41,667	0.00	0.00
Jeffrey F. Woodward	—	—	38,333	71,667	0.00	0.00

(1)
Based on a fair market value of $0.8438, the closing price of Vista's common stock on December 29, 2000 (the last trading day of the year ended December 31, 2000), as reported by the Nasdaq National Market.

MANAGEMENT OF VISTA

    The names of the Vista's directors, their ages, the year in which each first became a director and their principal occupations as of June 1, 2001 are set forth below.

Name	Age	Principal Occupation	Director Since
Thomas R. Gay	54	Chairman of the Board of Directors of Vista	1995
Jay D. Seid	40	Managing Director of Bachow & Associates	1995
Patrick A. Rivelli	63	General Partner of Sunwestern Investment Fund III	1995
Richard J. Freeman	48	Managing Director of Century Capital Management, Inc.	1996
Robert Boscamp	52	Senior Vice-President of Comfort Systems USA, Inc.	1997
Earl Gallegos	42	Principal, Earl Gallegos Management	1998

    Thomas R. Gay has served as a director since February 1995. He served as President and Chief Executive Officer of Vista from the merger with VISTA Environmental in February 1995 until September 2000, and thereafter has served as Chairman of the Board. Mr. Gay was a co-founder of VISTA Environmental and served as the President and CEO of VISTA Environmental from August 1991 to February 1995. From 1988 to August 1991, Mr. Gay served as President of National Decisions Systems, a company involved in marketing information products, databases and software, which he also co-founded.

    Jay D. Seid has served as a director of Vista since 1995. Mr. Seid was the Chairman of the Board of Directors of Vista from October 1996 through August 2000. Since December 1992, Mr. Seid has served as Managing Director of Bachow & Associates, Inc., an investment company. From May 1988 to December 1992, Mr. Seid served as President and General Counsel of Judicate, Inc., a publicly traded provider of alternative dispute resolution services. Prior to 1988, Mr. Seid was an attorney specializing in corporate law with Wolf, Block, Schorr and Solis-Cohen in Philadelphia.

    Patrick A. Rivelli has served as a director of Vista since 1992. Mr. Rivelli is a founder of Sunwestern Investment Fund III Limited Partnership and has been the General Partner of this fund since 1988. Mr. Rivelli also serves as the President and a director of Sunwestern Managers Inc., the management company of Sunwestern Investment Fund III.

    Richard J. Freeman has served as a director of Vista since October 1996. Mr. Freeman is Managing Director of Century Capital Management, Inc. For the past 27 years, Mr. Freeman has held various investment management positions with Kemper Financial Services, First Chicago Corp., Metropolitan Life Insurance Company and the State of Michigan Insurance Bureau and Treasury Department.

    Robert Boscamp has served as a director of Vista since October 1997. Mr. Boscamp is Senior Vice-President of Energy Services for Comfort Systems, Inc., a consolidator of heating, ventilation and air conditioning systems companies. From 1995 to 1999, Mr. Boscamp was the President and Chief Executive Officer of Axiom Power Solutions, Inc., a marketer of energy related products and a wholly owned subsidiary of Arizona Public Service. From 1990 to 1995, Mr. Boscamp founded and developed EcoGroup, a provider of information and market consulting services to the utilities industry. EcoGroup was subsequently acquired by Trans Union Corporation, an information services company. Prior to founding EcoGroup, Mr. Boscamp founded Enercom, a utility consulting firm, which was subsequently acquired by Equifax, Inc. a provider of information services.

    Earl Gallegos has served as a director of Vista since January 1998. Mr. Gallegos is the founder and principal of Earl Gallegos Management, a consulting firm specializing in the development and implementation of data processing systems and insurance operations. Prior to 1995, Mr. Gallegos held various management positions, including Vice President of Operations, within The Pacific Rim Assurance Company.

    The executive officers of Vista, their ages and the offices held, as of April 4, 2001 are as follows:

Name	Age	Current Position with Company
Howard L. Latham	44	President and Chief Executive Officer
Neil A. Johnson	61	Sr. Vice President, Finance and Administration, Chief Financial Officer and Secretary
Jeffrey F. Woodward	53	Sr. Vice President and General Manager, RE/Commercial
David Barczak	39	Sr. Vice President and General Manager, RE/Professional
Jerome Marani	56	Sr. Vice President and General Manager, Property Disclosure
Michael K. Levine	44	Sr. Vice President and Chief Technology Officer
Dietmar Heine	41	Sr. Vice President and General Manager, Canada
Scott Clyde	52	Vice President, Marketing and Internet Strategy
Joy Higgins	45	Vice President, Customer Care and Service Delivery
William L. Goodman	54	Vice President, Human Resources

    Howard L. Latham has been President and CEO of Vista since January 2001. He previously served as Chief Operating Officer of Vista from July 2000 until January 2001. Mr. Latham joined Vista as the vice president of the RE/Professional Group following the acquisition of Moore Data Management Services (DMS), where he served since June 1995 as the vice president and general manager of Real Estate Information Systems, and previously as vice president of marketing. Mr. Latham joined Moore Corporation in June 1995 as Vice President of marketing for DMS. His responsibilities included new product launches, life cycle management, and portfolio management. He holds a Bachelor of Science degree in marketing from Lehigh University.

    Neil A. Johnson has been Senior Vice President, Finance and Administration and Chief Financial Officer of Vista since July 1999. Mr. Johnson was appointed Secretary in July 2000. He has a BBA in Accounting from Texas Tech University. Mr. Johnson, a CPA, has been appointed as an arbitrator for the NASD and the American Arbitration Association.

    Jeffery F. Woodward has been Senior Vice President and General Manager of the RE/Commercial Group since January 1999 following the acquisition of GeoSure, L.P. by Vista. From July 1996 to January 1999, Mr. Woodward was Executive Vice President and Chief Financial Officer of GeoSure, L.P., a provider of environmental risk and flood information.

    Dave Barczak has been Senior Vice President and General Manager of the RE/Professional Group since September 2000. Since joining Vista in February 2000 as the Director of Agent and Broker Solutions for the division, Mr. Barczak has been responsible for the product development, marketing, and sale of on-line agent and on-line office product lines as well as other complimentary services. Mr. Barczak holds a Bachelor of Arts, Business Administration degree from the University of Wisconsin at LaCrosse and has completed several graduate level courses through St. Mary's University Masters of Telecommunication Graduate Program.

    Jerome T. Marani has been Senior Vice President and General Manager of Vista's Property Disclosure division, part of the RE/Professional segment, since July 1998. Mr. Marani served as Executive Vice President of Environmental Sales and Operations of Vista in 1995. VISTA Environmental employed Mr. Marani from its inception in May 1990 to February 1995 as Vice President of Marketing and New Business Development

    Michael K. Levine has been Senior Vice President and Chief Technology Officer for Vista since February 2000, following the acquisition of DMS. Mr. Levine is responsible for all technological and operational development for Vista. He joined Moore Corporation in 1997 and was responsible for product technology architecture, development, technical support, installation management, help desk, and networking. He holds a Bachelors degree from Carleton College and a Masters degree from Princeton University.

    Dietmar Heine has been Senior Vice President and General Manager of the Company's Canadian Group and Printing Operation since April 2001. Mr. Heine is a graduate of The University of Waterloo.

    Scott Clyde has been Vice President of Marketing and Internet Strategy since March 1999. He is responsible for strategic marketing, overall corporate communications and Vista's Internet strategy.

    Joy Higgins has been Vice President, Customer Care and Service Delivery since September 2000. Ms. Higgins joined Vista following the acquisition of DMS, where she served since November 1999, as the Director—Customer Support Center.

    William L. Goodman has been Vice President of Human Resources for Vista since July 2000. From March 1998 to July 2000 Mr. Goodman served as Vice President of Human Resources for DMS.

Board Meetings and Committees

    The board of directors held four meetings during the fiscal year ending December 31, 2000. The board of directors has an Audit Committee and a Compensation Committee. The board does not have a standing nominating committee. During the last fiscal year, no director attended fewer than 75% of the total number of meetings of the board and of all of the committees of the board on which such director served during that period.

    The members of the Audit Committee during the fiscal year ending December 31, 2001 were Richard J. Freeman, Patrick A. Rivelli and Jay D. Seid. The functions of the Audit Committee include recommending to the board the retention of independent public auditors, reviewing and approving the planned scope, proposed fee arrangements and results of Vista's annual audit, reviewing the adequacy of accounting and financial controls and reviewing the independence of Vista's auditors. The Audit Committee held two meetings during the fiscal year ended December 31, 2000. (See "Report of the Audit Committee.")

    The members of the Compensation Committee during the fiscal year ending December 31, 2000 were Thomas R. Gay, Patrick A. Rivelli and Jay D. Seid. The Compensation Committee reviews and approves salary and bonus levels and stock option grants for executive officers. The Compensation Committee held three meetings during the fiscal year ended December 31, 2000. (See "Report of the Compensation Committee.")

Compensation of Directors

    Directors' Fees.  Each director who is not an employee of Vista is entitled to receive $200 for each board meeting and committee meeting attended. Vista also reimburses each director for out-of-pocket expenses when attending board meetings or otherwise engaging in Vista's business.

    Automatic Option Grant.  Pursuant to the 1999 Stock Option Plan (the "1999 Plan"), each non-employee director serving on the board receives an automatic grant of options to purchase 5,000 shares of common stock on January 1 each year the 1999 Plan is in effect. If a non-employee director is elected or appointed to serve as a director following such January 1 date, such non-employee director receives an automatic grant of an option to purchase (i) 2,500 shares of common stock if such non-employee director is elected or appointed after June 30 in any year in which the 1999 Plan is in effect, or (ii) 5,000 shares of common stock if such non-employee director is elected or appointed prior to July 1 in any year in which the 1999 Plan is in effect.

    The exercise price per share for such options is equal to the fair market value of one share of common stock on the date the option is granted. Options automatically granted to non-employee directors under the 1999 Plan become exercisable six months following the date of grant and expire five years from the date of grant. In the event a non-employee director's service as a director of Vista is terminated by reason of death or disability (as defined in the 1999 Plan) all such outstanding options then held by the non-employee director will become immediately exercisable in full and will remain exercisable for a period of one year thereafter (but in no event after the expiration of any such option). In the event that a non-employee director's service as a director of Vista is terminated for any other reason, all such options then held by the non-employee director will remain exercisable for a period of three months thereafter to the extent exercisable as of the date of termination (but in no event after the expiration of any such option).

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

    Thomas Gay was the Chief Executive Officer of Vista until August 2000 and served on the Compensation Committee during the year ended December 31, 2000. Jay Seid and Patrick Rivelli were not employees of Vista during the year ended December 31, 2000.

Section 16(a) Beneficial Ownership Reporting Compliance

    Section 16(a) of the Securities Exchange Act of 1934 requires Vista's executive officers, directors and persons who beneficially own more than 10% of Vista's common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish Vista with copies of all Section 16(a) forms filed by such person.

    Based solely on Vista's review of such forms furnished to Vista and written representations from certain reporting persons, Vista believes that all filing requirements applicable to Vista's executive officers, directors and more than 10% stockholders were complied with.

Employment Contracts and Termination of Employment and Change-in-Control Agreements

    Vista is a party to an Executive Employment Agreement with Mr. Gay. Under the terms of this agreement, Mr. Gay agreed to serve as President and CEO until on or about August 31, 2000 and to serve as Chairman of the Board after that time. The agreement provided for (i) base salary of $260,000 per year; (ii) eligibility to receive incentive compensation of up to $130,000 at the discretion of Vista's Compensation Committee; (iii) a stock option to purchase 200,000 shares of common stock; (iv) an automobile allowance of $500 per month; (v) a country club membership allowance of $6,000 per year; and (vi) reimbursement of expenses incurred for an annual executive physical pursuant to this agreement. On December 31, 2000 Mr. Gay received a separation package consisting of (i) one year of base salary; (ii) continuation of standard medical insurance coverage (including coverage of his dependents if they are included immediately prior to the date of termination) for the shorter of 12 months or until Mr. Gay becomes covered under another employer's group health plan; and (iii) assignment to Mr. Gay of the key man insurance policy in the effect at the time of his termination. Mr. Gay has agreed to act as a consultant without further compensation through December 31, 2001 if requested to do so by Vista.

    In addition to the terms of Mr. Gay's employment agreement relating to changes in control of Vista, Vista's 1995 Stock Incentive Plan (the "1995 Plan") provides that, unless otherwise provided in an agreement evidencing an option granted under the 1995 Plan, in the event of a "change in control" of Vista (as defined below), all outstanding options will become immediately exercisable in full and will remain exercisable for the remainder of their terms. In addition, in the event of such a change in control, the committee administering the 1995 Plan, in its sole discretion, may provide that some or all participants holding outstanding options will receive for each share of common stock subject to such options cash in an amount equal to the excess of the fair market value of such shares immediately prior to the effective date of a change in control over the exercise price per share of such options.

    For purposes of the 1995 Plan, a "change in control" of Vista will be deemed to have occurred, among other things, upon (i) the sale or other disposition of substantially all of the assets of Vista to a person not controlled by Vista, (ii) the approval by Vista's shareholders of a plan or proposal for the liquidation or dissolution of Vista, (iii) a merger or consolidation to which Vista is a party if Vista's shareholders immediately prior to the merger or consolidation beneficially own, immediately after the merger or consolidation, securities of the surviving corporation representing 50% or less of the combined voting power of the surviving corporation's then outstanding securities ordinarily having the right to vote at elections of directors, (iv) the Incumbent Directors (defined as the directors in office as of the effective date of the 1995 Plan or any persons who subsequently become directors and whose election or nomination was approved by at least a majority of Incumbent Directors) cease for any reason to constitute at least a majority of the board; or (v) a change in control of Vista of a nature that would be required to be reported pursuant to Section 13 or 15(d) of the Exchange Act. See "Interests of Certain Persons in the Mergers and the Share Exchange," on page 33.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    In fiscal year 2000, the Compensation Committee was responsible for setting and administering the policies governing compensation of the executive officers of Vista. The Compensation Committee used compensation as a vehicle to attract and retain the best people possible by employing a combination of salary, bonuses and stock options.

    Salary.  Vista strives to offer salaries to its executive officers which are competitive in its industry and in its geographic region for similar positions requiring similar qualifications. In determining executive officer salaries, the Compensation Committee considers available salary information for companies in similar industries, and of similar size and geographic location. Companies selected for salary comparisons are not necessarily the same companies used to compare stock performance in the chart under the heading "Comparison Of Stockholder Returns."

    The Compensation Committee generally evaluates the performance and sets the salary of Vista's Chief Executive Officer on an annual basis. For fiscal year 2000, Mr. Gay's salary was established by the term of his employment agreement.

    In August of 2000, Mr. Gay stepped down as CEO and assumed the position of Chairman of the Board. Howard Latham, who was named Executive Vice President and COO in July of 2000, and Neil Johnson, Senior Vice President and CFO began reporting directly to the board while a new CEO search was begun. Mr. Latham's and Mr. Johnson's compensation came under the Compensation Committee direct administration at that time. Mr. Gay's compensation for the remainder of 2000 and his severance arrangement for 2001 was established by his employment agreement that had been previously negotiated by the Compensation Committee.

    The Chief Executive Officer evaluates the performance of all other executive officers, and recommends salary adjustments which are subject to review and approval by the Compensation Committee. Performance evaluations for individual executive officers are based on individual goals. For the Chief Executive Officer, these goals are set by the Compensation Committee and, for all other officers, these goals are set by the Chief Executive Officer. The goals of executive officers are based on their individual management responsibilities. In addition to reviewing the results of the performance evaluations and information concerning competitive salaries, the Compensation Committee and the Chief Executive Officer consider the financial condition of Vista in evaluating salary adjustments. The salaries are evaluated by the Compensation Committee, with each member using his personal judgement and subjective factors to assess performance. The Compensation Committee members seek to arrive at a consensus through discussions, rather than using a specific formula.

    Bonuses.  Vista seeks to provide additional incentives and rewards to executives who make contributions of outstanding value to Vista. For this reason, Vista may award incentive compensation amounts which can comprise a substantial portion of the total compensation of executive officers. Cash bonuses are based on a subjective evaluation of performance, the value of the contributions and existing salary, rather than a specific formula.

    Stock Options.  The Compensation Committee believes that equity ownership opportunities provide significant additional incentive to executive officers to maximize value for Vista's stockholders, and therefore makes periodic grants of stock options under Vista's Option Plan. Such options are granted at the prevailing market price, and will only have value if Vista's stock price increases over the exercise price. Therefore, the Compensation Committee believes that stock options serve to align the interest of executive officers closely with other stockholders because of the direct benefit executive officers receive through improved stock performance.

    During 2000, prior to September, Mr. Thomas Gay served as Vista's Chief Executive Officer. In fiscal year 2000, the Compensation Committee made determinations concerning the size and frequency of option grants for executive officers after consideration of recommendations from the Chief Executive Officer or Chief Operating Officer. Option grants were based upon relative position and responsibilities of each executive officer, historical and expected contributions of each officer to Vista and previous option grants to such executive officers. Options were granted with a goal to provide competitive equity compensation for executive officers compared to executive officers of similar responsibilities in comparable companies. Option grants for fiscal 2000 are set forth in the table entitled "Option Grants in Last Fiscal Year" in the section entitled "Executive Compensation and Other Matters."

COMPENSATION COMMITTEE
Thomas R. Gay Jay D. Seid Patrick A Rivelli

REPORT OF THE AUDIT COMMITTEE

    The audit committee of Vista's board of directors (the "Audit Committee") consists of three non-employee directors, Richard J. Freeman, Patrick A. Rivelli and Jay D. Seid, each of who has been determined to be independent as defined by the Nasdaq Marketplace Rules. The Audit Committee operates under a written charter adopted by the board of directors, attached to this proxy statement as Annex D.

    Management is responsible for Vista's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of Vista's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

    In this context the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that Vista's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No.61.

    Vista's independent accountants also provided to the Audit Committee the written disclosures and the letter from the independent accountants required by Independence Standards board Standard No.1, "Independence Discussions with Audit Committees." The Audit Committee discussed with the independent accountants that firm's independence and considered whether the non-audit services provided by the independent accountants are compatible with maintaining its independence.

    Based on the Audit Committee's discussion with management and the independent accountants, and the Audit Committee's review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the board of directors include the audited consolidated financial statements in Vista's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

Submitted by the Audit Committee of Vista's Board of Directors,
Richard J. Freeman Patrick A. Rivelli Jay D. Seid

COMPARISON OF STOCKHOLDER RETURN

    Set forth below is a line graph comparing changes in the cumulative total return on Vista's common stock, a broad market index (the "NASDAQ Stock Market") and a peer group industry index ("Peer Group Index") for the period commencing on December 31, 1995 and ending on December 31, 2000.

Comparison of Cumulative Total Return From December 31, 1995 through December 31, 2000(1)

Vista Information Solutions, Inc., Peer Group Index, NASDAQ Stock Market(2)

	12/31/95	12/31/96	12/31/97	12/31/98	12/31/99	12/31/00
Vista Information Solutions, Inc.	$100	$81.8	$545.5	$563.6	$263.6	$61.4
Nasdaq Stock Market Index	$100	$123.0	$150.7	$212.5	$394.8	$237.4
Peer Group Index	$100	$152.8	$129.7	$181.2	$176.9	$205.6

(1)
Assumes that $100 was invested on December 31, 1995 in Vista's common stock and each index, and that all dividends have been reinvested. No cash dividends have been declared on Vista's common stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

(2)
The self determined Peer Group Index is comprised of the following companies: Acxiom Corporation; CoStar Group Inc.; Equifax, Inc.; Factual Data Corp.; Fair Isaac & Co Inc.; and infoUSA, Inc. These are publicly traded companies that are predominantly in the information and data services business.

PRINCIPAL ACCOUNTING FIRM FEES

    The following table sets forth the aggregate fees billed to Vista for the fiscal year ended December 31, 2000 by Vista's principal accounting firm for that fiscal year, Deloitte & Touche LLP.

Audit Fees	$221,475	(1)
Financial Information Systems Design and Implementation Fees	$0
All Other Fees	$173,500	(2)

	$394,975

(1)
Includes fees for professional services rendered for the audit of Vista's annual financial statements for fiscal year 2000.

(2)
Includes fees for other professional services rendered in fiscal 2000, including reviews of the financial statements included in Vista's quarterly reports on Form 10-Q for the first three quarters of fiscal 2000 and professional services in connection with tax preparation, tax consultation, statutory filings, the filing of a registration statement for a follow-on offering of Vista's common stock and other consulting services.

    The Audit Committee considered whether the provision of non-audit services by Deloitte & Touche LLP is compatible with maintaining Deloitte & Touche LLP's independence with Vista.

    Representatives of Deloitte & Touche LLP are expected to be present at the security holders' meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT VISTA ANNUAL MEETING

    Proposals of stockholders intended to be presented at the next annual meeting of Vista (i) must be received by Vista at its offices at 5060 Shoreham Place, #300, San Diego, California 92122 not later than March 3, 2002; and (ii) must satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in Vista's Proxy Statement for that meeting and the other requirements contained in Vista's Bylaws.

WHERE YOU CAN FIND MORE INFORMATION

    Vista and Fidelity each file annual, quarterly, and special reports, proxy statements, and other information with the United States Securities and Exchange Commission (the "SEC"). Vista's common stock is traded on The Nasdaq National Market under the symbol "VINF." Fidelity's common stock is traded on the NYSE under the symbol "FNF." You may read and copy any document filed by Vista or Fidelity at the SEC's public reference facilities or on the SEC's website at http://www.sec.gov, as discussed in more detail below.

TRANSACTION OF OTHER BUSINESS

    At the date of this proxy statement, the only business which the board of directors intends to present or knows that others will present at the meeting is as set forth herein. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

June 30, 2001

INDEX TO FINANCIAL STATEMENTS

Page
VISTA INFORMATION SOLUTIONS, INC.
Unaudited Consolidated Financial Statements as of the March 31, 2001 and quarters ening March 31, 2000 and March 31, 2001
Consolidated Statements of Operations	F-2
Consolidated Balance Sheets	F-3
Consolidated Statements of Cash Flows	F-4
Notes to Consolidated Financial Statements	F-5 to F-8
Audited Consolidated Financial Statements
Independent Auditors' Report	F-9
Consolidated Balance Sheets	F-10
Consolidated Statements of Operations	F-11
Consolidated Statements of Changes in Stockholders' Equity	F-12 to F-13
Consolidated Statements of Cash Flows	F-14
Notes to Consolidated Financial Statements	F-15 to F-34
FIDELITY SUBSIDIARIES
Fidelity Companies Unaudited Combined Financial Statements as of March 31, 2001
Combined Balance Sheet	F-35
Combined Income Statement	F-36
Combined Statement of Cash Flows	F-37
Notes to Unaudited Combined Financial Statements	F-38
Combined Financial Statements—Fidelity Companies
Independent Auditors' Report	F-40
Combined Balance Sheets	F-41
Combined Statements of Operations	F-42
Consolidated Statements of Cash Flows	F-43
Combined Statements of Stockholder's Equity	F-44
Notes to Combined Financial Statements	F-45 to F-50
Combined Financial Statements—Chicago Companies
Independent Auditors' Report	F-52
Combined Balance Sheets	F-53
Combined Statements of Operations	F-54
Consolidated Statements of Cash Flows	F-55
Combined Statements of Stockholder's Equity	F-56
Notes to Combined Financial Statements	F-57 to F-62
Financial Statements—International Data Management Corporation
Independent Auditors' Report	F-64
Balance Sheets	F-65
Statements of Operations	F-66
Statements of Cash Flows	F-67
Combined Statement of Stockholder's Equity	F-68
Notes to Financial Statements	F-69 to F-72

F–1

VISTA INFORMATION SOLUTIONS, INC.

Consolidated Statements of Operations

(in thousands, except share and per share data)

	March 31, 2000	March 31, 2001
	(unaudited)	(unaudited)
Net revenues:	$22,151	$18,768
Cost of revenues	13,054	11,131

Gross margin	9,097	7,637
Operating expenses
Selling, general and administrative	7,236	6,558
Research and development	1,078	1,277
Depreciation and amortization	1,054	1,066
Amortization of goodwill and acquired intangible assets	1,354	1,407

Total operating expenses	10,722	10,308

Operating Loss	(1,625)	(2,671)
Interest Expense, net	(771)	(821)
Other income (expense)	13	75

Net Loss	(2,383)	(3,417)
Preferred stock dividends declared	(75)	(75)

Net loss attributable to common stockholders	$(2,458)	$(3,492)

Basic and diluted loss per common share	$(0.10)	$(0.13)

Weighted average common shares outstanding	25,132,389	25,926,391

The accompanying notes to the consolidated financial statements are an integral part of these statements.

F–2

VISTA INFORMATION SOLUTIONS, INC.

Consolidated Balance Sheets

(in thousands, except share and per share data)

	December 31, 2000	March 31, 2001
		(unaudited)
Assets
Current assets:
Cash	$1,864	$263
Accounts receivable, net	9,032	8,400
Inventories	728	1,154
Other current assets	4,662	4,370

Total current assets	16,286	14,187
Property, equipment and software, net	9,140	8,627
Other acquired assets, net	12,963	12,022
Goodwill, net	21,413	21,014
Other assets, net	4,820	4,428

Total assets	$64,622	$60,278

Liabilities and Stockholders' Equity
Current liabilities:
Current maturities of capital lease obligations	$842	$855
Accounts payable	4,914	4,171
Deferred revenue	4,365	4,043
Other current liabilities	4,845	4,424

Total current liabilities	14,966	13,493
Deferred revenue, long-term portion	628	351
Secured revolving credit line	7,016	7,680
Capital lease obligations, less current maturities	378	299
Secured convertible note	17,752	17,999

Total liabilities	40,740	39,822
Commitments and contingencies
Stockholders' equity:
Preferred stock, Series A, A-1 and A-2 convertible, par value $.001; liquidation value $22,000; 845,000 shares authorized; 782,564 shares issued and outstanding	1	1
Preferred stock, Series F convertible, par value $.001; liquidation value $2,500; 2,500 shares authorized, issued and outstanding	—	—
Preferred stock, Series R, par value $.001; 7,000,000 shares authorized and none outstanding	—	—
Common stock, par value $.001; 70,000,000 shares authorized; 25,987,619 shares issued and outstanding	26	26
Additional paid-in capital	91,184	91,442
Accumulated other comprehensive loss	(258)	(450)
Accumulated deficit	(67,071)	(70,563)

Total stockholders' equity	23,882	20,456

Total liabilities and stockholders' equity	$64,622	$60,278

The accompanying notes to the consolidated financial statements are an integral part of these statements.

F–3

VISTA INFORMATION SOLUTIONS, INC.

Consolidated Statements of Cash Flows

	March 31, 2000	March 31, 2001
	(unaudited)	(unaudited)
Cash Flows from Operating Activities
Net loss	$(2,383)	$(3,417)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,054	1,066
Amortization of goodwill and acquired intangible assets	1,354	1,407
Amortization of discount on debt	330	247
Changes in assets and liabilities, net of effects of business acquisitions:
Trade accounts receivable	590	632
Lease receivables	387	288
Inventories	(15)	(426)
Prepaid expenses	(171)	20
Accounts payable	(884)	(690)
Deferred revenue	(804)	(599)
Other current liabilities	547	(215)

Net cash (used in) provided by operating activities	5	(1,687)
Cash Flows from Investing Activities
Purchase of equipment, furniture and software	(488)	(402)
Net change in deposits and other assets	34	135
Increase in intangible assets	(221)	—

Net cash used in investing activities	(675)	(267)
Cash Flows from Financing Activities
Proceeds from long-term obligations	—	664
Principal payments on long-term obligations	(249)	(188)
Cash effect of proceeds from exercise of stock options	64	—
Net change in cumulative translation adjustment	—	(173)
Dividends on Series F Preferred Stock	(75)	(75)

Net cash provided by (used in) financing activities	(260)	228

Effect of exchange rate changes on cash	—	125

Net decrease in cash	(930)	(1,601)
Cash, beginning of period	5,105	1,864

Cash, end of period	$4,175	$263

Supplemental Schedule of Non-Cash Information
Cash paid for interest	$400	$52
Supplemental Schedule of Non-Cash Investing and Financing Activities
Capital equipment lease obligations incurred	198	121
Common stock issued for employee benefit plan	138	257

The accompanying notes to the consolidated financial statements are an integral part of these statements.

F–4

Vista Information Solutions, Inc.

Notes to the Consolidated Financial Statements for the
Three Months Ended March 31, 2001

(in thousands, except share and per share data)
(Unaudited)

1.  BASIS OF PRESENTATION

    The accompanying unaudited financial statements of VISTA Information Solutions, Inc. ("VISTAinfo" or the "Company") have been prepared in accordance with generally accepted accounting principles for interim financial information. In the opinion of management, the interim financial statements include all adjustments (consisting only of normal, recurring adjustments) necessary for a fair presentation of the results for interim periods presented. Operating results for the three months ended March 31, 2001 are not necessarily indicative of the operating results that will be achieved for the year or any other period. These statements should be read in conjunction with the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000.

    The consolidated financial statements of VISTA Information Solutions, Inc. include the accounts of the Company and all majority-owned subsidiaries and all significant intercompany accounts and transactions have been eliminated in consolidation.

2.  THE COMPANY

  Recent Developments—Proposed Combination with Fidelity National Financial

    On April 12, 2001 the Company signed a definitive agreement for a plan of business combination with Fidelity and its subsidiaries, Chicago Title and Trust company (collectively, "Fidelity"). Under the terms of the definitive agreement, Fidelity will contribute its ownership interests in five real estate related service businesses in exchange for common stock of the Company. VISTAinfo will restructure and simplify its capital structure, including the conversion of the Series A, A-1 and A-2 preferred stock into common stock of the Company and at closing will effect a reverse stock split to reduce the number of common shares outstanding.

    The parties expect to refinance the Company's existing bank credit line and repay amounts outstanding under a $5 million bridge financing note being provided by Fidelity with the proceeds of a new bank credit facility expected to be in place at or shortly following the time of closing of the proposed combination. The new bank credit facility is also expected to be sufficient to permit the Company to pursue its growth strategies.

    In connection with the proposed combination, the Company's senior, secured credit facility with PNC Bank has been amended. The amendment provides for the bank's consent to the transaction, to the $5 million bridge financing to be provided to the Company by Fidelity under the terms of the definitive agreement and the bridge note, and certain changes to the terms and financial covenants of the credit facility.

    On February 15, 2001, Fidelity purchased the Company's secured, subordinated convertible debt and in connection with the definitive agreement, has revised certain of its operating covenants, the maturity date and terms regarding subordination to bank indebtedness. Fidelity also purchased the Company's Series F Preferred Stock.

    Upon closing of the proposed combination, which is subject to the approval of the Company's shareholders, Fidelity will receive approximately 77% of the Company's common stock for its interests

F–5

in the businesses transferred to the Company. Accordingly, upon consummation of the plan of combination, the Company expects that the five combined real estate related service businesses of Fidelity will be considered the accounting acquirer, and the transaction will be accounted for as a reverse acquisition. The historical information of the five real estate related service businesses of Fidelity would be used as the historical information of the Company after the combination. Closing of the transaction is subject to customary conditions including the approval of the Company's secured creditors, which has been received, and required regulatory authorities. Closing is expected to occur during the third quarter of 2001.

    Customary break-up fees are due under certain conditions upon termination of the definitive agreement.

    The Company believes that the plan of combination of its data assets and marketing channels with those of Fidelity are complimentary and will establish a stronger foundation from which to execute its business plan, with a simplified and stronger capital structure and with greater access to capital. The Company also believes there are revenue enhancements and cost savings synergies that will yield higher growth and profit margins and that the transaction will result in a large and more diverse base of lenders, realtors and other customers who are parties to a real estate transaction.

  Acquisition of the Data Management Division of Moore Corporation Limited

    On December 17, 1999, the Company acquired, in a purchase transaction, certain of the assets, liabilities and operations of the Data Management Services Division (DMS) of Moore Corporation Ltd. and its subsidiary, Moore North America, Inc. (collectively Moore) pursuant to the terms of an Agreement for Purchase and Sale of Assets (the "Agreement"). DMS provides technological solutions to the real estate industry including MLS Boards, brokers, agents, individual consumers and market suppliers.

    In addition to the assumption of certain liabilities, the Company paid to Moore an aggregate of (i) 950,000 shares of the Company's common stock, par value $0.001 per share, (ii) a secured convertible note payable in the principal amount of $18.7 million (the "Note"), (iii) $20 million in cash and (iv) a secured short-term Working Capital Note.

    Pursuant to the DMS agreement, the Company entered into a Working Capital Note with Moore (the "Working Capital Note"), under which Moore agreed to loan the Company the proceeds from the collection of DMS lease and accounts receivable retained by Moore, up to a maximum of $7.5 million. The Working Capital Note bore interest at the prime rate plus 1% and was paid in full on May 3, 2000 with the proceeds from the financing from PNC Bank.

F–6

3.  INVENTORIES

    Inventories are summarized as follows:

	December 31, 2000	March 31, 2001
Inventories:
Finished goods	$353	$184
Work in process	166	565
Raw materials and supplies	209	405

	$728	$1,154

4.  LONG-TERM OBLIGATIONS

  Subordinated convertible note with Fidelity National Financial

    The Company entered into a Secured Convertible Note ("the Note") with Moore in December 1999 in connection with the acquisition of DMS. On February 15, 2001, Fidelity purchased the Company's Note and has revised certain of its operating covenants, the maturity date and terms regarding subordination to bank indebtedness.

    The Note is secured by the Company's assets and bears interest at the annual rate of 6.8%, with interest payable quarterly beginning March 1, 2000 and is due in full July 1, 2002, as amended. The Note is convertible to 3,143,000 shares of the Company's common stock. The Company is required to make mandatory principal payments on the Note in the event of any excess cash flow, as defined in the Note, and, subject to limited exceptions, upon the issuance of equity or debt securities. The Note contains covenants that require the Company to, among other things, maintain certain ratios and financial requirements on a quarterly basis, comply with certain reporting requirements, and obtain approval for events such as incurring senior debt, paying cash dividends, or repurchasing stock. In addition, the Note contains a default provision that if all or any part of the principal or interest on the Note or the senior, secured credit facility with PNC Bank discussed below is not paid when it becomes due, then the Note becomes due and payable.

    In connection with the recording of the acquisition of Moore, an independent valuation firm determined that the fair value of the Note was $16,721 at the date of the acquisition. The Company therefore recorded the Note net of a discount of $1,979. The discount is being amortized into interest expense using the straight-line method, which approximates the effective interest method, over the initial two-year term of the Note. As of March 31, 2001, the principal balance, unamortized discount and accrued interest was $18,700, $701 and $168, respectively.

  Senior, secured credit facility with PNC Bank

    On May 3, 2000, the Company entered into a credit agreement with PNC Bank to borrow up to $10 million. Borrowing availability under this agreement is based on the amount of eligible accounts

F–7

receivable and cash flow from lease receivables. Borrowings bear interest at a rate equal to the prime rate plus 1.0% and are due to be repaid no later than July 1, 2002. A portion of the proceeds from this loan was used to retire the Note from Moore. PNC Bank requires that the Company maintains a stated minimum net worth as a covenant to the agreement.

5.  SEGMENT DATA

    Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information ("SFAS No. 131") establishes standards for reporting information about operating segments in financial statements. Operating segments are defined as components of an enterprise for which there is separate financial information that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance.

    In 2000, the Company was reorganized into three operating segments: RE/Commercial, RE/Professional and CDS—Print. RE/Commercial provides environmental risk information to banks, engineers and consultants, flood information to banks, and insurance risk information to property and casualty insurance underwriters. RE/Professional provides software solutions, disclosure information and data management services to the real estate industry and home sellers. CDS—Print specializes in converting database information from non-real estate sources that prepares and prints data to commercial print standards. Corporate operations include certain financing and other general corporate expenses.

Three months ended March 31,	RE/Commercial	RE/Professional	CDS Print	Other	Corporate	Total
Revenue
2001	4,564	12,303	1,900	1	—	18,768
2000	5,176	15,099	1,721	155	—	22,151
Operating Income (Loss)
2001	686	(13)	(1)	(1)	(3,342)	(2,671)
2000	1,336	620	56	(689)	(2,948)	(1,625)

    No single customer accounted for as much as 10% of consolidated revenue in 2001 and 2000.

F–8

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of
VISTA Information Solutions, Inc.
San Diego, California

    We have audited the accompanying consolidated balance sheets of VISTA Information Solutions, Inc. and subsidiaries (the "Company") as of December 31, 2000 and 1999, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2000 and 1999, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP

San Diego, California
April 12, 2001

F–9

VISTA INFORMATION SOLUTIONS, INC.

Consolidated Balance Sheets

(in thousands, except share and per share data)

	December 31,
	1999	2000
Assets
Current assets:
Cash	$5,105	$1,864
Accounts receivable, net	10,230	9,032
Inventories	799	728
Other current assets	5,328	4,662

Total current assets	21,462	16,286
Property, equipment and software, net	10,610	9,140
Other acquired assets, net	16,750	12,963
Goodwill, net	22,236	21,413
Other assets, net	6,594	4,820

Total assets	$77,652	$64,622

Liabilities and Stockholders' Equity
Current liabilities:
Current maturities of capital lease obligations	$827	$842
Working capital note	7,404	0
Accounts payable	6,061	4,914
Deferred revenue	4,407	4,365
Other current liabilities	6,013	4,845

Total current liabilities	24,712	14,966
Deferred revenue, long-term portion	1,370	$628
Secured revolving credit line	—	7,016
Capital lease obligations, less current maturities	735	378
Secured, subordinated convertible note	16,762	17,752

Total liabilities	43,579	40,740

Commitments and contingencies
Stockholders' equity:
Preferred stock, Series A, A-1 and A-2 convertible, par value $.001; liquidation value $21,029 and $19,707 for 2000 and 1999, respectively; 845,000 and 807,564 shares authorized for 2000 and 1999, respectively; 782,564 shares issued and outstanding in 2000 and 1999	1	1
Preferred stock, Series F convertible, par value $.001; liquidation value $2,500 in 2000 and 1999; 2,500 shares authorized, issued and outstanding in 2000 and 1999	—	—
Preferred stock, Series R, par value $.001; 700,000 shares authorized and none outstanding	—	—
Common stock, par value $.001; 70,000,000 and 43,000,000 shares authorized for 2000 and 1999, respectively; 25,681,478 and 25,056,328 shares issued and outstanding for 2000 and 1999, respectively	25	26
Additional paid-in capital	88,973	91,184
Accumulated other comprehensive loss	1	(258)
Accumulated deficit	(54,927)	(67,071)

Total stockholders' equity	34,073	23,882

Total liabilities and stockholders' equity	$77,652	$64,622

See accompanying notes to Consolidated Financial Statements.

F–10

VISTA INFORMATION SOLUTIONS, INC.

Consolidated Statements of Operations

(in thousands, except share and per share data)

	December 31,
	1998	1999	2000
Net revenues	$25,117	$27,496	$85,663
Cost of revenues	6,087	8,078	51,989

Gross margin	19,030	19,418	33,674
Operating expenses:
Selling, general and administrative	16,160	18,313	27,218
Research and development	1,204	3,360	5,232
Depreciation and amortization	1,414	1,790	4,338
Amortization of goodwill and acquired intangible assets	1,395	1,802	5,374
Impairment of long-lived assets	—	7,029	—
Restructuring and other charges	1,361	—	—

Total operating expenses	21,534	32,294	42,162

Operating loss	(2,504)	(12,876)	(8,488)
Interest expense	(617)	(2,630)	(3,185)
Other income	(140)	72	423

Net loss before minority interest	(3,261)	(15,434)	(11,250)
Minority interest in loss of subsidiary	69	—
Net loss	(3,192)	(15,434)	(11,250)
Preferred stock dividends declared	(600)	(363)	(300)
Accretion of convertible preferred stock dividends	(500)	(595)	—
Cumulative effect of change in accounting principle, accretion of additional preferred stock dividends (Note 9)	—	—	(595)

Net loss attributable to common stockholders	$(4,292)	$(16,392)	$(12,145)

Basic and diluted loss per common share	$(0.32)	$(0.87)	$(0.48)

Weighted average common shares outstanding	13,381,022	18,849,978	25,405,694

See accompanying notes to Consolidated Financial Statements

F–11

VISTA INFORMATION SOLUTIONS, INC.

Consolidated Statements of Changes in Stockholders' Equity

(in thousands)

	Preferred Stock Amount	Common Stock Amount	Additional Paid-in Capital	Accumulated Deficit	Total
Balance January 1, 1998	$1	$12	$38,127	$(33,930)	$4,210
Conversion of Series C preferred stock	(1)	1			—
Exercise of incentive stock options			502		502
Exercises of warrants			18		18
Issuance of common stock to lessor			95		95
Issuances of common stock, net		1	4,984		4,985
Dividends declared and paid on Series E and F preferred stock				(600)	(600)
Shares issued to effect acquisitions		1	6,363		6,364
Accretion of beneficial conversion feature on preferred stock			500	(500)	—
Distributions to partners				(219)	(219)
Net loss				(3,192)	(3,192)

Balance December 31, 1998	$—	$15	$50,589	$(38,441)	$12,163

See accompanying notes to Consolidated Financial Statements

F–12

VISTA INFORMATION SOLUTIONS, INC.

Consolidated Statements of Changes in Stockholders' Equity

(in thousands)

	Preferred Stock Amount	Common Stock Amount	Additional Paid-in Capital	Accumulated Deficit	Total
Balance January 1, 1999	$—	$15	$50,589	$(38,441)	$12,163
Conversion of Series B, C, D and E preferred stock	—	5	(4)	—	1
Exercise of incentive stock options	—	—	741	—	741
Common stock issued	—	4	10,561	—	10,565
Series A preferred stock, net	1	—	20,647	—	20,648
Warrants to purchase preferred stock issued	—	—	595	(595)	—
Warrants to purchase common stock issued	—	—	1,039	—	1,039
Dividends declared and paid on Series E and F preferred stock	—	—	—	(363)	(363)
Shares issued to effect business acquisitions	—	1	4,805	—	4,806
Distribution to partners	—	—	—	(94)	(94)
Comprehensive loss:
Net loss	—	—	—	(15,434)	(15,434)
Other comprehensive income:
Translation adjustment	—	—	—	1	1

Balance December 31, 1999	$1	$25	$88,973	$(54,926)	$34,073
Common stock issued for employee benefit plan	—	—	1,047	—	1,047
Exercise of incentive stock options	—	—	125	—	125
Common stock issued	—	1	444	—	445
Cumulative effect of change in accounting principle, accretion of additional preferred stock dividends (Note 9)	—	—	595	(595)	—
Dividends declared and paid on Series F preferred stock	—	—	—	(300)	(300)
Comprehensive loss:
Net loss	—	—	—	(11,250)	(11,250)
Other comprehensive loss:
Translation adjustment	—	—	—	(258)	(258)

Balance December 31, 2000	$1	$26	$91,184	$(67,329)	$23,882

See accompanying notes to Consolidated Financial Statements

F–13

VISTA INFORMATION SOLUTIONS, INC.

Consolidated Statements of Cash Flows

(in thousands)

	December 31,
	1998	1999	2000
Cash Flows from Operating Activities
Net loss	$(3,192)	$(15,434)	$(11,250)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,415	1,790	4,338
Amortization of goodwill and acquired intangible assets	1,395	1,801	5,374
Impairment of long-lived assets	—	7,029	—
Loss on disposal of equipment and software	55	14	—
Value of common stock contributed to employee plan	—	—	610
Amortization of discount on debt	—	1,653	1,086
Minority interest in loss of subsidiary	(69)	—	—
Changes in assets and liabilities: (net of effect of acquisitions)
Accounts receivable	(599)	2,626	1,198
Lease receivables	—	102	1,629
Inventories	—	65	71
Prepaid expenses	(252)	134	102
Accounts payable	684	1,213	(1,144)
Deferred revenue	80	(1,578)	(784)
Other current liabilities	842	1,120	(700)

Net cash provided by operating activities	359	535	530

Cash Flows from Investing Activities
Decrease in note receivable	—	2,500	—
Purchases of equipment, furniture and software	(1,515)	(2,287)	(1,697)
Net change in deposits and other assets	83	(658)	53
Increase in intangible assets	(236)	(96)	(453)
Cash paid for business acquisitions	(1,070)	(20,836)	—

Net cash used in investing activities	(2,738)	(21,377)	(2,097)

Cash Flows from Financing Activities
Proceeds from long-term obligations	1,825	5,491	7,016
Repayment of short-term notes	1,133	(1,133)	(7,500)
Principal payments on long-term obligations	(2,885)	(9,819)	(977)
Cash effect of proceeds from exercise of stock options	—	741	199
Proceeds from issuance of preferred stock, net	—	20,648	—
Proceeds from issuance of common stock	3,006	10,000	—
Distributions to partners	(220)	(94)	—
Net change in cumulative translation adjustment	—	1	(258)
Dividends on Series E and Series F preferred stock	(600)	(363)	(300)

Net cash (used in) provided by financing activities	2,259	25,472	(1,820)

Effect of exchange rate change on cash	—	(1)	146

Net (decrease) increase in cash	(120)	4,629	(3,241)
Cash, beginning of year	596	476	5,105

Cash, end of year	$476	$5,105	$1,864

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$631	$1,553	$2,054
Supplemental Schedule of Non-Cash Investing and Financing Activities
Note receivable for issuance of common stock	2,500	—	—
Common stock issued to lessors	95	—	—
Capital equipment lease obligations incurred	883	1,076	636
Common stock issued for employee benefit plan	—	565	471
Conversion of Series B, C and D preferred stock	—	5	—
Value recognized for issuances of warrants	—	1,039	—
Common stock issued for acquisitions and other	6,364	4,806	809
Accretion of convertible preferred stock dividends	—	595	—
Accretion of beneficial preferred stock dividends	500	—	—
Cumulative effect of change in accounting principle, accretion of additional preferred stock dividends (Note 9)	—	—	595

See accompanying notes to Consolidated Financial Statements

F–14

Vista Information Solutions, Inc.

Notes to Consolidated Financial Statements

December 31, 1998, 1999 and 2000

Note 1.  The Company and Significant Accounting Policies

The Company

    VISTA Information Solutions, Inc. ("VISTAinfo" or the "Company") provides and maintains technology systems and critical information needed for making real-estate decisions and sells its products and services to real estate professionals and consumers throughout the United States and Canada. The Company is organized into three operating segments: RE/Commercial, RE/Professional (which includes Data Services and Software Services), and Computer Directed Services—Print. RE/Commercial provides environmental risk information to lenders, engineers and consultants, and insurance risk information to property and casualty insurance underwriters. RE/Professional-Data Services provides disclosure and public record information to the real estate industry. RE/Professional-Software Services provides software solutions, and data management services to the real estate industry. Computer Directed Services—Print provides specialized printing services for large databases.

Recent Developments—Proposed Merger with Fidelity National Financial

    On April 12, 2001 the Company signed a definitive agreement for a plan of business combination with Fidelity National Financial ("Fidelity"). Under the terms of the definitive agreement, Fidelity will contribute the assets and operations of five real estate related service businesses in exchange for common stock of the Company. VISTAinfo will restructure and simplify its capital structure, including the conversion of the Series A, A-1 and A-2 preferred stock into common stock of the Company and at closing will effect a reverse stock split to reduce the number of common shares outstanding. The Company expects that its common stock will continue to trade on the NASDAQ National Market System.

    The parties expect to refinance the Company's existing bank credit line, repurchase the Series F preferred stock and repay amounts outstanding under a $5 million bridge financing note being provided by Fidelity with the proceeds of a new bank credit facility expected to be in place at or near the time of closing of the proposed combination. The new bank credit is also expected to be sufficient to permit the Company to pursue its growth strategies.

    In connection with the proposed combination, the Company's senior, secured credit facility with PNC Bank has been amended. The amendment provides for the bank's consent to the transaction, to the $5 million bridge financing to be provided to the Company by Fidelity under the terms of the definitive agreement and the bridge note, and certain changes to the terms and financial covenants of the credit facility.

    On February 15, 2001, Fidelity purchased the company's secured, subordinated convertible debt and has revised certain of its operating covenants, the maturity date and terms regarding subordination to bank indebtedness.

    Upon closing of the proposed combination, which is subject to the approval of the Company's shareholders, Fidelity will own approximately 77% of the Company's common stock. Accordingly, upon consummation of the plan of combination, the five combined real estate related service businesses of Fidelity will be considered the accounting acquirer, and the transaction will be accounted for as a reverse acquisition. The historical information of the five real estate related service businesses of Fidelity would be used as the historical information of the Company after the combination. Closing of the transaction is subject to usual and customary conditions including the approval of the Company's

F–15

secured creditors, which has been received, and required regulatory authorities. Closing is expected to occur during the third quarter of 2001.

    Customary break-up fees are due under certain conditions upon termination of the definitive agreement.

    The Company believes that the plan of combination of its data assets and marketing channels with those of Fidelity are complimentary and will establish a stronger foundation from which to execute its business plan, with a simplified and stronger capital structure and with greater access to capital. The parties also believe there are revenue enhancements and cost savings synergies that will yield higher growth and profit margins and that the transaction will result in a large and more diverse base of lenders, realtors and other customers who are parties to a real estate transaction.

Basis of presentation

    The consolidated financial statements include the accounts of the Company and all subsidiaries for which the Company has a controlling equity interest. All significant intercompany accounts and transactions have been eliminated in consolidation. Certain reclassification of prior year information has been made to conform to the statement presentation of the current year.

    The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses during the reporting period. Actual results could differ from those estimates.

Inventories

    Inventories are stated at the lower of cost or market value, with cost determined on a first-in first-out basis.

Property, equipment and software

    Property, equipment and software are stated at cost. Depreciation and amortization are computed using accelerated and straight-line methods over the estimated useful lives of the respective assets, or over the term of the lease, whichever is shorter: ten to forty years for buildings, three to seven years for equipment and furniture and three years for software. The amortization expense on assets acquired under capital leases is included with depreciation expense on owned assets. All costs for routine repairs and maintenance are expensed as incurred.

    Statement of Position No. 98-1 "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" (SOP 98-1) was adopted by the Company on January 1, 1998. SOP 98-1 establishes the accounting practice for the capitalization of certain costs incurred in connection with the acquisition or development of computer software to be used for internal purposes. In accordance with SOP 98-1, the Company capitalized internal costs (which generally consist of direct payroll and other related direct costs), in connection with the acquisition and development of computer software to be used by the Company solely for internal purposes.

F–16

Software development costs

    Costs incurred internally in creating computer software to be leased or sold are charged to expense when incurred as research and development until technological feasibility has been established. Technological feasibility is established upon completion of a detail program design or, in its absence, completion of a working model. Thereafter, all software production costs are capitalized and subsequently reported at the lower of unamortized cost or net realizable value. Capitalized costs are amortized based on current and future revenue for each product with an annual minimum equal to the straight-line amortization over the remaining estimated economic life of the product. Estimated economic life is generally three years.

Goodwill and other acquired assets

    Acquired technology, environmental databases and goodwill represent the excess of the purchase price over net assets acquired from acquisitions and are being amortized over their estimated useful lives of three to fifteen years.

    The Company reviews its intangibles and other long-lived assets when warranted in accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" (SFAS 121) to determine potential impairment by comparing the carrying value of the assets with estimated undiscounted future cash flows expected to result from the use of the assets, including, if appropriate, cash flows from disposition. Should the sum of the expected future undiscounted net cash flows be less than the carrying value, the Company would record an impairment loss. The impairment loss would be measured by comparing the amount by which the carrying value exceeds the fair value of the asset being evaluated for impairment.

    During 1999, due to a history of operating losses, management determined that the acquired technology and goodwill related to certain of the Company's acquisitions might have been impaired. As a result, the Company engaged an outside valuation firm to determine the fair value of the acquired technology and goodwill. Accordingly, an impairment of $7,029 was charged to operations. Of the total impairment charge recorded, $1,223 was related to goodwill in the RE/Commercial segment and $5,806 was related to acquired technology in the RE/Professional segment.

    At December 31, 2000, the Company determined that future cash flows were sufficient to recover the carrying values of such assets. As such, no impairment has been recorded during 2000.

Fair value of financial instruments

    The carrying values of cash and accounts receivable approximate their fair values due to the short-term nature of these assets. The Company's current and long-term obligations generally bear interest at variable rates. Accordingly, management believes that the carrying amounts of the Company's current and long-term obligations approximate their fair value.

F–17

Revenue recognition

    RE/Commercial.  The Company recognizes revenue from the sale of environmental reports and geographic information when evidence of the arrangement exists, delivery has occurred, the sales price has been determined and collectibility is deemed probable, generally in the month in which the report is shipped or in which information is transmitted to the customer, in accordance with Staff Accounting Bulletin No. 101, "Revenue Recognition" (SAB 101).

    RE/Professional—Software Services.  Revenue from the sale of agent productivity and office management software is recognized in the month in which the revenue recognition criteria of Statement of Position No. 97-2, "Software Revenue Recognition" (SOP 97-2) are met, generally the month in which the software is shipped to the customer.

    The provision of Multiple Listing Services systems solutions to the Company's customers may involve a selection of the following elements: computer hardware (sold or leased), internally developed software, telecommunications services, information security, training and customer support. These systems solutions services have been accounted for under the provisions of SOP 97-2. Revenue recognition commences at the point at which the Company has delivered to the customer all elements essential to the functionality of the systems solution. Accordingly, the Company defers and recognizes revenue associated with these arrangements ratably over the terms of the underlying agreements, commencing at contract "cutover." Cutover is generally defined as the point at which the hardware is installed, software has been delivered, training is completed, and the service is accessible to and usable by the customer. Cash received and costs incurred prior to cutover are deferred as described elsewhere in Note 1.

    Certain other elements of the agreements, such as ongoing maintenance, involve separately stated monthly fees. Revenues associated with such other elements are recognized over the periods during which the services are performed, generally on a monthly basis.

    Hardware may be sold or leased to the Company's systems solutions customers. Such hardware is standard, non-customized equipment that can be used for other information processing applications. Leases of hardware are generally classified as "sales-type leases" in accordance with the provisions of SOP 97-2 and Statement of Financial Accounting Standards No. 13, "Accounting for Leases," and revenue is recognized upon delivery.

    RE/Professional—Data Services.  The Company recognizes revenue from the sale of property disclosure reports and public records data when all revenue recognition criteria are met in accordance with SAB 101, generally in the month in which the product is shipped or in which information is transmitted to the customer.

    Computer Directed Services—Print.  The Company recognizes revenue from the sale of independent third-party printing services when all revenue recognition criteria of SAB 101 are met, generally when the printed materials are delivered to the customer.

F–18

Capitalized contract costs and deferred revenue

    Capitalized contract costs consist of hardware, software and labor costs that have been incurred prior to contract cutover for MLS systems. Upon cutover, these costs are recognized ratably over the contract term. Deferred revenue consists of cash received for MLS systems prior to the recognition of revenue, as well as cash received in advance for services to be performed, including program license fees. Deferred revenue is shown net of the related capitalized contract costs calculated on a by-contract basis.

Income taxes

    Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Research and development costs

    The Company incurs costs associated with the continual development of new products and improvement of existing products that are charged to expense as incurred.

Accounting for stock-based compensation

    The Company has elected to use the intrinsic value method of accounting prescribed by Accounting Principles board Opinion No. 25, "Accounting for Stock Issued to Employees" to account for stock-based employee compensation costs. As required by Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation", certain related proforma disclosures are made at Note 10. All non-employee stock-based compensation is recorded at the fair value of the services received or the equity instrument issued, whichever is more reliably measurable.

Loss per common share

    Because of losses from continuing operations, the effects of stock options, convertible preferred stock and common stock warrants are antidilutive. Accordingly, the Company's presentation of diluted loss per share is the same as that of basic loss per share for 1998, 1999 and 2000. The number of such additional shares that were excluded from the weighted average shares outstanding for diluted loss per share in 1998, 1999 and 2000 was approximately 5,695,000, 16,379,000 and 12,790,000, respectively.

Note 2.  Acquisitions

    The Company has completed the business combinations discussed below, each of which was accounted for using the pooling or purchase method of accounting as described. Pro forma information is presented where the impact is considered significant to the results of operations.

F–19

GeoSure, L.P.

    On January 14, 1999, the Company exchanged 2,590,000 shares of the Company's common stock, par value $0.001 per share, for all of the outstanding partnership interests of GeoSure, L.P. ("GeoSure") in a business combination accounted for as a pooling of interests. GeoSure provides environmental risk and due diligence information and is a party to a 99-year license agreement with another company to distribute Sanborn fire insurance maps. GeoSure also owns all of the shares of National Research Center, LLC (NRC), a provider of flood determination information, and a majority interest in National Research Center Insurance Services, Inc. (NIS), a provider of flood insurance services. The Company recorded an impairment charge of acquired technology and other intangibles in 1999 of which $1,257 related primarily to GeoSure's acquisition of NRC.

EcoSearch Environmental Resources, Inc.

    On March 1, 1999, the Company exchanged 396,351 shares of the Company's common stock, par value $0.001 per share, for all of the outstanding common stock of EcoSearch Environmental Resources, Inc. (EcoSearch) in a business combination accounted for as a pooling of interests. EcoSearch is a national provider of environmental information services.

    The transactions with GeoSure and EcoSearch have each been accounted for as pooling-of-interests and, accordingly, the accompanying consolidated financial statements for the periods presented have been restated to include the results of operations and cash flows of GeoSure and EcoSearch.

    In connection with the acquisitions discussed above, the Company incurred and paid integration costs of $1.3 million in 1999. These costs included severance payments made to employees, prepayment penalties to lenders, travel, legal and accounting costs.

Data Management Division of Moore Corporation Limited

    On December 17, 1999, the Company acquired, in a purchase transaction, certain of the assets, liabilities and operations of the Data Management Services Division (DMS) of Moore Corporation Ltd. and its subsidiary, Moore North America, Inc. (collectively Moore) pursuant to the terms of an Agreement for Purchase and Sale of Assets (the "Agreement"). DMS provides technological solutions to the real estate industry including MLS boards, brokers, agents, individual consumers and market suppliers.

    In addition to the assumption of certain liabilities, the Company paid to Moore an aggregate of (i) 950,000 shares of the Company's common stock, par value $0.001 per share, (ii) secured convertible note payable in the principal amount of $18.7 million (the "Note"), (iii) $20 million in cash and (iv) a secured short-term Working Capital Note.

    Pursuant to the DMS agreement, the Company entered into a Working Capital Note with Moore (the "Working Capital Note"), under which Moore agreed to loan the Company the proceeds from the collection of DMS lease and accounts receivable retained by Moore, up to a maximum of $7.5 million. The Working Capital Note bore interest at the prime rate plus 1% and was paid in full on May 3, 2000 with the proceeds from the financing from PNC Bank (Note 6).

F–20

    The Company engaged an outside valuation firm to determine the fair value of the consideration for the DMS transaction including the fair value of the Company's common stock issued and the fair values of the secured convertible note and the Working Capital Note. The independent valuation determined the fair value of the 950,000 shares of the Company's common stock to be $3,335 or approximately $3.51 per share, which represented a 10% discount from the closing market price of the Company's common stock on the acquisition date. In addition, the fair values of the secured convertible note and the Working Capital Note were determined to be $16,721 and $7,390, respectively. The discount on the secured convertible note was determined based on the Company's fair market rate of interest. For the Working Capital Note, the discount was determined based on the projected amount of collections of retained receivables and interest expense. The total consideration of $48,290 exceeded the fair value of tangible assets acquired less liabilities assumed by $37,761, and this amount was allocated as follows:

	Value assigned	Life in months
Software	$3,614	36
Database	1,465	36
Customer contracts	9,045	72
Assembled work force	1,577	72
Goodwill	22,060	180

Total	37,761

    The following unaudited table presents results of operations for the years ended December 31, 1999 and 1998, assuming the acquisition of DMS had occurred on January 1, 1998. These results include certain adjustments, primarily for amortization and interest, and are not necessarily indicative of what the results would have been had the transaction actually occurred on January 1, 1998.

	Year Ended December 31,
	1998	1999
Revenues	$94,397	$88,384
Net loss attributable to common stockholders	(12,972)	(18,846)
Basic and diluted loss per common share	(0.91)	(0.95)

E-Risk Information Services

    In July 1998, the Company entered into two separate purchase agreements whereby the Company acquired 80% of the outstanding stock of E/Risk Information Services, Inc. (E/Risk) in exchange for cash and newly issued common shares of the Company. The value of the remaining 20% of E/Risk stock not initially acquired by the Company was recorded on the date of acquisition as a minority interest. In January 1999, the Company purchased the remaining 20% of the E/Risk outstanding stock and issued 255,000 shares of the Company's common stock to the sellers valued at approximately $1,469.

F–21

Note 3.  Balance Sheet Information

	1999	2000
Accounts receivable:
Accounts receivable	$12,733	$10,538
Less allowances	(2,503)	(1,506)

	$10,230	$9,032

Inventories:
Finished goods	$285	$353
Work in process	197	166
Raw materials and supplies	317	209

	$799	$728

Other current assets:
Capitalized contract costs	$2,211	$1,825
Current portion of lease receivables	155	—
Current portion of notes receivable	1,430	1,022
Prepaid maintenance contracts	551	456
Other	981	1,359

	$5,328	$4,662

Property, equipment and software:
Land	$624	$600
Buildings and leasehold improvements	3,050	3,003
Equipment and furniture	21,302	19,869
Software	4,595	6,820

	29,571	30,292
Less accumulated depreciation and amortization	(18,961)	(21,152)

	$10,610	$9,140

Other acquired assets:
Software	$3,614	$3,614
Database	1,465	1,465
Customer contracts	9,045	9,045
Assembled work force	1,577	1,577
Technology and environmental databases	3,279	3,279

	18,980	18,980
Less accumulated amortization	(2,230)	(6,017)

	$16,750	$12,963

Goodwill:
Goodwill	22,907	23,639
Less accumulated amortization	(671)	(2,226)

	$22,236	$21,413

F–22

Other assets:
Capitalized contract costs, less current portion	2,802	1,715
Lease receivables, less current portion	1,417	351
Other, net	1,210	1,045

	5,429	3,111

Software development costs	1,545	2,761
Less accumulated amortization	(380)	(1,052)

	1,165	1,709

	$6,594	$4,820

Other current liabilities:
Accrued compensation and employee benefits	2,086	$2,084
Site provisions	1,651	1,068
Accrued building expenses	576	—
Deferred rent	116	580
Accrued dividends on preferred stock	25	—
Other	1,559	1,113

	$6,013	$4,845

Note 4.  Lease Receivables

    Future MLS financed contract lease receivables for each of the next five years are as follows:

2001	$1,067
2002	381
2003	27
2004	8
2005	—

1,483
Less: Amounts representing interest	(110)

Present value of net lease receivable	$1,373

Current	$1,022
Long-term	351

Total	$1,373

F–23

Further, future minimum MLS operating contract lease amounts to be received under non-cancellable operating leases (which are excluded from the accompanying balance sheet) for each of the next five years are as follows:

2001	$18,566
2002	9,399
2003	1,836
2004	369
2005 and thereafter	129

$30,299

Note 5.  Deferred Revenue

	1999	2000
Deferred revenue consists of the following:
Deferred revenue	7,440	$5,067
Capitalized contract costs	(4,347)	(2,507)

	3,093	2,560
Cash advances	2,684	2,433

Net deferred revenue	5,777	$4,993

Current	4,407	$4,365
Long-term	1,370	628

Total	5,777	$4,993

Note 6.  Long-Term Obligations

Subordinated convertible note with Moore

    As discussed in Note 2, in December 1999, the Company entered into a Secured Convertible Note (the "Note") with Moore. The Note is secured by the company's assets and bears interest at the annual rate of 6.8%, with interest payable quarterly beginning March 1, 2000 and is due in full July 1, 2002, as amended. The Note is convertible to 3,143,000 shares of the Company's common stock. The Company is required to make mandatory principal payments on the Note in the event of any excess cash flow, as defined in the Note, and, subject to limited exceptions, upon the issuance of equity or debt securities. The Note contains covenants that require the Company to, among other things, maintain certain ratios and financial requirements on a quarterly basis, comply with certain reporting requirements, and obtain approval for events such as incurring senior debt, paying cash dividends, or repurchasing stock. In addition, the Note contains a default provision that if all or any part of the principal or interest on the Note or the Senior, secured credit facility with PNC Bank discussed below is not paid when it becomes due, then the Note becomes due and payable.

F–24

    In connection with the recording of the acquisition of Moore, an independent valuation firm determined that the fair value of the Note was $16,721 at the date of the acquisition. The Company therefore recorded Note net of a discount of $1,979 (See Note 2). The discount is being amortized into interest expense using the straight-line method, which approximates the effective interest method, over the initial two-year term of the Note. As of December 31, 2000, the unamortized discount was $948.

Senior, secured credit facility with PNC Bank

    On May 3, 2000, the Company entered into a credit agreement with PNC Bank to borrow up to $10 million. Borrowing availability under this agreement is based on the amount of eligible accounts receivable and cash flow from lease receivables. Borrowings bear interest at a rate equal to the Prime rate plus .75% and are due to be repaid on the earlier of the maturity date of the Note or April 17, 2003. A portion of the proceeds from this loan were used to retire the Working Capital Note from Moore discussed in Note 2. The Company's agreement with PNC Bank requires compliance with certain financial covenants including minimum net worth and a limitation of capital expenditures.

Credit agreement with IBJ Whitehall Bank & Trust Company

    In June 1999, the Company entered into an agreement with IBJ Whitehall Bank & Trust Company (IBJW) for a term loan, a revolving credit facility and an acquisition facility. Proceeds of $7 million from the term and revolving credit facilities were used to retire an existing loan obligation of GeoSure.

    Interest charges on these facilities were 3.25% above the Eurodollar loan rate and were subject to adjustments based on the financial condition of the Company. A warrant for the purchase of the Company's common stock was issued to IBJW in connection with this credit facility and the fair value of the warrant of $1,018 was recorded as a note discount. In December 1999, the Company used funds from a private equity placement to retire all outstanding borrowings under these credit facilities and the agreements were terminated accordingly. The unamortized portion of the note discount was expensed in 1999.

Note 7.  Insurance Services Office, Inc. (ISO) Agreement

    In October 1992, the Company and ISO signed a 15-year mutually exclusive contract (Joint Services Agreement) to offer the Geographic Underwriting System (GUS) to electronically provide geographically based information to insurers. Under the provisions of the agreement, the Company provides its proprietary GUS software and support and ISO provides sales, marketing, billing and maintenance of the communications network to the GUS users. The Company and ISO generally share project revenues equally, net of any payments to third party information providers. The Company's share of revenues under this agreement was approximately $4,100, $4,100 and $3,900 for the years ended December 31, 1998, 1999 and 2000, respectively.

    In October 1998, the Company filed a complaint against ISO with the American Arbitration Association alleging, among other things, that ISO had incorrectly calculated processing fees from certain GUS transactions. In August 1999, a decision was rendered in the matter awarding $110 to the Company and dismissing all other claims. As a result, the Company recorded a charge to operations of $830 for related uncollectable receivables during 1999.

F–25

Note 8.  Lease Commitments

    The Company leases furniture and equipment under leases that meet the criteria for capital lease classification. The Company also leases its operating facilities under noncancelable operating leases with aggregate monthly payments of approximately $201. The facility leases require the payment of taxes, maintenance, utilities and insurance. Leased assets included in the consolidated balance sheets are as follows:

	1999	2000
Leased Assets
Equipment and furniture	$3,865	$4,475
Less accumulated amortization	(2,251)	(3,092)

Net leased assets	$1,614	$1,383

    Future annual minimum lease payments due under capital leases and noncancelable operating leases consist of the following at December 31, 2000:

	Capital Leases	Operating Leases
Years Ending December 31,
2001	$950	$2,865
2002	383	2,081
2003	17	1,546
2004	—	457
2005	—	321
Thereafter	—	164

Total minimum lease payments	1,350	$7,434

Less amounts representing interest (8.0% to 15.0%)	(130)

Present value of net minimum lease payments	1,220
Less current maturities	842

Long-term obligations	$378

    Total rent expense under operating leases for the years ended December 31, 1998, 1999 and 2000 totaled approximately $979, $1,250 and $2,832, respectively.

Note 9.  Stockholders' Equity

Preferred stock

    The board of directors is authorized to issue preferred stock or other senior securities and determine the series and number of preferred shares to be issued and any related designations, powers, preferences, rights, qualifications, limitations or restrictions.

F–26

Series A, A-1 and A-2 preferred stock

    In September 1999, the Company sold 102,564 shares of Series A Convertible Preferred Stock at an aggregate price of $5,000, less offering costs. These shares are convertible into two million shares of the Company's common stock at the market value of the Company's common stock on the date of issuance.

    In December 1999, the Company sold 380,000 shares of Series A-1 Convertible Preferred Stock at an aggregate price of $9,500, less offering costs. These shares are convertible into 3.8 million shares of the Company's common stock at the market value of the Company's common stock on the date of issuance.

    In December 1999, the Company sold 300,000 shares of non-voting Series A-2 Preferred Stock at an aggregate price of $7,500, less offering costs. At issuance, the Series A-2 Preferred Stock was subject to redemption rights after September 30, 2002 if the shares of the Series A-2 Preferred stock had not been provided conversion and voting rights. The redemption rights were subsequently eliminated and replaced by a sufficient number of votes of the Company's common and preferred stockholders conversion and voting rights.

    In connection with the issuance of the A-2 Preferred Stock, the Company issued a warrant to purchase 25,000 shares of Series A-2 Preferred Stock. The fair value of the warrant was estimated on the date of the grant using the Black-Scholes option-pricing model. The entire value of the warrant was recorded as an accretion of convertible preferred stock dividends during 1999.

    During the fourth quarter of 2000, the Company implemented Emerging Issues Task Force Issue No. 00-27, "Application of EITF Issue No. 98-5, 'Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios,' to Certain Convertible Instruments" (EITF 00-27). EITF 00-27 modifies the calculation of beneficial conversion features for convertible securities issued with detachable instruments for all transactions subject to EITF Issue No. 98-5. As a result of the implementation of EITF 00-27, the calculation of the beneficial conversion feature associated with the issuance of the Series A-2 Preferred Stock was revised, resulting in an additional preferred stock dividend of $595. This non-cash item has been recorded by the Company as a cumulative effect of a change in accounting principle in the accompanying statement of operations for the year ended December 31, 2000.

F–27

Conversion of Series B, C, D and E preferred stock

    During 1999, the following shares of Series B, C, D and E preferred stock were converted into shares of the Company's common stock as follows:

	Number of Preferred Shares Converted	Number of Common Shares Issued Upon Conversion
Series B preferred	200,000	937,767
Series C preferred	370,607	1,962,922
Series D preferred	187,124	1,112,635
Series E preferred	2,500	625,000

		4,638,324

Series F preferred stock

    In August 1997, the board of Directors authorized the issuance of 2,500 shares of Series F convertible preferred stock at a stated value and purchase price of $1,000 per share for an aggregate gross purchase price of $2,500. The Series F preferred stockholder is entitled to receive cumulative quarterly dividends of $30.00 per share that will increase by $5.00 per share for each year after August 31, 2002. Management of the Company expects that the shares will be redeemed or converted prior to August 31, 2002. At December 31, 2000, the Series F preferred shares are convertible into the Company's Common Stock at a conversion price of $6.37 per share. Series F preferred stock may be redeemed, at the option of the Company, at any time, provided the average closing bid price of the Company's common stock for the 20 consecutive trading days preceding the date of the redemption notice exceeds 200 percent of the Series F conversion price. The Series F preferred stock has a liquidation preference of $1,000 per share, plus unpaid dividends, and other rights and preferences similar to the previously outstanding Series B and Series C preferred stock except that Series F preferred stockholders vote on an as-if-converted basis, along with the holders of common stock in the election of directors of the Company.

Preferred stock dividends

    The board of Directors of the Company approves the payment of dividends as they become payable in accordance with the Series F (and formerly, Series E) preferred stock agreement at a dividend rate of $30.00 per share, payable quarterly. During 2000 and 1999, $300 and $363, respectively, of dividends were declared and paid.

Preferred stock purchase rights

    The Company has declared a dividend distribution of one Series R Preferred Stock Purchase Right for each outstanding share of Common Stock of the Company. The distribution was paid as of June 16, 2000, to stockholders of record on that date. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of the Company's Series R Preferred Stock, $0.001 par value, at a price of $20.00 per one one-hundredth of a share.

F–28

Common Stock

    In December 1999, the Company sold 4 million shares of its common stock in a private placement at an aggregate price of $10,000.

Note 10.  Stock Options and Incentive Plans

    The Company has stock-based incentive plans which are described below. In addition, the Company has granted options and warrants outside of the plans to officers, directors, consultants and certain debt and equity holders. As permitted under generally accepted accounting principles in the United States of America, grants to employees are accounted for following APB 25 and related interpretations. Accordingly, no compensation cost is recognized for grants to employees under these plans when the option price is at least equal to the quoted market price on the date of grant. Had compensation cost for all employee awards in 1999 and2000 under the stock-based compensation plans been determined based on the grant date fair values of awards (the method described in SFAS 123), reported net loss attributable to common stockholders and loss per common share would have been as follows:

	1999	2000
Net loss attributable to common stockholders:
As reported	$(16,392)	$(12,145)
Proforma	(17,936)	(13,267)
Basic and diluted loss per common share:
As reported	$(0.87)	$(0.48)
Proforma	(0.96)	(0.52)

    The proforma effects of applying SFAS 123 are not indicative of future amounts since, among other reasons, the proforma requirements have been applied only to options granted after December 31, 1994. The fair value of each option and warrant grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 1998, 1999 and 2000: no dividend yield for 1998, 1999 and 2000; expected volatility of 33% to 120%, 57% to 105% and 126% to 159%; and risk-free rate of 5.8% to 6.0%, 5.8% and 6.0%; and expected lives of two to five years for 1998, 1999 and 2000.

    In 1999, the shareholders approved the 1999 Stock Option Plan (the "1999 Plan"). With the approval of the 1999 Plan, the 1995 Plan was terminated and, accordingly, there were no further grants under the 1995 Plan.

    Awards granted under the stock option plans are exercisable over a period determined at the time of grant, not to exceed ten years. The types of awards issuable under the Plans are incentive options, non-qualified options, restricted stock awards, performance units and stock appreciation rights. Incentive options under the Plan are granted at an exercise price of not less than 100% of the fair market value at the date of grant and vest over a period of one to three years. Non-qualified options may be granted at exercise prices not less than 85% of market value at the date of grant, with vesting determined at the time of grant. Incentive options must be granted with exercise prices equal to the fair market value on the date of grant, except that incentive options granted to persons owning stock

F–29

possessing more than 10% of the total combined voting power of all classes of stock of the Company may not be granted at less that 110% of the fair market value on the date of grant.

    The 1999 Plan provides for an annual automatic grant of 5,000 non-qualified options to non-employee members of the board of Directors.

    A summary of the stock option activity under all of the aforementioned plans is as follows:

	1998		1999		2000
Fixed Options	Options	Weighted Average Exercise Price	Options	Weighted Average Exercise Price	Options	Weighted Average Exercise Price
Outstanding at beginning of year	1,469,715	$3.05	1,562,041	$4.36	2,497,878	$4.75
Granted	361,000	7.62	1,127,800	5.24	1,487,500	4.05
Exercised	(263,674)	1.35	(169,463)	3.54	(87,540)	1.44
Expired/surrendered	(5,000)	8.50	(22,500)	11.28	(473,715)	4.57

Outstanding at end of year	1,562,041	$4.37	2,497,878	$4.75	3,424,123	$4.55

Exercisable at end of year	881,622	$3.05	1,085,160	$3.80	1,535,815	$5.22

Weighted-average fair value per option of options granted during the year	$7.01		$3.24		$2.21

    At December 31, 1999 and 2000, the options available for grant under the 1999 Plan were approximately 2,497,878 and 3,424,123, respectively. A further summary of fixed options outstanding under these plans is as follows:

	2000 Options Outstanding
				2000 Options Exercisable
		Weighted Average Remaining Contractual Life in Years
Range of Exercise Prices	Number Outstanding		Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$ 0.00 to 2.00	704,917	6.82	$1.08	279,917	$0.51
2.01 to 4.00	1,372,350	8.73	3.48	370,475	3.67
4.01 to 6.00	342,948	7.57	5.30	235,865	5.62
6.01 to 8.00	454,583	7.48	7.10	353,000	7.02
8.01 to 10.00	544,325	8.33	9.08	291,558	9.08
10.01 to 12.00	5,000	3.00	11.38	5,000	11.38

	3,424,123	7.98	$4.55	1,535,815	$5.22

F–30

	1999 Options Outstanding
				1999 Options Exercisable
		Weighted Average Remaining Contractual Life in Years
Range of Exercise Prices	Number Outstanding		Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$ 0.00 to 2.00	481,871	5.17	$0.81	464,869	$0.78
2.01 to 4.00	894,600	9.13	3.83	147,267	2.99
4.01 to 6.00	272,548	7.94	5.51	139,415	5.78
6.01 to 8.00	564,934	8.37	7.04	226,934	6.82
8.01 to 10.00	278,925	8.31	9.00	101,675	8.90
10.01 to 12.00	5,000	4.00	11.38	5,000	11.38

	2,497,878	7.96	$4.75	1,085,160	$3.80

    In addition, the Company has granted options and warrants for the purchase of common stock outside of the plans to officers, directors, consultants and certain debt and equity holders as follows.

	1998		1999		2000
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Outstanding at beginning of year	1,172,293	$2.54	560,389	$1.71	851,889	$4.93
Granted	—	—	327,500	10.35	40,000	5.44
Exercised	(416,125)	1.54	(36,000)	4.00	—	—
Expired/surrendered	(195,779)	7.04	—	—	—	—

Outstanding at end of year	560,389	$1.71	851,889	$4.93	891,889	$4.95

Exercisable at end of year	560,389	$1.71	851,889	$4.93	891,889	$4.95

Weighted-average fair value per option/warrant of options and warrants granted during the year	$—		$2.64		$1.91

    The options and warrants granted in 1999 and 2000 were granted at exercise prices that were equal to the market price at the date of grant.

    Management determined the fair value of warrants issued to non-employees considering the Black-Scholes method, the intrinsic value, the Company's financial condition and other factors considered appropriate.

F–31

    A further summary of the options and warrants granted outside of the Company's formal plans outstanding at December 31, 1999 and 2000 is as follows:

	1999 Options and Warrants Outstanding
				1999 Options and Warrants Exercisable
		Weighted Average Remaining Contractual Life in Years
Range of Exercise Prices	Number Outstanding		Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$ 0.00 to 2.00	509,389	7.12	$1.48	509,389	$1.48
2.01 to 4.00	15,000	2.94	4.00	15,000	4.00
10.01 to 12.01	327,500	9.49	10.35	327,500	10.35

	851,889	7.96	$4.93	851,889	$4.93

	2000 Options and Warrants Outstanding
				2000 Options and Warrants Exercisable
		Weighted Average Remaining Contractual Life in Years
Range of Exercise Prices	Number Outstanding		Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$ 0.00 to 2.00	509,389	6.12	$1.48	509,389	$1.48
2.01 to 4.00	15,000	1.94	4.00	15,000	4.00
4.01 to 6.00	40,000	9.45	5.44	40,000	5.44
10.01 to 12.01	327,500	8.49	10.35	327,500	10.35

	891,889	7.07	$4.95	891,889	$4.95

Share contingencies

    During 1997, the Company executed numerous transactions involving stock conversions and warrants. Certain errors were made in the mathematical calculations of the conversions and application of the terms of the agreements resulting in the issuance of certain shares and warrants in excess of the contractual amounts. The Company intends to correct the number of shares and warrants issued and has requested the return of certain shares and warrants. The amounts reflected in these financial statements represent the amounts that should have been issued under these agreements. The number of shares and warrants that the Company is seeking return of is approximately 150,000 and 100,000, respectively at December 31, 2000. Management of the Company believes that the resolution of these matters will not result in a material change to the number of shares issued and outstanding.

Note 11.  Segment and Related Information

    SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" (SFAS 131) establishes standards for reporting information about operating segments in annual financial statements. Operating segments are defined as components of an enterprise for which there is separate financial

F–32

information that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance.

    In 2000, the Company was reorganized into three operating segments: RE/Commercial, RE/Professional and CDS—Print. RE/Commercial provides environmental risk information to banks, engineers and consultants, flood information to banks, and insurance risk information to property and casualty insurance underwriters. RE/Professional provides software solutions, disclosure information and data management services to the real estate industry and home sellers. CDS—Print specializes in converting database information from non-real estate sources that prepares and prints data to commercial print standards. Corporate operations include certain financing and other general corporate expenses. Depreciation and Amortization for 1999 includes an impairment charge of $7,029 (See Note 1). In 1998, the Company operated as a single segment.

	RE/Commercial	RE/Professional	CDS Print	Other	Corporate	Total
Revenue
1999	21,409	5,744	326	17	—	27,496
2000	20,096	57,812	7,243	512	—	85,663
Gross Margin
1999	16,536	2,837	54	(9)	—	19,418
2000	15,049	18,064	1,224	(663)	—	33,674
Selling, General and Administrative
1999	9,408	2,593	29	232	6,051	18,313
2000	6,311	8,228	649	1,701	10,329	27,218
Research and Development
1999	2,829	317	—	214	—	3,360
2000	2,614	2,394	—	224	—	5,232
Depreciation and Amortization
1999	2,306	7,235	4	—	1,076	10,621
2000	923	6,679	882	—	1,228	9,712
Operating Income (Loss)
1999	1,993	(7,308)	21	(455)	(7,127)	(12,876)
2000	5,201	763	(307)	(2,588)	(11,557)	(8,488)
Identifiable Assets
1999	3,912	60,850	3,456	—	9,434	77,652
2000	4,075	46,157	6,978	—	7,412	64,622

    In 1999 and 2000, the Company's revenues generated from Canadian operations were 2 percent and 18 percent, relating primarily to revenues from CDS—Print.

    In 1998, 1999 and 2000, there were no significant customers that accounted for more than 10% of the Company's revenue.

F–33

Note 12.  Income Taxes

    A reconciliation of the effective tax rates with the federal statutory rate is as follows:

	Year Ended December 31,
	1998	1999	2000
Income tax benefit at statutory rate	$(867)	$(5,248)	$(3,825)
Change in valuation allowance	1,305	5,044	4,192
State taxes	(301)	—	—
Other	(137)	204	(367)

	$—	$—	$—

Note 13.  Employee Benefit Plan

    Under the terms of the Company's 401(k) plan, as amended, (the "Plan") for its employees, a participant may contribute, on a pre-tax basis, up to twenty percent (20%) of annual compensation, subject to IRS limitations. The Company matches 20% of a participant's contribution, up to a maximum of $1, in the form of the Company's common stock. Pursuant to the Plan, the Company also contributes, in the form of the Company's common stock, an amount equal to 3% of a participant's annual salary to the Plan on behalf of each participant up to a maximum of $4.8.

    During 2000, the Company contributed approximately $1,047 to the Plan, of which $257 was accrued at December 31, 2000.

Note 14.  Litigation

    The Company may be subject to legal proceedings and claims in the ordinary course of business. In the opinion of management, the outcome of these matters will not have a material adverse affect on the financial position, results of operations or cash flows of the Company.

Note 15.  Quarterly Financial Information (Unaudited)

    The following is a summary of unaudited quarterly results of operations for the years ended December 31, 1999 and 2000.

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
1999
Total Revenues	$6,228	$6,725	$6,453	$8,090
Operating loss	(1,210)	(1,333)	(7,824)	(2,509)
Net loss	(1,544)	(1,632)	(8,288)	(4,928)
Net loss per share	(0.10)	(0.09)	(0.43)	(0.25)
2000
Total Revenues	$22,151	$21,710	$22,430	$19,372
Operating loss	(1,583)	(2,036)	(1,999)	(2,870)
Net loss	(2,458)	(2,706)	(2,823)	(4,158)
Net loss per share	(0.10)	(0.11)	(0.11)	(0.16)

F–34

 FIDELITY COMPANIES
Combined Balance Sheet
(unaudited)

March 31, 2001
(In thousands)
Assets
Cash	$5,920
Accounts receivable, net	18,711
Prepaid expenses	803
Intercompany receivable	434

Total current assets	25,868
Property & Equipment, net	3,950
Computer software, net	6,213
Deferred taxes	3,082
Goodwill, net	52,655
Other intangibles	158
Other assets	470

TOTAL ASSETS	$92,396

Liabilities & Stockholder's Equity
Accounts payable	$5,123
Notes payable	79
Deferred revenue	7,092
Income taxes payable	331

Total current liabilities	12,625
Intercompany note payable	1,145
Deferred revenue	2,577
Other liabilities	990
Minority Interests	1,163
Preferred stock	3,520
Common stock	111
Additional paid in capital	73,627
Accumulated Deficit	(3,362)

Total Stockholder's Equity	73,896

TOTAL LIABILITIES & STOCKHOLDER'S EQUITY	$92,396

See accompanying notes to unaudited combined financial statements.

F–35

FIDELITY COMPANIES
Combined Income Statement
(Unaudited)

For the three-month period ended March 31, 2001
(In thousands)
Revenues
Total revenue	$32,192

Expenses
Personnel costs	10,875
Other operating expenses	18,452
Interest expense	1

Total expenses	29,328

Earnings before amortization of cost in excess of net assets acquired	2,864
Amortization of cost in excess of net assets acquired	1,056

Earnings before income taxes	1,808
Income tax expense	1,017

Net earnings	$791

See accompanying notes to unaudited combined financial statements.

F–36

FIDELITY COMPANIES
Combined Statement of Cash Flows
(Unaudited)

For the three-month period ended March 31, 2001
(In thousands)
Cash Flows from Operating Activities:
Net earnings (loss)	$791
Adjustments to reconcile net earnings to net cash provided by operating activities
Depreciation and amortization	1,928
Loss on sale of assets	203
Increase in deferred revenue	510
Increase to minority interests	60
Net increase in trade receivables	(4,821)
Net increase in prepaid expenses and other assets	(151)
Net increase in accounts payable and accrued liabilities	58
Net increase in income taxes	240
Decrease in related party receivable	5,315

Net cash provided by operating activities	4,133

Cash Flows from Investing Activities:
Software development costs	(451)
Cash received from acquired companies	27

Net cash provided by (used in) investing activities	(424)

Cash Flows from Financing Activities:
Payment of long-term debt	(2)

Net cash provided by (used in) financing activities	(2)

Net increase in cash and cash equivalents	3,707
Beginning cash and cash equivalents	2,213

Ending cash and cash equivalents	$5,920

See accompanying notes to unaudited combined financial statements.

F–37

FIDELITY COMPANIES
Notes to Unaudited Combined Financial Statements
March 31, 2001

(1)
Basis of Presentation

  The Combined Fidelity Subsidiaries' operations included in the accompanying financial statements are those of Fidelity National Financial, Inc. ("Fidelity") wholly owned subsidiaries Fidelity National Flood Services, Inc. ("FNF"), Fidelity National Credit Services, Inc. ("FNCS"), 80 percent owned Fidelity National Tax Services, Inc., Chicago Title Market Intelligence, Inc. ("MI"), which was acquired by Fidelity on March 20, 2000, and International Data Management Corporation ("IDM"), which was acquired by Fidelity on January 3, 2001. The financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. In the opinion of management, the interim financial statements include all adjustments (consisting only of normal, recurring adjustments) necessary for a fair presentation of the results of the interim period. Operating results for the three months ended March 31, 2001 are not necessarily indicative of the operating results that will be achieved for the year or any other period.

  As a result of the substantial acquisitions Fidelity has made in 2000 and 2001 (see Note 2), we have presented interim financial statements only for the three-month period ended March 31, 2001.

(2)
Acquisitions

  Fidelity acquired 100% of the outstanding stock of Chicago Title Company ("CTC") on March 20, 2000. In connection with that acquisition, Fidelity acquired the stock of MI, Chicago Title Flood Services, Inc. ("Chicago Flood"), and Chicago Title Credit Services, Inc. ("Chicago Credit") (herein referred to as the "Chicago Companies"). Subsequent to the acquisition, Fidelity merged FNF with Chicago Flood and FNCS with Chicago Credit. The acquisition was accounted for as a purchase and, accordingly, the allocated purchase price of $43.5 million was allocated to the assets acquired and liabilities assumed of the Chicago Companies based on fair values.

  Fidelity acquired 100% of the outstanding stock of IDM on January 3, 2001. The acquisition was accounted for as a purchase and, accordingly, the allocated purchase price of $20.8 million was allocated to IDM assets acquired and liabilities assumed based on fair values (dollars in thousands):

Tangible assets acquired at fair value	$1,931
Cost in excess of net assets acquired	19,335
Liabilities assumed at fair value	466

Total purchase price	$20,800

  The cost in excess of net assets acquired is amortized over 15 years.

F–38

FIDELITY COMPANIES

Combined Financial Statements

December 31, 1999 and 2000

(With Independent Auditors' Report Thereon)

F–39

Independent Auditors' Report

The Board of Directors
Fidelity National Financial, Inc.:

    We have audited the accompanying combined balance sheets of the Fidelity Companies as of December 31, 1999 and 2000 and the related combined statements of operations, cash flows and stockholder's equity for each of the years in the three-year period ended December 31, 2000. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Fidelity Companies as of December 31, 1999 and 2000 and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.

April 20, 2001

F–40

FIDELITY COMPANIES

Combined Balance Sheets

December 31, 1999 and 2000

	1999	2000
	(in thousands)
Assets
Cash	$1,057	$2,213
Short-term investments	100	—
Accounts receivable, net	4,312	13,042
Prepaid expenses and other current assets	190	579

Total current assets	5,659	15,834
Property and equipment, net	980	4,158
Computer software, net	3,111	5,766
Deferred taxes	2,405	3,088
Related party receivable	—	5,749
Cost in excess of net assets acquired, net	8,645	34,376
Other assets	291	501

TOTAL ASSETS	$21,091	$69,472

Liabilities & Stockholder's Equity
Accounts payable	$2,502	$4,626
Current portion of deferred revenue	4,184	6,019
Related party payable	1,183	—
Income taxes payable	139	85

Total current liabilities	8,008	10,730
Related party note payable	—	1,145
Deferred revenue	1,293	3,171
Other liabilities	74	1,019
Minority Interests	1,103	1,102
Stockholder's Equity:
Preferred stock—Tax, 160,000 shares authorized and issued	3,520	3,520
Common stock:
Credit—1,000 shares authorized and issued	—	106
Flood—10,000 shares authorized and 1,000 shares issued at December 31, 1999 and 1,000 shares authorized and 100 shares issued at December 31, 2000	1	1
Market Intelligence—1,000 shares authorized; 0 issued at December 31, 1999 and 1,000 issued at December 31, 2000	—	4
Additional paid-in capital	9,392	52,827
Accumulated deficit	(2,300)	(4,153)

Total Stockholder's Equity	10,613	52,305

TOTAL LIABILITIES & STOCKHOLDER'S EQUITY	$21,091	$69,472

See accompanying notes to combined financial statements.

F–41

FIDELITY COMPANIES

Combined Statements of Operations

	For the years ended December 31,
	1998	1999	2000
	(in thousands)
Revenues
Total revenue (see related party note 9)	$40,488	$39,358	$88,641

Expenses
Personnel costs	17,240	18,746	32,723
Other operating expenses (see related party note 9)	19,304	19,839	50,422

Total expenses	36,544	38,585	83,145

Earnings before amortization of cost in excess of net assets acquired	3,944	773	5,496
Amortization of cost in excess of net assets acquired	683	683	2,496

Earnings before income tax expense	3,261	90	3,000
Income tax expense	1,596	311	2,353

Net earnings (loss)	$1,665	$(221)	$647

See accompanying notes to combined financial statements.

F–42

FIDELITY COMPANIES

Combined Statements of Cash Flows

	For the years ended December 31,
	1998	1999	2000
	(in thousands)
Cash Flows from Operating Activities:
Net earnings (loss)	$1,665	$(221)	$647
Adjustments to reconcile net earnings to net cash provided by operating activities
Depreciation and amortization	1,525	1,449	4,965
Increase (decrease) in deferred revenue	2,278	(221)	293
Increase (decrease) to minority interests	608	(359)	(1)
Net (increase) decrease in trade receivables	(3,228)	2,684	(377)
Net (increase) decrease in prepaid expenses and other assets	(94)	144	71
Net increase (decrease) in accounts payable and accrued liabilities	1,765	(1,219)	(2,402)
Net increase (decrease) in income taxes	(3,446)	766	(1,129)
Increase (decrease) in related party receivable/payable	410	(1,316)	1,503

Net cash provided by operating activities	1,483	1,707	3,570

Cash Flows from Investing Activities:
Net short-term investment activities	(100)	—	100
Additions to property and equipment	(646)	(330)	(600)
Software development costs	(550)	(973)	(546)
Collections on notes receivable	18	—	—
Additions to notes receivable	—	(3)	(370)
Cash received from acquired companies	—	—	1,435

Net cash provided by (used in) investing activities	(1,278)	(1,306)	19

Cash Flows from Financing Activities:
Long-term borrowings	—	—	80
Payment of long-term debt	(9)	(32)	—
Payments of capital lease obligations	(29)	(11)	(13)
Dividends paid	—	—	(2,500)
Capital contributions	100	—	—

Net cash provided by (used in) financing activities	62	(43)	(2,433)

Net increase in cash and cash equivalents	267	358	1,156
Beginning cash and cash equivalents	432	699	1,057

Ending cash and cash equivalents	$699	$1,057	$2,213

See accompanying notes to combined financial statements.

F–43

FIDELITY COMPANIES

Combined Statements of Stockholder's Equity

For the years ended December 31, 1998, 1999 and 2000

	Credit common stock		Flood Common Stock		Market Intelligence Common Stock
							Tax Preferred Stock
									Additional Paid-in Capital	Accumulated Deficit	Total Stockholder's Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
	(Dollars in thousands)
Balance at December 31, 1997	1,000	$—	1,000	$1	—	$—	160,000	$3,520	$9,392	$(3,744)	$9,169
Net income										1,665	1,665

Balance at December 31, 1998	1,000	$—	1,000	$1	—	$—	160,000	$3,520	$9,392	$(2,079)	$10,834
Net loss										(221)	(221)

Balance at December 31, 1999	1,000	$—	1,000	$1	—	$—	160,000	$3,520	$9,392	$(2,300)	$10,613
Acquisition of Chicago entities									43,545		43,545
Recapitalization		106	(900)		1,000	4			(110)		—
Dividends paid										(2,500)	(2,500)
Net income										647	647

Balance at December 31, 2000	1,000	$106	100	$1	1,000	$4	160,000	$3,520	$52,827	$(4,153)	$52,305

See accompanying notes to combined financial statements.

F–44

FIDELITY COMPANIES

Notes to Combined Financial Statements

December 31, 1998, 1999 and 2000

(1)  Basis of Presentation

    The Fidelity Companies' operations included in the accompanying financial statements are those of Fidelity National Financial, Inc. ("Fidelity') wholly owned subsidiaries Fidelity National Flood Services, Inc. ("Flood"), and Fidelity Credit Services, Inc. ("Credit"), 80 percent owned Fidelity National Tax Services, Inc. ("Tax"), and Chicago Title Market Intelligence, Inc. ("Market Intelligence"), which was acquired by Fidelity in March 2000. The results of operations for the Fidelity Companies operations include all charges incurred in operating these companies as if they were on a stand-alone basis without support from Fidelity. All such charges including rent, depreciation, officers salaries, advertising, utilities, accounting and legal costs have been specifically identified and charged to the various operations. No general or non-specific allocations have been made.

    Fidelity acquired 100% of the outstanding stock of Chicago Title Company ("CTC") on March 20, 2000. In connection with that acquisition, Fidelity acquired the stock of Market Intelligence, Chicago Title Flood Services, Inc. ("Chicago Flood") and Chicago Title Credit Services, Inc. ("Chicago Credit") (herein referred to as the "Chicago Companies"), whose operations are reflected in the accompanying financial statements from and after March 31, 2000, the closest month-end to the acquisition date. Subsequent to the acquisition, Fidelity merged Flood with Chicago Flood and Credit with Chicago Credit. The acquisition was accounted for as a purchase and accordingly, the allocated purchase price of $43.5 million was allocated to the assets acquired and liabilities assumed of the Chicago Companies based on fair values. See Note 4.

    The accompanying combined financial statements include the accounts of the Fidelity Companies, and the Chicago Companies (herein referred to as the "Company"). All significant intercompany balances and transactions have been eliminated in combination.

(2)  Business

    The Company provides real estate related services to customers throughout the United States. Flood provides its customers with flood certifications regarding flood zones. Credit provides its customers with credit reports for their clients. Tax provides financial institutions with tax monitoring of loan portfolios to ensure that all property taxes have been paid. Market Intelligence provides its customers with real estate appraisals.

(3)  Summary of Significant Accounting Policies

  (a)  Revenue Recognition

    Revenue from real estate related services is recorded at the time the services are rendered. Flood and Tax provide monitoring services over the life of the corresponding loan. These revenues are recognized ratably over the average life of the loan portfolio from which the revenue is derived.

  (b)  Cash and Cash Equivalents

    All highly liquid, short-term investments purchased with a maturity date of three months or less are considered to be cash equivalents.

  (c)  Short-Term Investments

    Short-term investments consist of certificates of deposits with a term greater than 90 days.

F–45

  (d)  Accounts Receivable

    The carrying amounts reported in the balance sheets for accounts receivable approximate their fair value. Accounts receivable is reported net of allowance for doubtful accounts and represents management's estimate of those balances that are uncollectible as of the balance sheet date. The allowance for doubtful accounts at December 31, 1999 and 2000 was $1.4 million and $1.6 million, respectively.

  (e)  Depreciation and Amortization

    Depreciation is recorded using the straight-line method over the estimated useful lives of the assets, ranging from three to 25 years.

    Computer software is amortized using the straight-line method over the estimated useful life of the software, ranging from three to ten years. Accumulated amortization for computer software was $698,000 and $1,869,000 at December 31, 1999 and 2000, respectively.

  (f)  Intangibles

    Intangible assets include covenants not to compete and cost in excess of net assets acquired in connection with certain acquisitions. Cost in excess of net assets acquired is amortized over 15 years while covenants not to compete are amortized over the life of the covenant, generally five years. Cost in excess of net assets acquired accumulated amortization was $1,601,000 and $4,097,000 at December 31, 1999 and 2000, respectively.

    Impairment of intangible assets is monitored on a continual basis and is assessed based on an analysis of the undiscounted cash flows generated by the underlying assets. There has been no impairment of intangible assets.

  (g)  Income Taxes

    Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amount of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates or laws is recognized in income in the period that includes the enactment date.

  (h)  Use of Estimates

    The preparation of these financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

F–46

(4)  Acquisitions

    On March 20, 2000, CTC merged with and into Fidelity pursuant to an Agreement and Plan of Merger dated August 1, 1999, as amended on October 13, 1999. The merger was accounted for as a purchase.

    In connection with the merger, Fidelity allocated $43,545,000 of the purchase price to the Chicago Companies based on fair values. The assets acquired, including cost in excess of net assets acquired, which is amortized over a period of 15 years, and liabilities assumed for the Chicago Companies were as follows (dollars in thousands):

Tangible assets acquired at fair value	$26,855
Cost in excess of net assets acquired	26,152
Liabilities assumed at fair value	9,462

Total purchase price	$43,545

    Selected unaudited pro forma combined results of operations for the years ended December 31, 1999 and 2000, assuming the merger had occurred as of January 1, 1999, as set forth below (dollars in thousands):

	December 31,
	1999	2000
Total revenue	$107,470	$106,911
Net earnings	$2,091	$1,521

(5)  Property and Equipment, Net

    Property and equipment, net is comprised of:

	Estimated Useful Life	1999	2000
		(dollars in thousands)
Land	—	$—	$110
Building	25 years	—	1,260
Leasehold improvements	4-20 years	633	1,262
Furniture & fixtures	5-10 years	909	1,529
Computer hardware	3-8 years	984	2,339
Automobiles	4 years	44	44

		2,570	6,544
Accumulated depreciation		1,590	2,386

		$980	$4,158

(6)  Employee Benefit Plans

    The Company participates in employee benefit plans sponsored by Fidelity, which costs are borne by the Company. Employee benefits include group insurance, an employee stock purchase plan, a

F–47

401(k) plan and four stock option plans, whereby options are awarded at market value on the date of grant.

(7)  Income Taxes

    The Company's operating results are included in the income tax returns of Fidelity for all periods since their acquisition. If the entities that comprise the Fidelity Companies have taxable income, they pay to Fidelity a monthly amount equal to the current tax provision established for Federal and state income taxes. If these entities have a taxable loss, Fidelity pays them an amount equal to the tax benefits received by Fidelity from the inclusion of these entities in the consolidated Federal and state income tax returns even if the entities could not have utilized its losses and/or credits on a separate return basis.

    Provision (benefit) for income taxes for the years ended December 31, 1998, 1999 and 2000 consist of the following:

	1998	1999	2000
	(in thousands)
Current Portion
Federal	$3,257	$(491)	$2,334
State	466	(70)	333

	3,723	(561)	2,667

Deferred
Federal	(1,861)	763	(275)
State	(266)	109	(39)

	(2,127)	872	(314)

	$1,596	$311	$2,353

    The effective tax rate for the periods reported differs from the Federal statutory income tax rate as follows:

	1998	1999	2000
Statutory Federal income tax rate	35.0%	35.0%	35.0%
Amortization of intangibles	8.4	290.2	33.3
State taxes, net of Federal benefit	5.0	5.0	5.0
Non-deductible expenses	0.5	15.4	5.1

Effective tax rate	48.9%	345.6%	78.4%

F–48

    The deferred tax assets and liabilities at December 31, 1999 and 2000 consist of the following:

	1999	2000
	(in thousands)
Deferred tax assets
Deferred revenue	$2,191	$3,610
Deferred compensation	—	566
Allowances	549	761
Accrued compensation	515	272
Other	15	—

Total deferred tax assets	3,270	5,209

Deferred tax liabilities
Software	626	1,554
Fixed assets	126	452
Other intangibles	113	71
Other	—	44

Total deferred tax liabilities	865	2,121

Net deferred tax asset	$2,405	$3,088

    Based upon Fidelity's current and historical pre-tax earnings, management believes it is more likely than not that the Company will realize the benefit of its existing deferred tax assets. Management believes the existing net deductible temporary differences will reverse during periods in which the Fidelity consolidated group generates net taxable income. However, there can be no assurance that the Company will generate any earnings or any specific level of continuing earnings in future years. Certain tax planning or other strategies could be implemented, if necessary to supplement income from operations to fully realize recorded tax benefits.

(8)  Stockholder's Equity

    The Company owns all of the preferred shares outstanding in Tax. The common shares, which represent 20 percent of the equity structure of Tax, are owned by unrelated outside parties. These parties have an option to require the Company to purchase all or any part of the common shares owned by such parties beginning January 1, 2002 and ending June 30, 2002. The purchase price of such shares is determined by reference to a formula based on taxable income, with certain adjustments, of Tax for the two years ending on the date of the exercise of the option.

    In 2000, the Company declared and paid a dividend to its parent in the amount of $2,500,000.

(9)  Related Party Transactions

    The Chicago Companies engaged in transactions with CTC and other subsidiaries. During 2000 the Company received $1.4 million from and paid $0.6 million to related parties related to these transactions.

    Amounts due to affiliates at December 31, 1999 were $1.2 million and amounts due from affiliates at December 31, 2000 were $5.7 million. These items primarily relate to amounts due to/from affiliates

F–49

under cost reimbursement and tax allocation agreements and advances to affiliates. CTC and Fidelity are reimbursed for expenses in the ordinary course of business, including expenses related to use of facilities and certain personnel related expenses.

    Through the acquisition of Chicago Credit, the Company has a related party note payable to Chicago Title & Trust, a subsidiary of CTC, in the amount of $1,145,000. Such note payable originated in 1995 and bears interest at the prime rate plus one percent with principal and interest due on August 11, 2002.

(10)  Leases

    The Company is a party to a number of long-term, non-cancelable operating leases for certain facilities, furniture and equipment that expire in various dates through December 2005. Total lease expense for all operating leases amounted to $1,055,746, $1,357,302, and $1,724,788 for the years ended December 31, 1998, 1999 and 2000, respectively. Of this total, the amount paid to affiliates in those periods was not material.

    Future minimum lease payments are as follows:

(Dollars in thousands)
2001	$1,813
2002	975
2003	931
2004	674
2005	666
Thereafter	1,263

Total future minimum operating lease payments	$6,322

(11)  Supplementary Cash Flow Information

	1998	1999	2000
	(dollars in thousands)
Cash paid during the year:
Interest	$5	$4	$96

Income taxes	$3,734	$(546)	$3,873

(12)  Commitments & Contingencies.

    The Company in the ordinary course of business is subject to claims made under flood certifications it provides to customers. Management believes that no actions depart from customary litigation incidental to the business of the Company and that resolution of all such litigation will not have a material adverse effect on the Company.

(13)  Subsequent event

    On April 13, 2001, Fidelity and VISTAinfo ("Vista") signed a definitive agreement, whereby Fidelity would contribute its ownership interest in the Company to Vista in exchange for a 77% ownership in Vista. The transaction is expected to close during the third quarter of 2001.

F–50

CHICAGO COMPANIES
(Chicago Title Market Intelligence, Inc., Chicago Title Flood Services, Inc. and
Chicago Title Credit Services, Inc.)

Combined Financial Statements

December 31, 1999 and March 31, 2000

(With Independent Auditors' Report Thereon)

F–51

Independent Auditors' Report

The Board of Directors
Fidelity National Financial, Inc.:

    We have audited the accompanying combined balance sheets of Chicago Companies as of December 31, 1999 and March 31, 2000 and the related combined statements of operations, cash flows and stockholder's equity for the years ended December 31, 1998 and 1999 and for the period ended March 31, 2000. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Chicago Companies as of December 31, 1999 and March 31, 2000 and the results of their operations and their cash flows for the years ended December 31, 1998 and 1999 and the period ended March 31, 2000 in conformity with accounting principles generally accepted in the United States of America.

April 20, 2001

F–52

CHICAGO COMPANIES

(Chicago Title Market Intelligence, Inc., Chicago Title Flood Services, Inc. and
Chicago Title Credit Services, Inc.)

Combined Balance Sheets

	December 31, 1999	March 31, 2000
	(in thousands)
Assets
Cash	$72	$776
Accounts receivable, net	7,813	8,028
Prepaid expenses and other current assets	553	460
Related party receivable	7,897	8,435

Total current assets	16,335	17,699
Property and equipment, net	3,029	3,130
Long-term investments	20	62
Computer software, net	1,560	1,424
Deferred taxes	1,850	1,231
Cost in excess of net assets acquired, net	10,163	10,870

TOTAL ASSETS	$32,957	$34,416

Liabilities & Stockholder's Equity
Accounts payable	$4,394	$3,170
Current portion of deferred revenue	1,640	1,657
Income taxes payable	253	1,142

Total current liabilities	6,287	5,969
Related party note payable	1,145	1,145
Other liabilities	480	225
Deferred revenue	1,723	1,669
Stockholder's equity:
Common stock
Credit, 1,000 shares authorized and issued	106	106
Flood, 1,000 shares authorized and issued	—	—
Market Intelligence, 1,000 shares authorized and issued	4	4
Additional paid-in capital	21,813	22,770
Retained earnings	1,399	2,528

Total Stockholder's Equity	23,322	25,408

TOTAL LIABILITIES & STOCKHOLDER'S EQUITY	$32,957	$34,416

See accompanying notes to combined financial statements.

F–53

CHICAGO COMPANIES

(Chicago Title Market Intelligence, Inc., Chicago Title Flood Services, Inc. and
Chicago Title Credit Services, Inc.)

Combined Statements of Operations

	For the year ended December 31,
			For the three-month period ended March 31, 2000
	1998	1999
	(in thousands)
Revenues
Total revenue (See related party note 8)	$61,291	$68,112	$18,270

Expenses
Personnel costs	17,259	18,895	5,138
Other operating expenses (See related party note 8)	31,646	41,846	10,807
Interest expense	210	188	—

Total expenses	49,115	60,929	15,945

Earnings before amortization of cost in excess of net assets acquired	12,176	7,183	2,325
Amortization of cost in excess of net assets acquired	826	933	259

Earnings before income tax expense	11,350	6,250	2,066
Income tax expense	4,882	2,919	937

Net earnings	$6,468	$3,331	$1,129

See accompanying notes to combined financial statements.

F–54

CHICAGO COMPANIES

(Chicago Title Market Intelligence, Inc., Chicago Title Flood Services, Inc. and
Chicago Title Credit Services, Inc.)

Combined Statements of Cash Flows

	For the year ended December 31,
			For the three-month period ended March 31, 2000
	1998	1999
	(in thousands)
Cash Flows from Operating Activities:
Net earnings	$6,468	$3,331	$1,129
Adjustments to reconcile net earnings to net cash provided by operating activities
Depreciation and amortization	2,165	2,517	637
Income from equity investments	—	(10)	(43)
Increase (decrease) in deferred revenue	850	793	(292)
Net (increase) decrease in trade receivables	(2,184)	752	(215)
Net (increase) decrease in prepaid expenses and other assets	(312)	(19)	93
Net increase (decrease) in accounts payable and accrued liabilities	440	(759)	(1,224)
Net increase (decrease) in income taxes	(1,088)	(297)	1,508

Net cash provided by operating activities	6,339	6,308	1,593

Cash Flows from Investing Activities:
Additions to property and equipment	(844)	(587)	(334)
Software development costs	(740)	(185)	(17)
Increase in long-term investments	—	(10)	—

Net cash used in investing activities	(1,584)	(782)	(351)

Cash Flows from Financing Activities:
Increase (decrease) in related party receivable	1,822	(3,733)	(538)
Payment of related party long-term debt	(2,445)	—	—
Dividends paid	(5,300)	(3,000)	—

Net cash used in financing activities	(5,923)	(6,733)	(538)

Net increase (decrease) in cash and cash equivalents	(1,168)	(1,207)	704
Beginning cash and cash equivalents	2,447	1,279	72

Ending cash and cash equivalents	$1,279	$72	$776

See accompanying notes to combined financial statements.

F–55

CHICAGO COMPANIES

(Chicago Title Market Intelligence, Inc., Chicago Title Flood Services, Inc. and
Chicago Title Credit Services, Inc.)

Combined Statements of Stockholder's Equity

For the periods ended December 31, 1998 and 1999 and March 31, 2000

	Credit common stock		Flood Common Stock		Market Intelligence Common Stock
							Additional paid-in capital	Retained Earnings	Total Stockholder's Equity
	Shares	Amount	Shares	Amount	Shares	Amount
	(dollars in thousands)
Balance at December 31, 1997	1,000	$106	100	$0	1,000	$4	$19,109	$(100)	$19,119
Dividends declared								(5,300)	(5,300)
Additional acquisition costs							1,352		1,352
Net income								6,468	6,468

Balance at December 31, 1998	1,000	$106	100	$0	1,000	$4	$20,461	$1,068	$21,639
Dividend declared								(3,000)	(3,000)
Additional acquisition costs							1,352		1,352
Net income								3,331	3,331

Balance at December 31, 1999	1,000	$106	100	$0	1,000	$4	$21,813	$1,399	$23,322
Additional acquisition costs							957		957
Net income								1,129	1,129

Balance at December 31, 2000	1,000	$106	100	$0	1,000	$4	$22,770	$2,528	$25,408

See accompanying notes to combined financial statements.

F–56

CHICAGO COMPANIES

(Chicago Title Market Intelligence, Inc. Chicago Title Flood Services, Inc. and
Chicago Title Credit Services, Inc.)

Notes to Combined Financial Statements

December 31, 1998 and 1999 and March 31, 2000

(1) Basis of Presentation

    On March 20, 2000, Fidelity National Financial, Inc. ("Fidelity") acquired all of the outstanding stock of Chicago Title Corporation ("CTC") (See Note 12). Chicago Title and Trust ("CT&T") is a wholly owned subsidiary of CTC. The Chicago Companies operations included in the accompanying financial statements are those of CT&T wholly owned subsidiaries Chicago Title Market Intelligence, Inc. ("Market Intelligence"), Chicago Title Flood Services, Inc. ("Flood"), and Chicago Title Credit Services, Inc. ("Credit") up until March 31, 2000, the closest month-end to the acquisition date. The results of operations for the Chicago Companies operations include all charges incurred in operating these companies as if they were on a stand-alone basis without support from CT&T. All such charges including rent, depreciation, officers salaries, advertising, utilities, accounting and legal costs have been specifically identified and charged to the various Chicago Companies operations. No general or non-specific allocations have been made.

    The accompanying combined financial statements include the accounts of Market Intelligence, Flood and Credit (herein referred to as the "Company"). All significant intercompany balances and transactions have been eliminated in combination.

(2) Business

    The Company provides customers with real estate related services. Market Intelligence provides its customers with real estate appraisals. Flood provides its customers with flood certifications regarding flood zones. Credit provides its customers with credit reports for their clients.

(3) Summary of Significant Accounting Policies

  (a) Revenue Recognition

    Revenue from real estate related services is recorded at the time the services are rendered. Flood provides monitoring services over the life of the corresponding loan. These revenues are recognized ratably over the average life of the loan portfolio from which the revenue is derived.

  (b) Cash and Cash Equivalents

    All highly liquid, short-term investments purchased with a maturity date of three months or less are considered to be cash equivalents.

  (c) Accounts Receivable

    The carrying amounts reported in the balance sheets for accounts receivable approximate their fair value. Accounts receivable is reported net of allowance for doubtful accounts and represents management's estimate of those balances that are uncollectible as of the balance sheet date. The allowance for doubtful accounts at December 31, 1999 and March 31, 2000 was $655,000 and $478,000, respectively.

F–57

  (d) Depreciation and Amortization

    Depreciation is recorded using the straight-line method over the estimated useful lives of the assets, ranging from three to 25 years.

    Computer software is amortized using the straight-line method over the estimated useful life of the software, ranging from three to ten years. Accumulated amortization for computer software was $1.7 million and $1.8 million at December 31, 1999 and March 31, 2000, respectively.

  (e) Long-Term Investments

    In January 1999, the Company purchased a 50% interest in Trans Chicago LLC. This investment is accounted for under the equity method of accounting.

  (f) Intangibles

    Intangible assets include cost in excess of net assets acquired in connection with certain acquisitions. Intangibles are amortized over a composite life of 15 years. Accumulated amortization was $3.5 million and $3.7 million at December 31, 1999 and March 31, 2000, respectively.

    Impairment of intangible assets is monitored on a continual basis and is assessed based on an analysis of the undiscounted cash flows generated by the underlying assets. No impairment of intangible assets has been recognized.

  (g) Income Taxes

    Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amount of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates or laws is recognized in income in the period that includes the enactment date.

  (h) Use of Estimates

    The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

F–58

(4) Property and Equipment, Net

    Property and equipment, net is comprised of:

	Estimated Useful Life	December 31, 1999	March 31, 2000
Land	—	$110	$110
Building	25 years	1,013	1,013
Leasehold improvements	3-20 years	872	899
Office equipment	4-7 years	835	890
Computer hardware	5 years	2,190	2,423

		5,020	5,335
Accumulated depreciation		1,991	2,205

		$3,029	$3,130

(5) Employee Benefit Plans

    The Company sponsors several benefit plans for its employees, including group insurance and a 401(k) plan.

(6) Income Taxes

    The Company's operating results through March 31, 2000 are included in the income tax returns of CTC for all periods since their acquisition by CT&T. If the entities that comprise Chicago Companies have taxable income, they will pay to CT&T a monthly amount equal to the current tax provision established for Federal and state income taxes. If these entities have a taxable loss, CT&T will pay them an amount equal to the tax benefits received by CTC from the inclusion of these entities in the consolidated Federal and state income tax returns even if the entities could not have utilized its losses and/or credits on a separate return basis.

    Provision for income taxes for the years ended December 31, 1998 and 1999 and the period ended March 31, 2000 consist of the following:

	December 31, 1998	December 31, 1999	March 31, 2000
	(in thousands)
Current Portion
Federal	$4,677	$3,000	$278
State	668	429	40

	5,345	3,429	318

Deferred
Federal	(405)	(446)	542
State	(58)	(64)	77

	(463)	(510)	619

	$4,882	$2,919	$937

F–59

    The effective tax rate for the periods reported differs from the Federal statutory income tax rate as follows:

	December 31, 1998	December 31, 1999	Three-month period ended March 31, 2000
Statutory Federal income tax rate	35.0%	35.0%	35.0%
Goodwill amortization	2.9	6.0	4.8
State taxes, net of Federal benefit	5.0	5.0	5.0
Non-deductible expenses	0.1	0.7	0.6

Effective tax rate	43.0%	46.7%	45.4%

    The deferred tax assets at December 31, 1999 and March 31, 2000 consist of the following:

	December 31, 1999	March 31, 2000
	(in thousands)
Deferred tax assets
Deferred Revenue	$1,345	$1,330
Allowances	262	191
Deferred Compensation	226	—
Fixed assets	17	—

	1,850	1,521

Deferred tax liabilities
Fixed assets	—	168
Deferred Compensation	—	122

	-	290

Net Deferred Tax Asset	$1,850	$1,231

    Based upon CTC's current and historical pre-tax earnings, management believes it is more likely than not that the Company will realize the benefit of its existing deferred tax assets. Management believes the existing net deductible temporary differences will reverse during periods in which the CTC consolidated group generates net taxable income. However, there can be no assurance that the Company will generate any earnings or any specific level of continuing earnings in future years. Certain tax planning or other strategies could be implemented, if necessary to supplement income from operations to fully realize recorded tax benefits.

(7) Stockholder's Equity

    During 1998 and 1999, the Company declared and paid dividends to its parent of $5.3 million and $3.0 million respectively.

F–60

(8) Related Party Transactions

    The Company engages in trasnactions with CT&T and CT&T's other subsidiaries. The Company paid $2,199,406, $5,519,149 and $920,693 to related parties for these transactions for the years ended December 31, 1998 and 1999 and the three-month period ended March 31, 2000, respectively. The Company received payments of $2,057,767, $5,974,174 and $1,864,864 for the same periods from related parties.

    Amounts due from affiliates at December 31, 1999 and March 31, 2000 were $4.4 million and $5.0 million, respectively. These items primarily relate to amounts due to/from affiliates under cost reimbursement and tax allocation agreements and advances to affiliates. CTC and CT&T are reimbursed for expenses in the ordinary course of business, including expenses related to use of facilities and certain personnel related expenses.

    The Company has a related party note payable to CT&T in the amount of $1.1 million. Such note payable originated in 1995 and bears interest at the prime rate plus one percent with principal and interest due on August 11, 2002.

(9) Leases

    The Company is a party to a number of long-term non-cancelable operating leases for certain facilities, furniture and equipment that expire in various dates through August 2003. Total lease expense for all operating leases amounted to $745,575, $862,820, and $165,912 for the years ended December 31, 1998 and 1999 and the period ended March 31, 2000, respectively.

    Future minimum lease payments are as follows:

(Dollars in thousands)
2000	$677
2001	1,456
2002	968
2003	931
2004	674
Thereafter	1,929

Total future minimum operating lease payments	$6,635

(10) Supplementary Cash Flow Information

	For the year ended December 31,
			For the three-month period ended March 31, 2000
	1998	1999
	(dollars in thousands)
Cash paid during the period:
Interest	$164	$154	$—

Income taxes	$4,669	$2,511	$(577)

F–61

(11) Commitments & Contingencies.

    The Company in the ordinary course of business is subject to claims made under flood certifications it provides to customers. Management believes that no actions depart from customary litigation incidental to the business of the Company and that resolution of all such litigation will not have a material adverse effect on the Company.

(12) Acquisition

    On March 20, 2000, Fidelity completed its acquisition of CTC pursuant to the Agreement and Plan of Merger, dated as of August 1, 1999 and amended as of October 13, 1999 (the "Merger Agreement"). As provided in the Merger Agreement, which was approved by the stockholders of Fidelity and CTC at special meetings of stockholders held on February 9, 2000 and February 11, 2000, respectively, CTC merged with and into Fidelity, with Fidelity as the surviving corporation in the merger.

F–62

INTERNATIONAL DATA MANAGEMENT CORPORATION

Financial Statements

December 31, 1999 and 2000

(With Independent Auditors' Report Thereon)

F–63

Independent Auditors' Report

The Board of Directors
Fidelity National Financial, Inc.:

    We have audited the accompanying balance sheets of International Data Management Corporation as of December 31, 1999 and 2000 and the related statements of operations, cash flows and stockholder's equity for the each of years in the three-year period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of International Data Management Corporation as of December 31, 1999 and 2000 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.

April 20, 2001

F–64

INTERNATIONAL DATA MANAGEMENT CORPORATION

Balance Sheets

December 31, 1999 and 2000

	1999	2000
	(in thousands)
Assets
Cash	$78	$127
Accounts receivable, net	834	901
Prepaid expenses	567	171

Total current assets	1,479	1,199
Property and equipment, net	117	219
Software	471	400

TOTAL ASSETS	$2,067	$1,818

Liabilities & Stockholder's Equity
Accounts payable	$262	$458
Notes payable	7	2
Income taxes payable	8	6

Total Current Liabilities	277	466

Deferred tax liability	6	6
Stockholder's Equity:
Common stock, no par value, 1,000,000 shares authorized 5,000 shares issued	5	5
Additional paid-in capital	767	869
Retained earnings	1,012	472

Total Stockholder's Equity	1,784	1,346

TOTAL LIABILITIES & STOCKHOLDER'S EQUITY	$2,067	$1,818

See accompanying notes to financial statements.

F–65

INTERNATIONAL DATA MANAGEMENT CORPORATION

Statements of Operations

	For the years ended December 31,
	1998	1999	2000
	(in thousands)
Revenues
Total revenue	$3,311	$3,914	$6,171

Expenses
Personnel costs	658	915	2,349
Other operating expenses	2,250	1,732	3,663

Total expenses	2,908	2,647	6,012

Earnings before income tax expense	403	1,267	159
Pro forma income tax expense	159	494	57
Income tax expense	4	14	7

Net earnings	$240	$759	$95

See accompanying notes to financial statements.

F–66

INTERNATIONAL DATA MANAGEMENT CORPORATION

Statements of Cash Flows

	For the years ended December 31,
	1998	1999	2000
	(in thousands)
Cash flows from operating activities:
Net income	$240	$759	$95
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	23	24	255
(Increase) decrease in accounts receivable	91	(307)	(67)
(Increase) decrease in prepaid expenses	(261)	(51)	395
Increase (decrease) in accounts payable and accrued expenses	342	(147)	196
Increase (decrease) in income taxes payable	—	14	(2)

Net cash provided by operating activities	435	292	872

Cash flows from investing activities:
Purchases of property and equipment	(58)	(105)	(157)
Collections on loans to stockholder	63	—	—
Payments for database development costs	(314)	(396)	(128)

Net cash used in investing activities	(309)	(501)	(285)

Cash flows from financing activities:
Repayments of long term debt	(4)	(5)	(5)
Contributions to capital	219	548	102
Distributions to shareholders	(213)	(385)	(635)

Net cash provided by (used in) financing activities	2	158	(538)

Net increase (decrease) in cash and cash equivalents	128	(51)	49
Cash and cash equivalents at beginning of year	1	129	78

Cash and cash equivalents at end of year	$129	$78	$127

See accompanying notes to financial statements.

F–67

INTERNATIONAL DATA MANAGEMENT CORPORATION

Statement of Stockholder's Equity

For the years ended December 31, 1998, 1999 and 2000

	Common Stock
			Additional Paid-in Capital	Retained Earnings	Total Stockholder's Equity
	Shares	Amount
	(in thousands)
Balance, December 31, 1997	5	$5	$—	$611	$616
Net Income				240	240
Expenses paid by shareholder			219		219
Distributions to shareholder				(213)	(213)

Balance, December 31, 1998	5	$5	$219	$638	$862
Net Income				759	759
Expenses paid by shareholder			548		548
Distributions to shareholder				(385)	(385)

Balance, December 31, 1999	5	$5	$767	$1,012	$1,784
Net Income				95	95
Expenses paid by shareholder			102		102
Distributions to shareholder				(635)	(635)

Balance, December 31, 2000	5	$5	$869	$472	$1,346

See accompanying notes to financial statements.

F–68

INTERNATIONAL DATA MANAGEMENT CORPORATION

Notes to Financial Statements

December 31, 1998, 1999 and 2000

(1)  Business

    International Data Management Corporation ("IDM" or the "Company"), established in 1989, provides comprehensive and economical access to county assessment records, multiple listing services, and other real estate information. In addition, the Company provides imaging, document production and data conversion for law firms and corporate in-house legal departments.

    Commencing in December 1998, the Company has a license agreement with Lexis/Nexis under which the Company is obligated to maintain a real estate database, which is owned by Lexis/Nexis. Also the Company has a license to access the real estate database for the purpose of generating products and services that are distributed on the Internet. Access fees incurred for 1999 and 2000 were $85,000 and $253,000, respectively. The Company receives commissions from Lexis/Nexis when it sells the data to its customers. The agreement also allows the Company access to the database for its own resale use. Revenue received from Lexis/Nexis was $1.5 million, $1.9 million and $2.2 million for 1998, 1999 and 2000, respectively. The agreement continues through 2005 with automatic renewal unless either party gives six months advance cancellation notice.

    IDM is privately owned by an individual unaffiliated with Fidelity National Financial, Inc. ("Fidelity"). Fidelity acquired the Company in January of 2001. (See Note 9).

(2)  Summary of Significant Accounting Policies

  (a) Revenue Recognition

    Revenue generated in connection with the Lexis/Nexis license agreement is recognized when the sale is completed. Revenue generated in connection with the litigation support services is recognized when the data is delivered to the customer. Other revenue related to the sale or access of data is recognized when the data is delivered or accessed.

  (b) Cash and Cash Equivalents

    All highly liquid, short-term investments purchased with a maturity date of three months or less are considered to be cash equivalents.

  (c) Accounts Receivable

    The carrying amounts reported in the balance sheets for accounts receivable approximate their fair value. Accounts receivable is reported net of allowance for doubtful accounts and represents management's estimate of those balances that are uncollectible as of the balance sheet date. The allowance for doubtful accounts at December 31, 1999 and 2000 was $0 and $41,000, respectively.

  (d) Depreciation and Amortization

    Depreciation is recorded using the straight-line method over the estimated useful lives of the assets, generally five years.

F–69

    Computer software is amortized using the straight-line method over the estimated useful life of the software of three years. Accumulated amortization for computer software was $37,000 and $121,000 at December 31, 1999 and 2000, respectively.

  (e) Income Taxes

    The Company, for federal and state income tax purposes, elected to be treated as an S Corporation under the Internal Revenue Code and under the applicable state income tax codes. Accordingly, the stockholder reported its equity in the earnings of the Company on its individual federal and state income tax returns. For financial statement purposes, pro forma federal and state income tax expense has been provided for in the accompanying financial statements as if the Company were a regular corporation for tax purposes.

    Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amount of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates or laws is recognized in income in the period that includes the enactment date.

  (f) Use of Estimates

    The preparation of these financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent asset and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

(3)  Property and Equipment, Net

    Property and equipment, net is comprised of:

	Estimated Useful Life	1999	2000
		(dollars in thousands)
Office equipment	5 years	$141	$287
Autos	5 years	26	26

		167	313

Accumulated depreciation		50	94

		$117	$219

F–70

(4)  Income Taxes

    Pro forma provision for income taxes for the years ended December 31, 1998, 1999 and 2000 consist of the following:

	1998	1999	2000
	(in thousands)
Current Portion
Federal	$139	$429	$54
State	24	73	10

	163	502	64

Deferred
Federal	0	5	0
State	0	1	0

	0	6	0

	$163	$508	64

    The effective tax rate for the periods reported differs from the Federal statutory income tax rate as follows:

	1998	1999	2000
Statutory Federal income tax rate	34.0%	34.0%	34.0%
Non-deductible expenses	0.6	0.3	0.5
State taxes, net of Federal benefit	5.8	5.8	5.8

Effective tax rate	40.4%	40.1%	40.3%

    The deferred tax liabilities at December 31, 1999 and 2000 consist of the following:

	1999	2000
	(in thousands)
Deferred tax liabilities
Depreciation	$6	$6

Total Deferred tax liability	$6	$6

(5)  Stockholder's Equity

    Annually the Company determines its ability to make distributions to its shareholder based upon available working capital. During 1998, 1999 and 2000, the Company paid dividends to its sole shareholder in the amount of $213,000, $385,000 and $635,000, respectively.

(6)  Related Party Transactions

    In September 2000, the Company entered into a lease for office space from the sole shareholder for $60,000 annually. Prior to that time, lease expense was borne by the sole shareholder. Additionally,

F–71

the Company has a note payable to the bank related to an automobile, which is used by the shareholder in his capacity as CEO. The balance of the note at December 1999 and 2000 was $6,824 and $1,779.

    The Company has entered into several transactions with IDM-Manila, a company owned 50 percent by the sole shareholder of IDM. IDM-Manila converts data into requested formats as instructed by the Company. Additionally, IDM contracts with IDM-Manila to maintain the Lexis/Nexis database. During 1999 and 2000, the Company paid to IDM-Manila $1,052,661 and $1,602,755, respectively, for data entry. The fee is based on the numbers of records converted.

(7)  Benefit Plans

    The Company sponsors several benefit plans for its employees, including group insurance and a 401(k) plan with an employer match of up to 6% of employees' contributions.

(8)  Supplementary Cash Flow Information

	1998	1999	2000
	(dollars in thousands)
Cash paid during the year:
Interest	$1	$1	$—

Income taxes	$9	$6	$4

(9)  Subsequent Event

    In January 2001, Fidelity acquired the stock of IDM for $20.8 million in cash plus 15% of the pretax profits of the Company for 2001 and 2002.

F–72

ANNEX A

AGREEMENT AND PLAN OF REORGANIZATION AND MERGER

BY AND AMONG

FIDELITY NATIONAL FINANCIAL, INC.

CHICAGO TITLE AND TRUST COMPANY

and

VISTA INFORMATION SOLUTIONS, INC.

April 12, 2001

A–1

ARTICLE 1
DEFINITIONS		A-6
ARTICLE 2
REORGANIZATION AND MERGER
2.1	The Merger Subsidiaries	A-13
2.2	The Merger	A-13
2.3	FNTS Share Exchange	A-14
2.4	Closing	A-14
2.5	Effective Time of the Mergers	A-14
2.6	Effects of the Merger	A-14
ARTICLE 3
EXCHANGE OF CONSIDERATIONS
3.1	Consideration to Fidelity and Chicago Title	A-15
3.2	Effect of the Mergers on the Capital Stock of the Constituent Corporations	A-16
3.3	The Surviving Corporations; FNTS	A-16
ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF FIDELITY
4.1	Corporate Power; Organization of the Fidelity Subsidiaries	A-17
4.2	Subsidiaries	A-17
4.3	Capital Structure of each Fidelity Subsidiary	A-17
4.4	Ownership of Shares	A-18
4.5	Authorization, Approvals and Consents	A-18
4.6	No Violations	A-18
4.7	Tax Matters	A-19
4.8	Transactions with Affiliates	A-20
4.9	SEC Filings; Financial Statements; No Material Undisclosed Liabilities	A-20
4.10	Title to Properties	A-20
4.11	Real Property	A-21
4.12	Leases	A-21
4.13	Zoning	A-21
4.14	Fixed Assets	A-21
4.15	Intellectual Property Rights	A-21
4.16	Licenses and Permits	A-22
4.17	Insurance	A-22
4.18	Absence of Certain Changes	A-23
4.19	Compliance with Contracts	A-23
4.20	Compliance with Laws	A-24
4.21	Employees	A-24
4.22	Litigation	A-24
4.23	Environmental Compliance	A-25
4.24	Employee Benefit Plans	A-25
4.25	Banks	A-26
4.26	Brokers and Finders	A-26
4.27	Investment Representation	A-26
4.28	Proxy Statement	A-26
4.29	Accuracy of Representations and Warranties	A-27

A–2

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF VISTA
5.1	Corporate Power; Organization	A-27
5.2	Subsidiaries	A-27
5.3	Capital Structure	A-27
5.4	Authorization, Approvals and Consents	A-27
5.5	No Violations	A-28
5.6	Tax Matters	A-28
5.7	SEC Reports; Financial Statements; No Material Undisclosed Liabilities; Nasdaq Listing	A-29
5.8	Title to Properties	A-30
5.9	Real Property	A-30
5.10	Leases	A-30
5.11	Zoning	A-30
5.12	Fixed Assets	A-30
5.13	Intangible Personal Property	A-30
5.14	Licenses and Permits	A-31
5.15	Insurance	A-31
5.16	Absence of Certain Changes	A-32
5.17	Compliance with Contracts	A-32
5.18	Compliance with Laws	A-33
5.19	Employees	A-33
5.20	Litigation	A-33
5.21	Environmental Compliance	A-33
5.22	Employee Benefit Plans	A-34
5.23	Banks	A-34
5.24	Brokers and Finders	A-34
5.25	Proxy Statement	A-35
5.26	Stockholder Rights Plan	A-35
5.27	Quasi-California Corporation	A-35
5.28	Accuracy of Representations and Warranties	A-35
ARTICLE 6
REPRESENTATIONS REGARDING EACH MERGER SUBSIDIARY
6.1	Organization of Merger Subsidiaries	A-35
6.2	Authorization and Approvals	A-35
6.3	No Violations	A-36
6.4	Equity	A-36
6.5	Business Operations	A-36
ARTICLE 7
COVENANTS AND AGREEMENTS OF FIDELITY AND VISTA
7.1	Delivery of Audited Fidelity Subsidiary Financial Statements; Vista Termination Option	A-36
7.2	Fidelity Interim Operations	A-36
7.3	Vista Interim Operations	A-38
7.4	No Solicitation of Transactions	A-40
7.5	Confidentiality	A-40
7.6	Preparation of Proxy Statement; State Securities Laws	A-41
7.7	Best Efforts	A-41
7.8	Public Announcements	A-42

A–3

7.9	Access to Information; Notification of Certain Matters	A-42
7.10	SEC Filings; Compliance	A-42
7.11	Stockholder Meeting	A-43
7.12	Tax Matters	A-43
7.13	Employee Benefits	A-43
7.14	Bridge Loan	A-44
7.15	Voting Agreements	A-44
7.16	Lock-up Agreements	A-44
7.17	Directors and Officers	A-44
7.18	State Takeover Laws; Certificate of Incorporation	A-44
7.19	Consents	A-44
7.20	HSR Act	A-44
7.21	Stockholder Rights Plan	A-45
7.22	Exchange of Preferred Stock	A-45
7.23	Vista Amended Charter and Bylaws	A-45
7.24	Directors and Officers Insurance	A-45
7.25	NASDAQ	A-45
7.26	Further Assurances	A-45
ARTICLE 8
CONDITIONS TO CLOSING
8.1	Conditions to the Obligations of Each Party	A-46
8.2	Conditions to the Obligations of Fidelity and Chicago Title	A-46
8.3	Conditions to the Obligations of Vista	A-48
ARTICLE 9
TERMINATION
9.1	Termination	A-49
9.2	Termination Fee	A-50
9.3	Exclusive Remedy	A-51
ARTICLE 10
MISCELLANEOUS
10.1	Survival of Representations and Warranties	A-51
10.2	Notices	A-51
10.3	Expenses	A-52
10.4	Counterparts	A-52
10.5	Entire Agreement	A-52
10.6	Successors and Assigns	A-52
10.7	Attorneys' Fees	A-52
10.8	Captions	A-52
10.9	Parties in Interest	A-52
10.10	Severability; Construction	A-52
10.11	Governing Law	A-53
10.12	Arbitration	A-53

A–4

EXHIBIT A	FNTS RESTRICTIVE COVENANTS
EXHIBIT B	THIRD PARTY CONSENTS
EXHIBIT C	FORM OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF VISTA
EXHIBIT D	FORM OF IRREVOCABLE PROXY
EXHIBIT E	VISTA BYLAWS
EXHIBIT F	OPEN ACCOUNTING ISSUES TO BE RESOLVED IN AUDITED FIDELITY FINANCIAL STATEMENTS
EXHIBIT G	FORM OF VOTING AGREEMENT
EXHIBIT H	FORM OF LOCK-UP AGREEMENT

A–5

AGREEMENT AND PLAN OF REORGANIZATION AND MERGER

    This Agreement and Plan of Reorganization and Merger (this "Agreement") is made this 12th day of April, 2001 by and among Fidelity National Financial, Inc., a Delaware corporation ("Fidelity"), Chicago Title and Trust Company, an Illinois corporation ("Chicago Title"), and Vista Information Solutions, Inc. a Delaware corporation ("Vista"). Capitalized terms used herein without definition shall have the meanings given to them in Article 1.

R E C I T A L S:

    A.  Fidelity owns all of the issued and outstanding shares of capital stock of Chicago Title, International Data Management Corporation, a California corporation ("IDM") and eighty percent (80.0%) of the issued and outstanding shares of capital stock (the "FNTS Shares") of Fidelity National Tax Service, Inc., a California corporation ("FNTS"). Chicago Title owns all of the issued and outstanding shares of capital stock of Market Intelligence, Inc., a Massachusetts corporation ("MII"), Fidelity National Credit Service, Inc., a New York corporation ("FNCS"), and Fidelity National Flood, Inc., a Delaware corporation ("Flood Co."). Collectively, MII, IDM, FNCS, Flood Co., and FNTS are sometimes referred to herein as the "Fidelity Subsidiaries" and the capital stock of the Fidelity Subsidiaries owned by Fidelity or Chicago Title is referred to herein as the "Fidelity Subsidiary Shares").

    B.  Fidelity, Chicago Title and Vista desire to enter into a series of business combination transactions pursuant to which Merger Sub1 will be merged with and into MII, Merger Sub2 will be merged with and into IDM, Merger Sub3 will be merged with and into FNCS and Merger Sub4 will be merged with and into Flood Co. (each, a "Merger" and collectively, the "Mergers"), and Fidelity will contribute to Vista the FNTS Shares (the "FNTS Share Exchange"), each upon the terms and subject to the conditions of this Agreement, following which MII, IDM, FNCS and Flood Co. shall become wholly-owned subsidiaries of Vista, FNTS shall become a majority-owned subsidiary of Vista, and Fidelity, as the current holder of Fidelity Subsidiary Shares, shall receive approximately 120,480,283 shares of Vista Common Stock, which constitutes a 77.0% equity interest in Vista, exclusive of Vista options, warrants, convertible debt and Series F Preferred Stock.

    C.  The Boards of Directors of Fidelity (as sole stockholder of Chicago Title and IDM) and Vista have determined that the Mergers are advisable, fair and in the best interests of their respective stockholders and approved the Mergers, to the extent applicable to each of the aforementioned Parties; and the Boards of Directors of Fidelity (and as majority stockholder of FNTS) and Vista have determined that the FNTS Share Exchange is advisable, fair and in the best interests of their respective stockholders and approved the FNTS Share Exchange, in every case upon the terms and subject to the conditions set forth in this Agreement.

    D.  For federal income tax purposes, the Mergers and the FNTS Share Exchange are intended to qualify as reorganizations under the provisions of Section 368(a) or (b) of the Code, as applicable.

A G R E E M E N T:

    NOW, THEREFORE, in consideration of the premises and mutual covenants, warranties and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the Parties do hereby agree as follows:

ARTICLE 1

DEFINITIONS

    The following terms when utilized in this Agreement shall have the meanings indicated.

A–6

    "Accredited Investor" has the meaning set forth in Regulation D promulgated under the Securities Act.

    "Acquisition Proposal" means any offer or proposal for, or indication of interest in, a Competing Transaction.

    "Action" means any action, appeal, petition, plea, charge, complaint, claim, suit, demand, litigation, arbitration, mediation, hearing, inquiry, investigation or similar event, occurrence, or proceeding.

    "Affiliate" with respect to any specified Person, means a Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such specified Person.

    "Agreement" means this Agreement and Plan of Reorganization and Merger together with all exhibits and the disclosure schedules hereto.

    "Audited Fidelity Subsidiaries Financial Statements" means true and complete copies of the audited balance sheets of each of the Fidelity Subsidiaries as of December 31, 1999 and 2000 and the related audited statements of income and retained earnings, and cash flows for each of the years ended December 31, 1998, 1999 and 2000, together with all related notes thereto, accompanied by the unqualified opinion of KPMG LLP.

    "Best Efforts" means the efforts, time, and costs that a prudent Person desirous of achieving a given result would use, expend, or incur in similar circumstances to ensure that such result is achieved as expeditiously as possible; provided, however, that no such use, expenditure, or incurrence will be required if it would have a Material Adverse Effect on such Person as of immediately prior to the Effective Time.

    "Breach" means any breach, inaccuracy, failure to perform, failure to comply, conflict with, default, violation, acceleration, termination, cancellation, modification, or required notification.

    "Bridge Loan Agreement" shall have the meaning set forth in Section 7.14.

    "Certificate of Merger" and "Certificates of Merger" shall have the meanings set forth in Section 2.4.

    "Chicago Title" shall have the meaning set forth in the preamble.

    "Closing" and "Closing Date" shall have the meanings set forth in Section 2.4.

    "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

    "Code" means the Internal Revenue Code of 1986, as amended and the rules and regulations promulgated thereunder.

    "Common Control Entity" means any entity that is a member of a "controlled group of corporations" with, or is under "common control" with, either (i) a Fidelity Subsidiary or (ii) Vista, as defined in Section 414(b) or (c) of the Code.

    "Competing Transaction" means, any of the following involving Vista (other than the transactions contemplated by this Agreement): (i) a merger, consolidation, share exchange, business combination or other similar transaction; (ii) any sale, lease, exchange, transfer or other disposition of a material portion of assets; (iii) a tender offer or exchange offer for 50% or more of outstanding voting securities; or (iv) any solicitation in opposition to approval by the Vista stockholders of this Agreement and the transactions contemplated herein.

    "Confidential Information" shall mean all information relating to products and product development, manufacturing, marketing, sales, business plans and strategies, investments, projections, operational information, corporate partnerships, trade secrets, copyrights, patents, design specifications, devices, processes, technical data or other proprietary information, including all analyses, compilations,

A–7

forecasts, records, reports, studies or other documents (whether transferred orally, in writing, visually, electronically or by any other means) furnished by either Party or its Representatives to the other Party or its Representatives. The term Confidential Information shall not include information which (i) is or becomes publicly available other than as a result of a disclosure by the receiving Party or its Representatives, (ii) is or becomes available to the receiving Party from a source other than the disclosing Party hereunder, which is not prohibited from disclosing such information to the receiving Party by a legal, contractual or fiduciary obligation, (iii) the receiving Party can establish by written or documentary evidence was independently developed by the receiving Party or (iv) the receiving Party can establish by written or documentary evidence was known by the receiving Party prior to disclosure to the receiving Party by the disclosing Party.

    "Consent" means any consent, approval, notification, waiver, or other similar action.

    "Contracts" means agreements, arrangements, commitments, contracts, letters of intent, memoranda of understanding, premises, obligations, rights, instruments, documents or similar understandings, whether written or oral, formal or informal.

    "Deferred Intercompany Transactions" has the meaning set forth in Treas. Reg. Section 1.1502-13.

    "DGCL" means the Delaware General Corporation Law.

    "Effective Time" shall have the meaning set forth in Section 2.5.

    "Employee Plan" means, any employee benefit plan or arrangement sponsored by a Fidelity Subsidiary or in which the employees of a Fidelity Subsidiary participate, including, without limitation, pension, retirement or severance plans, disability, medical, dental or other health insurance plans, life insurance or other death benefit plans and profit-sharing, deferred compensation, stock option, bonus or other incentive plans.

    "Encumbrance" means any Order, Security Interest, Contract, easement, covenant, community property interest, equitable interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

    "End Date" and "Extended End Date" shall have the meanings set forth in Section 9.1(b).

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

    "Fidelity" shall have the meaning set forth in the Preamble.

    "Fidelity Disclosure Schedule" shall have the meaning set forth in the first paragraph of Article IV.

    "Fidelity SEC Reports" means all forms, reports and documents required to be filed by Fidelity with the SEC since January 1, 2000 through the date of this Agreement.

    "Fidelity Subsidiary Financial Statements" means, prior to the delivery of the Audited Fidelity Subsidiary Financial Statements, the Unaudited Fidelity Subsidiary Financial Statements, and from and after the delivery of the Audited Fidelity Subsidiary Financial Statements, the Audited Fidelity Subsidiary Financial Statements.

    "Fidelity Subsidiary Leases" means those leases pursuant to which each Fidelity Subsidiary leases real or personal property.

    "Fidelity Subsidiary Licenses" means licenses, permits, franchises, rights and privileges required for the business of each Fidelity Subsidiary.

A–8

    "Fidelity Subsidiary Premises" means any real property and all improvements thereon which are or have been owned, operated or leased by any of the Fidelity Subsidiaries.

    "Fidelity Subsidiaries" shall have the meaning set forth in Recital A.

    "Fidelity Subsidiary Shares" shall have the meaning set forth in Recital A.

    "Fidelity Termination Fee" means Five Million Dollars ($5,000,000.00).

    "Fixed Assets" means plants, buildings, fixtures, structures, furniture and equipment owned, leased or used by Vista or the Fidelity Subsidiaries hereto and which have an individual value of at least $1,000.

    "Flood Co." shall have the meaning set forth in Recital A.

    "FNCS" shall have the meaning set forth in Recital A.

    "FNTS" shall have the meaning set forth in Recital A.

    "FNTS Acquisition Agreements" shall mean, collectively, (i) that certain Agreement for Purchase and Sale of Stock, (ii) that certain Stock Put and Call Agreement and (iii) that certain Management Agreement, each made and entered into on November 4, 1996 by and among William F. McCreary, Sr., Trustee of The McCreary Family Trust, Christopher M. McCreary, William F. McCreary, Jr., Dean P. McCreary, Mark R. Johnson and Alan H. Martin and Fidelity.

    "FNTS Proxy" shall have the meaning set forth in Section 3.3(d).

    "FNTS Restrictive Covenants" means the restrictions on the operations of FNTS imposed upon Fidelity pursuant to the FNTS Acquisition Agreements and set forth on Exhibit A hereto.

    "FNTS Share Exchange" shall have the meaning set forth in Recital B.

    "FNTS Share Exchange Consideration" shall have the meaning set forth in Section 3.1(b).

    "FNTS Shares" shall have the meaning set forth in Recital A.

    "GAAP" means U.S. generally accepted accounting principles.

    "Governmental Entity" means any federal, state, municipal or local governmental authority, any foreign or international governmental authority, or any court, administrative or regulatory agency or commission or other governmental agency.

    "Hazardous Materials Law" means any federal, state or local law, order, rule or regulation relating to pollution, worker safety, public safety, human health, natural resources, the environment, or relating to the discharge, remediation, removal, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances.

    "Hazardous Substance" means any substance, material, chemical or waste, the presence of which requires investigation or remediation under, or which is or becomes regulated by, any Governmental Entity, due to its properties of being toxic, hazardous, explosive, corrosive, flammable, infectious, radioactive, carcinogenic or mutagenic.

    "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

    "IDM" shall have the meaning set forth in Recital A.

    "Intellectual Property Rights" means all (i) patents, patent applications, patent disclosures and inventions, (ii) trademarks, service marks, trade dress, trade names, logos and corporate names and registrations and applications for registration thereof together will all of the goodwill associated therewith, (iii) copyrights (registered and unregistered) and copyrightable works and registrations and

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applications for registration thereof, (iv) mask works and registrations and applications for registration thereof, (v) computer software, data, data bases and documentation thereof, (vi) trade secrets and other confidential information (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, financial and marketing plans and customer and supplier lists and information), (vii) other intellectual property rights, (viii) Internet URLs, and (ix) copies and tangible embodiments thereof (in whatever form or medium).

    "Liability" means any liability or obligation (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any Liability for Taxes.

    "Lock-Up Agreement" shall have the meaning set forth in Section 7.16.

    "Material Adverse Effect" means a change or effect on the condition (financial or otherwise), business, properties, assets, liabilities, rights, obligations or prospects of a Person which change or effect, individually or in the aggregate, could reasonably be expected to be materially adverse to such condition, business, properties, assets, liabilities, rights, obligations or prospects; provided, however, that, for purposes of determining whether a Material Adverse Effect has or would occur, the Parties shall disregard the effects of (i) changes in general economic or securities markets conditions; (ii) the public announcement of the transactions contemplated by this Agreement; (iii) any change in the market price or trading volume of Vista Common Stock; (iv) conditions generally affecting the real estate transaction services industry; (v) reasonable and customary legal, accounting, investment banking or other fees and expenses incurred in connection with the transactions contemplated by this Agreement; (vi) the payment of any amounts or the provision of any other benefits due to officers or employees under employment contracts, non-compete agreements, employee benefit plans, severance arrangements or the like in existence as of the date of this Agreement and set forth on the applicable Party's disclosure schedules; or (vii) any change in GAAP or any change in applicable laws, rules or regulations applicable to the transactions contemplated by this Agreement or the interpretation thereof; provided, however, that, notwithstanding the foregoing, the exercise of any remedy afforded to Vista's lenders pursuant to the terms of the PNC Credit Facility, or the combination of such event and any of the events (individually or in combination) otherwise excepted from the definition of Material Adverse Effect in clauses (i) through (vii) above, shall constitute a Material Adverse Effect with respect to Vista.

    "Merger Consideration" shall have the meaning set forth in Section 3.1(a).

    "Merger" and "Mergers" shall of the meanings set forth in Recital B.

    "Merger Sub1" shall have the meaning set forth in Section 2.1.

    "Merger Sub2" shall have the meaning set forth in Section 2.1.

    "Merger Sub3" shall have the meaning set forth in Section 2.1.

    "Merger Sub4" shall have the meaning set forth in Section 2.1.

    "Merger Subsidiaries" shall have the meaning set forth in Section 2.1.

    "MII" shall have the meaning set forth in Recital A.

    "Nasdaq NMS" shall have the meaning set forth in Section 5.7(c).

    "New Directors" shall mean the five directors of Vista to be nominated by the Vista Board of Directors in the Vista Proxy Statement who shall, together with the two continuing directors of Vista nominated in the Vista Proxy Statement, serve as Vista's Board of Directors following the Effective

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Time; provided, that, prior to the filing of the Vista Proxy Statement with the SEC, three of such New Directors shall be designated by Fidelity and the remaining two New Directors shall be "independent directors" (as that term is used by NASDAQ NMS) proposed by Fidelity and reasonably acceptable to Vista.

    "Order" means any order, judgment, ruling, injunction, notice, decree, writ, mandate, or similar determination or finding of any court, Governmental Entity, arbitrator or mediator.

    "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity, quality and frequency) of the relevant Person and its subsidiaries in the industry in which the relevant Person and its subsidiaries does business.

    "Parties" or "Party" means Fidelity or Vista, as appropriate.

    "Person" means a natural person, corporation, unincorporated organization, partnership, association, joint-stock company, limited liability company, joint venture, trust or any other entity or organization, including a Governmental Entity.

    "Plan of Merger" and "Plans of Merger" shall have the meanings set forth in Section 3.1(e).

    "PNC Credit Facility" means that certain Revolving Credit and Security Agreement, dated as of May 3, 2000, by and among, inter alia, Vista and PNC Bank, National Association, any agreements executed in connection therewith, and any amendments or modifications of the same from time to time in effect.

    "Representatives" means directors, officers, employees, Affiliates, representatives (including financial advisors, attorneys and accountants) or agents of a Party to this Agreement.

    "Rights Agreement" shall have the meaning set forth in Section 5.26.

    "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

    "Security Interest" means any mortgage, pledge, lien, charge, Encumbrance or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

    "SEC" means the United States Securities and Exchange Commission.

    "Surviving Corporation" and "Surviving Corporations" shall have the meanings set forth in Section 2.2.

    "Surviving Corporation One" shall have the meaning set forth in Section 2.2(a).

    "Surviving Corporation Two" shall have the meaning set forth in Section 2.2(b).

    "Surviving Corporation Three" shall have the meaning set forth in Section 2.2(c).

    "Surviving Corporation Four" shall have the meaning set forth in Section 2.2(d).

    "Tax" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs, ad valorem, duties, capital stock, franchise, profits withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

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    "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes required to be filed with any Governmental Entity, including any schedule or attachment thereto, and including any amendment thereof.

    "Third Party Consents" means consents to the transfer or assignment of those agreements, leases and so forth set forth on Exhibit B hereto.

    "Threatened" means a demand or statement has been made (orally or in writing) or a notice has been given (orally or in writing), or any other event has occurred or any other circumstances exist that would lead a prudent Person to conclude that a cause of action, event or other matter is likely to be asserted, commenced, taken, or otherwise.

    "Transaction Expenses" means any and all direct or indirect fees, expenses or other payables incurred, accrued or payable by a Party in connection with the transactions contemplated hereby, including, without limitation, the allocable fees and expenses of in-house accounting, investment banking, mergers and acquisitions advisory, tax and attorney and other legal personnel.

    "Treas. Reg." means the proposed, temporary and final regulations promulgated under the Code.

    "Unaudited Fidelity Subsidiaries Financial Statements" means true and complete copies of the unaudited balance sheets of each of the Fidelity Subsidiaries as of December 31, 1999 and 2000 and the related unaudited statements of income and retained earnings, and cash flows for each of the years ended December 31, 1998, 1999 and 2000, together with all related notes thereto.

    "Vista" shall have the meaning set forth in the Preamble.

    "Vista Amended Charter" means the Amended and Restated Certificate of Incorporation of Vista, in the form attached hereto as Exhibit C, to be in effect as of the Effective Time.

    "Vista Common Stock" means common stock of Vista, par value $0.001.

    "Vista Disclosure Schedule" shall have the meaning set forth in the first paragraph of Article V.

    "Vista Financial Statements" means true and complete copies of the audited balance sheets of Vista as of December 31, 1999 and 2000 and the related audited statements of income and retained earnings, and cash flows for each of the years ended December 31, 1999 and 2000, together with all related notes thereto, accompanied by the unqualified opinion of Deloitte & Touche LLP.

    "Vista Leases" means leases pursuant to which Vista leases real or personal property.

    "Vista Licenses" means all licenses, permits, franchises, rights and privileges necessary or required to conduct the business of Vista as it is conducted on the date hereof.

    "Vista Preferred Stock" means, collectively, Vista's Series A Preferred Stock, par value $0.001, Series A-1 Preferred Stock, par value $0.001, and Series A-2 Preferred Stock, par value $0.001.

    "Vista Premises" means any real property and all improvements thereon which are or have been owned, operated or leased by Vista.

    "Vista Proxy Statement" means a proxy statement, prepared in accordance with the requirements of the Securities Act and the Exchange Act, soliciting the proxies of the Vista stockholders to approve (i) the Mergers, (ii) the FNTS Share Exchange; (iii) the Vista Amended Charter; (iv) the issuance of the Merger Consideration and the FNTS Share Exchange Consideration, (v) the election, effective as of the Effective Time, of the New Directors, and (vi) such other matters as the Parties may deem appropriate.

    "Vista Recommendation" shall have the meaning set forth in Section 7.11.

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    "Vista SEC Reports" means all forms, reports and documents required to be filed by Vista with the SEC since January 1, 2000 through the Closing Date.

    "Vista Shares" means shares of capital stock of Vista.

    "Vista Stockholder Approval" means the affirmative vote of the holders of such number of shares of each class of the outstanding Vista capital stock as is required to be obtained to approve (i) the Mergers, (ii) the FNTS Share Exchange; (iii) the Vista Amended Charter; (iv) the issuance of the Merger Consideration and the FNTS Share Exchange Consideration, (v) the election, effective as of the Effective Time, of the New Directors, and (vi) such other matters as the Parties may deem appropriate, in each case in accordance with the terms of such class.

    "Vista Stockholders Meeting" means an annual or special meeting of Vista's stockholders to consider and vote upon (i) the Mergers, (ii) the FNTS Share Exchange; (iii) the Vista Amended Charter; (iv) the issuance of the Merger Consideration and the FNTS Share Exchange Consideration, (v) the election, effective as of the Effective Time, of the New Directors, and (vi) such other matters as the Parties may deem appropriate.

    "Vista Termination Fee" means Three Million Dollars ($3,000,000.00) plus all amounts payable to Fidelity pursuant to the Bridge Loan Agreement.

    "Vista Termination Option" shall have the meaning set forth in Section 7.1.

    "Voting Agreement" shall have the meaning set forth in Section 7.15.

ARTICLE 2

REORGANIZATION AND MERGER

    2.1  The Merger Subsidiaries.  Promptly following the date hereof, and in no event later than April 30, 2001, Vista shall form four Delaware corporations as its wholly-owned subsidiaries (individually, "Merger Sub1," "Merger Sub2," "Merger Sub3," and "Merger Sub4," and collectively, the "Merger Subsidiaries"). Prior to the Closing Date Vista shall elect the boards of directors and officers of the Merger Subsidiaries and cause the Merger Subsidiaries to take such other actions as are necessary or required for the purposes of effecting the transactions contemplated by this Agreement.

    2.2  The Merger.  Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL and, if different, the corporations law of the states of incorporation of the applicable Surviving Corporations:

     2.2.1 Merger Sub1 shall be merged with and into MII at the Effective Time (as defined herein). At the Effective Time, (i) the separate corporate existence of Merger Sub1 shall cease, and (ii) MII shall continue as the surviving corporation as a direct wholly-owned subsidiary of Vista ("Surviving Corporation One");

     2.2.2 Merger Sub2 shall be merged with and into IDM at the Effective Time. At the Effective Time, (i) the separate corporate existence of Merger Sub2 shall cease, and (ii) IDM shall continue as the surviving corporation as a direct wholly-owned subsidiary of Vista ("Surviving Corporation Two");

     2.2.3 Merger Sub3 shall be merged with and into FNCS at the Effective Time. At the Effective Time, (i) the separate corporate existence of Merger Sub3 shall cease, and (ii) the FNCS shall continue as the surviving corporation as a direct wholly-owned subsidiary of Vista ("Surviving Corporation Three"); and

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     2.2.4 Merger Sub4 shall be merged with and into Flood Co. at the Effective Time. At the Effective Time, (i) the separate corporate existence of Merger Sub4 shall cease, and (ii) Flood Co. shall continue as the surviving corporation as a direct wholly-owned subsidiary of Vista ("Surviving Corporation Four");

Collectively, Surviving Corporation One, Surviving Corporation Two, Surviving Corporation Three and Surviving Corporation Four are sometimes referred to herein as the "Surviving Corporations."

    2.3  FNTS Share Exchange.  Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Fidelity shall deliver to Vista stock certificates representing the FNTS Shares, accompanied by stock powers executed in favor of Vista and such other evidence of transfer as Vista shall reasonably require, in exchange for the FNTS Share Exchange Consideration.

    2.4  Closing.  The closing of the transactions contemplated in this Agreement (the "Closing") shall take place on or prior to the thirtieth calendar day after which all of the conditions set forth in Article 8 hereof shall be fulfilled or waived in accordance with this Agreement. At the time of the Closing (the "Closing Date"), (a) each of MII, IDM, FNCS and Flood Co., and the corresponding Merger Subsidiary, will file a certificate of merger with the Delaware Secretary of State and, if different, with the Secretary of State of the state of incorporation of the applicable Surviving Corporation, and make all other filings or recordings required in connection with the applicable Merger (each, a "Certificate of Merger" and, collectively, "Certificates of Merger"); and (b) Fidelity and Vista shall execute the FNTS Share Exchange. The Closing shall occur on the Closing Date at the law office of Stradling Yocca Carlson & Rauth located at 660 Newport Center Drive, Suite 1600, Newport Beach, California. The Closing may occur at such other time or place as the Parties may mutually agree in writing.

    2.5  Effective Time of the Mergers.  The Mergers shall, subject to the DGCL and, if different, the corporations law of the states of incorporation of the applicable Surviving Corporations, become effective as of such time as all the respective Certificates of Merger are issued by the applicable Secretaries of State and the or at such later time as is specified in the Certificates of Merger (the "Effective Time").

    2.6  Effects of the Merger.  At the Effective Time, the Surviving Corporations shall have the following rights and obligations, pursuant to the DGCL and, if different, the corporations law of the states of incorporation of the applicable Surviving Corporations:

     2.6.1 All rights, title and interests to all real and other property owned by (i) MII and Merger Sub1 shall be allocated to and vested in Surviving Corporation One, (ii) IDM, and Merger Sub2 shall be allocated to and vested in Surviving Corporation Two, (iii) FNCS and Merger Sub3 shall be allocated to and vested in Surviving Corporation Three, and (iv) Flood Co. and Merger Sub4 shall be allocated to and vested in Surviving Corporation Four, without reservation or impairment, without further act or deed, and without any transfer or assignment having occurred, but subject to any existing Encumbrances thereon.

     2.6.2 All liabilities and obligations of (i) MII and Merger Sub1 shall be allocated to and vested in Surviving Corporation One, (ii) IDM, and Merger Sub2 shall be allocated to and vested in Surviving Corporation Two, (iii) FNCS and Merger Sub3 shall be allocated to and vested in Surviving Corporation Three, and (iv) Flood Co. and Merger Sub4 shall be allocated to and vested in Surviving Corporation Four, and the applicable Surviving Corporations shall be the primary obligors therefor and, except as otherwise provided by law or contract, no other party to the Mergers, other than the applicable Surviving Corporation, shall be liable thereon.

     2.6.3 A proceeding pending by or against any of the Fidelity Subsidiaries or the Merger Subsidiaries may be continued as if the Mergers did not occur, or the Surviving Corporation to

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  which the liability, obligation, asset or right associated with such proceeding is allocated to and vested in may be substituted in the proceeding.

     2.6.4 Each of the Surviving Corporations shall have all the rights, privileges, immunities and powers and shall be subject to all the duties and liabilities of a corporation organized under the law of the state of incorporation of the applicable Surviving Corporation.

ARTICLE 3

EXCHANGE OF CONSIDERATIONS

    3.1  Consideration to Fidelity and Chicago Title.

      (a) Merger Consideration. In consideration of, and exchange for, the conversions of capital stock of the Fidelity Subsidiaries pursuant to Section 3.2, at the Closing, Vista shall issue and deliver to Fidelity and Chicago Title an aggregate of 106,022,649 shares of Vista Common Stock (the "Merger Consideration"), which number of shares is determined prior to the effective filing of the Vista Amended Charter. The Merger Consideration shall be allocated to Fidelity and Chicago Title and among MII, IDM, FNCS and Flood Co. as set forth in Section 3.1(d) below.

      (b) FNTS Share Exchange Consideration. In consideration of, and exchange for, the delivery of the FNTS Shares to Vista by Fidelity pursuant to Section 2.3, at the Closing, Vista shall issue and deliver to Fidelity an aggregate of 14,457,634 shares of Vista Common Stock (the "FNTS Share Exchange Consideration"), which number of shares is determined prior to the effective filing of the Vista Amended Charter.

      (c) Adjustment for Stock Splits, Etc. If, between the date hereof and the Effective Time, (i) the outstanding shares of Vista Common Stock are changed into a different number of shares or a different class because of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, including, without limitation, as a result of the filing of the Vista Amended Charter, or (ii) Vista issues any additional shares of capital stock (other than upon the exercise of options outstanding on the date hereof in accordance with their existing terms or in connection with the conversion of the Vista Preferred Stock for 10,000,000 shares of Vista Common Stock as contemplated herein), the Merger Consideration and the FNTS Share Exchange Consideration will be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange or issuance of shares and to preserve the respective post-Closing equity ownership percentages of Fidelity and the Vista stockholders contemplated by this Agreement.

      (d) Allocation of Merger Consideration. At the Closing:

     3.1.1.1 42,168,099 shares of Vista Common Stock shall be issued to Chicago Title upon conversion of all of the common stock of MII outstanding as of the Closing;

     3.1.1.2 24,096,057 shares of Vista Common Stock shall be issued to Fidelity upon conversion of all of the common stock of IDM outstanding as of the Closing;

     3.1.1.3 9,638,423 shares of Vista Common Stock shall be issued to Chicago Title upon conversion of all of the common stock of FNCS outstanding as of the Closing; and

     3.1.1.4 30,120,070 shares of Vista Common Stock shall be issued to Chicago Title upon conversion of all of the common stock of Flood Co. outstanding as of the Closing.

      (e) Plans of Merger. A Plan of Merger, each in form giving effect to the applicable Merger and complying with applicable law, shall be executed and delivered by and between MII and Merger Sub1, IDM and Merger Sub2, FNCS and Merger Sub3, and Flood Co. and Merger Sub4,

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  respectively (each, a "Plan of Merger" and collectively, the "Plans of Merger"), on or prior to the Closing Date. The Plans of Merger shall provide, among other things, for the terms of the relevant Merger, the mode of carrying the same into effect, the manner of converting the applicable issued and outstanding shares of Fidelity Subsidiary Shares into the right to receive the applicable shares of Vista Common Stock.

    3.2  Effect of the Mergers on the Capital Stock of the Constituent Corporations.

     3.2.1 Conversion of Shares. At the Effective Time, by virtue of the Mergers and without any action on the part of Fidelity, Chicago Title or any Merger Subsidiary:

     3.2.1.1 each share of common stock of Merger Sub1 outstanding immediately prior to the Effective Time shall be converted into and become one (1) fully paid and nonassessable share of common stock of Surviving Corporation One and such share shall constitute the only outstanding share of capital stock of Surviving Corporation One;

     3.2.1.2 each share of common stock of Merger Sub2 outstanding immediately prior to the Effective Time shall be converted into and become one (1) fully paid and nonassessable share of common stock of Surviving Corporation Two and such share shall constitute the only outstanding share of capital stock of Surviving Corporation Two;

     3.2.1.3 each share of common stock of Merger Sub3 outstanding immediately prior to the Effective Time shall be converted into and become one (1) fully paid and nonassessable share of common stock of Surviving Corporation Three and such share shall constitute the only outstanding share of capital stock of Surviving Corporation Three; and

     3.2.1.4 each share of common stock of Merger Sub4 outstanding immediately prior to the Effective Time shall be converted into and become one (1) fully paid and nonassessable share of common stock of Surviving Corporation Four and such share shall constitute the only outstanding share of capital stock of Surviving Corporation Four.

     3.2.2 Surrender and Payment.

     3.2.2.1 At the Closing, upon surrender to Vista of certificates representing the Fidelity Subsidiary Shares, together with customary documentation, Fidelity or Chicago Title, as appropriate, shall be entitled to receive the Merger Consideration and the FNTS Share Exchange Consideration.

     3.2.2.2 As of the Effective Time, the Fidelity Subsidiary Shares that are capital stock of MII, IDM, FNCS and Flood Co. shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and Fidelity and Chicago Title shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration upon surrender of the certificates representing such Fidelity Subsidiary Shares as contemplated hereby.

     3.2.2.3 After the Effective Time, there shall be no further registration or transfers of Fidelity Subsidiary Shares that are capital stock of MII, IDM, FNCS and Flood Co. and no dividends or other distributions shall be declared or made after the Effective Time with respect to such Fidelity Subsidiary Shares.

    3.3  The Surviving Corporations; FNTS.

     3.3.1 Certificates of Incorporation. The Certificate of Incorporation, Articles of Incorporation or equivalent charter document of each Surviving Corporation in effect at the Effective Time shall continue to be the Certificate of Incorporation, Articles of Incorporation or equivalent charter document of the applicable Surviving Corporation. The Articles of Incorporation of FNTS in effect at the Closing Date shall continue to be the Articles of Incorporation of FNTS.

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     3.3.2 Bylaws. The bylaws of each Surviving Corporation in effect at the Effective Time shall continue to be the Bylaws of the applicable Surviving Corporation. The bylaws of FNTS in effect at the Closing Date shall continue to be the bylaws of FNTS.

     3.3.3 Directors. Upon the Effective Time, the Board of Directors of each Surviving Corporation shall consist of three (3) members, each of whom shall be designated by Vista's Board of Directors at the Effective Time, and the members of the Board of Directors of FNTS serving as of the Effective Time shall continue as the Board of Directors of FNTS.

      (f)  FNTS Acquisition Agreements; FNTS Restrictive Covenants. Fidelity is not assigning, and Vista shall not assume, any of the rights or obligations of Fidelity created by the FNTS Acquisition Agreements. Vista hereby acknowledges and agrees that, following the FNTS Share Exchange, Fidelity shall be obligated to prevent Vista from violating the FNTS Restrictive Covenants. In addition, for the limited purpose of allowing Fidelity to comply with the FNTS Restrictive Covenant set forth at item (c) of Exhibit A hereto, at the Closing Vista shall grant to Fidelity an irrevocable proxy, coupled with an interest, in the form attached hereto as Exhibit D (the "FNTS Proxy") to vote the FNTS Shares in accordance with such item (c).

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF FIDELITY

    As a material inducement to Vista to enter into this Agreement, Fidelity, after due inquiry and investigation, makes to Vista the following representations and warranties as to itself, or as to each Fidelity Subsidiary, as indicated. Concurrently herewith, Fidelity is delivering to Vista a disclosure schedule for Fidelity and the Fidelity Subsidiaries (the "Fidelity Disclosure Schedule"), and (i) all references in this Article 4 to a "Schedule" shall be deemed to be referring to a schedule contained within the Fidelity Disclosure Schedule, and (ii) any and all exceptions to any representation and warranty set forth in this Article 4 shall be set forth in the Fidelity Disclosure Schedule.

    4.1  Corporate Power; Organization of the Fidelity Subsidiaries.  Fidelity is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers required to carry on its business as now conducted. Chicago Title is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers required to carry on its business as now conducted. Each Fidelity Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. Each Fidelity Subsidiary is qualified to do business as a foreign corporation in any other state or foreign country where such qualification is required by the laws of such state or country, except where failure to so qualify would not have a Material Adverse Effect upon such Fidelity Subsidiary. Each Fidelity Subsidiary has all necessary corporate power and authority, including all necessary licenses and permits, to carry on its business as it is now being conducted, and to own or lease and operate its properties and assets. Complete, current and correct copies of each Fidelity Subsidiary's charter documents, bylaws, stock ledgers and all other corporate records, including minutes and board and shareholder actions, have been delivered to Vista, and no changes have been made thereto since the date of delivery.

    4.2  Subsidiaries. Except as otherwise disclosed in Schedule 4.2, no Fidelity Subsidiary owns or controls, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, limited liability company, joint venture, business organization, trust or other entity.

    4.3  Capital Structure of each Fidelity Subsidiary. The authorized capital stock of each Fidelity Subsidiary, and the shares thereof which are issued and outstanding, is as set forth in Schedule 4.3. All of the outstanding shares are equal in their rights, preferences and privileges, were duly and validly issued and are fully paid and non-assessable. There are no outstanding options, warrants, convertible

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debt or securities, calls, agreements, arrangements, commitments, understandings or other rights, with respect to either the authorized and unissued or outstanding shares of capital stock, or the sale, transfer or issuance thereof, except as otherwise set forth in Schedule 4.3.

    4.4  Ownership of Shares. Except as otherwise disclosed in Schedule 4.4, (i) Fidelity is the owner, beneficially and of record, of all of the capital stock of IDM and of the FNTS Shares, and has good, valid and marketable title to all such securities free and clear of any liens, Encumbrances, restrictions or claims whatsoever, with full power and authority to deliver title to such securities to Vista in accordance with the terms of this Agreement; (ii) Chicago Title is the owner, beneficially and of record, of all of the capital stock of MII, FNCS and Flood Co., and has good, valid and marketable title to all such securities free and clear of any liens, Encumbrances, restrictions or claims whatsoever, with full power and authority to deliver title to such securities to Vista in accordance with the terms of this Agreement; and (iii) the Fidelity Subsidiary Shares constitute all of the issued and outstanding shares of capital stock of the Fidelity Subsidiaries. No Fidelity Subsidiary is a party to any voting trust agreement or any other Contract restricting or otherwise relating to voting or dividend rights or privileges with respect to the Fidelity Subsidiary Shares, or which restrict the transactions contemplated by this Agreement (other than the FNTS Restrictive Covenants). Upon Vista's delivery of the FNTS Share Exchange Consideration, Fidelity will convey to Vista good, valid and marketable title to the FNTS Shares free and clear of all Encumbrances or claims whatsoever (other than restrictions on transfer imposed by federal and state securities laws).

    4.5  Authorization, Approvals and Consents. The execution, delivery and performance of this Agreement by Fidelity and Chicago Title and the consummation by Fidelity and Chicago Title of the transactions contemplated hereby, are within the corporate powers of Fidelity and Chicago Title, as applicable, and have been duly authorized by all necessary corporate action. Assuming that this Agreement constitutes the legal, valid and binding obligation of Vista, this Agreement constitutes a valid and binding agreement of Fidelity and Chicago Title, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws, now or hereafter in effect, relating to or affecting creditors' rights and remedies and to general principles of equity. No Consents by, or filing with, any Governmental Entity or any other third party is required in connection with the execution and delivery by Fidelity and Chicago Title of this Agreement, or the consummation of the transactions contemplated hereby, except for, (i) compliance with any applicable requirements of the HSR Act, (ii) compliance with any applicable requirements of the Securities Act and the Exchange Act, (iii) compliance with any applicable requirements under any applicable state securities or "blue sky" laws, (iv) as set forth in Schedule 4.5 or otherwise provided for within this Agreement, and (v) such other Consents which, if not obtained or made, would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on any of the Fidelity Subsidiaries.

    4.6  No Violations. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any provision of the charter or bylaws of Fidelity, Chicago Title or any Fidelity Subsidiary, (ii) violate, or be in conflict with, or constitute a default (or other event which, with the giving of notice or lapse of time or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any lease, license, promissory note, credit agreement, Contract, mortgage, deed of trust or other instrument, or document to which Fidelity, Chicago Title or any Fidelity Subsidiary is a party or by which Fidelity, Chicago Title or any Fidelity Subsidiary or any of their respective properties or assets may be bound, including, without limitation, the FNTS Acquisition Agreements, or (iii) violate any Order, law, statute, rule or regulation of any Governmental Entity applicable to Fidelity, Chicago Title or any Fidelity Subsidiary or any of their respective properties or assets.

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    4.7  Tax Matters. Except as set forth in Schedule 4.7:

     4.7.1 (i) each Fidelity Subsidiary has timely filed all Tax Returns that it was required to file; (ii) all such Tax Returns were correct and complete in all material respects; (iii) all Taxes owed by any of the Fidelity Subsidiaries (whether or not shown on any Tax Return) have been paid; (iv) all Taxes which may be owed by any Fidelity Subsidiary (whether or not shown on any Tax Return) and which may be payable between the date of this Agreement and the Effective Time will be timely paid in full; (v) none of the Fidelity Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return; (vi) no claim has ever been made by an authority in a jurisdiction where any of the Fidelity Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction; and, there are no Encumbrances on any of the assets of any of the Fidelity Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax;

     4.7.2 each Fidelity Subsidiary has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owed to any employee, independent contractor, creditor, stockholder, or other third party;

     4.7.3 no officer (or employee responsible for Tax matters) of any Fidelity Subsidiary expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed;

     4.7.4 there is no dispute or claim concerning any Tax Liability of any Fidelity Subsidiary either (i) claimed or raised by any authority in writing or (ii) as to which Fidelity has knowledge based upon personal contact with any agent of such authority. Schedule 4.7(d) lists all Tax Returns that have been audited, and indicates which of those Tax Returns that currently are the subject of audit;

     4.7.5 none of the Fidelity Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency;

     4.7.6 none of the Fidelity Subsidiaries has filed a Consent under Code Section 341(f) concerning collapsible corporations;

     4.7.7 none of the Fidelity Subsidiaries has made any payments, is obligated to make any payments, or is a party to any Contract that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G;

     4.7.8 none of the Fidelity Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii);

     4.7.9 each of the Fidelity Subsidiaries has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662;

    4.7.10 none of the Fidelity Subsidiaries is, or has been, a party to any Tax allocation or sharing Contract;

    4.7.11 with respect to the Fidelity Subsidiaries, Fidelity has made no election under Treas. Reg. Section 1.1502-20(g)(1);

    4.7.12 none of the Fidelity Subsidiaries (i) has been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was Fidelity) or (ii) has any Liability for the Taxes of any Person (other than Fidelity) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise;

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    4.7.13 The unpaid Taxes of the Fidelity Subsidiaries (i) did not, as of the date of the Fidelity Subsidiaries Financial Statements, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Fidelity Subsidiaries Financial Statements (rather than in any notes thereto) and (ii) do not exceed that reserve as adjusted for the passage of time through the Effective Time in accordance with the past custom and practice of Fidelity and the Fidelity Subsidiaries in filing the Fidelity Subsidiaries' Tax Returns.

    4.8  Transactions with Affiliates.

     4.8.1 Except as set forth in Schedule 4.8, neither Fidelity nor any of its Affiliates, has any interest, directly or indirectly (other than through its ownership of the Fidelity Subsidiaries' capital stock), in any lease, lien, Contract, license, encumbrance, or loan to which any Fidelity Subsidiary is a party, any interest in any properties or assets of any Fidelity Subsidiary, or any interest in any competitor, supplier or customer of any Fidelity Subsidiary. Except as set forth in Schedule 7.2, no Fidelity Subsidiary is indebted, directly or indirectly, to Fidelity or its Affiliates, and neither Fidelity nor any of its Affiliates is indebted, directly or indirectly, to any Fidelity Subsidiary; and

    4.9  SEC Filings; Financial Statements; No Material Undisclosed Liabilities.

     4.9.1 Fidelity has filed, and made available to Vista, the Fidelity SEC Reports. As of the respective dates they were filed, (i) the Fidelity SEC Reports were prepared, and all forms, reports and documents filed with the SEC after the date of this Agreement and prior to the Effective Time will be prepared, in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) none of the Fidelity SEC Reports contained, nor will any forms, reports and documents filed after the date of this Agreement and prior to the Effective Time contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except to the extent superceded by Fidelity SEC Reports filed subsequently and prior to the date hereof.

     4.9.2 True and complete copies of the Unaudited Fidelity Subsidiaries Financial Statements have been delivered to Vista, and no changes have been made thereto since the date of delivery. Except for immaterial amounts not exceeding $50,000 in the aggregate, the Fidelity Subsidiaries Financial Statements, (i) present fairly and accurately the financial position of each Fidelity Subsidiary for the periods then ended, (ii) were prepared in accordance with GAAP consistently applied, and (iii) reflect that each Fidelity Subsidiary has set aside adequate reserves for all Taxes, federal, state, local, foreign or otherwise, with respect to the period then ended and all prior periods, and with respect to receivables, for all reasonably anticipated uncollectible amounts, losses and costs and expenses in excess of expected receipts. The Fidelity Subsidiaries do not have any liabilities of any kind whatsoever, whether accrued, contingent, absolute or otherwise, other than (i) as set forth in the Fidelity Subsidiaries Financial Statements, (ii) as incurred in the Ordinary Course of Business subsequent to December 31, 2000 consistent with past practice and which, in any event, would not have a Material Adverse Effect on any Fidelity Subsidiary, or (iii) as set forth in Schedule 4.9.

    4.10  Title to Properties. Each Fidelity Subsidiary has good, valid and marketable title to all of the properties and assets which it purports to own (personal and mixed, tangible and intangible), including, without limitation, all the properties and assets set forth in the Fidelity Subsidiaries Financial Statements and Schedules 4.11, 4.12, 4.14, and 4.15. Except as set forth in the Fidelity Disclosure Schedules, all such properties and assets are free and clear of all title defects or objections, liens, claims, charges, or other Encumbrances of any kind or nature whatsoever except for, (i) minor imperfections of title, none of which, individually or in the aggregate, materially detract from the value,

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or impair the use, of the property subject thereto or have a Material Adverse Effect on any Fidelity Subsidiary, and (ii) liens for Taxes not yet due.

    4.11  Real Property. Except as otherwise disclosed in Schedule 4.11, no Fidelity Subsidiary owns any real property.

    4.12  Leases.  Schedule 4.12 contains a complete, current and correct list of all Fidelity Subsidiary Leases, which Fidelity Subsidiary Leases include month-to-month leases as identified on Schedule 4.12. Prior to the date hereof, Fidelity has delivered or made available to Vista complete, current and correct copies of the Fidelity Subsidiary Leases, and no changes have been made thereto since the date of delivery. Each of the Fidelity Subsidiary Leases is valid, binding and enforceable in accordance with its terms, there are no existing material defaults by any Fidelity Subsidiary thereunder and no event has occurred which would constitute a default (or any event which, with the giving of notice or lapse of time or both, would constitute a default) thereunder by the Fidelity Subsidiary.

    4.13  Zoning. Each Fidelity Subsidiary is presently in compliance with all laws, statutes, ordinances, rules, regulations and Orders relating to zoning and land use restrictions which are applicable to any portion of the premises which are the subject of any of the Leases except for violations that individually, or in the aggregate, will have no Material Adverse Effect on such Fidelity Subsidiary.

    4.14  Fixed Assets. Fidelity has delivered to Vista a complete, current and correct list of all Fidelity Subsidiaries Fixed Assets. The Fidelity Subsidiaries Fixed Assets are in good operating condition and repair, are structurally sound, and are adequate for the uses to which they are being put. Except as set forth on Schedule 4.14, none of the Fidelity Subsidiaries Fixed Assets is in need of replacement, maintenance or repairs, except for ordinary, routine replacement, maintenance and repairs which are not material in cost.

    4.15  Intellectual Property Rights.  Schedule 4.15 contains a complete and accurate list of all (i) patented or registered Intellectual Property Rights owned or used by the Fidelity Subsidiaries (other than shrink-wrap or similar over-the-counter licenses), (ii) pending patent applications and applications for registrations of other Intellectual Property Rights filed by the Fidelity Subsidiaries, and (iii) unregistered trade names and corporate names owned or used by the Fidelity Subsidiaries. Schedule 4.15 also contains a complete and accurate list of all licenses and other rights granted by the Fidelity Subsidiaries to any third party with respect to any Intellectual Property Rights (other than licenses they grant to customers generally in connection with the sale of their products) and all licenses and other rights granted by any third party to the Fidelity Subsidiaries with respect to any Intellectual Property Rights (other than shrink-wrap or similar over-the-counter licenses), in each case identifying the subject Intellectual Property Rights. The indicated Fidelity Subsidiary owns all right, title and interest in and to all of the Intellectual Property Rights listed on Schedule 4.15, free and clear of all Encumbrances or claims of others. The Fidelity Subsidiaries own all right, title and interest to, or has the right to use pursuant to a valid license, all Intellectual Property Rights necessary for the operation of the businesses of the Fidelity Subsidiaries as presently conducted and as presently proposed to be conducted, free and clear of all Encumbrances or claims of others. The Fidelity Subsidiaries have taken all necessary and desirable actions to maintain and protect the Intellectual Property Rights that they own. To the best of Fidelity's knowledge, the owners of any Intellectual Property Rights licensed to the Fidelity Subsidiaries have taken all necessary and desirable actions to maintain and protect the Intellectual Property Rights that are subject to such licenses. There have been no claims made against the Fidelity Subsidiaries asserting the invalidity, misuse or unenforceability of any of such Intellectual Property Rights, and to the best of Fidelity's knowledge, there are no valid grounds for the same. Except as set forth in Schedule 4.15, neither Fidelity nor any Fidelity Subsidiary has received any notices of, nor is aware of any facts which indicate a likelihood of, any infringement or misappropriation by, or conflict with, any third party with respect to such Intellectual Property Rights (including, without limitation, any demand or request that the Fidelity Subsidiaries license any rights

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from a third party). To the best of Fidelity's knowledge, the conduct of the Fidelity Subsidiaries' businesses has not infringed, misappropriated or conflicted with and does not infringe, misappropriate or conflict with any Intellectual Property Rights of others, nor would any future conduct as presently contemplated infringe, misappropriate or conflict with any Intellectual Property Rights of others. To the best of Fidelity's knowledge, the Intellectual Property Rights owned by or licensed to the Fidelity Subsidiaries have not been infringed, misappropriated or conflicted by others. The transactions contemplated by this Agreement shall have no adverse effect on the Fidelity Subsidiaries' right, title and interest in and to the Intellectual Property Rights listed on Schedule 4.15. To the best of Fidelity's knowledge, none of the Fidelity Subsidiaries' employees are obligated under any Contract, or subject to any Order, that would interfere with the use of his or her best efforts to promote the interests of Vista or that would conflict with the Fidelity Subsidiaries' businesses as presently conducted and as presently proposed to be conducted. Neither the execution of this Agreement nor the transactions contemplated by this Agreement nor the carrying on of the Fidelity Subsidiaries' businesses by the employees of the Fidelity Subsidiaries, nor the conduct of the Fidelity Subsidiaries' businesses as presently proposed to be conducted, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument known to Fidelity under which any of such employees is now obligated. Fidelity does not believe it is or will be necessary to utilize any inventions of any of the Fidelity Subsidiaries' employees (or people they currently intend to hire) made prior to their employment by the Fidelity Subsidiaries, except for any inventions that have been assigned or licensed to the Fidelity Subsidiaries as of the date hereof.

    4.16  Licenses and Permits.  Schedule 4.16 contains a complete, current and correct list of all material Fidelity Subsidiary Licenses. Each Fidelity Subsidiary possesses all licenses necessary for the present conduct of its business, including, without limitation, any and all licenses issued by any Governmental Entity. Each of the Fidelity Subsidiary Licenses is in full force and effect, and there are no pending or threatened claims or proceedings challenging the validity of, or seeking to revoke or discontinue, any such licenses. None of the transactions contemplated by this Agreement nor any prior operations or history shall affect the validity of, or cause the revocation or discontinuation of any of the Fidelity Subsidiary Licenses. Prior to the date hereof, Fidelity shall make available to Vista at Vista's request, any Fidelity Subsidiary License, which such license shall be complete and current.

    4.17  Insurance. Fidelity has delivered to Vista a complete, current and correct, description of all existing policies of fire, liability, worker's compensation and all other forms of insurance maintained by each of the Fidelity Subsidiaries. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date hereof have been paid, and no notice of cancellation, termination or denial of coverage has been received with respect to any such policy. Such policies (i) are adequate for compliance with all requirements of law and of all agreements or instruments to which any Fidelity Subsidiary is a party, or pursuant to which any of its properties or assets may be subject, (ii) are valid, outstanding and enforceable policies, (iii) provide adequate insurance coverage for the properties, assets and operations of each Fidelity Subsidiary as presently conducted, (iv) will remain in full force and effect through their respective dates of coverage, without the payment of additional premiums, and (v) will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. Schedule 4.17 describes all claims which are pending under such insurance policies or that have been paid to any Fidelity Subsidiary since December 31, 2000. Since December 31, 2000, no Fidelity Subsidiary has been refused any insurance with respect to its properties, assets or operations, nor has its coverage been limited by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance.

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    4.18  Absence of Certain Changes. Except as set forth on Schedule 4.18 or as contemplated by this Agreement, since the date of the last balance sheet delivered pursuant to Section 4.9, there has not been:

    4.18.1 Any declaration or payment of dividends by any Fidelity Subsidiary or any transfer of properties or assets of any kind whatsoever to any shareholders of any Fidelity Subsidiary with respect to any of the Fidelity Subsidiary Shares;

    4.18.2 Any transaction by any Fidelity Subsidiary not in the Ordinary Course of Business;

    4.18.3 Any material adverse change in the results of operations, financial condition, business or prospects of any Fidelity Subsidiary;

    4.18.4 Any damage, destruction or loss, whether or not covered by insurance, which has had or may have a Material Adverse Effect on any Fidelity Subsidiary;

    4.18.5 Any sale or transfer of any properties or assets or any cancellation of any debts or claims of any Fidelity Subsidiary, except in the Ordinary Course of Business;

    4.18.6 Any mortgage, pledge or subjection to lien, charge or Encumbrance of any kind on any of the Fidelity Subsidiaries' properties or assets, or any occurrence of, assumption of, or taking any properties or assets subject to, any material liability;

    4.18.7 Any amendment, modification or termination of any material Contract to which any Fidelity Subsidiary is a party or pursuant to which any Fidelity Subsidiary's properties or assets may be bound;

    4.18.8 Any increase in, or commitment to increase, the compensation payable or to become payable to, any officer or director of any Fidelity Subsidiary, its employees, its Affiliates or to Fidelity, or its Affiliates, or any commitment to make severance, bonus or special payments to any of the foregoing parties upon a change in ownership or management of Fidelity or any Fidelity Subsidiary or upon termination of such parties;

    4.18.9 Any adoption by any Fidelity Subsidiary of a plan or agreement or amendment to any plan or agreement providing any new or additional employee benefits;

   4.18.10 Any material alteration in the manner of keeping the books, accounts or records of any Fidelity Subsidiary or in the manner of preparing the Fidelity Subsidiaries Financial Statements (other than the auditing of the Unaudited Fidelity Subsidiary Financial Statements), or in the accounting practices of any Fidelity Subsidiary;

   4.18.11 Any material alteration in the operating policies and procedures of any Fidelity Subsidiary; or

   4.18.12 To the best knowledge of Fidelity, the occurrence of any other event or the development of any other condition which has had or is reasonably likely to have a Material Adverse Effect on any Fidelity Subsidiary.

    4.19  Compliance with Contracts.  Schedule 4.19 contains a complete, current and correct list of all material Fidelity Subsidiary Contracts. No event has occurred which would constitute a Breach (or any event which, with the giving of notice or lapse of time or both, would constitute a Breach) under any term or provision of any of the Fidelity Subsidiary Contracts, other than such Breaches as would not have a Material Adverse Effect. Each of the Fidelity Subsidiary Contracts is in full force and effect and is the legal, valid and binding obligation of the Fidelity Subsidiaries party thereto and, to Fidelity's knowledge, the other parties thereto, enforceable in accordance with its terms, and Fidelity has no knowledge of any intent by such other parties to terminate any of the Fidelity Subsidiary Contracts prior to their respective expiration dates. No Fidelity Subsidiary is a party to any Fidelity Subsidiary

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Contract that restricts it from carrying on its business or any part thereof, or from competing in any line of business with any person, corporation or entity. Prior to the date hereof, Fidelity has delivered to Vista a complete, current and correct copy of each of the material written Fidelity Subsidiary Contracts, as well as a written summary of each of the material oral Fidelity Subsidiary Contracts, including all amendments and modifications thereto.

    4.20  Compliance with Laws. Except as set forth on Schedule 4.20, the business of each Fidelity Subsidiary has been conducted in compliance with all applicable laws, statutes, ordinances, rules, regulations, Orders and other requirements of all Governmental Entities having jurisdiction over it, including, without limitation, all such laws, regulations, ordinances and requirements relating to environmental, antitrust, consumer protection, labor and employment, zoning and land use, immigration, health, occupational safety, pension, insurance regulations (specifically including the applicable laws of California and Illinois) and securities matters, except for violations that individually, or in the aggregate, will have no Material Adverse Effect on such Fidelity Subsidiary. Except as set forth on Schedule 4.20, neither Fidelity nor any Fidelity Subsidiary has received any notification of any asserted present or past failure of any such Fidelity Subsidiary to comply with such laws, statutes, ordinances, rules, regulations, Orders or other requirements.

    4.21  Employees. Fidelity has provided to Vista a complete, current and correct list of all Fidelity Subsidiary employees, which includes the job position and compensation (including, without limitation, bonuses) payable to each such Fidelity Subsidiary employees. Except to the extent set forth in Schedule 4.21:

    4.21.1 Each Fidelity Subsidiary is in compliance with all laws, statutes, ordinances, rules, regulations, Orders and other requirements relating to the employment of labor, including, without limitation, Title VII of the federal Civil Rights Act of 1964, the federal Age Discrimination in Employment Act of 1967, the federal Employee Retirement Income Security Act of 1974, and any and all provisions thereof relating to wages, hours, collective bargaining and the payment of social security and similar Taxes, except where any noncompliance would not have a Material Adverse Effect on such Fidelity Subsidiary;

    4.21.2 There is no pending or threatened charge, complaint, allegation, application or other process or claim pending or threatened against any Fidelity Subsidiary before any Governmental Entity; and

    4.21.3 There is no labor dispute, strike, slowdown, work stoppage or other job action pending, threatened against or otherwise affecting any Fidelity Subsidiary.

    4.22  Litigation. Except as set forth in Schedule 4.22:

    4.22.1 There is no pending or, to the best knowledge of Fidelity, Threatened Action before any Governmental Entity, or any private arbitration tribunal, against, relating to or affecting any Fidelity Subsidiary or any Representatives of any Fidelity Subsidiary in their capacity as such, or the assets, properties or business of any Fidelity Subsidiary, or the transactions contemplated by this Agreement, nor is either Fidelity or any Fidelity Subsidiary aware of any facts or circumstances which could reasonably lead to or provide the basis for any such Threatened Action;

    4.22.2 There is not in effect any Order of any Governmental Entity enjoining, barring, suspending, prohibiting or otherwise limiting any Fidelity Subsidiary, or any their officers, directors, employees or agents, from conducting or engaging in any aspect of their respective businesses, or requiring any Fidelity Subsidiary, or any of their officers, directors, employees or agents, to take certain actions with respect to any aspect of their respective businesses which could reasonably be anticipated to have a Material Adverse Effect on any Fidelity Subsidiary; and

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    4.22.3 No Fidelity Subsidiary is in violation of or in default under any Order of any Governmental Entity.

    4.23  Environmental Compliance. Except as disclosed in Schedule 4.23:

    4.23.1 each Fidelity Subsidiary has obtained, and is in full compliance with, all permits, licenses or other authorizations which are required under any Hazardous Materials Laws (as defined below) for its business and operations;

    4.23.2 there are no past or present events, settlements, consent decrees, conditions, circumstances, activities, practices, incidents, actions or plans which may adversely impact, interfere with or prevent any such Fidelity Subsidiary's continued compliance with, Hazardous Materials Laws;

    4.23.3 there has not occurred, any discharge, emission, disposal or release of Hazardous Substances on any Fidelity Subsidiary Premises, or any occurrence or condition on any Fidelity Subsidiary Premises or in the vicinity of any Fidelity Subsidiary Premises, which could make such premises subject to restrictions on the ownership, occupancy, transferability or use under any Hazardous Materials Laws;

    4.23.4 no Hazardous Substances have been manufactured, stored or disposed of at any location other than in compliance with Hazardous Materials Laws;

    4.23.5 no underground storage tanks or surface impoundments are now, nor ever have been, located on any Fidelity Subsidiary Premises; and

    4.23.6 No lien in favor of any Governmental Entity for Liability under or resulting from Hazardous Materials Laws, or damages arising from, or costs incurred by such Governmental Entity in response to, a release of Hazardous Substances, has ever been filed against any Fidelity Subsidiary Premises.

    4.24 Employee Benefit Plans.

    4.24.1 Schedule 4.24 contains a complete, current and correct list of all Fidelity Subsidiary Employee Plans sponsored or maintained, directly or indirectly, by the corresponding Fidelity Subsidiary or by any other Common Control Entity. The Fidelity Subsidiaries Financial Statements reflect, in the aggregate, an accrual of all amounts accrued but unpaid under the aforesaid Fidelity Subsidiary Employee Plans. No Fidelity Subsidiary is in default in performing any of its contractual obligations under any of the aforesaid Fidelity Subsidiary Employee Plans or any related trust agreement or insurance contract, and there are no material outstanding liabilities of any Fidelity Subsidiary Employee Plan, other than liabilities for benefits to be paid to participants or beneficiaries in the normal course. Prior to the date hereof, Fidelity has delivered to Vista a complete, current and correct copy of each of the Fidelity Subsidiary Employee Plans, as well as related trust agreements, annuity contracts or other funding instruments.

    4.24.2 Each Fidelity Subsidiary Employee Plan and each related trust agreement, annuity contract, or other funding instrument, complies currently, and has complied at all times in the past, both as to form and in operation, with the provisions of applicable federal law, including, to the extent applicable, without limitation, the Code, COBRA and ERISA.

    4.24.3 Neither any Fidelity Subsidiary nor any related Common Control Entity has, at any time, withdrawn from a multiemployer plan in a "complete withdrawal" or a "partial withdrawal" as defined in Sections 4203 and 4205 of ERISA respectively.

    4.24.4 Neither any Fidelity Subsidiary, any related Common Control Entity, nor any plan fiduciary or administrator of any Fidelity Subsidiary Employee Plan (other than a multiemployer plan) has engaged in any transaction or acted or failed to act in a manner which could subject any

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  such Fidelity Subsidiary to material liability for breach of fiduciary duty under ERISA or any other applicable law. Neither Fidelity, any Fidelity Subsidiary, nor any related Common Control Entity or any plan fiduciary or administrator of any Employee Plan (other than a multiemployer plan) has engaged in any prohibited transaction, as defined in Section 406 of ERISA and 4975 of the Code, which has not been exempted or corrected, and which could subject any Fidelity Subsidiary to material liability or civil penalty assessed pursuant to Section 502(j) of ERISA or any Taxes imposed by Section 4975 of the Code.

    4.25  Banks.  Schedule 4.25 sets forth (i) the name and address of each bank, trust company, savings and loan association, thrift institution, credit union or other financial institution in which each Fidelity Subsidiary maintains a checking or savings account or any safe deposit box, and the title and number of each such account, and all restrictions or limitations thereon, and (ii) the names of all persons authorized by each such Fidelity Subsidiary to draw thereon or to effect transactions in connection therewith, or to have access to any safe deposit box or vault.

    4.26  Brokers and Finders. Except as set forth on Schedule 4.26 and except for accountants and attorneys acting as such (and not as brokers, finders or in other like capacity), all negotiations on behalf of Fidelity relating to this Agreement and the transactions contemplated hereby have been carried on directly by Fidelity without the intervention of any broker, finder, investment banker or other third party representing Fidelity. Except as set forth on Schedule 4.26, neither Fidelity nor any Fidelity Subsidiary has engaged or authorized any broker, finder, investment banker or other third party to act on their behalf directly or indirectly, as a finder, investment banker or in any other like capacity in connection with this Agreement or the transactions contemplated hereby, nor has consented to or acquiesced in anyone so acting, nor knows of any claim for compensation from any such broker, finder, investment banker or other third party for so acting or of any basis for such a claim.

    4.27  Investment Representation. Fidelity (a) understands that neither the Merger Consideration nor the FNTS Share Exchange Consideration has been registered under the Securities Act, or under any state securities laws, and is being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (b) is acquiring the Merger Consideration and the FNTS Share Exchange Consideration solely for Fidelity's own account for investment purposes, and not with a view to the distribution thereof, (c) is a sophisticated investor with knowledge and experience in business and financial matters, (d) has received certain information concerning Vista and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Merger Consideration and the FNTS Share Exchange Consideration, (e) is able to bear the economic risk and lack of liquidity inherent in holding the Merger Consideration and the FNTS Share Exchange Consideration; and (f) is an "accredited investor" as that term is defined under Regulation D promulgated under the Securities Act.

    4.28  Proxy Statement. The information supplied by Fidelity for inclusion in the Vista Proxy Statement shall not, on the date the Vista Proxy Statement is first mailed to Vista's stockholders, at the time of the Vista Stockholders Meeting and at the Closing Date, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which it is made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Vista Stockholders Meeting which has become false or misleading. If at any time prior to the Closing Date any event or information should be discovered by Fidelity which should be set forth in an amendment or a supplement to the Vista Proxy Statement, Fidelity will promptly inform Vista. Notwithstanding the foregoing, Fidelity makes no representation, warranty or covenant with respect to any information supplied by Vista which is contained in any of the foregoing documents.

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    4.29  Accuracy of Representations and Warranties. No representation or warranty made in this Agreement by or on behalf of Fidelity or with respect to any Fidelity Subsidiary, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements so made, in light of the circumstances under which they are made, not misleading.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF VISTA

    As a material inducement to Fidelity and the Fidelity Subsidiaries to enter into this Agreement, Vista, after due inquiry and investigation, makes to Fidelity and the Fidelity Subsidiaries the following representations and warranties. Concurrently herewith, Vista is delivering to Fidelity a disclosure schedule for Vista (the "Vista Disclosure Schedule") and (i) all references in this Article 5 to a "Schedule" shall be deemed to be referring to a schedule contained within the Vista Disclosure Schedule, and (ii) any and all exceptions to any representation and warranty set forth in this Article 5 shall be set forth in the Vista Disclosure Schedule.

    5.1  Corporate Power; Organization. Vista is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all necessary corporate power and authority, including all necessary licenses and permits, to carry on its business as it is now being conducted, and to own or lease and operate its properties and assets. Vista is qualified to do business as a foreign corporation in any other state or foreign country where such qualification is required by the laws of such state or country, except where failure to so qualify would not have a Material Adverse Effect upon Vista. Complete, current and correct copies of Vista's Certificate of Incorporation, Bylaws (a true and complete copy of which is attached hereto as Exhibit E) and all other corporate records, including minutes and board and stockholder actions, have been delivered to Fidelity, and no changes have been made thereto since the date of delivery.

    5.2  Subsidiaries. Except as set forth in Schedule 5.2, Vista does not own or control, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, limited liability company, joint venture, business organization, trust or other entity.

    5.3  Capital Structure. The authorized capital stock of Vista, and the shares thereof which are issued and outstanding, is as set forth in Schedule 5.3. Prior to the date hereof, the holders of all shares of Vista Preferred Stock have agreed to convert or exchange their shares of Vista Preferred Stock prior to the Effective Time for Vista Common Stock in the manner set forth on Schedule 5.3. Except as set forth in Vista's Certificate of Incorporation, all of the outstanding shares are equal in their rights, preferences and privileges, were duly and validly issued and are fully paid and non-assessable. There are no outstanding options, warrants, convertible debt or securities, calls, agreements, arrangements, commitments, understandings or other rights, with respect to either the authorized and unissued or outstanding shares of capital stock, or the sale, transfer or issuance thereof, except as otherwise set forth in Schedule 5.3.

    5.4  Authorization, Approvals and Consents. The execution, delivery and performance of this Agreement by Vista, and the consummation by Vista of the transactions contemplated hereby, are within the corporate powers of Vista and have been duly authorized by all necessary corporate action. Assuming that this Agreement constitutes the legal, valid and binding obligation of Fidelity and Chicago Title, this Agreement constitutes a valid and binding agreement of Vista, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws, now or hereafter in effect, relating to or affecting creditors' rights and remedies and to general principles of equity. No Consents by, or filing with, any Governmental Entity or any other third party is required in connection with the execution and delivery by Vista of this Agreement, or the consummation of the transactions contemplated hereby, except for (i) compliance with any applicable

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requirements of the HSR Act, (ii) compliance with any applicable requirements of the Securities Act and the Exchange Act, (iii) compliance with any applicable requirements under any applicable state securities or "blue sky" laws, (iv) as set forth in Schedule 5.4 or otherwise provided for within this Agreement, and (v) such other Consents which, if not obtained or made, would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on Vista.

    5.5  No Violations. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any provision of the Certificate of Incorporation or Bylaws of Vista, (ii) violate, or be in conflict with, or constitute a default (or other event which, with the giving of notice or lapse of time or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any lease, license, promissory note, credit agreement, contract, mortgage, deed of trust or other instrument, agreement, or document to which Vista is a party or by which Vista or any of its properties or assets may be bound, or (iii) violate any Order of any Governmental Entity applicable to Vista or any of its respective properties or assets.

    5.6  Tax Matters. Except as set forth in Schedule 5.6:

     5.6.1 (i) Vista has timely filed all Tax Returns that it was required to file; (ii) all such Tax Returns were correct and complete in all material respects; (iii) all Taxes owed by Vista (whether or not shown on any Tax Return) have been paid; (iv) all Taxes which may be owed by Vista (whether or not shown on any Tax Return) and which may be payable between the date of this Agreement and the Effective Time will be timely paid in full; (v) Vista is not currently the beneficiary of any extension of time within which to file any Tax Return; (vi) no claim has ever been made by an authority in a jurisdiction where Vista does not file Tax Returns that it is or may be subject to taxation by that jurisdiction; and, there are no Encumbrances on any of the assets of Vista that arose in connection with any failure (or alleged failure) to pay any Tax;

     5.6.2 Vista has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owed to any employee, independent contractor, creditor, stockholder, or other third party;

     5.6.3 no officer (or employee responsible for Tax matters) of Vista expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of Vista either (i) claimed or raised by any authority in writing or (ii) as to which Vista has knowledge based upon personal contact with any agent of such authority. Schedule 5.6 lists all Tax Returns that have been audited, and indicates which of those Tax Returns that currently are the subject of audit. Vista has delivered to Fidelity correct and complete copies of all Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by Vista since 1997;

     5.6.4 Vista has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency;

     5.6.5 Vista has not filed a Consent under Code Section 341(f) concerning collapsible corporations;

     5.6.6 Vista has not made any payments, is not obligated to make any payments, nor is a party to any Contract that under any circumstances could obligate it to make any payments that will not be deductible under Code Section 280G;

     5.6.7 Vista has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii);

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     5.6.8 Vista has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662;

     5.6.9 Vista is not, and has not been, a party to any Tax allocation or sharing Contract;

    5.6.10 Vista has made no election under Treas. Reg. Section 1.1502-20(g)(1);

    5.6.11 Vista (i) has not been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was Vista) or (ii) has no liability for the Taxes of any Person (other than Vista) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise; and

    5.6.12 the unpaid Taxes of Vista (i) did not, as of the date of the Vista Financial Statements, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Vista Financial Statements (rather than in any notes thereto) and (ii) do not exceed that reserve as adjusted for the passage of time through the Effective Time in accordance with the past custom and practice of Vista in filing the Vista Tax Returns.

    5.7  SEC Reports; Financial Statements; No Material Undisclosed Liabilities; Nasdaq Listing.

     5.7.1 Vista has filed, and made available to Fidelity, the Vista SEC Reports. As of the respective dates they were filed, (i) the Vista SEC Reports were prepared, and all forms, reports and documents filed with the SEC after the date of this Agreement and prior to the Closing Date will be prepared, in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) none of the Vista SEC Reports contained, nor will any forms, reports and documents filed after the date of this Agreement and prior to the Closing Date contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except to the extent superceded by Vista SEC Reports filed subsequently and prior to the date hereof.

     5.7.2 True, correct and complete copies of the Vista Financial Statements have been delivered to Fidelity, and no changes have been made thereto since the date of delivery. Except for immaterial amounts not exceeding $50,000 in the aggregate, or as set forth on Schedule 5.7, the Vista Financial Statements, (i) present fairly and accurately the financial position of Vista for the periods then ended, (ii) were prepared in accordance with GAAP consistently applied, (iii) reflect that Vista has set aside adequate reserves for all Taxes, federal, state, local, foreign or otherwise, with respect to the period then ended and all prior periods, and with respect to receivables, for all reasonably anticipated uncollectible amounts, losses and costs and expenses in excess of expected receipts, and (iv) correctly account for all acquisitions by Vista that were accounted for as pooling transactions. Vista does not have any liabilities of any kind whatsoever, whether accrued, contingent, absolute or otherwise, other than (i) as set forth in the Vista Financial Statements, (ii) as incurred in the Ordinary Course of Business subsequent to December 31, 2000 and which would not have a Material Adverse Effect on Vista, or (iii) as set forth in Schedule 5.7.

     5.7.3 Except as set forth on Schedule 5.7, (i) Vista Common Stock is listed and traded on the Nasdaq Stock Market's National Market System (the "Nasdaq NMS") and Vista is in full compliance with all applicable listing and maintenance requirements of the Nasdaq NMS; (ii) since January 1, 1998, Vista has not received any notification of de-listing or any other proceedings or investigations by the Nasdaq NMS and there exists no reasonable basis for any such proceeding or investigation; and (iii) Vista has delivered to Fidelity true, correct and complete copies of all correspondence between Vista and the Nasdaq NMS since January 1, 1998.

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    5.8  Title to Properties. Vista has good, valid and marketable title to all of the properties and assets which it purports to own (personal and mixed, tangible and intangible), including, without limitation, all the properties and assets set forth in the Vista Financial Statements and Schedules 5.9, 5.10, 5.12, 5.13. Except as set forth in the Vista Disclosure Schedules, all such properties and assets are free and clear of all title defects or objections, liens, claims, charges, security interests or other Encumbrances of any kind or nature whatsoever except for (i) minor imperfections of title, none of which, individually or in the aggregate, materially detract from the value, or impair the use, of the property subject thereto or have a Material Adverse Effect upon the operations of Vista and (ii) liens for Taxes not yet due.

    5.9  Real Property. Except as otherwise disclosed in Schedule 5.9, Vista does not own any real property.

    5.10  Leases.  Schedule 5.10 contains a complete, current and correct list of all Vista Leases, which Vista Leases include month-to-month leases as identified on Schedule 5.10. Prior to the date hereof, Vista has delivered or made available to Fidelity complete, current and correct copies of the Vista Leases, and no changes have been made thereto since the date of delivery. Each of the Vista Leases is valid, binding and enforceable in accordance with its terms, there are no existing material defaults by Vista thereunder and no event has occurred which would constitute a default (or any event which, with the giving of notice or lapse of time or both, would constitute a default) thereunder by Vista.

    5.11  Zoning. Vista is presently in compliance with all laws, statutes, ordinances, rules, regulations and Orders relating to zoning and land use restrictions which are applicable to any portion of the premises which are the subject of any of the Leases except for violations that individually, or in the aggregate, will have no Material Adverse Effect on Vista.

    5.12  Fixed Assets. Vista has delivered to Fidelity a complete, current and correct list of all Vista Fixed Assets. The Vista Fixed Assets are in good operating condition and repair, are structurally sound, and are adequate for the uses to which they are being put. Except as set forth on Schedule 5.12, none of the Vista Fixed Assets is in need of replacement, maintenance or repairs, except for ordinary, routine replacement, maintenance and repairs which are not material in cost.

    5.13  Intangible Personal Property.  Schedule 5.13 contains a complete and accurate list of all (i) patented or registered Intellectual Property Rights owned or used by Vista or its subsidiaries (other than shrink-wrap or similar over-the-counter licenses), (ii) pending patent applications and applications for registrations of other Intellectual Property Rights filed by Vista or its subsidiaries, and (iii) unregistered trade names and corporate names owned or used by Vista or its subsidiaries. Schedule 5.13 also contains a complete and accurate list of all licenses and other rights granted by Vista or its subsidiaries to any third party with respect to any Intellectual Property Rights (other than licenses it grants to customers generally in connection with the sale of its products) and all licenses and other rights granted by any third party to Vista and its subsidiaries with respect to any Intellectual Property Rights (other than shrink-wrap or similar over-the-counter licenses), in each case identifying the subject Intellectual Property Rights. Vista or the indicated subsidiary owns all right, title and interest in and to all of the Intellectual Property Rights listed on Schedule 5.13, free and clear of all Encumbrances or claims of others. Vista owns all right, title and interest to, or has the right to use pursuant to a valid license, all Intellectual Property Rights necessary for the operation of the business of Vista as presently conducted and as presently proposed to be conducted, free and clear of all Encumbrances or claims of others. Vista has taken all necessary and desirable actions to maintain and protect the Intellectual Property Rights that it owns. To the best of Vista's knowledge, the owners of any Intellectual Property Rights licensed to Vista or its subsidiaries have taken all necessary and desirable actions to maintain and protect the Intellectual Property Rights that are subject to such licenses. There have been no claims made against Vista or its subsidiaries asserting the invalidity, misuse or unenforceability of any of such Intellectual Property Rights, and to the best of Vista's knowledge, there are no valid grounds

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for the same. Except as set forth in Schedule 5.13, Vista has not received any notices of, nor is aware of any facts which indicate a likelihood of, any infringement or misappropriation by, or conflict with, any third party with respect to such Intellectual Property Rights (including, without limitation, any demand or request that Vista license any rights from a third party). To the best of Vista's knowledge, the conduct of Vista's business has not infringed, misappropriated or conflicted with and does not infringe, misappropriate or conflict with any Intellectual Property Rights of others, nor would any future conduct as presently contemplated infringe, misappropriate or conflict with any Intellectual Property Rights of others. To the best of Vista's knowledge, the Intellectual Property Rights owned by or licensed to Vista or its subsidiaries have not been infringed, misappropriated or conflicted by others. The transactions contemplated by this Agreement shall have no adverse effect on Vista's right, title and interest in and to the Intellectual Property Rights listed on Schedule 5.13. To the best of Vista's knowledge, none of Vista's or its subsidiaries' employees are obligated under any Contract, or subject to any Order, that would interfere with the use of his or her best efforts to promote the interests of Vista or that would conflict with Vista's business as presently conducted and as presently proposed to be conducted. Neither the execution of this Agreement nor the transactions contemplated by this Agreement nor the carrying on of Vista's business by the employees of Vista or its subsidiaries, nor the conduct of Vista's business as presently proposed to be conducted, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument known to Vista under which any of such employees is now obligated. Vista does not believe it is or will be necessary to utilize any inventions of any of its or its subsidiaries' employees (or people it currently intends to hire) made prior to their employment by Vista or its subsidiaries, except for any inventions that have been assigned or licensed to Vista as of the date hereof.

    5.14  Licenses and Permits.  Schedule 5.14 contains a complete, current and correct list of all material Vista Licenses. Vista possesses all licenses necessary for the present conduct of its business, including, without limitation, any and all licenses issued by any Governmental Entity. Each of the Vista Licenses is in full force and effect, and there are no pending or threatened claims or proceedings challenging the validity of, or seeking to revoke or discontinue, any such licenses. None of the transactions contemplated by this Agreement nor any prior operations or history shall affect the validity of, or cause the revocation or discontinuation of any of the Vista Licenses. Prior to the date hereof, Vista shall make available to Fidelity at Fidelity's request, any Vista License, which such license shall be complete and current.

    5.15  Insurance. Vista has delivered to Fidelity a complete, current and correct, description of all existing policies of fire, liability, worker's compensation and all other forms of insurance maintained by Vista. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date hereof have been paid, and no notice of cancellation, termination or denial of coverage has been received with respect to any such policy. Such policies (i) are adequate for compliance with all requirements of law and of all agreements or instruments to which Vista is a party, or pursuant to which any of its properties or assets may be subject, (ii) are valid, outstanding and enforceable policies, (iii) provide adequate insurance coverage for the properties, assets and operations of Vista as presently conducted, (iv) will remain in full force and effect through the their respective dates of coverage, without the payment of additional premiums, and (v) will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. Schedule 5.15 describes all claims which are pending under such insurance policies or that have been paid to Vista since December 31, 2000. Since December 31, 2000, Vista has not been refused any insurance with respect to its properties, assets or operations, nor has its coverage been limited by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance.

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    5.16  Absence of Certain Changes. Except as set forth on Schedule 5.16 or as contemplated by this Agreement, since the date of the last balance sheet delivered pursuant to Section 5.7, there has not been:

    5.16.1 Any declaration or payment of dividends by Vista or any transfer of properties or assets of any kind whatsoever to any stockholders of Vista with respect to any of the Vista Shares;

    5.16.2 Any transaction by Vista not in the Ordinary Course of Business;

    5.16.3 Any material adverse change in the results of the operations, financial condition, business or prospects of Vista;

    5.16.4 Any Damage, destruction or loss, whether or not covered by insurance, which has had or may have a Material Adverse Effect on Vista;

    5.16.5 Any sale or transfer of any properties or assets or any cancellation of any debts or claims of Vista, except in the Ordinary Course of Business;

    5.16.6 Any mortgage, pledge or subjection to lien, charge or Encumbrance of any kind on Vista's properties or assets, or any occurrence of, assumption of, or taking any properties or assets subject to, any material liability;

    5.16.7 Any amendment, modification or termination of any material Contract to which Vista is a party or pursuant to which Vista's properties or assets may be bound;

    5.16.8 Any increase in, or commitment to increase, the compensation payable or to become payable to, any officer or director of Vista, its employees, or its Affiliates, or any commitment to make severance, bonus or special payments to any of the foregoing parties upon a change in ownership or management of Vista or upon termination of such parties;

    5.16.9 Any adoption by Vista of a plan or agreement or amendment to any plan or agreement providing any new or additional employee benefits;

   5.16.10 Any material alteration in the manner of keeping the books, accounts or records of Vista or in the manner of preparing the Vista Financial Statements, or in the accounting practices of Vista;

   5.16.11 Any material alteration in the operating policies and procedures of Vista; or

   5.16.12 To the best knowledge of Vista, the occurrence of any other event or the development of any other condition which has had or is reasonably likely to have a Material Adverse Effect on Vista.

    5.17  Compliance with Contracts.  Schedule 5.17 contains a complete, current and correct list of all material Vista Contracts. No event has occurred which would constitute a Breach (or any event which, with the giving of notice or lapse of time or both, would constitute a Breach) under any term or provision of any of the Vista Contracts, other than such Breaches as would not have a Material Adverse Effect. Each of the Vista Contracts is in full force and effect and is the legal, valid and binding obligation of Vista and, to Vista's knowledge, the other parties thereto, enforceable in accordance with its terms, and Vista has no knowledge of any intent by such other parties to terminate any of the Vista Contracts prior to their respective expiration dates. Vista is not a party to any Vista Contract that restricts it from carrying on its business or any part thereof, or from competing in any line of business with any person, corporation or entity. Prior to the date hereof, Vista has delivered to Fidelity a complete, current and correct copy of each of the material written Vista Contracts, as well as a written summary of each of the material oral Vista Contracts, including all amendments and modifications thereto.

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    5.18  Compliance with Laws. The business of Vista has been conducted in compliance with all applicable laws, statutes, ordinances, rules, regulations, Orders and other requirements of all Governmental Entities having jurisdiction over it, including, without limitation, all such laws, regulations, ordinances and requirements relating to environmental, antitrust, consumer protection, labor and employment, zoning and land use, immigration, health, occupational safety, pension and securities matters, except for violations that individually, or in the aggregate, will have no Material Adverse Effect on Vista. Vista has not received any notification of any asserted present or past failure of Vista to comply with such laws, statutes, ordinances, rules, regulations, orders or other requirements.

    5.19  Employees. Vista has provided to Fidelity a complete, current and correct list of all Vista employees, which includes the job position and compensation (including, without limitation, bonuses) payable to each such Vista employee. Except to the extent set forth in Schedule 5.19:

    5.19.1 Vista is in compliance with all laws, statutes, ordinances, rules, regulations, Orders and other requirements relating to the employment of labor, including, without limitation, Title VII of the federal Civil Rights Act of 1964, the federal Age Discrimination in Employment Act of 1967, the federal Employee Retirement Income Security Act of 1974, and any and all provisions thereof relating to wages, hours, collective bargaining and the payment of social security and similar Taxes, except where any noncompliance would not have a Material Adverse Effect on Vista;

    5.19.2 There is no pending or threatened charge, complaint, allegation, application or other process or claim pending or threatened against Vista before any Governmental Entity; and

    5.19.3 There is no labor dispute, strike, slowdown, work stoppage or other job action pending, threatened against or otherwise affecting Vista.

    5.20  Litigation. Except as set forth in Schedule 5.20:

    5.20.1 There is no pending or, to the best knowledge of Vista, Threatened Action before any Governmental Entity, or any private arbitration tribunal, against, relating to or affecting Vista or any director, officer, agent or employee of Vista in their capacity as such, or the assets, properties or business of Vista, or the transactions contemplated by this Agreement, nor is Vista aware of any facts or circumstances which could reasonably lead to or provide the basis for any such Threatened Action;

    5.20.2 There is not in effect any Order of any Governmental Entity enjoining, barring, suspending, prohibiting or otherwise limiting Vista, or any its officers, directors, employees or agents, from conducting or engaging in any aspect of its businesses, or requiring Vista, or any of its Representatives, to take certain actions with respect to any aspect of its businesses which could reasonably be anticipated to have a Material Adverse Effect on Vista; and

    5.20.3 Vista is not in violation of or in default under any Order of any Governmental Entity.

    5.21  Environmental Compliance. Except as disclosed in Schedule 5.21:

    5.21.1 Vista has obtained, and is in full compliance with, all permits, licenses or other authorizations which are required under any Hazardous Materials Laws (as defined below) for its business and operations;

    5.21.2 there are no past or present events, settlements, consent decrees, conditions, circumstances, activities, practices, incidents, actions or plans which may adversely impact, interfere with or prevent Vista's continued compliance with, Hazardous Materials Laws;

    5.21.3 no other person has discovered or caused, any discharge, emission, disposal or release of Hazardous Substances on any Vista Premises, or any occurrence or condition on any Vista Premises or in the vicinity of any Vista Premises, which could make such premises subject to

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  restrictions on the ownership, occupancy, transferability or use under any Hazardous Materials Laws;

    5.21.4 no Hazardous Substances have been disposed of at any location other than in compliance with Hazardous Materials Laws;

    5.21.5 No underground storage tanks or surface impoundments are now, nor ever have been, located on any Vista Premises; and

    5.21.6 No lien in favor of any Governmental Entity for Liability under or resulting from Hazardous Materials Laws, or damages arising from, or costs incurred by such Governmental Entity in response to, a release of Hazardous Substances, has ever been filed against any Vista Premises.

    5.22 Employee Benefit Plans.

    5.22.1 Schedule 5.22 contains a complete, current and correct list of all Vista Employee Plans sponsored or maintained, directly or indirectly, by Vista or by any other Common Control Entity. The Vista Financial Statements reflect, in the aggregate, an accrual of all amounts accrued but unpaid under the aforesaid Vista Employee Plans. Vista is not in default in performing any of its contractual obligations under any of the aforesaid Vista Employee Plans or any related trust agreement or insurance contract, and there are no material outstanding liabilities of any Vista Employee Plan, other than liabilities for benefits to be paid to participants or beneficiaries in the normal course. Prior to the date hereof, Vista has delivered to Fidelity a complete, current and correct copy of each of the Vista Employee Plans, as well as related trust agreements, annuity contracts or other funding instruments.

    5.22.2 Each Vista Employee Plan and each related trust agreement, annuity contract, or other funding instrument, complies currently, and has complied at all times in the past, both as to form and in operation, with the provisions of applicable federal law, including, to the extent applicable, without limitation, the Code, COBRA and ERISA.

    5.22.3 Neither Vista nor any related Common Control Entity has, at any time, withdrawn from a multiemployer plan in a "complete withdrawal" or a "partial withdrawal" as defined in Sections 4203 and 4205 of ERISA respectively.

    5.22.4 Neither Vista, any related Common Control Entity nor any plan fiduciary or administrator of any Vista Employee Plan (other than a multiemployer plan) has engaged in any transaction or acted or failed to act in a manner which could subject Vista to material liability for breach of fiduciary duty under ERISA or any other applicable law. Neither Vista nor any related Common Control Entity or any plan fiduciary or administrator of any Employee Plan (other than a multiemployer plan) has engaged in any prohibited transaction, as defined in Section 406 of ERISA and 4975 of the Code, which has not been exempted or corrected, and which could subject Vista to material liability or civil penalty assessed pursuant to Section 502(j) of ERISA or any Taxes imposed by Section 4975 of the Code.

    5.23  Banks.  Schedule 5.23 sets forth (i) the name and address of each bank, trust company, savings and loan association, thrift institution, credit union or other financial institution in which Vista maintains a checking or savings account or any safe deposit box, and the title and number of each such account, and all restrictions or limitations thereon, and (ii) the names of all persons authorized by Vista to draw thereon or to effect transactions in connection therewith, or to have access to any safe deposit box or vault.

    5.24  Brokers and Finders. Other than as set forth on Schedule 5.24 and except for accountants and attorneys acting as such (and not as brokers, finders or in other like capacity), all negotiations on behalf of Vista relating to this Agreement and the transactions contemplated hereby have been carried

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on directly by Vista without the intervention of any broker, finder, investment banker or other third party representing Vista. Except as set forth on Schedule 5.24, Vista has not engaged or authorized any broker, finder, investment banker or other third party to act on their behalf directly or indirectly, as a finder, investment banker or in any other like capacity in connection with this Agreement or the transactions contemplated hereby, nor has consented to or acquiesced in anyone so acting, nor knows of any claim for compensation from any such broker, finder, investment banker or other third party for so acting or of any basis for such a claim.

    5.25  Proxy Statement. The information supplied by Vista for inclusion in the Vista Proxy Statement shall not, on the date the Vista Proxy Statement is first mailed to Vista's stockholders, at the time of the Vista Stockholders Meeting and at the Closing Date, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which it is made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Vista Stockholders Meeting which has become false or misleading. If at any time prior to the Closing Date any event or information should be discovered by Vista which should be set forth in an amendment to the Vista Proxy Statement, Vista will promptly inform Fidelity. Notwithstanding the foregoing, Vista makes no representation, warranty or covenant with respect to any information supplied by Fidelity which is contained in any of the foregoing documents.

    5.26  Stockholder Rights Plan. Pursuant to that certain Rights Agreement dated May 24, 2000 by and between Vista and Norwest Shareowner Services, including any modifications or amendments thereto and any successor agreements (the "Rights Agreement") (i) Fidelity is not an Acquiring Person (as defined in the Rights Agreement) and (ii) this Agreement and the transactions contemplated hereby shall not give rise to a Distribution Date (as defined in the Rights Agreement) with respect to the Stock Purchase Rights (as defined in the Rights Agreement) created by the Rights Agreement.

    1.2  Quasi-California Corporation. The application of Section 2115 of the California General Corporation Code to Vista does not subject Vista to the chapters and sections of the California General Corporation Law set forth in clause (b) of said Section 2115.

    5.27  Accuracy of Representations and Warranties. No representation or warranty made in this Agreement by or on behalf of Vista, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements so made, in light of the circumstances under which they are made, not misleading.

ARTICLE 6

REPRESENTATIONS REGARDING EACH MERGER SUBSIDIARY

    As a material inducement to Fidelity to enter into this Agreement, Vista, after due inquiry and investigation, makes to Fidelity the following representations and warranties.

    6.1  Organization of Merger Subsidiaries. Each Merger Subsidiary shall be, upon formation and at the Closing, a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

    6.2  Authorization and Approvals. The applicable Plan of Merger will be, prior to the Closing, duly and validly authorized by all necessary corporate action of each Merger Subsidiary, and no further Consents by, or filing with, any Governmental Entity is required in connection with the execution and delivery by any Merger Subsidiary of this Agreement, or the consummation by any Merger Subsidiary of the transactions contemplated hereby.

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    6.3  No Violations. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any provision of the certificate of incorporation or the bylaws of any Merger Subsidiary or (ii) violate any Order applicable to any Merger Subsidiary.

    6.4  Equity. The share of capital stock of each Merger Subsidiary, when issued pursuant to this Agreement, shall be duly and validly issued, fully paid and nonassessable.

    6.5  Business Operations. No Merger Subsidiary shall have any business operations, debts, obligations, liabilities, commitments or Contracts, other than those provided for in this Agreement or incurred in connection with the transactions contemplated in this Agreement.

ARTICLE 7

COVENANTS AND AGREEMENTS OF FIDELITY AND VISTA

    Each of the Parties hereby agrees to the following:

    7.1  Delivery of Audited Fidelity Subsidiary Financial Statements; Vista Termination Option. No later than April 30, 2001, Fidelity shall deliver to Vista the Audited Fidelity Subsidiary Financial Statements. If (a) the financial condition of any Fidelity Subsidiary, as set forth in the Audited Fidelity Financial Statements, varies materially from the financial condition of the Fidelity Subsidiary as set forth in the Unaudited Fidelity Financial Statements in a manner adverse to Vista, and such variance is not a result of the resolution of the open accounting issues set forth on Exhibit F hereto, or (b) as a result of the resolution of the open accounting issues set forth on Exhibit F hereto, the consolidated EBITDA of the Fidelity Subsidiaries for fiscal 2000, as set forth in the Audited Fidelity Financial Statements, is at least Two Million Dollars ($2,000,000) less than the consolidated EBITDA of the Fidelity Subsidiaries for fiscal 2000 as set forth in the Unaudited Fidelity Financial Statements, then in either case, Vista may terminate this Agreement by delivering written notice of termination to Fidelity within three business days following the delivery of the Audited Fidelity Subsidiary Financial Statements (the "Vista Termination Option"). Thereafter, this Agreement may be terminated only in accordance with Article 9. The Vista Termination Option is in addition to Vista's other termination rights pursuant to Article 9. The exercise of the Vista Termination Option shall not obligate the payment of the Fidelity Termination Fee or the Vista Termination Fee. Notwithstanding any provision of this Agreement to the contrary, Vista's exercise of the Vista Termination Option shall be Vista's sole and exclusive remedy for any damages arising out of differences between the Unaudited Fidelity Subsidiary Financial Statements and the Audited Fidelity Subsidiary Financial Statements.

    7.2  Fidelity Interim Operations. Except as set forth on Schedule 7.2 to the Fidelity Disclosure Schedule or as otherwise expressly contemplated hereby, unless Vista shall have given Fidelity prior written authorization to act otherwise (which consent shall not be unreasonably withheld or delayed), from the date hereof until the Closing Date, Fidelity shall cause each of the Fidelity Subsidiaries to conduct their business in the Ordinary Course of Business and shall use commercially reasonable efforts to (i) preserve intact the present business organization of the Fidelity Subsidiaries, (ii) maintain in effect all material licenses, approvals and authorizations required of any Fidelity Subsidiary to carry on its business and (iii) preserve existing relationships with key employees, key agents, and material customers, lenders, suppliers and others having material business relationships with each Fidelity Subsidiary. Without limiting the generality of the foregoing, except as otherwise expressly contemplated by this Agreement (including the exhibits hereto), from the date hereof until the Closing Date, without the prior consent of Vista (which consent shall not be unreasonably withheld or delayed), Fidelity shall not, nor permit any of the Fidelity Subsidiaries to:

     7.2.1 amend such Fidelity Subsidiary's charter documents or by-laws;

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     7.2.2 take any action that would prevent or materially impair the ability of Fidelity to consummate the transactions contemplated by this Agreement, including actions that would be reasonably likely to prevent or materially impair the ability of Fidelity, Vista or any of their subsidiaries to obtain any Consent required to be obtained from any Governmental Entity prior to the Closing Date in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated herein;

     7.2.3 split, combine or reclassify any shares of capital stock of any of the Fidelity Subsidiaries or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the capital stock of any of the Fidelity Subsidiaries, or redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any of the securities of any of the Fidelity Subsidiaries;

     7.2.4 issue, deliver or sell, or authorize the issuance, delivery or sale of, any shares of any capital stock of any class of any of the Fidelity Subsidiaries, or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such capital stock of any of the Fidelity Subsidiaries or any such convertible securities of any of the Fidelity Subsidiaries;

     7.2.5 incur any capital expenditures on behalf of the Fidelity Subsidiaries or any obligations or liabilities in respect thereof, except for those (i) contemplated by the current capital expenditure budgets of such Fidelity Subsidiary, (ii) incurred in the Ordinary Course of Business of such Fidelity Subsidiary, or (iii) not otherwise described in clauses (i) and/or (ii) which are not in excess of $100,000 or which are approved by Vista;

     7.2.6 solely with respect to the Fidelity Subsidiaries, acquire (whether pursuant to merger, stock or asset purchase or otherwise) in one transaction or series of related transactions any assets of (other than assets acquired in the Ordinary Course of Business or in an aggregate amount not to exceed $500,000) or equity interests in any person without the prior written approval of Vista;

     7.2.7 sell, lease, encumber or otherwise dispose of any assets of any Fidelity Subsidiary, other than (i) in the Ordinary Course of Business of such Fidelity Subsidiary, (ii) equipment and property no longer used in the operation of such Fidelity Subsidiary's business, and (iii) sales or other dispositions of assets related to discontinued operations of such Fidelity Subsidiary; provided, however, that the Fidelity Subsidiaries shall not discontinue any material operations without the prior written consent of provided, however, that Vista shall not discontinue any material operations without the prior written consent of Vista;

     7.2.8 solely with respect to the Fidelity Subsidiaries, incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt or guarantee any debt securities of others, or request any advances in respect of, or make any drawdowns on any existing indebtedness, in excess of $100,000 in the aggregate;

     7.2.9 amend, modify or terminate any material Contract of any Fidelity Subsidiary or otherwise waive, release or assign any material rights, claims or benefits of any such Fidelity Subsidiary thereunder;

    7.2.10 (i) except in the Ordinary Course of Business, or as required by law or by an agreement existing on the date hereof and disclosed on the Fidelity Disclosure Schedule, increase the amount of compensation of any director or executive officer of a Fidelity Subsidiary (in such capacity) or make any increase in or commitment to increase any employee benefits offered by a Fidelity Subsidiary, (ii) except as required by law or by an agreement existing on the date hereof and disclosed on the Fidelity Disclosure Schedule, adopt any severance program or grant any material severance or termination pay to any director, officer or employee of any such Fidelity Subsidiary (in such capacity), (iii) adopt or implement any Fidelity Subsidiary employee retention program or other Fidelity Subsidiary incentive arrangement not in existence on the date hereof, (iv) adopt any

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  additional Fidelity Subsidiary employee benefit plan or, except in the Ordinary Course of Business, make any material contribution to any such existing plan, or (v) except as may be required by law or pursuant to any agreement existing on the date hereof, amend in any material respect any employee incentive or compensation plan of any such Fidelity Subsidiary;

    7.2.11 change any Fidelity Subsidiary's (x) methods of accounting in effect as of December 31, 2000, except as required by changes in GAAP or by Regulation S-X of the Exchange Act, as concurred in by its independent public accountants or (y) fiscal year;

    7.2.12 solely with respect to the Fidelity Subsidiaries, and other than in the Ordinary Course of Business, make any Tax election or enter into any settlement or compromise of any Tax liability that in either case is material to the business of the Fidelity Subsidiaries taken as a whole;

    7.2.13 pay, discharge, settle or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) of any Fidelity Subsidiary, other than (x) for an amount of $100,000 or less, (y) an insurance claim arising in the Ordinary Course of Business, and (z) ordinary course repayment of indebtedness or payment of contractual obligations when due;

    7.2.14 take any action that would cause any of its representations and warranties herein to become untrue in any material respect; or

    7.2.15 agree, resolve or otherwise commit to do any of the foregoing.

    7.3  Vista Interim Operations. Except as set forth on Schedule 7.2 to the Vista Disclosure Schedule or as otherwise expressly contemplated hereby, unless Fidelity shall have given Vista prior written authorization to act otherwise (which authorization shall not be unreasonably withheld or delayed), from the date hereof until the Closing Date, Vista shall conduct its business in all material respects in the Ordinary Course of Business and shall use commercially reasonable efforts to (i) preserve intact its present business organization, (ii) maintain in effect all material licenses, approvals and authorizations required of it to carry on its business and (iii) preserve existing relationships with its key employees, its key agents, and its material customers, lenders, suppliers and others having material business relationships with it. Without limiting the generality of the foregoing, except as otherwise expressly contemplated by this Agreement (including the exhibits hereto), from the date hereof until the Closing Date, without the prior consent of Fidelity (which consent shall not be unreasonably withheld or delayed), Vista shall not:

     7.3.1 amend its Certificate of Incorporation or Bylaws, except as contemplated by the provisions of this Agreement;

     7.3.2 take any action that would prevent or materially impair the ability of Vista to consummate the transactions contemplated by this Agreement, including actions that would be reasonably likely to prevent or materially impair the ability of Vista, Fidelity or any of Fidelity's subsidiaries to obtain any Consent required to be obtained from any Governmental Entity prior to the Closing Date in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated herein;

     7.3.3 take any action or fail to take any action that would be reasonably likely to cause Vista to be in material noncompliance with the requirements of the Securities Act or the Exchange Act;

     7.3.4 split, combine or reclassify any shares of capital stock of Vista (except as contemplated by the Vista Amended Charter), or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any capital stock of Vista;

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     7.3.5 except for the conversion of exercise of currently existing convertible Vista securities, issue, deliver or sell, or authorize the issuance, delivery or sale of, any shares of any capital stock of any class of Vista, or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such capital stock of Vista; provided, however, that, Vista may, with concurrent written notice to Fidelity and subject to Section 3.1(c), make matching contributions of Vista Common Stock to its employees under Vista's existing 401(k) plan in a manner consistent with past practice;

     7.3.6 incur any capital expenditures or any obligations or liabilities in respect thereof, except for those (i) contemplated by the current capital expenditure budget of Vista, (ii) incurred in the Ordinary Course of Business by Vista, or (iii) not otherwise described in clauses (i) and/or (ii) which are not in excess of $100,000 or which are approved by Fidelity;

     7.3.7 acquire (whether pursuant to merger, stock or asset purchase or otherwise) in one transaction or series of related transactions, any assets of (other than assets acquired in the Ordinary Course of Business or in an aggregate amount not to exceed $100,000) or equity interests in any Person without the prior written approval of Fidelity;

     7.3.8 sell, lease, encumber or otherwise dispose of any assets, other than (i) in the Ordinary Course of Business of Vista, (ii) equipment and property no longer used in the operation of Vista's business, and (iii) sales or other dispositions of assets related to discontinued operations of Vista; provided, however, that Vista shall not discontinue any material operations without the prior written consent of Fidelity;

     7.3.9 except as contemplated by the Bridge Loan Agreement, incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt or guarantee any debt securities of others;

    7.3.10 amend, modify or terminate any material Contract of Vista or otherwise waive, release or assign any material rights, claims or benefits of Vista thereunder;

    7.3.11 (i) except in the Ordinary Course of Business, or as required by law or by an agreement existing on the date hereof and disclosed on the Vista Disclosure Schedule, increase the amount of compensation of any director or executive officer or make any increase in or commitment to increase any employee benefits, (ii) except as required by law or by an agreement existing on the date hereof and disclosed on the Vista Disclosure Schedule, adopt any severance program or grant any material severance or termination pay to any director, officer or employee of Vista, (iii) adopt or implement any employee retention program or other incentive arrangement not in existence on the date hereof, (iv) adopt any additional employee benefit plan or, except in the Ordinary Course of Business, make any material contribution to any such existing plan, or (v) except as may be required by law or pursuant to any agreement existing on the date hereof, amend in any material respect any employee incentive or compensation plan of Vista;

    7.3.12 change Vista's (x) methods of accounting in effect as of December 31, 2000, except as required by changes in GAAP or by Regulation S-X of the Exchange Act, as concurred in by its independent public accountants or (y) fiscal year;

    7.3.13 other than in the Ordinary Course of Business, make any Tax election or enter into any settlement or compromise of any Tax liability that in either case is material to the business of Vista taken as a whole;

    7.3.14 pay, discharge, settle or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) other than (x) for an amount of $50,000 or less, (y) an insurance claim arising in the Ordinary Course of Business, and (z) ordinary course repayment of indebtedness or payment of contractual obligations when due;

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    7.3.15 take any action that would cause any of its representations and warranties herein to become untrue in any material respect; or

    7.3.16 agree, resolve or otherwise commit to do any of the foregoing.

    7.4  No Solicitation of Transactions. Vista will not, on or prior to the Closing Date, and will instruct its Representatives not to, directly or indirectly, solicit, initiate or knowingly encourage (including by way of furnishing nonpublic information), or take any other action knowingly to facilitate, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) that constitutes, or may reasonably be expected to lead to, any Competing Transaction, or enter into, maintain or continue discussions or negotiate with any Person in furtherance of such inquiries or to obtain a Competing Transaction, or authorize or permit any of the officers, directors or employees of Vista, or any Representative retained by Vista, to take any such action. Vista shall notify Fidelity promptly if any proposal or offer, or any inquiry or contact with any person with respect thereto, regarding a Competing Transaction is made. Vista immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to a Competing Transaction. Notwithstanding the foregoing, the Board of Directors of Vista shall not be prohibited from furnishing information to, or entering into discussions or negotiations with, any Person in connection with an unsolicited proposal by such Person for a Competing Transaction if, and only to the extent that, (i) the Vista Board of Directors, after consultation with outside legal counsel (which may include its regularly engaged outside legal counsel), determines in good faith that such action is required for the Vista Board of Directors to comply with its fiduciary duties and (ii) prior to furnishing such information to, or entering into discussions or negotiations with, such Person, Vista obtains from such Person an executed confidentiality agreement on terms no less favorable to Vista than those contained herein. Vista agrees to promptly notify Fidelity of the commencement of any significant discussions or negotiations relating to a proposed Competing Transaction.

    7.5  Confidentiality.

     7.5.1 Confidentiality. In consideration for the provision of and the granting of access to the Confidential Information, each Party agrees that such Party and its Representatives (i) will not disclose any Confidential Information of the other Party in any manner whatsoever (except as required by applicable law, regulation or legal process, and only after compliance with Section 7.6(b) below), without the prior written consent of the other Party, and (ii) will not use any Confidential Information other than in connection with its evaluation of the transactions contemplated by this Agreement; provided, however, that the receiving Party may reveal the Confidential Information to its Representatives (a) who need to know the Confidential Information for the purpose of evaluating such transactions, (b) who are informed of the confidential nature of the Confidential Information and (c) who agree to act in accordance with the terms of this Agreement. Each Party agrees to use its Best Efforts to cause its Representatives to observe the terms of this Agreement, and will be responsible for any Breach of this Agreement by any of its Representatives.

     7.5.2 Required Disclosures. In the event that any Party or its Representatives is requested pursuant to, or required by, applicable law, regulation or legal process to disclose any of the Confidential Information, it will promptly, and in any event prior to making any such disclosure, notify the other Party of such request or requirement and the documents or Confidential Information requested, so that the other Party may seek a protective order or other appropriate remedy prior to the making of any such disclosure or, in the sole discretion of each such other Party, waive compliance with the terms of this Agreement. In the event that no such protective order or other remedy is obtained, or that the disclosing Party waives compliance with the terms of this Agreement, the receiving Party will furnish only that portion of the Confidential Information which it is advised by its counsel is legally required and will exercise all reasonable efforts to

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  obtain reliable assurance that confidential treatment will be accorded the Confidential Information to the extent possible.

     7.5.3 Return of Confidential Information. If any Party determines not to proceed with the transactions contemplated by this Agreement, it will promptly inform the other Party of that decision and, in that case, and at any time upon the request of any Party, each Party, will either (i) promptly destroy all Confidential Information of the other Party in its or its Representatives' possession and confirm such destruction to the other Party in writing, or (ii) promptly deliver to the other Party at its expense all Confidential Information of the other Party in its or its Representatives' possession. In such event, the receiving Party will not retain any copies, exhibits, notes, memoranda or other writings prepared by the receiving Party or its Representatives based on the Confidential Information of the other Party; provided, however, that independent legal counsel may retain one copy of such Confidential Information for archival and associated purposes only. Any oral Confidential Information will continue to be subject to the terms of this Agreement.

    7.6  Preparation of Proxy Statement; State Securities Laws.  As promptly as practicable and no later than 15 business days after the receipt of information required to be obtained from Fidelity with respect to Fidelity and the Fidelity Subsidiaries, Vista shall prepare and file the Vista Proxy Statement with the SEC. Fidelity and Vista shall use all commercially reasonable efforts, after consultation with Fidelity, to respond to any comments made by the SEC with respect to the Vista Proxy Statement, and as promptly as practicable after satisfying applicable SEC rules and regulations, cause the Vista Proxy Statement to be mailed to the Vista stockholders. The Vista Proxy Statement will, when prepared pursuant to this Section and mailed to Vista's stockholders, comply in all material respect with the applicable requirements of the Securities Act and the Exchange Act. Each of Fidelity and Vista shall indemnify and hold harmless the others from any obligations, claims or liabilities arising from any statement supplied by such party for inclusion in the Vista Proxy Statement/Prospectus which, at the time such statement was made, is false or misleading with respect to any material fact, or omits to state any material fact necessary in order to make the statement, in light of the circumstances under which it was made, not false or misleading. The Vista Proxy Statement shall include the Vista Recommendation; provided, however, that no director or officer of Vista will be required to make such affirmative recommendation if, after consultation with outside legal counsel (which may include Vista's regularly engaged outside legal counsel), it would constitute a violation of any fiduciary duty or other requirement imposed by law. The Vista Proxy Statement shall be reviewed and approved by Fidelity and Fidelity's counsel prior to the mailing of such Vista Proxy Statement to the Vista stockholders. Unless required by applicable law, no amendment or supplement to the Vista Proxy Statement shall be filed with the Commission without the approval of Fidelity, which approval shall not be unreasonably withheld. Vista shall promptly advise Fidelity of any request by the SEC for amendment of the Vista Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information. Vista shall take all actions required to be taken under any applicable federal or state securities laws to permit the issuance of the Merger Consideration and the FNTS Share Exchange Consideration.

    7.7  Best Efforts. Subject to the terms and conditions hereof, each Party will use Best Efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement as promptly as practicable after the date hereof, including (i) preparing and filing as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings and other documents and to obtain as promptly as practicable all Third Party Consents and all Consents necessary or advisable to be obtained from any Governmental Entity in order to consummate the transactions contemplated by this Agreement, (ii) taking all reasonable steps as may be necessary to obtain all such Third Party Consents and Consents of Governmental Entities, and (iii) defending any Actions challenging this Agreement or the transactions contemplated hereby, including seeking to have

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any stay or temporary restraining order entered by any Governmental Entity vacated or reversed. Nothing in this Section shall require any of the Parties to sell, hold separate or otherwise dispose of or conduct their business in a specified manner, or agree to sell, hold separate or otherwise dispose of or conduct their business in a specified manner, whether as a condition to obtaining any approval from a Governmental Entity or any other person or for any other reason, if such sale, holding separate or other disposition or the conduct of their business in a specified manner would reasonably be expected to have a Material Adverse Effect on such Party or any subsidiary of such Party. Nothing in this Section shall be deemed to require any director or officer of a Party to take or omit to take any action if, after consultation with outside legal counsel (which may include the Party's regularly engaged outside legal counsel), it would constitute a violation of any fiduciary duty or other requirement imposed by law.

    7.8  Public Announcements. The Parties shall consult with each other before issuing, and provide each other a reasonable opportunity to review and comment upon, any press release or public statement with respect to this Agreement and the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange or the Nasdaq NMS, will not issue any such press release or make any such public statement prior to such consultation.

    7.9  Access to Information; Notification of Certain Matters.

     7.9.1 From the date hereof until the Closing Date and subject to applicable law, each of Fidelity, the Fidelity Subsidiaries and Vista shall (i) give to the other Party and its Representatives, reasonable access to the offices, properties, books and records of such Party, (ii) furnish or make available to the other Party and its Representatives such financial and operating data and other information as such Party may reasonably request, and (iii) instruct their employees and Representatives to cooperate with the reasonable requests of the other Party in their investigation. Any investigation pursuant to this Section 7.9(a) shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the other Party. All such information shall be governed by the provisions of Section 7.5 herein. No information or knowledge obtained in any investigation pursuant to this Section 7.9(a) shall affect or be deemed to modify any representation or warranty made by any Party hereunder.

     7.9.2 Each Party hereto shall give notice to each other Party hereto, as promptly as practicable after the event giving rise to the requirement of such notice, of:

     7.9.2.1 any communication received by such Party from, or given by such Party to, any Governmental Entity in connection with any of the transactions contemplated hereby;

     7.9.2.2 any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement;

     7.9.2.3 any Actions commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting such Party or any of its subsidiaries that, if pending on the date of this Agreement, would have been required to have been disclosed, or that relate to the consummation of the transactions contemplated by this Agreement; provided, however, that the delivery of any notice pursuant to this Section 7.9 shall not limit or otherwise affect the remedies available hereunder to the Party receiving such notice; and

     7.9.2.4 with respect to Vista, the receipt of any demand by a Vista stockholder to exercise such stockholders' appraisal, dissenters' or similar rights under applicable law.

    7.10  SEC Filings; Compliance. Fidelity and Vista shall each cause the forms, reports, schedules, statements and other documents required to be filed by it with the SEC pursuant to Section 13(a) or

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15(d) of the Exchange Act between the date of this Agreement and the Effective Time to be prepared in all material respects with all applicable requirements of the Securities Act and the Exchange Act, as applicable, and such reports will not at the time they are filed contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

    7.11  Stockholder Meeting. Vista shall cause the Vista Stockholders Meeting to be duly called and held for the purpose of obtaining the Vista Stockholder Approval as soon as reasonably practicable after the execution of this Agreement. Vista's Board of Directors shall recommend the approval and adoption by its stockholders of the Mergers, the FNTS Share Exchange, the Vista Amended Charter, the issuance of the Merger Consideration and the FNTS Share Exchange Consideration and the election, effective as of the Effective Time, of the New Directors (the "Vista Recommendation"), and, subject to Section 7.4, Vista shall use its Best Efforts to solicit and obtain the Vista Stockholder Approval.

    7.12  Tax Matters.

    7.12.1 Prior to and following the Effective Time, Vista and each Merger Subsidiary shall use their respective Best Efforts to cause the Mergers and the FNTS Share Exchange to be treated as reorganizations within the meaning of Section 368(a) or (b) of the Code, as applicable. Neither Vista nor any Merger Subsidiary has taken or will take prior to, in connection with or following the Mergers or FNTS Share Exchange as set forth herein, any action that would disqualify such transactions as reorganizations under Section 368(a) or (b) of the Code, as applicable, and agrees to treat the Mergers and the FNTS Share Exchange consistent therewith, including, but not limited to, complying with Treas. Reg. Section 1.368-3.

    7.12.2 Neither Vista nor Fidelity shall fail to inform the other of any fact or circumstance of which it becomes aware that could reasonably be expected to prevent the Mergers or the FNTS Share Exchange from qualifying as reorganizations within the meaning of Section 368(a) or (b) of the Code, as applicable.

      (a) Fidelity will provide a Schedule 7.12 within sixty (60) days of the date of this Agreement setting forth the following information with respect to each of the Fidelity Subsidiaries as of the most recent practicable date (as well as on an estimated pro forma basis as of the Closing giving effect to the consummation of the transactions contemplated hereby): (i) the basis of each of the Fidelity Subsidiaries in their assets; (ii) the basis of the stockholder(s) of the applicable Fidelity Subsidiary in its stock determined in accordance with Treas. Reg. Section 1.1502-32; (iii) the amount of any basis of the stockholder(s) of the applicable Fidelity Subsidiary in its stock attributable to any "extraordinary gain disposition" or "duplicated loss" as defined in Treas. Reg. Section 1.1502-20; (iv) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign Tax, or excess charitable contribution allocable to such Fidelity Subsidiary; and (v) the amount of any deferred gain or loss allocable to such Fidelity Subsidiary arising out of any Deferred Intercompany Transaction and the amount of any undistributed earnings and profits of the Fidelity Subsidiaries immediately prior to Closing as defined under Treas. Reg. Section 1.1502.33.

     7.13 Employee Benefits.

      7.13.1 Fidelity and Vista hereby agree that, to the fullest extent permitted under applicable law, as soon as practicable following the Effective Time, Vista shall provide such group employee benefits for the employees of Vista, FNTS and the Surviving Corporations as are generally provided to the employees, as a group, of the Fidelity Subsidiaries.

      7.13.2 Vista agrees to use its Best Efforts (i) to cause employees of Vista or the Fidelity Subsidiaries to continue their employment as employees of Vista, FNTS or the Surviving

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    Corporations, as applicable, (ii) to implement written employee retention programs as mutually agreed upon between Fidelity and Vista and (iii) to cooperate with Fidelity to facilitate such retention of employees.

     7.14 Bridge Loan. Upon the execution of this Agreement, Fidelity and Vista shall enter into a loan agreement (the "Bridge Loan Agreement"), pursuant to which Fidelity will loan Vista up to $5,000,000.

     7.15 Voting Agreements. Concurrently with the execution of this Agreement, Fidelity, each Vista director holding shares of Vista Common Stock or Vista Preferred Stock, and each Affiliate of any director (to the extent such Affiliate holds shares of Vista Common Stock or Vista Preferred Stock), shall execute and deliver a Voting Agreement and irrevocable proxy substantially in the form attached hereto as Exhibit G (a "Voting Agreement"), pursuant to which they shall agree, subject to the terms and conditions of the Voting Agreement, to vote all the shares of capital stock of Vista held by them or by the entities they represent in favor of the Vista Recommendation. There shall be no amendments or modifications to the Voting Agreement without the prior written consent of Fidelity.

     7.16 Lock-up Agreements. At or before the Closing, each Vista director holding shares of Vista Common Stock or Vista Preferred Stock, and each Affiliate of any director (to the extent such Affiliate holds shares of Vista Common Stock or Vista Preferred Stock) shall execute and deliver a lock-up agreement substantially in the form attached hereto as Exhibit H (a "Lock-Up Agreement"), pursuant to which such entities shall agree that, so long as such directors or Affiliates continue to serve, or have a representative on, Vista's Board of Directors, and if requested by Vista in connection with the first public offering of Vista securities following the Effective Time (excluding offerings pursuant to Registration Statements on Form S-8 of Form S-4 or the like or offerings of any kind occurring more than three years after the Effective Time), they will not sell their Vista Common Stock in competition with such offering.

     7.17 Directors and Officers. The members of the Board of Directors who shall not continue as directors of Vista, as set forth in the Vista Proxy Statement, and each Merger Subsidiary shall deliver their respective resignations from such positions to Vista on or prior to the Effective Time. The remaining members of the Board of Directors of Vista shall at the Effective Time fill the vacancies created by such resignations by electing the New Directors.

     7.18 State Takeover Laws; Certificate of Incorporation. Vista shall not take any action that would cause the transactions contemplated by this Agreement to be subject to any applicable state takeover statute and Vista shall take all necessary steps to except or exempt (or ensure the continued exemption of) the transactions contemplated by this Agreement from (a) any applicable state takeover law, as now or hereafter in effect, including Section 203 of the DGCL, (b) any applicable takeover provisions in Vista's Certificate of Incorporation or Bylaws.

     7.19 Consents. Each of the Parties will use their respective Best Efforts to obtain as promptly as practicable all Third Party Consents, Consents of Governmental Entities and Orders required in connection with, and waivers of, any Breaches that may be caused by the consummation of the transaction contemplated by this Agreement, including without limitation the expiration of any applicable waiting period under the HSR Act.

     7.20 HSR Act. Each of the Parties will file (and each will cause their Affiliates to file, if necessary) any Notification and Report Forms and related materials that may be required to be filed with the Federal Trade Commission and the Antitrust Division of the United States Justice Department under the HSR Act (and will use their respective Best Efforts to obtain (and will cause their respective Affiliates to use their Best Efforts to obtain, if necessary) an early termination of the applicable waiting period, and will make (and will cause their respective

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  Affiliates to make, if necessary) any further filings pursuant thereto that may be necessary, proper or advisable in connection therewith.

     7.21 Stockholder Rights Plan. The Board of Directors of Vista shall take all actions necessary (i) to prevent Fidelity from being deemed an Acquiring Person (as defined in the Rights Agreement) pursuant to the Rights Agreement, (ii) to prevent this Agreement and the transactions contemplated hereby from giving rise to a Distribution Date (as defined in the Rights Agreement) with respect to the Stock Purchase Rights (as defined in the Rights Agreement) created by the Rights Agreement, and (iii) to cause the Rights Agreement to terminate and be of no further force and effect, and to cause the rights granted to Vista's stockholders pursuant to the Rights Agreement to become null and void, as of the Effective Time. Such actions shall include the adoption a resolution of the Board of Directors to such effect.

     7.22 Exchange of Preferred Stock. On or prior to the Closing Date, the holders of all of the issued and outstanding shares of Vista's Preferred Stock shall surrender such shares to Vista, in exchange for which Vista shall issue to such holders an aggregate of 10,000,000 shares of Vista Common Stock (which number of shares is prior to the effective filing of the Vista Amended Charter), subject to adjustment as provided in the Conversion Agreement; provided, however, in the event such adjustments result in the issuance to such holders of more than 10,000,000 shares of Vista Common Stock (which number of shares is prior to the effective filing of the Vista Amended Charter), adjustments to the Merger Consideration and the FNTS Share Exchange Consideration shall be made in accordance with Section 3.1(c) hereof.

     7.23 Vista Amended Charter and Bylaws. On or prior to the Closing Date, Vista shall, subject to obtaining the Vista Stockholder Approval, file with the Secretary of State for the State of Delaware the Vista Amended Charter and, as of the Effective Time, Vista's Bylaws in effect shall be the Bylaws attached hereto as Exhibit E.

     7.24 Directors and Officers Insurance. On or prior to the Closing Date, Fidelity shall select a directors and officers insurance provider and policy, which provider and policy shall be subject to the approval of Vista (such approval not to be unreasonably withheld), for the benefit of the officers and directors of Vista, which policy shall, inter alia, provide coverage to the directors and officers of Vista resigning as contemplated herein for a minimum period of six years.

     7.25 NASDAQ. The Parties shall cooperate and use their Best Efforts (a) to maintain the listing and trading of the Vista Common Stock on the NASDAQ NMS; or (b) in the event the Vista Common Stock is suspended from trading or de-listed by NASDAQ despite such cooperation and Best Efforts, to cause Vista to have good relations with, and be eligible for listing on, the NASDAQ NMS following the Effective Time; provided, however, that nothing in this Section shall be deemed to require Fidelity to make or cause to be made any financial contribution to Vista or NASDAQ.

     7.26 Further Assurances. The Parties shall deliver any and all other instruments or documents required to be delivered pursuant to, or necessary or proper in order to give effect to, all of the terms and provisions of this Agreement including, all necessary stock powers and such other instruments of transfer as may be necessary or desirable to transfer ownership.

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ARTICLE 8

CONDITIONS TO CLOSING

    8.1  Conditions to the Obligations of Each Party.  The obligations of each of Fidelity, Chicago Title and Vista to consummate the transactions contemplated to be performed by it hereunder are subject to the satisfaction as of the Closing Date of the following:

     8.1.1 Consents. (i) All Consents by Governmental Entities that are required for the consummation of the transactions contemplated hereby or the other agreements contemplated by this Agreement, shall have been obtained; provided, however, that no Governmental Entities shall impose any condition to a Consent that any Party in its reasonable judgment deems materially adverse to Fidelity and the transactions contemplated by this Agreement, and (ii) the Third Party Consents listed on Exhibit B hereto will have been obtained on terms and conditions reasonably satisfactory to the party seeking such consent.

     8.1.2 Stockholder Approval. This Agreement shall have been duly approved by the requisite number of shares of each class of capital stock of Vista and of the Fidelity Subsidiaries.

     8.1.3 Injunctions and Proceedings.

     8.1.3.1 No Governmental Entity of competent authority or jurisdiction shall have issued any Order, or taken any other action, that is in effect and restrains, enjoins or otherwise prohibits the consummation of the Mergers.

     8.1.3.2 No Action before any Governmental Entity shall have been instituted and be pending or threatened to restrain or prohibit any of the transactions contemplated hereby.

    8.2  Conditions to the Obligations of Fidelity and Chicago Title.  The obligations of each of Fidelity and Chicago Title to consummate the transactions contemplated to be performed by it hereunder are subject to the satisfaction as of the Closing Date of the following conditions. Any conditions to closing specified in this Section 8.2 may be waived by Fidelity in its sole discretion:

     8.2.1 Representations and Warranties True. Each of the representations and warranties of Vista contained herein or in any certificate or document delivered by Vista pursuant to the provisions hereof shall be true and correct in all material respects (except for such representations and warranties qualified by materiality, which shall be true and correct in all respects) on and as of the Effective Time with the same force and effect as though made at and as of such time, except for representations and warranties which by their terms speak only as of an earlier date; provided, however, that inaccuracies in Section 5.3 as of the Closing Date resulting solely from actions contemplated by this Agreement, the filing of the Vista Amended Charter, the exercise of options outstanding on the date hereof in accordance with their existing terms, the conversion of the Vista Preferred Stock as contemplated herein or actions taken with the prior written consent of Fidelity shall not cause a failure of the condition contained in this Section 8.2(a); and provided, further, that the execution by Fidelity of any instrument which has the effect of making Section 5.3 inaccurate shall be deemed to constitute such consent.

     8.2.2 Performance. Vista shall have performed and complied in all material respects with all of the agreements, covenants and obligations required under this Agreement to be performed or complied with by them prior to or at the Effective Time (except for agreements, covenants and obligations set forth herein to be performed or complied with prior to or at the Effective Time which are qualified by materiality, which shall have been performed or complied with in all respects).

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     8.2.3 Officer's Certificates. Vista shall have delivered to Fidelity certificates executed by the President and the Chief Financial Officer of Vista, dated as of the Effective Time, certifying in such detail as Fidelity may reasonably request, that: (i) the conditions specified in Sections 8.2(a) and (b)  (insofar as they are to be met or performed by Vista) have been fulfilled; and (ii) the condition set forth in Section 8.2(i) is satisfied.

     8.2.4 Secretary's Certificates. Vista shall have delivered to Fidelity a certificate executed by the Secretary of Vista, dated as of the Effective Time, certifying in such detail as Fidelity may reasonably request, that attached to such certificate are (i) a true and correct copy of the Vista Amended Charter, which shall be in full force and effect as of the Effective Time: (ii) a true and correct copy of Vista's Bylaws, as in effect as of the Effective Time, which shall be in the form attached hereto as Exhibit E; (iii) true and correct copies of the resolutions of the Board of Directors of each Merger Subsidiary authorizing the execution, delivery and performance of this Agreement and the Plan of Merger by such Merger Subsidiary; (iv) a true and correct copy of the resolutions of the Board of Directors of Vista authorizing the execution, delivery and performance of this Agreement by Vista, and directing the Merger Subsidiaries to enter into this Agreement and the transactions contemplated hereby; (v) the Vista Proxy Statement; and (vi) the certificate of the inspector of elections of the Vista Stockholder Meeting evidencing the Vista Stockholder Approval.

     8.2.5 Absence of Litigation. No Action shall have been commenced or shall be pending against Vista by or before any Governmental Entity, and no judicial or administrative decision shall have been rendered, which would, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on Vista.

     8.2.6 Opinion of Counsel. Fidelity shall have received from Gray Cary Ware & Friedenrich LLP, counsel to Vista, an opinion letter in form and substance reasonably acceptable to Fidelity and its counsel.

     8.2.7 Tax Free Reorganization. Fidelity shall not have been advised that the Mergers or the FNTS Share Exchange may not be treated for federal income tax purposes as reorganizations within the meaning of Section 368(a) or (b) of the Code, as applicable.

     8.2.8 Resignations. Vista shall have received the resignations of the directors of Vista, except for the directors named as continuing directors in the Vista Proxy Statement. Such remaining members of the Board of Directors shall have filled the vacancies created by such resignations from the Board of Directors with the New Directors.

     8.2.9 No Material Adverse Effect. There shall not have occurred or be existing any event or condition which has had, or is reasonably likely to have, a Material Adverse Effect on Vista.

    8.2.10 Conversions; Redemptions. Prior to the Effective Time, all outstanding shares of Vista's Series A, A-1 and A-2 Preferred Stock shall have been surrendered and converted or exchanged for 10,000,000 shares of Vista Common Stock (which number of shares is prior to the effective filing of the Vista Amended Charter).

    8.2.11 Vista Amended Charter. Prior to the Effective Time, and subsequent to the transactions set forth in Section 8.2(j), Vista shall have filed the Vista Amended Charter with the Secretary of State for the State of Delaware.

      (b) Fairness Opinion. The fairness opinion delivered to the Fidelity Board of Directors in connection with their authorization of the execution and delivery of this Agreement shall not have been amended, modified or altered without the prior approval of the Fidelity Board of Directors.

      (c) NASDAQ. As of the Closing Date, either (i) the Vista Common Stock shall continue to be listed and traded on NASDAQ NMS and Vista shall not have received any notice from

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  NASDAQ indicating that the Vista Common Stock may be suspended from trading or de-listed following the Closing Date; or (ii) Fidelity shall have concluded, in its reasonable judgment, that Vista is likely to be listed for trading on NASDAQ NMS upon application for listing thereon following the Effective Time.

      (d) Dissenters Rights. In the event the Vista stockholders have any appraisal, dissenters' or similar rights under applicable law, no more than two percent (2.0%) of the Vista stockholders, determined as of the record date for the Vista Stockholder Meeting, shall have made an effective demand for exercise of their appraisal, dissenters' or similar rights under applicable law.

      (e) FNTS Proxy. Vista shall have granted and delivered to Fidelity the FNTS Proxy set forth as Exhibit D hereto.

       (f) Lock-Up Agreements. The Lock-Up agreements shall have been executed and delivered to Fidelity in accordance with Section 7.16.

    8.3  Conditions to the Obligations of Vista.  The obligations of Vista to consummate the transactions contemplated to be performed by it hereunder are subject to the satisfaction as of the Closing Date of the following conditions. Any conditions to closing specified in this Section 8.3 may be waived by Vista in its sole discretion:

     8.3.1 Representations and Warranties True. Each of the representations and warranties of Fidelity and the Fidelity Subsidiaries contained herein or in any certificate or document delivered by Fidelity or the Fidelity Subsidiaries pursuant to the provisions hereof shall be true and correct in all material respects (except for such representations and warranties qualified by materiality, which shall be true and correct in all respects) on and as of the Effective Time with the same force and effect as though made at and as of such time, except for representations and warranties which by their terms speak only as of an earlier date.

     8.3.2 Performance. Fidelity and the Fidelity Subsidiaries shall have performed and complied in all material respects with all of the agreements, covenants and obligations required under this Agreement to be performed or complied with by them prior to or at the Effective Time (except for agreements, covenants and obligations set forth herein to be performed or complied with prior to or at the Effective Time which are qualified by materiality, which shall have been performed or complied with in all respects).

     8.3.3 Officer's Certificate. Fidelity shall have delivered to Vista a certificate executed by its President and its Chief Financial Officer, dated the Effective Time, certifying in such detail as Vista may reasonably request, that (i) the conditions specified in Sections 8.3(a) and (b) (insofar as they are to be met or performed by Fidelity or the Fidelity Subsidiaries) have been fulfilled and (ii) the condition set forth in Section 8.3(g) is satisfied.

     8.3.4 Secretary's Certificates. Fidelity shall have delivered to Vista a certificate executed by the Secretary of Fidelity, dated as of the Effective Time, certifying in such detail as Vista may reasonably request, that attached to such certificate: (i) are true and correct copies of the resolutions of the Board of Directors of each Fidelity Subsidiary authorizing the execution, delivery and performance of this Agreement by such Fidelity Subsidiary; and (ii) are a true and correct copy of the resolutions of the Board of Directors of Fidelity authorizing the execution, delivery and performance of this Agreement by Fidelity, and directing each of the Fidelity Subsidiaries to enter into this Agreement and the transactions contemplated hereby.

     8.3.5 Opinion of Counsel. Vista shall have received from Stradling Yocca Carlson & Rauth, a Professional Corporation, counsel to Fidelity and the Fidelity Subsidiaries, an opinion letter in form and substance reasonably acceptable to Vista and its counsel.

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     8.3.6 Fairness Opinion. The fairness opinion delivered to the Vista Board of Directors in connection with their authorization of the execution and delivery of this Agreement shall not have been amended, modified or altered without the prior approval of the Vista Board of Directors.

     8.3.7 No Material Adverse Effect. There shall not have occurred or be existing any event or condition which has had, or is reasonably likely to have, a Material Adverse Effect on any of the Fidelity Subsidiaries.

      (g) Tax Free Reorganization. Vista shall not have been advised that the Mergers or the FNTS Share Exchange may not be treated for federal income tax purposes as reorganizations within the meaning of Section 368(a) or (b) of the Code, as applicable.

      (h) Directors and Officers Insurance. The directors and officers insurance policy described in Section 7.24 above shall be in full force and effect as of the Closing Date.

       (i) Micro General Support Agreement. The Fidelity Subsidiaries shall have entered into a written support agreement with Micro General Corporation, a Delaware corporation, on terms reasonably acceptable to Vista.

ARTICLE 9

TERMINATION

    9.1  Termination.  This Agreement may be terminated at any time prior to the Effective Time by written notice by the terminating Party to the other Party (except if such termination is pursuant to Section 9.1(a)) whether before or after Vista Stockholder Approval shall have been obtained:

     9.1.1 by mutual written agreement of Fidelity and Vista;

       (j) by either Fidelity or Vista, after September 30, 2001 (the "End Date"), if, by that date, the conditions set forth in Sections 8.1(a) or (c) have not been satisfied; provided, however, that the End Date may be extended by Vista or Fidelity until December 31, 2001 (the "Extended End Date") in the event that, as of the End Date, all conditions to the Mergers have been satisfied other than the conditions set forth in Sections 8.1(a) or (c) (and any condition set forth in Sections 8.2 or 8.3 which cannot be finally satisfied until the conditions set forth in Sections 8.1(a) or (c) have been satisfied), except that any party whose Breach of any provision of or whose failure to perform any obligation under this Agreement has been the cause of, or has resulted in, the failure of any such condition in Sections 8.1(a) or (c) shall not be permitted to extend the End Date to the Extended End Date; provided, further, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose Breach of this Agreement has been the cause of, or has resulted in, the failure of the Mergers or the FNTS Share Exchange to occur on or before the End Date or the Extended End Date, as the case may be;

      (k) by either Fidelity or Vista, if, at the Vista Stockholders Meeting (including any adjournment or postponement thereof), there exists no Acquisition Proposal and the Vista Stockholder Approval shall not have been obtained;

     9.1.2 by either Fidelity or Vista, if, at the Vista Stockholders Meeting (including any adjournment or postponement thereof), there exists an Acquisition Proposal and the Vista Stockholder Approval shall not have been obtained;

     9.1.3 by Fidelity, at any time after the End Date (or Extended End Date, if applicable), if, by that date, the conditions set forth in Section 8.2 have not been satisfied or waived;

     9.1.4 by Vista, at any time after the End Date (or Extended End Date, if applicable), if, by that date, the conditions set forth in Section 8.3 have not been satisfied or waived;

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     9.1.5 by Fidelity, if a Breach of any representation, warranty, covenant or agreement on the part of Vista set forth in this Agreement shall have occurred which would cause the conditions set forth in Sections 8.2(a) and (b) not to be satisfied, and either such condition shall be incapable of being satisfied by the End Date or the Extended End Date or such Breach has not been cured within 10 days after notice of such Breach has been given by Fidelity to Vista;

     9.1.6 by Vista, if a Breach of any representation, warranty, covenant or agreement on the part of Fidelity set forth in this Agreement shall have occurred which would cause the conditions set forth in Sections 8.3(a) and (b) not to be satisfied, and either such condition is incapable of being satisfied by the End Date or the Extended End Date or such Breach has not been cured within 10 days after notice of such Breach has been given by Vista to Fidelity;

       (l) by Fidelity, if (i) in accordance with Section 7.4, the Board of Directors of Vista withdraws, modifies or changes the Vista Recommendation in a manner adverse to Fidelity; or (ii) the Board of Directors of Vista shall have recommended to the stockholders of Vista a Competing Transaction;

      (m) by Vista, in the context of a Competing Transaction, if the Board of Directors of Vista shall, after consultation with outside legal counsel (who may be Vista's regularly engaged outside legal counsel), have determined that failure to so terminate would be inconsistent with its duties to its stockholders under applicable law, and shall in good faith have withdrawn, modified or changed the Vista Recommendation in a manner adverse to Fidelity; provided, however, that Vista shall not terminate this Agreement pursuant to this Section 9.1(i) until five business days shall have elapsed following delivery to Fidelity of written notice of such determination of Vista, which written notice shall inform Fidelity in reasonable detail of the material terms and conditions of the Competing Transaction; or

      (n) upon exercise of the Vista Termination Option.

    9.2  Termination Fee.

     9.2.1 Vista shall pay Fidelity the Vista Termination Fee as liquidated damages if this Agreement is terminated pursuant to Section 9.1(e) (except as a result of the failure to satisfy the conditions set forth in Sections 8.2(g), (l) or (m), unless such failure arose in connection with a Breach of this Agreement by Vista), Section 9.1(f) (if the basis for the termination was the failure to satisfy the condition set forth in Section 8.3(f)), Section 9.1(g), Section 9.1(i) or Section 9.1(j).

     9.2.2 Fidelity shall pay Vista the Fidelity Termination Fee as liquidated damages if this Agreement is terminated pursuant to Section 9.1(e) (if the basis for the termination was the failure to satisfy the condition set forth in Section 8.2(l)), Section 9.1(f) (except as a result of the failure to satisfy the condition set forth in Section 8.3(f) or (h) , unless such failure arose in connection with a Breach of this Agreement by Fidelity), or Section 9.1(h).

     9.2.3 No payment of the Vista Termination Fee or Fidelity Termination Fee shall be made if this Agreement is terminated pursuant to Sections 9.1(a), (b) or (k).

     9.2.4 Payment of a Vista Termination Fee or Fidelity Termination Fee required to be made pursuant to Section 9.2(a) or (b) shall be made not later than one hundred eighty (180) business days after the termination of this Agreement.

     9.2.5 Notwithstanding anything to the contrary contained in this Agreement, neither party shall be required to pay a termination fee to the other party pursuant to this Section 9.2 if at the time of termination of this Agreement such other party is in material Breach of this Agreement and such Breach or failure to perform either would give rise to a right to terminate this Agreement or is of a magnitude which would have a Material Adverse Effect and (in either case) has not been

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  sufficiently cured within 10 days after notice of such Breach that the Breach would no longer give rise to a right of termination or have a Material Adverse Effect.

    9.3  Exclusive Remedy.  Fidelity and Vista acknowledge and agree that: (a) this Agreement can only be terminated in accordance with this Article 9; (b) except as set forth in Section 10.3 below, the payment of the Fidelity Termination Fee or the Vista Termination Fee, as the case may be, shall be the sole and exclusive remedy of the Parties with respect to any termination of this Agreement in accordance with Section 9.1; and (c) payment of the Fidelity Termination Fee or the Vista Termination Fee, as the case may be, represents the payment of fair and reasonable liquidated damages due to the difficulty of determining actual damages.

ARTICLE 10

MISCELLANEOUS

    10.1  Survival of Representations and Warranties.  The representations and warranties contained in this Agreement shall survive until the Effective Time and shall be of no force and effect thereafter.

    10.2  Notices.  Except as otherwise provided in this Agreement, all notices and other communications and legal process shall be in writing and shall be personally delivered, transmitted by telecopier, telex or cable, transmitted by postage prepaid, registered or certified mail with return receipt requested, or transmitted by nationally recognized overnight delivery service carrier, as elected by the Party giving such notice, addressed as set forth below:

      To Fidelity

      Fidelity National Financial, Inc.
      4050 Calle Real, Suite 200
      Santa Barbara, California 93105
      Attention:    General Counsel
      Facsimile:    (805) 696-7814

      with a copy to:

      Stradling Yocca Carlson & Rauth
      660 Newport Center Drive, Suite 1600
      Newport Beach, California 92660
      Attention:    C. Craig Carlson, Esq.
      Facsimile:    (949) 725-4100

      To Vista:

      Vista Information Solutions, Inc.
      5060 Shoreham Place, #300
      San Diego, California 921225
      Attention:    President
      Facsimile:    (858) 450-6166

      with a copy to:

      Gray Cary Ware & Friedenrich LLP
      4365 Executive Drive, Suite 1600
      San Diego, California 92121
      Attention:    Douglas J. Rein, Esq.
      Facsimile:    (858) 677-1477

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Notices shall be deemed to have been given: (i) on the third (3rd) business day after posting, if mailed first class, (ii) on the date of receipt, if delivered personally, or (iii) on the next business day after transmission, if transmitted by telecopier, telex or cable or by a nationally recognized overnight delivery service carrier (and appropriate confirmations of completed transmission have been received). Any Party hereto may change his or its address or telecopier number specified above by giving written notice to the other Party in the same manner as specified in this Section.

    10.3  Expenses.  Whether or not the Mergers and the FNTS Share Exchange are consummated, all Transaction Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that if the Mergers and the FNTS Share Exchange are consummated, Vista shall pay, or cause to be paid, all state, local, foreign or provincial sales, use, real property, transfer, stock transfer or similar Taxes (including any interest or penalties with respect thereto) attributable to the Mergers and the FNTS Share Exchange. Notwithstanding the foregoing, in the event this Agreement is terminated pursuant to Section 9.1(c), Vista shall pay to Fidelity all of Fidelity's Transaction Expenses within three (3) business days after being invoiced therefor, such invoice to describe in reasonable detail such Transaction Expenses.

    10.4  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which together shall constitute but one and the same instrument.

    10.5  Entire Agreement.  Unless otherwise specifically agreed in writing, this Agreement and the Bridge Loan Agreement, and the schedules and exhibits attached hereto and thereto, represent the entire understanding of the Parties with reference to the transactions set forth herein, and supersede all prior representations, warranties, understandings and agreements heretofore made by the Parties, and neither this Agreement nor any provisions hereof may be amended, waived, modified or discharged except by an agreement in writing signed by the Party against whom the enforcement of any amendment, waiver, change or discharge is sought.

    10.6  Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, successors and assigns. No Party hereto may transfer or assign their respective rights or obligations under this Agreement without the prior written Consent of each of the other Parties.

    10.7  Attorneys' Fees.  In the event of any Action at law or in equity in relation to this Agreement, the prevailing Party in such Action shall be entitled to receive its reasonable attorneys' fees and all other costs and expenses of such Action.

    10.8  Captions.  The captions of the various Sections and subsections hereof and in the annexes and schedules attached hereto are for convenience of reference only, and shall not affect the meaning or construction of any provision hereof or of any such annexes or schedules.

    10.9  Parties in Interest.  Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any Persons other than the Parties and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third Persons to any Party to this Agreement, nor shall any provision give any third Persons any right of subrogation or action over or against any Party to this Agreement.

    10.10  Severability; Construction.  In the event any provision hereof is determined to be invalid or unenforceable, the remaining provisions hereof shall be deemed severable therefrom and shall remain in full force and effect. Words and phrases defined in the plural shall also be used in the singular and vice versa and be construed in the plural or singular as appropriate and apparent in the context used. Unless otherwise specifically provided herein, accounting terms shall be given and assigned their usual meaning and effect as defined or used in GAAP.

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    10.11  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard for conflicts of laws principles.

    10.12  Arbitration.  All disputes between the Parties shall be determined solely and exclusively by arbitration in accordance with the rules then in effect of the American Arbitration Association, or any successors thereto, in Los Angeles, California, unless the Parties otherwise agree in writing. The Parties shall jointly select an arbitrator. In the event the Parties fail to agree upon an arbitrator within ten (10) days, then each of Fidelity and Vista shall select an arbitrator and such arbitrators shall then select a third arbitrator to serve as the sole arbitrator; provided, that if either Party, in such event, fails to select an arbitrator within seven (7) days, such arbitrator shall be selected by the American Arbitration Association upon application of either Party. Judgment upon the award of the agreed upon arbitrator or the so chosen third arbitrator, as the case may be, shall be binding and shall be entered into by a court of competent jurisdiction.

    IN WITNESS WHEREOF, representatives of each of Fidelity, Chicago Title and Vista have executed this Agreement as of the day and year first written above.

FIDELITY NATIONAL FINANCIAL, INC.
By:

Its:

CHICAGO TITLE AND TRUST COMPANY
By:

Its:

VISTA INFORMATION SOLUTIONS, INC.
By:

Its:

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ANNEX B

OPINION OF FIRST UNION SECURITIES, INC.

April 12, 2001

Board of Directors
Vista Information Solutions, Inc.
5060 Shoreham Place, No. 300
San Diego, CA 92112

Gentlemen:

    You have requested our opinion as to the fairness, from a financial point of view, to Vista Information Solutions, Inc. (the "Company") of the consideration to be received by the Company pursuant to the terms of the Agreement and Plan of Reorganization and Merger, dated as of April 12, 2001 (the "Agreement"), among the Company, Fidelity National Financial, Inc. ("Fidelity"), and Chicago Title and Trust Company ("Chicago Title"). Capitalized terms in this letter shall have the meaning given to such terms in the Agreement unless otherwised defined herein. Pursuant to the Agreement, Fidelity and Chicago Title will cause the Fidelity Subsidiaries to be merged with subsidiaries of Vista, and Fidelity will contribute to Vista the FNTS Shares in the FNTS Share Exchange. In consideration for the capital stock of the Fidelity Subsidiaries it receives in the Mergers and FNTS Share Exchange, Vista will issue to Fidelity [120,480,283] shares of Vista Common Stock.

In arriving at our opinion, we have, among other things:

  •
  Reviewed the Agreement, including the financial terms of the Mergers and FNTS Share Exchange;

  •
  Reviewed certain historical business, financial and other information regarding Vista and the Fidelity Subsidiaries that was publicly available or furnished to us by members of management of Vista or the Fidelity Subsidiaries;

  •
  Reviewed certain financial forecasts and other data provided to us by members of management of Vista and the Fidelity Subsidiaries relating to each of their respective businesses;

  •
  Conducted discussions with members of management of Vista and the Fidelity Subsidiaries with respect to the business, financial, and other information, including the business prospects and financial forecasts, pertaining to, and the effects of the Mergers and FNTS Share Exchange on Vista and the Fidelity Subsidiaries;

  •
  Reviewed the current and historical market prices of Vista Common Stock;

  •
  Compared the financial position and operating results of Vista and the Fidelity Subsidiaries with those of publicly traded companies we deemed relevant;

  •
  Conducted such other financial studies, analyses and investigations as we deemed appropriate.

    In connection with our review, we have relied upon the accuracy and completeness of the foregoing financial and other information, and we have not assumed any responsibility for any independent verification of such information. With respect to Vista's and the Fidelity Subsidiaries' financial projections, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgements of management of Vista and the Fidelity Subsidiaries as to the expected future financial performance of Vista and the Fidelity Subsidiaries. We have discussed the financial projections with management of Vista and the Fidelity Subsidiaries, but we assume no responsibility for and express no view as to any of such financial projections or the assumptions upon

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which they are based. In arriving at our opinion, we have not conducted any physical inspection of the properties or facilities of Vista or the Fidelity Subsidiaries and have not made or been provided with any evaluations or appraisals of the assets or liabilities of Vista or the Fidelity Subsidiaries.

    In rendering our opinion, we have assumed that the Mergers and FNTS Share Exchange will be consummated on the terms described in the Agreement that we reviewed, without any waiver of any material terms or conditions. Our opinion is necessarily based on economic, market, financial, and other conditions and the information made available to us as of the date hereof. Although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. Our opinion does not address the relative merits of the Mergers and FNTS Share Exchange or the other business strategies considered by Vista's Board of Directors, nor does it address the Board of Directors' decision to proceed with the Mergers and FNTS Share Exchange.

    First Union Securities, Inc. is a subsidiary and affiliate of First Union Corporation. We have been engaged to render financial advisory services to Vista in connection with the Transaction and will receive a fee for such services which include the delivery of this opinion. In the ordinary course of our business, we and our affiliates may actively trade or hold the securities of Vista or Fidelity for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities.

    It is understood that this letter is solely for the information and use of the Board of Directors of Vista in connection with the Mergers and FNTS Share Exchange and shall not confer any rights or remedies upon the shareholders of Vista or any other person or be used or relied upon for any other purpose. This letter does not constitute a recommendation to any shareholder of Vista as to how such shareholder should vote on the transactions contemplated by the Agreement. This opinion may not be summarized, excerpted from or otherwise publicly referred to without our prior written consent, except that this opinion may be reproduced in full in any proxy or information statement mailed or provided to the shareholders of Vista in connection with the transactions contemplated by the Agreement.

    Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the consideration to be received by Vista in connection with the Mergers and FNTS Share Exchange is fair, from a financial point of view.

Very truly yours,
FIRST UNION SECURITIES, INC.

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AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
VISTA INFORMATION SOLUTIONS, INC.

    VISTA Information Solutions, Inc. a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

    1.  The name of the corporation is VISTA Information Solutions, Inc. VISTA Information Solutions, Inc. was originally incorporated under the same name, and the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on March 2, 1998.

    2.  Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of this Corporation.

    3.  The text of the Certificate of Incorporation as amended or supplemented heretofore is further amended hereby to read as herein set forth in full.

    4.  This Amended and Restated Certificate of Incorporation was duly adopted by written consent of the stockholders in accordance with the applicable provisions of Section 228, 242 and 245 of the General Corporation Law of the State of Delaware and written notice of the adoption of this Amended and Restated Certificate of Incorporation has been given as provided by Section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

    5.  This Amended and Restated Certificate of Incorporation shall be effective on            , 2001.

FIRST:	The name of the Corporation is Fidelity National Information Solutions, Inc. (hereinafter sometimes referred to as the "Corporation").
SECOND:
The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle. The name of the registered agent at that address is The Corporation Trust Company.
THIRD:	The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.
FOURTH:	The shares of capital stock of the Corporation shall be subject to the following:

    1.  Classes of Stock. The Corporation is authorized to issue two classes of shares to be designated respectively "Preferred Stock" and "Common Stock." The total number of shares of Common Stock authorized is Two Hundred Million (200,000,000), each with the par value of $.001 per share, and the total number of shares of Preferred Stock authorized is Two Million (2,000,000), each with the par value of $.001 per share. Upon the amendment of the Certificate of Incorporation as provided for herein (the "Effective Date"), each share of Common Stock issued and outstanding on the Effective Date ("Old Common Stock") shall be converted into one-seventh of a share of Common Stock ("New Common Stock"). No certificates or scrip representing a fractional share of New Common Stock will be issued, and no fractional share interest will entitle holder to vote, or to any rights as a stockholder, of the Corporation. In lieu of any such fractional shares, any fractional interest resulting from such change shall be rounded upward to the nearest whole share. The issuance of this additional fraction of share due to rounding is given solely to save expense and inconvenience of issuing fractional shares or cash payments in lieu thereof and does not represent separately bargained for consideration.

    2.  Preferred Stock. The Preferred Stock may be issued in from time to time in one or more series. The Board of Directors of this Corporation, by resolutions duly adopted by the affirmative vote of no fewer than two-thirds of its members, is authorized to fix or alter the rights, preferences,

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privileges and restrictions granted to or imposed upon wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them. The Board of Directors is also authorized to increase or decrease the number of shares of any series of Preferred Stock prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series (including series subsequently designated by the Board of Directors) shall be decreased, the shares constituting such decrease shall resume the status of authorized shares of Preferred Stock without designation as to series. The number of shares constituting a series and the relative powers, rights, preferences, privileges, qualifications, limitations and restrictions granted to or imposed upon the shares of series of Preferred Stock authorized by resolution of the Board of Directors shall be set forth in Certificates of Designation filed with the Secretary of State of Delaware.

    3.  Rights, Preferences, Privileges and Restrictions. In addition to the series Preferred Stock that may be authorized by resolutions of the Board of Directors as provided in Section 2 of this Article FOURTH, there shall be one series of Preferred Stock, designated as "Series F Convertible Preferred Stock." The Series F Convertible Preferred Stock shall consist of Two Thousand Five Hundred (2,500) shares. The relative powers, rights, preferences, privileges, qualifications, limitations and restrictions granted to or imposed upon the Series F Convertible Preferred Stock are set forth in Article FIFTH.

FIFTH:	The shares of Series F Convertible Preferred Stock shall have the respective powers, preferences and rights as follows:

    1.  Ranking. The shares of Series F Convertible Preferred Stock (the "F Preferred Stock") shall rank senior to all other shares of Preferred Stock with respect to dividends (including accrued but unpaid dividends payable upon liquidation), pari passu with all other shares of Preferred Stock with respect to liquidating distributions, and senior to the Junior Stock (as defined below) as to the distribution of assets (upon liquidation or otherwise) and payment of dividends.

    2.  Dividends.

      a.  Holders of F Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors of the Corporation out of funds legally available therefor, cumulative cash dividends at the rate per share (as a percentage of the Stated Value (as defined below) per share) equal to 12.0% per annum, payable quarterly in arrears on March 1, June 1, September 1 and December 1 in each year, with the first dividend payable on December 1, 1997. Dividends on the F Preferred Stock shall accrue on March 1, June 1, September 1 and December 1 of each year beginning on December 1, 1997 and shall be deemed to accrue on such date whether or not earned or declared. Each such dividend shall be payable to holders of record as they appear on the books of the Corporation on such record dates, which shall be 30 days prior to the payment dates thereof unless another record date, which shall be no more than 45 days prior to such payment dates, shall be fixed by the Board of Directors of the Corporation. Holders of F Preferred Stock on an applicable record date for any dividend payment shall be entitled to receive such dividend payment and any other accrued and unpaid dividends which were accrued prior to such dividend payment date, without regard to any sale or disposition of such F Preferred Stock subsequent to the applicable record date but prior to the applicable dividend payment date. The Corporation shall pay interest on all accrued but unpaid dividends at an annual rate of 14.0% (or, if less, the maximum rate allowable by law) compounded annually from the date of accrual until paid. The shares of F Preferred Stock shall each have a stated value of $1,000.00 per share (the "Stated Value").

      b.  So long as any F Preferred Stock shall remain outstanding, in no event shall any dividend or distribution (other than a dividend or distribution described in Section 5) be paid upon, nor shall any distribution be made in respect of, any other shares of Preferred Stock or the Junior

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  Stock, nor shall any monies be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of any other shares of Preferred Stock or the Junior Stock unless all dividends on the F Preferred Stock for all past dividend periods shall have been paid, plus interest at an annual rate of 14.0% (or, if less, the maximum rate allowable by law) compounded annually from the date of accrual until paid.

    3.  Voting Rights. Holders of F Preferred Stock shall be entitled to vote on all matters submitted to a vote of the holders of Common Stock, with each share of such series entitled to the number of votes equal to the number of shares of Common Stock into which the shares of such series are then convertible. Except as otherwise provided by law or as otherwise provided herein, the holders of shares of F Preferred Stock shall vote with all other shares of capital stock outstanding as a single class. Provided, so long as any shares of the F Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the holders of a majority of each such series as to which shares remain outstanding, (i) alter or change adversely the powers, preferences or rights given to the F Preferred Stock, or (ii) authorize or create any class of stock or series of preferred stock ranking as to dividends or distribution of assets (upon liquidation or otherwise) prior to the F Preferred Stock. So long as there are at least 250 shares of F Preferred Stock outstanding, the Corporation shall not, without the affirmative vote of a majority of the outstanding shares of such F Preferred Stock, take or permit to occur any of the following actions:

         (i) an increase in the number of persons serving on the Board of Directors;

        (ii) any delegation of rights of the Board of Directors to an executive or other committee of the Board of Directors currently existing or hereafter proposed, or to any other one or more persons or entities other than the duly elected officers of the Corporation in accordance with the Bylaws of the Corporation, except to the Compensation Committee and committees that report to the Board of Directors and have no authority to act or bind the Corporation;

        (iii) any change to any provision in the Certificate of Incorporation, or any provision in the Bylaws of the Corporation, except for changes in the Bylaws that would not materially and adversely affect any rights, powers or privileges of Series F Preferred;

        (iv) any designation or reclassification of any additional class, or series within a class, of capital stock of the Corporation, or any other change to any rights, powers or privileges incident to any shares, or any class or series of shares, of capital stock of the Corporation, or the authorization, creation or issuance of any warrants, options, bonds, debentures, notes or other instruments convertible into or exchangeable or exercisable for, or having rights to purchase, any shares other than Common Stock;

        (v) any sale, lease, transfer or other disposition of all or a substantial portion of the assets of the Corporation or any other disposition of significant assets, disposition of a product line or other disposition outside of the ordinary course of the business of the Corporation;

        (vi) any merger, consolidation or other business combination involving the Corporation or exchange of any shares, or any class or series thereof, of capital stock of the Corporation;

       (vii) the acquisition of another business operation or the assets thereof where the business operation or the assets are material to the Corporation at the time of such contemplated transaction;

       (viii) entering into a joint venture or distribution agreement or modifying any existing joint venture or distribution agreement, which agreement as originally executed or as modified does or is projected to (A) produce annual revenues of greater than $1,000,000 within two years of the effective date of such agreement or modification, or (B) expose the Corporation to

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    out-of-pocket expenses or costs (exclusive of product liability or any other contingent liability) of, or require or permit the Corporation to invest, $1,000,000 or more;

        (ix) any transaction with an Affiliate (as defined in Section 7 hereof), except a transaction or series of transactions involving less than $200,000 in the aggregate and which are for services actually rendered (and out-of-pocket expenses related thereto) at the same rate the Corporation would have been charged (and expenses) for equivalent services rendered on an arm's-length basis;

        (x) the establishment or modification of any stock option plans, pension plans, qualified benefit plans or the like;

        (xi) any material change or material modification to the Geographic Underwriters System Joint Service Agreement made as of October 1, 1992 between Insurance Service Office Inc. and the Corporation;

       (xii) any direct or indirect redemption, purchase or other acquisition of any capital stock of the Corporation; or

       (xiii) any transaction of similar substantive effect to any of the foregoing.

    4.  Liquidation. In the event of any liquidation, dissolution or winding-up of the business of the Corporation, whether voluntary or involuntary, the holders of shares of the F Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets are capital or surplus, for each share of the F Preferred Stock an amount equal to $1,000.00 per share, plus (i) an amount equal to accrued but unpaid dividends per share, whether declared or not, and (ii) interest on all accrued but unpaid dividends at an annual rate of 14.0% (or, if less, the maximum rate allowable by law) compounded annually from the date of accrual until paid, before any distribution shall be made to the holders of Common Stock of the Corporation, and if the assets of the Corporation shall be insufficient to pay in full such amounts, together with such amounts as are payable to the holders of other outstanding shares of the Corporation's Preferred Stock, then such assets shall be distributed (i) first to the holders of shares of F Preferred Stock in an amount equal to (A) accrued but unpaid dividends on the F Preferred Stock, whether declared or not, and (B) interest on all accrued but unpaid dividends at an annual rate of 14.0% (or, if less, the maximum rate allowable by law) compounded annually from the date of accrual until paid, before any distribution shall be made to the holders of any other shares of Preferred Stock, and if the assets of the Corporation shall be insufficient to pay in full such amount, then such assets shall be distributed among the holders of shares of F Preferred Stock in accordance with the respective amounts that would be payable on such shares if such accrued but unpaid dividends and interest thereon were paid in full, and (ii) second among the holders of the Corporation's Preferred Stock ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

    5.  Conversion.

      a.  Each share of F Preferred Stock, at the option of the holder, shall be convertible into shares of Common Stock at the Conversion Ratio (as defined below) at the option of the holder, in whole or in part at any time on or after the earlier of (i) the closing by June 30, 1998 of a registered public offering of Common Stock, in which the gross proceeds of the offering are at least $15,000,000.00, and the offering price per share of Common Stock is greater than $8.00 per share (adjusted for stock splits, stock dividends, or other recapitalizations) (a "Qualified Offering") or (ii) July 1, 1998 (the "Conversion Term"). The holder shall effect conversions by delivering to the Corporation a written notice (the "Conversion Notice"), accompanied by the certificate, duly endorsed to the Corporation or in blank, representing the shares of the F Preferred Stock to be converted. Each Conversion Notice shall specify the number of shares of F Preferred Stock to be converted and the date on which such conversion is to be effected (the "Conversion Date"), which

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  shall in no event be earlier than the date such Conversion Notice is given in accordance with Section 5(i) below. Each Conversion Notice, once given, shall be irrevocable. If the holder is converting less than all shares of F Preferred Stock, the Corporation shall promptly deliver to the holder a certificate for such number of shares of F Preferred Stock as have not been converted.

      b.  Within ten Trading Days (as defined below) after the Conversion Date, the Corporation will deliver to the holder (i) a certificate or certificates which shall be free of restrictive legends and trading restrictions (other than those then required by federal and state securities law), representing the number of shares of Common Stock being acquired upon the conversion of shares of F Preferred Stock, and (ii) a certificate representing the number of shares of F Preferred Stock not converted; provided, however that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion of any shares of Preferred Stock, until certificates evidencing such shares of F Preferred Stock are either delivered to the Corporation or any transfer agent for the F Preferred Stock, or the holder notifies the Corporation that such certificates have been lost, stolen or destroyed and provides a bond (or other adequate security acceptable to the Corporation) satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith.

      c.

         (i) The initial Conversion Price of the Series F Preferred shall be (i) 75% of the offering price per share of Common Stock sold by the Corporation in a Qualified Offering, or (ii) if no Qualified Offering is closed, 75% of the average Closing Bid Price for the Common Stock for the 20 consecutive Trading Days ending on June 30, 1998.

        (ii) If the Corporation, at any time while any shares of F Preferred Stock are outstanding, shall (a) pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock payable in shares of its capital stock (whether payable in shares of its Common Stock or of capital stock of any class), (b) subdivide its outstanding shares of Common Stock into larger number of shares, (c) combine its outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of Common Stock any shares of capital stock of the Corporation, the Conversion Price designated in Section 5(c)(i) shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock of the Corporation outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 5(c)(ii) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

        (iii) If the Corporation, at any time while any shares of the F Preferred Stock are outstanding, shall issue rights or warrants to all holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Per Share Market Value (as defined below) of Common Stock at the record date mentioned below, the Conversion Price designated in Section 5(c)(i) shall be multiplied by a fraction, of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Per Share Market Value. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants.

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    However, upon the expiration of any right or warrant to purchase Common Stock the issuance of which resulted in an adjustment in the Conversion Price pursuant to this Section 5(c)(iii), if such right or warrant shall expire and shall not have been exercised, the Conversion Price shall immediately upon such expiration be recomputed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Conversion Price made pursuant to the provisions of this Section 5 after the issuance of such rights or warrants) had the adjustment of the Conversion Price made upon the issuance of such rights or warrants been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such rights or warrants actually exercised.

        (iv) If the Corporation, at any time while any shares of F Preferred Stock are outstanding, shall grant or issue (A) options or warrants entitling the holder to subscribe for or purchase shares of Common Stock at an exercise price less than the Conversion Price of the F Preferred Stock, or (B) securities convertible into Common Stock at a conversion price less than the Conversion Price of the F Preferred Stock then the Conversion Price designated in Section 5(c)(i) shall be automatically reset to such lower conversion price. Provided, that the adjustment provided by this Section 5(c)(iv) shall not apply to issuance of securities pursuant to options, warrants, or conversion rights outstanding on the Original Issue Date (as defined below), and further, shall not be applicable until (i) the Corporation shall have issued, after the Original Issue Date, options, warrants, or convertible securities, exercisable or convertible into 250,000 shares of Common Stock at an exercise or conversion price less than the Conversion Price of the F Preferred, provided that such exercise or conversion price is equal to or greater than the Per Share Market Value on the date of issuance and (ii) the Corporation shall have issued, after the Original Issue Date, an aggregate of 250,000 shares of Common Stock or equity securities convertible into Common Stock at an issue or conversion price less than the Conversion Price of the F Preferred Stock. Such adjustment shall be made whenever such options, warrants, convertible securities or Common Stock are issued at an exercise or conversion price less than the Conversion Price, and such adjustment shall become effective immediately after the date on which such options, warrants or convertible securities are issued at an exercise or conversion price less than the Conversion Price. Provided, that the Corporation may, prior to the effective date of any adjustment under this Section 5(c)(iv), redeem all (but not less than all) of the then outstanding F Preferred Stock in accordance with the procedures of Section 6. In such case, the redemption price per share shall be the sum of (i) $1,000.00, (ii) all accrued but unpaid dividends, (iii) interest on such accrued but unpaid dividends at an annual rate of 14% (or, if less, the maximum rate allowable by law), and (iv) an amount equal to (A) 25% of Stated Value per share, compounded annually from the Original Issue Date to the Redemption Date, minus (B) all previously paid dividends on such shares being redeemed plus amounts payable under clause (ii).

        (v) In case the Corporation, at any time while shares of F Preferred Stock are outstanding, shall distribute to all holders of Common Stock (and not to holders of F Preferred Stock) evidences of its indebtedness or assets or rights or warrants, to subscribe for or purchase any security (excluding those referred to in Section 5(c)(iii) above) then in each such case the Conversion Price at which each share of the F Preferred Stock shall thereafter be convertible shall be determined by multiplying the Conversion Price in effect prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Per Share Market Value of Common Stock determined as of the record date mentioned above, and of which the numerator shall be such Per Share Market Value of the Common Stock on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Board

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    of Directors of the Corporation in good faith; provided, however that in the event of a distribution exceeding ten percent of the net assets of the Corporation, then such fair market value shall be determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Corporation) (an "Appraiser") selected in good faith by the holders of a majority in interest of the shares of F Preferred Stock; and provided, further, that the Corporation, after receipt of the determination by such Appraiser shall have the right to select an additional Appraiser, in which case the fair market value shall be equal to the average of the determination by each such Appraiser. In either case the adjustments shall be described in a statement provided to all holders of F Preferred Stock of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

        (vi) All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

       (vii) Whenever the Conversion Price is adjusted pursuant to Section 5(c)(ii), (iii), (iv) or (v), the Corporation shall promptly mail to each holder of shares of F Preferred Stock, a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

       (viii) In case of any reclassification of the Common Stock, any consolidation or merger of the Corporation with or into another person, sale or transfer of all or substantially all of the assets of the Corporation or any compulsory share exchange pursuant to which share exchange the Common Stock is converted into other securities, cash or property, then the holders of the shares of F Preferred Stock then outstanding shall have the right thereafter to convert such shares only into the kind and amount of shares of stock and other securities and property receivable upon or deemed to be held following such reclassification, consolidation, merger, sale, transfer or share exchange by a holder of a number of shares of the Common Stock of the Corporation into which such shares of F Preferred Stock could have been converted immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange. The terms of any such consolidation, merger, sale transfer or share exchange shall include such terms so as to continue to give to the holder of shares of F Preferred Stock the right to receive the securities or property set forth in this Section 5(c)(viii) upon any conversion following such consolidation, merger, sale, transfer or share exchange. This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers of share exchanges.

        (ix) In case:

          (A) the Corporation shall declare a dividend (or any other distribution) on its Common Stock; or

          (B) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or

          (C) the Corporation shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

          (D) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of the outstanding shares of Common Stock), any

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      consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or

          (E) of the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation;

    then the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of shares of F Preferred Stock, and shall cause to be mailed to the holders of shares of F Preferred Stock at their last addresses as they shall appear upon the stock books of the Corporation, at least 10 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up (but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice).

      d.  In case at any time conditions shall arise by reason of action taken by the Corporation which in the opinion of the Board of Directors of the Corporation are not adequately covered by the other provisions hereof and which might materially and adversely affect the rights of the holders of shares F Preferred Stock (different than or distinguished from the effect generally on the rights of holders of any class of the Corporation's capital stock) or in case at any time any such conditions are expected to arise by reason of any action contemplated by the Corporation, an Appraiser selected by the holders of a majority in interest of the shares of F Preferred Stock shall give its opinion as to the adjustment, if any (not inconsistent with the standards established in this Section 5), of the Conversion Price (including, if necessary, any adjustment as to the securities into which shares of Preferred Stock may thereafter be convertible) and any distribution which is or would be required to preserve without diluting the rights of the holders of the shares of Preferred Stock; provided, however, that the Corporation, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in which case the adjustment shall be equal to the average of the adjustments recommended by each such Appraiser. The Board of Directors of the Corporation shall make the adjustment recommended forthwith upon the receipt of such opinion or opinions or the taking of any such action contemplated, as the case may be; provided, however, that no such adjustment of the Conversion Price of the F Preferred Stock shall be made which in the opinion of the Appraiser(s) giving the aforesaid opinion or opinions would result in an increase of the Conversion Price to more than the Conversion Price then in effect.

      e.  The Corporation covenants that it will at all times reserve and keep available, out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of F Preferred Stock as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the holders of shares of Preferred Stock, such number of shares of Common Stock as shall be issuable (taking into account the adjustments and restrictions of Section 5(c) hereof) upon the conversion of all outstanding shares of F Preferred Stock. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly issued and fully paid and nonassessable.

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      f.   The Corporation shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Per Share Market Value at such time.

      g.  The issuance of certificates for shares of Common Stock on conversion of shares of F Preferred Stock shall be made without charge to the holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the shares of Preferred Stock converted and the Corporation shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

      h.  Shares of F Preferred Stock converted into Common Stock shall be canceled and shall have the status of authorized but unissued shares of Preferred Stock.

      i.   Each Conversion Notice shall be given by facsimile or by mail, postage prepaid, addressed to the attention of the Chief Financial Officer of the Corporation at the facsimile telephone number or address of the principal place of business of the Corporation. Any such notice shall be deemed given and effective upon the earliest to occur of (i) receipt of such facsimile at such facsimile telephone number, (ii) three days after deposit in the United States mail, or (iii) upon actual receipt by the party to whom such notice is required to be given.

    6.  Redemption.

      a.  Optional Redemption. The F Preferred Stock may be redeemed, in whole or in part at the option of the Corporation, at any time on or after June 30, 1998; provided the average Closing Bid Price of the Corporation's Common Stock for the 20 Trading Days preceding the date of the Redemption Notice (which such 20-trading day period may include Trading Days that fall on or prior to June 30, 1998) exceeds 200% of the Conversion Price of the F Preferred Stock, and the redemption price per share shall be the sum of (i) $1,000.00, (ii) all accrued but unpaid dividends, and (iii) interest on such accrued but unpaid dividends at an annual rate of 14.0% (or, if less, the maximum rate allowable by law) compounded annually from the date of accrual until paid (the "Redemption Price"). Further provided, the F Preferred Stock may be redeemed, at the option of the Corporation, without regard to the Corporation's Common Stock price, at any time on or after August 31, 2002, at the Redemption Price.

      b.  Partial Redemption. In the event of a redemption of only a part of the then outstanding F Preferred Stock under Section 6(a) above, the Corporation shall effect such redemption pro rata according to the number of shares held by each holder of the F Preferred Stock.

      c.  Notice of Redemption Conversion. At least 20 days and not more than 60 days prior to the date fixed for any redemption of the F Preferred Stock (the "Redemption Date"), written notice (the "Redemption Notice") shall be mailed, postage prepaid, to each holder of record of the F Preferred Stock to be redeemed pursuant to such Redemption Notice, at such holder's address as last shown on the records of the Corporation. The Redemption Notice may be given on or prior to the date on which redemption is permissible at the Corporation's option pursuant to Sections 6(a) and 6(b) above, provided that the Redemption Date falls on or after the date on which redemption is first permissible at the Corporation's option pursuant to Sections 6(a) and 6(b) above. Notwithstanding the receipt of such notice, prior to and in lieu of redemption, any holder of F Preferred Stock may convert all or any part of such holder's shares of F Preferred Stock into

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  Common Stock in accordance with Section 5 provided that the Conversion Date occurs prior to the Redemption Date. The Redemption Notice shall state:

         (i) whether all or less than all of the outstanding shares of F Preferred Stock are to be redeemed and the total number of shares being redeemed;

        (ii) the number of shares of F Preferred Stock held by the holder (to whom the Redemption Notice is addressed) which the Corporation intends to redeem;

        (iii) the Redemption Date and the Redemption Price; and

        (iv) that the holder is to surrender to the Corporation, in the manner and at the place designated, such holder's certificate or certificates representing the F Preferred Stock that is being redeemed.

      d.  Surrender of Certificates. On or before the Redemption Date, each holder of F Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

      e.  Payment. On or before the Redemption Date, the Corporation shall deposit with any bank or trust Corporation, having a capital and surplus of at least $100,000,000, as a trust fund, a sum equal to the Redemption Price plus the Redemption Premium, if any, of all of the F Preferred Stock called for redemption, with irrevocable instructions and authority to the bank or trust Corporation to pay, on or after the Redemption Date, the Redemption Price and the Redemption Premium, if any, to the respective holders upon the surrender of their share certificates. From and after the Redemption Date, the shares so called for redemption shall be redeemed. The deposit shall constitute full payment of the shares to their holders, and from and after the Redemption Date the shares shall be deemed to be no longer outstanding, and the holders thereof shall cease to be stockholders with respect to such shares and shall have no rights with respect thereto except the rights to receive from the bank or trust Corporation payment of the Redemption Price and the Redemption Premium, if any, of the shares, without further interest thereon, upon surrender of their certificates therefor. Subject to compliance with any applicable escheat laws, any monies so deposited and unclaimed at the end of one year from the Redemption Date shall be released or repaid to the Corporation, after which the holders of shares called for redemption shall be entitled to receive payment of the Redemption Price and the Redemption Premium, if any, only from the Corporation.

    7.  Definitions. For the purposes hereof,

    "Affiliate" means any shareholder, director or officer of the Corporation or any person or entity that, directly or indirectly (including through one or more intermediaries) is in control of, is under control of or is under common control with any shareholder, director or officer of the Corporation. "Control" of a person or entity means having the direct or indirect right or power to direct or cause the direction of the management or policies of such person or entity, whether through owning voting securities, holding a proxy or power of attorney, acting as a general partner, having contractual rights or otherwise;

    "Closing Bid Price" on any Trading Day shall mean the last reported closing price of the Common Stock of the Corporation on such day on the principal securities exchange or Nasdaq National Market on which the Common Stock is listed or, if the Common Stock is not so listed, the last reported bid price of the Common Stock as reported on the Nasdaq SmallCap Market on such date or, if the

C–10

Common Stock is neither so listed nor so reported, the last reported bid price of the Common Stock as quoted by a registered broker-dealer for which such quotes are available on such date.

    "Common Stock" means shares now or hereafter authorized of the class of Common Stock, $0.001 par value, of the Corporation presently authorized and stock of any other class into which such shares may hereafter have been reclassified or changed.

    "Conversion Ratio" means, at any time, a fraction, of which the numerator is Stated Value plus (i) accrued but unpaid dividends, and (ii) interest on all accrued but unpaid dividends at an annual rate of 14.0% compounded annually from the date of accrual until paid, and of which the denominator is the Conversion Price of the F Preferred Stock at such time.

    "Junior Stock" means the Common Stock of the Corporation and any other stock of the Corporation over which shares of the F Preferred Stock have preference as to distribution of assets.

    "Original Issue Date" means the date of the first issuance of any shares of the F Preferred Stock.

    "Per Share Market Value" means on any particular date (i) the last sale price per share of the Common Stock on such date on the Nasdaq National Market or other stock exchange on which the Common Stock has been listed or if there is no such price on such date, then the last price on such exchange on the date nearest preceding such date, or (ii) if the Common Stock is not listed on the Nasdaq National Market or any stock exchange, the average of the bid and asked price for a share of Common Stock in the over-the-counter market, as reported by the Nasdaq SmallCap Market at the close of business on such date, or (iii) if the Common Stock is not quoted on the Nasdaq SmallCap Market, the average of the bid and asked price for a share of Common stock in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), or (iv) if the Common Stock is no longer publicly traded the fair market value of a share of Common Stock as determined by an Appraiser (as defined in Section 5(c)(v) above) selected in good faith by the holders of a majority in interest of the shares of the F Preferred Stock; provided, however, that the Corporation, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such Appraiser.

    "Person" means a corporation, an association, a partnership, limited liability Corporation, organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

    "Trading Day" means (i) a day on which the Common Stock is traded on the Nasdaq National Market or principal stock exchange on which the Common Stock has been listed, or (ii) if the Common Stock is not listed on the Nasdaq National Market or any stock exchange, a day on which the Common Stock is traded in the over-the-counter market, as reported by the Nasdaq SmallCap Market, or (c) if the Common Stock is not quoted on the Nasdaq SmallCap Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices).

SIXTH:	The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

    1.  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

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    2.  The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

SEVENTH:	Subject to the rights of any holders of Preferred Stock, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption). All directors shall hold office until the expiration of the term for which elected, and until their respective successors are elected, except in the case of death, resignation, or removal of any director. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. Subject to the rights of the holders of any series of Preferred Stock then outstanding, the newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation or other reason (other than removal from office for cause by a vote of the stockholder) may be filled by a majority vote of the Directors then in office, though less than a quorum. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any vacancies created as a result of removal by the stockholders of one or more directors for cause shall be filled by a vote of the stockholders.
EIGHTH:
The Board of Directors is expressly empowered to adopt, amend or repeal Bylaws of the Corporation. Any adoption, amendment or repeal of Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Board). The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of Bylaws of the Corporation by the stockholders shall require, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least fifty percent (50%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.
NINTH:
A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

If the Delaware General Corporation Law is hereafter amended to authorize the further elimination of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Any repeal or modification of the foregoing provisions of this Article NINTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the tine of such repeal or modification.

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TENTH:
The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation.

    IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation on            , 2001.

VISTA INFORMATION SOLUTIONS, INC.
By:

ATTEST:

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ANNEX D

CHARTER OF VISTA'S AUDIT COMMITTEE

VISTA INFORMATION SOLUTIONS, INC.
CHARTER OF THE AUDIT COMMITTEE OF THE
BOARD OF DIRECTORS

I.  STATEMENT OF POLICY

    This Charter specifies the scope of the responsibilities of the Audit Committee of the Board of Directors of VISTA Information Solutions, Inc. (the "Company"), and how the Committee carries out those responsibilities, including the structure, processes, and membership requirements. The primary function of the Committee is to assist the Board of Directors in fulfilling its financial oversight responsibilities by reviewing and reporting to the Board upon (i) the financial reports and other financial information provided by the Company to any governmental body or to the public, (ii) the Company's systems of internal and external controls regarding finance, accounting, legal compliance and ethics that management and the Board have established, and (iii) the Company's auditing, accounting and financial reporting processes in general. Consistent with this function, the Committee should encourage continuous improvement of, and should foster adherence to, the Company's financial policies, procedures and practices at all levels. The Committee's primary duties and responsibilities are to:

    •
    Serve as an independent and objective party to monitor the Company's financial reporting process and internal control systems.

    •
    Review and appraise the audit efforts and independence of the Company's auditors.

    •
    Provide an open avenue of communication among the outside auditors, financial and senior management, and the Board.

    The Committee will primarily fulfill these responsibilities, and others as may be prescribed by the Board from time to time, by carrying out the activities enumerated in Section IV of this Charter. In all events, it is the Board of Directors (or if the Board so delegates, the Audit Committee) that has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the Company's outside auditors (or to nominate outside auditors for stockholder approval).

II.  ORGANIZATION AND MEMBERSHIP REQUIREMENTS

    Subject to the special provisions (addressed below) that are in effect while the Company is a "Small Business Filer" (i.e., files reports with the SEC under, and using the standards of, Regulation S-B), the Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. A member of the Committee shall not be considered independent if, among other things, such Director:

  •
  is an employee of the Company or its affiliates and has been employed by the Company or its affiliates within the past three years;

  •
  is a member of the immediate family of an executive officer of the Company or its affiliates who currently serves in that role or did so during the past three years;

  •
  has accepted more than $60,000 in compensation from the Company during the previous fiscal year (excluding compensation and the related benefits for Board service), retirement plan benefits or non-discretionary compensation;

D–1

  •
  has been a partner, controlling shareholder or an executive officer of any for-profit business to which the Company made, or from which it received, payments (other than those which arise solely from investments in the Company's securities) that exceed 5% of the Company's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; and

  •
  is an executive of another corporation on whose Compensation Committee any of the Company's current executives serves.

    All members of the Committee must be able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement. In addition, at least one member must have past employment experience in finance or accounting, professional certification in accounting, or other comparable experience or background resulting in the individual's financial sophistication, including being or having been a chief executive, chief financial, or other senior officer with financial oversight responsibilities.

    Notwithstanding the foregoing, while the Company is a Small Business Filer, the Committee need only consist of at least two directors (a majority of whom must be independent, as described above) and the provisions of the preceding paragraph do not apply (although they will serve as a goal for Committee membership).

    The members of the Committee shall be elected by the Board and shall serve until their successors shall be duly elected and qualified. Unless a chairman is elected by the full Board, the members of the Committee may designate a chairman by majority vote of the full Committee membership.

III. MEETINGS

    The Committee shall meet at least annually with management and the outside auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee shall meet with the outside auditors and management at the frequency determined by the Board (such as quarterly) to review the Company's financial statements consistent with Section IV.A.5. below.

IV. PROCESSES

    To fulfill its responsibilities and duties the Committee shall:

  A.
  Documents/Reports to Review

  1.
  Review and reassess the adequacy of this Charter as conditions dictate, but a least annually.

  2.
  Review the Company's annual audited financial statements and, to the extent determined by the Board, any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the outside auditors.

  3.
  Review the regular Management Letter prepared by the outside auditors and management's response.

  4.
  Review related party transactions for potential conflicts of interests.

  5.
  To the extent determined by the Board, review the interim financial statements with financial management and the outside auditors prior to the filing of the Company's Form 10-K (or 10-KSB) and Forms 10-Q (or 10-QSB). These meetings should include a discussion of the outside auditor's judgment of the quality of the Company's accounting and any uncorrected misstatements as a result of the auditor's quarterly review.

D–2

    6.
    Maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board. The Committee will also record its summaries of recommendations to the Board in written form that will be incorporated as part of the minutes of the Board meeting at which those recommendations are presented.

  B.
  Independent Auditors

  1.
  Recommend to the Board the selection of the outside auditors, considering independence and effectiveness.

  2.
  Obtain from the outside auditors a formal written statement delineating all relationships between the auditor and the Company, and discuss with the auditor any disclosed relationships or services that may impact auditor objectivity and independence (consistent with Independence Standards Board Standard No. 1).

  3.
  Take, or recommend that the Board take, appropriate action to oversee the independence of the outside auditor.

  4.
  Review the performance of the outside auditors and approve any proposed discharge of the outside auditors when circumstances warrant.

  5.
  Periodically consult with the outside auditors out of the presence of management about internal controls and the accuracy of the Company's financial statements.

  6.
  Take appropriate steps to affirm, and reaffirm if required, the outside auditor's ultimate accountability to the Board of Directors and the Audit Committee, as representatives of the stockholders.

  C.
  Financial Reporting Processes

  1.
  In consultation with the outside auditors, review the integrity of the Company's financial reporting processes, both internal and external.

  2.
  Consider the outside auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

  3.
  Consider and approve, if appropriate, changes to the Company's auditing and accounting principles and practices as suggested by the outside auditors or management.

  D.
  Process Improvement

  1.
  Review with management and the outside auditors any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

  2.
  Review with management and the outside auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

  3.
  Review any significant disagreement among management and the outside auditors in connection with the preparation of the financial statements.

  4.
  Review with the outside auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

  5.
  Provide oversight and review the Company's asset management policies, including an annual review of the Company's investment policies and performance for cash and short-term investments.

D–3

  E.
  Ethical and Legal Compliance

  1.
  Ensure that management has set an appropriate corporate "tone" for quality financial reporting, sound business practices and ethical behavior.

  2.
  Ensure that management has the proper review system in place to ensure that the Company's financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

  3.
  Review management's monitoring of compliance with the Foreign Corrupt Practices Act.

  4.
  Review, with the Company's counsel, legal compliance matters including corporate securities trading policies.

  5.
  Review, with the Company's counsel, any legal matter that could have a significant impact on the Company's financial statements.

  6.
  Perform any other activities consistent with this Charter, the Company's Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

  7.
  If necessary, initiate special investigations, and if appropriate, hire special counsel or experts to assist the Committee.

D–4

IMPORTANT: PLEASE DATE, SIGN AND MAIL PROMPTLY THIS PROXY IN THE ENCLOSED RETURN ENVELOPE TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. If you attend the meeting, you may vote in person should you wish to do so even though you have already sent in your Proxy.

VISTA INFORMATION SOLUTIONS, INC.
PROXY FOR ANNUAL MEETING
Solicited by the Board of Directors

    The undersigned hereby appoints Howard Latham and Neil A. Johnson, and each of them, with full power of substitution to represent the undersigned and to vote all the shares of common stock of Vista Information Solutions, Inc. ("Vista") which the undersigned is entitled to vote at the annual meeting of Vista to be held in the            , located at            ,                  , on            day, July  , 2001, at 10:00 a.m., local time, and at any adjournment thereof, (1) as hereinafter specified upon the proposals listed below and as more particularly described in the proxy statement of Vista dated June  , 2001, receipt of which is hereby acknowledged, and (2) in their discretion, upon such other matters as may properly come before the meeting.

    A vote FOR the following proposals is recommended by the board of Directors:

  1.  To approve the following in connection with the Agreement and Plan of Merger and Reorganization, dated as of April 12, 2001 (the "Merger Agreement"), by and among Vista, Fidelity National Financial, Inc., and Chicago Title and Trust, a wholly owned subsidiary of Fidelity, that provides for (1) the merger of four wholly owned subsidiaries of Vista with International Data Management Corporation ("IDM"), Market Intelligence, Inc. ("MI"), Fidelity National Credit Service, Inc. ("FNCS"), Fidelity National Flood, Inc ("FNF"), each a wholly owned subsidiary of Fidelity, and (2) the contribution by Fidelity of its 80% ownership interest in the capital stock of Fidelity National Tax Service, Inc. ("FNTS") to Vista in a share exchange. IDM, MI, FNCS, Fidelity and FNTS are collectively called the "Fidelity Subsidiaries":

  •
  the adoption of the Merger Agreement so that that the Fidelity Subsidiaries will become subsidiaries of Vista.

  •
  the issuance of 120,480,283 (pre-split) shares of Vista common stock to Fidelity (which will represent 77% of Vista's outstanding common stock, not including the 950,000 shares of Vista's common stock, convertible debt and Series F Preferred Stock that Fidelity already owns) in exchange for its interest in the Fidelity Subsidiaries.

  •
  the amendment and restatement of Vista's amended and restated certificate of incorporation to: (i) effect a one-for-seven reverse stock split, (ii) effect the conversion of Vista's Series A, Series A-1 and Series A-2 Preferred Stock into common stock, (iii) retire Vista's Series R Preferred Stock; (iv) increase the authorized number of shares of Vista common stock from 70 million to 200 million to allow for the issuance of the shares of Vista common stock to Fidelity and to allow for a sufficient reserve of authorized shares following the mergers and the share exchange; (v) change Vista's board of directors form a staggered board with directors serving a three year term to a board in which all directors are elected annually and (vi) change Vista's name to Fidelity National Information Solutions, Inc.

FOR	AGAINST	ABSTAIN

  2.  In the event the mergers and the share exchange are not completed, to approve the election of the following persons to serve for a three-year term:

                      Thomas R. Gay
                      Jay D. Seid

FOR	AGAINST	ABSTAIN

  3.  To approve the adoption of Vista's 2001 Stock Incentive Plan.

FOR	AGAINST	ABSTAIN

  4.  With discretionary authority, upon such other matters as may properly come before the meeting. At this time, the persons making this solicitation know of no other matters to be presented at the meeting.

The shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted FOR proposals 1 through 3.
DATED:	(Be sure to date Proxy)
(Signature of Stockholder)
(Signature of Stockholder)

Please sign your name exactly as it appears on the stock certificate representing your shares. If signing for estates, trusts or corporations, title or capacity should be stated. If shares are held jointly, both should sign.

QuickLinks

VISTA INFORMATION SOLUTIONS, INC. NOTICE OF ANNUAL MEETING to be held on July 30, 2001
WHO CAN HELP ANSWER YOUR QUESTIONS
TABLE OF CONTENTS
QUESTIONS AND ANSWERS ABOUT THE MERGER
SUMMARY OF THE MERGER
THE COMPANIES
FINANCIAL SUMMARY
Vista Selected Historical Financial Data (in thousands)
The Fidelity Subsidiaries' Selected Combined Financial Data
Unaudited Selected Pro Forma Combined Condensed Financial Information
COMPARATIVE PER SHARE INFORMATION
MARKET PRICE DATA AND DIVIDEND POLICY
THE VISTA ANNUAL MEETING
PROPOSAL NO. 1 APPROVAL OF ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREUNDER
RISK FACTORS
OPINION OF VISTA'S FINANCIAL ADVISOR
DESCRIPTION OF VISTA'S BUSINESS
VISTA'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
DESCRIPTION OF THE BUSINESS OF THE FIDELITY SUBSIDIARIES
COMBINED FIDELITY SUBSIDIARIES' MANAGEMENT'S DISCUSSION AND ANALYSIS AND RESULTS OF OPERATIONS
MANAGEMENT OF THE FIDELITY SUBSIDIARIES
RELATED PARTY TRANSACTIONS OF THE FIDELITY SUBSIDIARIES
FIDELITY SUBSIDIARIES' STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
UNAUDITED SELECTED PRO FORMA COMBINED FINANCIAL INFORMATION
PRO FORMA COMBINED CONDENSED BALANCE SHEET (in thousands)
PRO FORMA COMBINED CONDENSED INCOME STATEMENT (in thousands, except per share data)
PRO FORMA COMBINED CONDENSED INCOME STATEMENT (in thousands, except per share data)
THE MERGER AGREEMENT
AMENDMENT OF THE VISTA CERTIFICATE OF INCORPORATION
PROPOSAL NO. 2 ELECTION OF DIRECTORS
PROPOSAL NO. 3 APPROVAL OF ADOPTION OF THE VISTA 2001 STOCK INCENTIVE PLAN
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION AND OTHER BENEFITS
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
MANAGEMENT OF VISTA
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
COMPARISON OF STOCKHOLDER RETURN
PRINCIPAL ACCOUNTING FIRM FEES
STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT VISTA ANNUAL MEETING
WHERE YOU CAN FIND MORE INFORMATION
TRANSACTION OF OTHER BUSINESS
INDEX TO FINANCIAL STATEMENTS
VISTA INFORMATION SOLUTIONS, INC. Consolidated Statements of Operations (in thousands, except share and per share data)
VISTA INFORMATION SOLUTIONS, INC. Consolidated Balance Sheets (in thousands, except share and per share data)
VISTA INFORMATION SOLUTIONS, INC. Consolidated Statements of Cash Flows
Vista Information Solutions, Inc. Notes to the Consolidated Financial Statements for the Three Months Ended March 31, 2001 (in thousands, except share and per share data) (Unaudited)
INDEPENDENT AUDITORS' REPORT
VISTA INFORMATION SOLUTIONS, INC. Consolidated Balance Sheets (in thousands, except share and per share data)
VISTA INFORMATION SOLUTIONS, INC. Consolidated Statements of Operations (in thousands, except share and per share data)
VISTA INFORMATION SOLUTIONS, INC. Consolidated Statements of Changes in Stockholders' Equity (in thousands)
VISTA INFORMATION SOLUTIONS, INC. Consolidated Statements of Changes in Stockholders' Equity (in thousands)
VISTA INFORMATION SOLUTIONS, INC. Consolidated Statements of Cash Flows (in thousands)
Vista Information Solutions, Inc. Notes to Consolidated Financial Statements December 31, 1998, 1999 and 2000
FIDELITY COMPANIES Combined Balance Sheet (unaudited)
FIDELITY COMPANIES Combined Income Statement (Unaudited)
FIDELITY COMPANIES Combined Statement of Cash Flows (Unaudited)
FIDELITY COMPANIES Notes to Unaudited Combined Financial Statements March 31, 2001
FIDELITY COMPANIES Combined Financial Statements December 31, 1999 and 2000 (With Independent Auditors' Report Thereon)
Independent Auditors' Report
FIDELITY COMPANIES Combined Balance Sheets December 31, 1999 and 2000
FIDELITY COMPANIES Combined Statements of Operations
FIDELITY COMPANIES Combined Statements of Cash Flows
FIDELITY COMPANIES Combined Statements of Stockholder's Equity For the years ended December 31, 1998, 1999 and 2000
FIDELITY COMPANIES Notes to Combined Financial Statements December 31, 1998, 1999 and 2000
Independent Auditors' Report
CHICAGO COMPANIES (Chicago Title Market Intelligence, Inc., Chicago Title Flood Services, Inc. and Chicago Title Credit Services, Inc.) Combined Balance Sheets
CHICAGO COMPANIES (Chicago Title Market Intelligence, Inc., Chicago Title Flood Services, Inc. and Chicago Title Credit Services, Inc.) Combined Statements of Operations
CHICAGO COMPANIES (Chicago Title Market Intelligence, Inc., Chicago Title Flood Services, Inc. and Chicago Title Credit Services, Inc.) Combined Statements of Cash Flows
CHICAGO COMPANIES (Chicago Title Market Intelligence, Inc., Chicago Title Flood Services, Inc. and Chicago Title Credit Services, Inc.) Combined Statements of Stockholder's Equity For the periods ended December 31, 1998 and 1999 and March 31, 2000
CHICAGO COMPANIES (Chicago Title Market Intelligence, Inc. Chicago Title Flood Services, Inc. and Chicago Title Credit Services, Inc.) Notes to Combined Financial Statements December 31, 1998 and 1999 and March 31, 2000
INTERNATIONAL DATA MANAGEMENT CORPORATION Financial Statements December 31, 1999 and 2000 (With Independent Auditors' Report Thereon)
Independent Auditors' Report
INTERNATIONAL DATA MANAGEMENT CORPORATION Balance Sheets December 31, 1999 and 2000
INTERNATIONAL DATA MANAGEMENT CORPORATION Statements of Operations
INTERNATIONAL DATA MANAGEMENT CORPORATION Statements of Cash Flows
INTERNATIONAL DATA MANAGEMENT CORPORATION Statement of Stockholder's Equity For the years ended December 31, 1998, 1999 and 2000
INTERNATIONAL DATA MANAGEMENT CORPORATION Notes to Financial Statements December 31, 1998, 1999 and 2000
AGREEMENT AND PLAN OF REORGANIZATION AND MERGER
ARTICLE 1 DEFINITIONS
ARTICLE 2 REORGANIZATION AND MERGER
ARTICLE 3 EXCHANGE OF CONSIDERATIONS
ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF FIDELITY
ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF VISTA
ARTICLE 6 REPRESENTATIONS REGARDING EACH MERGER SUBSIDIARY
ARTICLE 7 COVENANTS AND AGREEMENTS OF FIDELITY AND VISTA
ARTICLE 8 CONDITIONS TO CLOSING
ARTICLE 9 TERMINATION
ARTICLE 10 MISCELLANEOUS
ANNEX B
OPINION OF FIRST UNION SECURITIES, INC.
April 12, 2001
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF VISTA INFORMATION SOLUTIONS, INC.
ANNEX D CHARTER OF VISTA'S AUDIT COMMITTEE
VISTA INFORMATION SOLUTIONS, INC. CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
VISTA INFORMATION SOLUTIONS, INC. PROXY FOR ANNUAL MEETING Solicited by the Board of Directors